Registration No. 333-[ ]
As filed with the Securities and Exchange Commission on April 19, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Midland National Life Insurance Company
(Exact Name of Registrant as Specified in its Charter)

Iowa	6311	46-0164570
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)
8300 Mills Civic Parkway
West Des Moines, Iowa 50266-1071
(877) 586-0240
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Copy to:

Brett L. Agnew Midland National Life Insurance Company 8300 Mills Civic Parkway West Des Moines, Iowa	Dodie Kent Eversheds Sutherland New York, New York
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Continuously on and after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Constance ®
Contingent Deferred Annuity Certificate
Issued by
Midland National® Life Insurance Company
May 1, 2024

Home Office	Service Center
8300 Mills Civic Parkway	222 South First Street
West Des Moines, IA 50266	Suite 600
(877) 586-0240	Louisville KY 40202
(877) 575-2742

This prospectus describes the individual contingent deferred annuity (the “Certificate”) issued by Midland National Life Insurance Company (the “Company,” “us,” “we,” “our”). Currently, the Certificate is offered to investors who have engaged a registered investment advisor (“RIA”) to provide advice on the management of their investment account (“Account”) at a Financial Institution approved by us. Certificates may be sold to individuals and eligible trusts, and also may be sold to “Qualified” (IRA, Roth IRA, and SEP IRA) Accounts. An investor who purchases the Certificate is referred to herein as a “Certificate Owner.” The prospectus describes all material rights and obligations of Certificate Owners under the Certificate.
The Certificate Owner is required to allocate assets held in the Account in investments the Company has designated as eligible and to maintain the Account assets in accordance with our investment requirements. The Company then guarantees an annual payment in the form of lifetime withdrawals (the “Coverage Amount”) each year after the person (or the younger person under joint coverage) whose life the benefit is based on (the “Covered Person”) has reached age attained age 60 (“Attained Age”). This amount is guaranteed even if the value of the Account assets drops to zero, other than through a withdrawal that exceeds the Coverage Amount (an “Excess Withdrawal”).
The Company is the issuer of the Certificates. The Company sells the Certificates for cash directly to investors through Sammons Financial Network, LLC (“Distributor”), the principal underwriter of the Certificates. Distributor in turn sells the Certificates primarily through affiliated and unaffiliated registered broker-dealers with which it has entered into a selling agreement, and makes the offering on a “best efforts” basis. Under a “best efforts” offering, Distributor is not required to sell any specific number or dollar amount of the Certificates, but will use its best efforts to sell the Certificates offered. In connection with this offering, Distributor will receive underwriting discounts and commissions of 1% of contributions. The offering is continuous with no specific end date, and there is a $50,000 minimum initial contribution.
The Certificate is a complex insurance vehicle. Investors should speak with a financial professional about the Certificate’s features, benefits, risks, and fees, and whether the Certificate is appropriate for the investor based upon his or her financial situation and objectives.

Risk Factors associated with this offering appear in Section 2, beginning on page 54, of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus provides important information you should know before investing. Please retain this prospectus for future reference.
KEY FACTS ABOUT THIS OFFERING
•    The prospectus makes extensive use of defined terms, which are capitalized when used and are defined in the Definitions section.
•    The Certificate is not a bank deposit, is not FDIC insured, and is not insured by a bank or any government agency.
•    The Company’s obligations under the Certificate are subject to the Company’s creditworthiness and claims paying ability.
•    The Certificate has no surrender value, cash value, or death benefit.
•    The Certificate does not provide tax deferral benefits, beyond those already provided under the Internal Revenue Code, for Qualified Accounts, or any tax deferral for individuals purchasing outside a Qualified Account.
•    Account assets are subject to negative performance, and the Certificate does not guarantee against a loss of principal in those assets.
•    The Certificate guarantees that you may take the Coverage Amount from your Account each year after the Covered Person’s Attained Age 60. You should not purchase this Certificate if you plan to take Withdrawals before the Covered Person’s Attained Age 60 or in excess of the Coverage Amount because such Excess Withdrawals may significantly reduce or eliminate the benefits under the Certificate.
•    If an Excess Withdrawal reduces the value of the Account assets to zero, the Certificate will terminate, and the Coverage Amount will no longer be guaranteed and no payments will be made. Please see “Excess Withdrawals” in Section 3—Description of the Certificate.
•    The longer you wait before making the first Withdrawal after Attained Age 60 (the “Lock-In Date”), the less time you have to benefit from the guarantee under the Certificate because as time passes, your life expectancy is reduced. On the other hand, the longer you wait to trigger the Lock-In Date, the greater your Coverage Amount may be. You should carefully consider when to trigger the Lock-In Date. There is a risk that you will not trigger the Lock-In Date at the time that is most financially beneficial for you.
•    If our fee for the benefit under the Certificate is not paid, the Certificate will terminate, and the Coverage Amount will no longer be guaranteed and no payments will be made. If the Account assets cease to meet our investment requirements, the Certificate will terminate, and the Coverage Amount will no longer be guaranteed and no payments will be made.
•    If you change your investment allocations to a category of investments (called an “Asset Allocation Tier”) that we associate with a higher charge for the benefit after the date we issue your Certificate, we have the right to increase the fee we charge for the benefit under the Certificate (the “Subscription Fee”) (subject to a maximum) to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan. Please see “Coverage Plans” in Section 3—Description of the Certificate.
•    You will begin paying the Subscription Fee as of the date we issue the Certificate to you, rather than as of the date you start making Withdrawals. Thus, you could be paying the Subscription Fee for many years before realizing the benefit of the guarantees under the Certificate (“Coverage”). If you never make Withdrawals, you will have paid the Subscription Fee without having realized the benefit of Coverage. We will not refund the Subscription Fees you have paid if you choose to never make Withdrawals. In addition, if the value of the Account assets is never reduced to zero, the Company’s payment obligations under the Certificate will not be triggered, and you will have paid the Subscription Fee without having received any benefit payments.
•    The Certificate may not be available in every state. This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made.
•    There have been relatively few contracts introduced to date that offer the kind of benefit available under the Certificate. Although the Internal Revenue Service has issued private letter rulings concerning products similar to the Certificate, these rulings are not binding on the Internal Revenue Service with respect to the Certificate. Accordingly, you should consult a tax advisor before you purchase a Certificate. Please see Section 6—Tax Considerations.

DEFINITIONS
Account: The account established and maintained with a Financial Institution that is used to determine the coverage under the Certificate. The Account can only hold assets that are covered by our guarantee under the Certificate, and those assets must be maintained in the Account in accordance with the terms of the Certificate at all times.
Advisory Fee: Fees paid by the Certificate Owner to an RIA for asset management and/or investment advisory services with respect to the Covered Asset Pool. The Company is not a party to the Advisory Fee. The Advisory Fee, if any, is solely between the Certificate Owner and the RIA. However, the Company allows a Certificate Owner to have the RIA’s Advisory Fee deducted from the Covered Asset Pool. The Advisory Fee deduction may not exceed 1% (for Certificates issued prior to November 15, 2023) or 1.25% (for Certificates issued on or after November 15, 2023) of the Covered Asset Pool Value annually. For Certificates issued prior to May 1, 2023, the Advisory Fees may not be deducted from the Covered Assets unless this benefit was elected at the time the Certificate was issued. If elected, there is an additional Certificate Fee Percentage for this benefit. For Certificates issued on or after May 1, 2023, the Advisory Fee may be deducted from the Covered Assets. The Certificate owner does not have to elect this option on the Certificate issue date. There is no additional Certificate Fee Percentage for this benefit.
Annual Fee Allowance: The total fees that may be deducted from the Covered Asset Pool each Certificate Year without such deductions being considered an Excess Withdrawal. The Annual Fee Allowance includes the Subscription Fee and any incidental trading or other Financial Institution account fees deducted from the Account. Incidental trading fees include transactional based pricing fees, which are fees that are charged per transaction. However, asset based pricing fees, which are trading fees your RIA may assess that allow for unlimited trading transactions and are based on the value of the assets in the Account, are not considered incidental fees and will not be considered part of the Annual Fee Allowance. In addition, the Advisory Fee may be included in the Annual Fee Allowance. The Advisory Fee deduction may not exceed 1% (for Certificates issued prior to November 15, 2023) or 1.25% (for Certificates issued on or after November 15, 2023) of the Covered Asset Pool Value annually.
Annuitant(s): The person(s) whose life is used to determine the amount and duration of annuity payments when the Covered Asset Pool Value drops to zero and the Company issues an immediate annuity in discharge of its obligations under the Certificate. Prior to the Covered Asset Pool Value reaching zero, the Annuitant(s) is the Covered Person(s).
Asset Allocation Tier: Asset Allocation Tier refers to the categorization of the Model Portfolio or Restricted Asset Allocation Portfolio investment allocations chosen by the Certificate Owner. Each tier represents a different balance of exposure to equity investments. The Subscription Fee is determined in part with reference to the Asset Allocation Tier elected at the Certificate Date. Each tier has investment requirements that impose limitations on exposure to certain asset class categories. Changes to investment allocations may be made freely within the requirements of the Asset Allocation Tier. However, if changes to investment allocations cause the a shift to a different Asset Allocation Tier after the Certificate Date, the Subscription Fee will be increased (subject to a maximum) or decreased to the then current Subscription Fee associated with the new Asset Allocation Tier under the existing Coverage Plan.
Attained Age: The Attained Age of a Covered Person is that person’s age as of his or her last birthday on the date being referenced. If there are joint Covered Persons under the Certificate, the Covered Person Attained Age is the age of the younger Covered Person on his or her last birthday on the Certificate Date being referenced.
Automatic Step-Up: Automatic Step-Up refers to the Certificate feature under which we automatically increase the Coverage Base to reflect increases in the Covered Asset Pool Value. An Automatic Step-Up can occur only during the time period between the Certificate Date and the date that the Covered Asset Pool Value equals or exceeds the maximum Coverage Base.
Business Day: A Business Day is any day that the New York Stock Exchange (NYSE) is open for regular trading, and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of trading). If the U.S. Securities and Exchange Commission determines the existence of emergency conditions on any day, and consequently the NYSE does not open, then that day is not a Business Day.
Certificate: The form issued to the Certificate Owner, which provides a summary of the benefits, rights, and terms under this Certificate.
Certificate Anniversary: An anniversary of the Certificate Date that is used in calculating the Coverage Base and the Coverage Amount. It is the same date in each year as the Certificate Date. If the Certificate Anniversary does not fall on a Business Day, the values and calculations associated with such Certificate Anniversary will be made as of the next following Business Day.
Certificate Date: The date on which we issue the Certificate to the Certificate Owner.
Certificate Owner: The person (or persons) who owns the Certificate. This may include a Qualified Account or the beneficial owner of a Qualified Account.
Certificate Year: The twelve-month time period that starts on the Certificate Date, and each twelve-month period thereafter that begins on a Certificate Anniversary. A Certificate Year ends on the last Business Day prior to the next Certificate Anniversary.
Code: The Internal Revenue Code of 1986, as amended.

Company, us, we or our: Midland National Life Insurance Company, the issuer of the Certificate.
Contributions: Contributions consist of (a) the market value of assets held in the Account on the Business Day coinciding with, or immediately following, the Certificate Date and that are subject to Coverage at that time (the initial Contribution) and (b) the market value of additional investments made by a Certificate Owner into the Covered Asset Pool (called “Subsequent Contributions”) on the Business Day they are included in the Covered Asset Pool. Contributions are used to calculate the initial Coverage Base. Contribution amounts are not adjusted thereafter for investment performance of the assets, for deductions of the Annual Fee Allowance, or for subsequent partial Withdrawals other than Excess Withdrawals. Reinvested dividends and other distributions from the assets are not considered Contributions. The sum of all Contributions may not exceed $2,000,000 unless we grant permission in writing.
Coverage: Under the Certificate, we make certain guarantees as to the Coverage Amount, which apply irrespective of changes in the market value of the Covered Asset Pool. Coverage is the term used generally to describe those Company guarantees.
Coverage Amount: Prior to the Lock-In Date, it is equal to zero. On or after the Lock-In Date, it is the amount that the Certificate Owner may withdraw each Certificate Year for the lifetime of the Covered Person, without reducing the Coverage Base in future years. The Coverage Amount is determined on the Lock-In Date, equal to the Coverage Base multiplied by the applicable Payment Percentage. The Payment Percentage is determined differently based on the Coverage Plan you elect.
Coverage Base: An amount equal to the sum of all Contributions, adjusted for any Excess Withdrawals taken and any Automatic Step-Ups applied. Withdrawals from the Covered Asset Pool that are less than or equal to the Coverage Amount (or Required Minimum Distribution, if greater) during a Certificate Year do not change the Coverage Base. Excess Withdrawals will cause a pro rata reduction to the Coverage Base, which could be significantly more than the dollar amount withdrawn. If the Covered Asset Pool Value is greater than the Coverage Base on a Certificate Anniversary, the Coverage Base will be increased by an Automatic Step-Up to that greater amount, subject to a maximum. The maximum Coverage Base is 250% multiplied by the sum of all Contributions (after adjustment for any Excess Withdrawals taken).
Coverage Plan: Coverage Plan is the term used to refer collectively to the Core Coverage Plan, CorePlus Coverage Plan, and CorePlus X Coverage Plan. As described in this prospectus, these Coverage Plans vary with respect to their applicable Subscription Fee, the rules that apply if the Covered Asset Pool Value drops to zero, and certain other features. A Coverage Plan must be elected on or prior to the Certificate Date, and may not be changed thereafter.
Covered Asset Pool: All assets held in a Certificate Owner’s Account. Assets held in a different account owned by the Certificate Owner are not part of the Covered Asset Pool and will not be covered by our guarantee under the Certificate.
Covered Asset Pool Value: The current market value of a Certificate Owner’s Covered Asset Pool as of the close of any Business Day.
Covered Person: The person (or persons) upon whose life (or lives) benefits are paid under the Certificate. The Covered Person may be (a) an unmarried individual under age 80 on the Certificate Date or (b) spouses, youngest of whom is under age 80 on the Certificate Date and own the Certificate jointly or (c) a married individual who owns the Certificate individually but prior to the Lock-In Date has elected to receive the Coverage Amount based on the lifetime of each spouse (which is permitted so long as the non-owner spouse is younger than age 80 on the Certificate Date). If there are two Covered Persons and the Certificate is purchased through a Qualified Account, the age difference between the spouses must not exceed 10 years.
Customer Service Center: You must send correspondence, service or transaction requests, and inquiries to 222 South First Street, Suite 600, Louisville, KY 40202, or via fax (502) 882-6040. The toll free telephone number is (877) 575-2742.
Excess Withdrawal: The amount of Withdrawal(s) from the Covered Asset Pool taken after the Covered Person’s Attained Age 60 that exceeds the Coverage Amount available for that Certificate Year (or the Required Minimum Distribution, if greater) is an Excess Withdrawal. In addition, any Withdrawal from the Covered Asset Pool taken prior to the Covered Person’s Attained Age 60 is an Excess Withdrawal. Excess Withdrawals reduce your Coverage Base on a pro rata basis, which could be significantly more than the dollar amount withdrawn.
Financial Institution: An entity who has agreed to establish and maintain an Account on behalf of the Certificate Owner (or non-natural person or Qualified Account holding the assets on the Certificate Owner’s behalf). We may designate additional approved Financial Institutions, and may, for any reason, disapprove a previously approved Financial Institution.
Inadvertent Partial Withdrawal: A partial Withdrawal from the Covered Asset Pool taken inadvertently by a Certificate Owner that we do not treat as an Excess Withdrawal under the Certificate, so long as (a) within five Business Days after the inadvertent Withdrawal, the Certificate Owner notifies us in writing of the Certificate Owner’s intent to reinvest the withdrawn proceeds in the Covered Asset Pool and (b) within five Business Days after our receipt of that written notice, the withdrawn proceeds are returned to the Covered Asset Pool.
IRA: Individual Retirement Accounts governed by Code Sections 408 (IRA) or 408A (Roth IRA).

Issue Age: The Issue Age of a Covered Person is that person’s age as of his or her last birthday on the Certificate Date. If there are joint Covered Persons under the Certificate, the Covered Person Issue Age is the age of the younger Covered Person on his or her last birthday on the Certificate Date.
Lock-In Date: The Lock-In Date is set when the first partial Withdrawal (including a Withdrawal taken to meet Required Minimum Distribution requirements) is taken from the Covered Asset Pool after the Covered Person’s Attained Age 60 or older. If the Covered Asset Pool Value drops to zero before a Withdrawal is taken, the Lock-In Date will be the date the Covered Asset Pool Value dropped to zero. If the Covered Asset Pool Value drops to zero before the Covered Person’s Attained Age 60 due to investment performance and fee deductions only (i.e., not due to Withdrawals), the Lock-In Date will be the date the Covered Asset Pool Value dropped to zero.
Model Portfolio: A methodology that structures the investments held in the Covered Asset Pool. This methodology defines which investments are held, the allocation of Covered Asset Pool Value among those investments, and how the assets are rebalanced.
Non-qualified Account: An Account held outside any tax advantaged retirement and savings arrangement as provided for under the Code.
Payment Percentage: This is a percentage used to determine the Coverage Amount. For Certificates issued prior to May 1, 2023, the Payment Percentage is based on Coverage Plan elected, Covered Person's Attained Age, and the number of years since the Certificate Date. For Certificates issued on or after May 1, 2023, the Payment Percentage is based solely on the Coverage Plan you elect.
Qualified Account: An Account maintained pursuant to:
(1)A traditional IRA;
(2)A Roth IRA;
(3)A SEP IRA; or
(4) A qualified retirement plan (such as a 401(k) plan).
Required Minimum Distribution (RMD): With respect to a Qualified Account, this is the minimum amount, calculated pursuant to Section 401(a)(9) (A) of the Code and the regulations thereunder, that must be distributed annually to a beneficial owner of a Qualified Account (other than a Roth IRA), beginning within the time period prescribed under Section 401(a)(9)(C) of the Code and the regulations thereunder. An amount withdrawn as a Required Minimum Distribution is not an Excess Withdrawal.
Restricted Asset Allocation Portfolio: A methodology created and maintained by the Company, that (a) limits the investments that can be included in a Covered Asset Pool and (b) requires periodic rebalancing of the assets in the portfolio.
Spouse: The Certificate Owner’s Spouse, as recognized under the Code and federal law.
Subscription Fee: The fee we charge the Certificate Owner for the benefits provided under the Certificate. It is a percentage of the sum of all Contributions (after adjustment for any Excess Withdrawal taken), assessed on a calendar quarterly basis. The Subscription Fee varies based on (i) the Coverage Plan and (ii) the Asset Allocation Tier. For Certificates issued prior to May 1, 2023, the Subscription Fee also varies based on whether the Certificate Owner elected to have the Advisory Fee deducted from the Covered Asset Pool. In your Certificate form, this fee is referred to as the “Certificate Fee.”
Subsequent Contributions: Within the first twelve months after the Certificate Date, additional Contributions may be made to the Certificate provided no partial Withdrawals have been taken. Each such Subsequent Contribution must be at least $10,000 in amount.
Ten Year Constant Maturity US Treasury Rate: The rate published daily by the United States Department of the Treasury based on the yield curve of ten year Treasury securities.
Withdrawal: Any withdrawal from, or transfer out of, the Certificate Owner’s Covered Asset Pool except for deductions of the Annual Fee Allowance or Inadvertent Partial Withdrawals (provided the process for Inadvertent Partial Withdrawals is followed). Dividends and other distributions from the assets that are not automatically reinvested in the Covered Asset Pool are considered Withdrawals.
INTRODUCTION
Who is eligible to buy a Certificate?
We offer the Certificate to individuals (i.e., Non-qualified arrangements) and also to traditional IRAs, Roth IRAs, qualified retirement plans, including 401k and SEP IRAs. There must be one or more “Covered Persons” designated under the Certificate. The Covered Person is the individual upon whose life benefits are paid under the Certificate. The Covered Person may be (a) an unmarried individual under age 80 on the Certificate Date or (b) spouses, youngest of whom is under age 80 on the Certificate Date and own the Certificate jointly or (c) a married individual who owns the Certificate individually but prior to the Lock-In Date has elected to receive the Coverage Amount based on the lifetime of each spouse (which is permitted so long as the non-owner spouse is younger than age 80 on the Certificate Date). If there are two Covered Persons and the Certificate is purchased through a Qualified Account, the age difference between the spouses must not exceed 10 years. You must be a client of an RIA and hold an Account through a Financial

Institution approved by us to purchase the Certificate. All Accounts, including Qualified Accounts and Non-qualified Accounts, must be maintained by a Financial Institution approved by us at all times. Your RIA need not be affiliated with the Financial Institution that maintains your Account.
What is the process for buying a Certificate?
Initial Contribution.
To purchase the Certificate, you must have an Account (which may be Qualified or Non-qualified) with at least $50,000 in assets. All of the assets of your Account must be applied to the purchase of the Certificate. The market value of the assets in your Account on the Business Day coinciding with or immediately following the Certificate Date is your initial Contribution. For example, if you already maintain a Qualified Account (i.e., traditional IRA, Roth IRA, 401K or SEP IRA) with at least $50,000 in assets at an approved Financial Institution, you can apply the assets of that Qualified Account to the purchase of the Certificate, provided that the assets so applied meet our investment requirements and all other Certificate requirements. Similarly, an individual may apply $50,000 or more in assets held in a Non-qualified Account (i.e., under a non-qualified arrangement) to the purchase of the Certificate, provided that the assets so applied meet our investment requirements and all other Certificate requirements.
Subsequent Contributions.
Within the first twelve months after the Certificate Date, Subsequent Contributions may be made to the Account, provided that no partial Withdrawals have been taken from the Covered Asset Pool. Each Subsequent Contribution must be at least $10,000 in assets, based on the market value of the assets on the Business Day they are included in the Covered Asset Pool. Dividends and capital gains that are automatically reinvested in the Covered Asset Pool are not treated as Subsequent Contributions. Nor are transfers of assets within the Covered Asset Pool treated as Subsequent Contributions. Subsequent Contributions after the first twelve months are not permitted. The sum of all Contributions may not exceed $2,000,000 unless we grant permission in writing.
Investment Requirements.
You are required to invest assets in your Covered Asset Pool in accordance with either a Model Portfolio or a Restricted Asset Allocation Portfolio. You must make your initial asset allocation election at or prior to the Certificate Date. Your initial allocation election will determine your Asset Allocation Tier, which is a factor used to determine your Subscription Fee. Each Asset Allocation Tier has requirements that impose limitations on exposure to certain asset class categories. The requirements are designed to minimize the risk to the Company that we will be required to pay the Coverage Amount by reducing the likelihood your Covered Asset Pool Value will drop to zero. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, you must give the Company at least five Business Days advance written notice and tell us when the change is to go into effect. A Business Day is any day the New York Stock Exchange (NYSE) is open for regular trading. You may change your investment allocations within the requirements of your current Asset Allocation Tier without notice. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, We will increase (subject to a maximum) or decrease the Subscription Fee to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan.
You and your RIA are responsible for maintaining your investments in accordance with the investment requirements. You are required to provide or give us access to the information or data necessary to monitor the allocations of your Account at all times. If we determine that your Account does not conform to our investment requirements, we will send a notice of non-compliance to you and your RIA. If your Account remains non-compliant after ten Business Days from mailing of the notice, we will terminate the Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.
What happens when I add money to the Covered Asset Pool?
If cash is added to the Covered Asset Pool through any means (e.g., a deposit; receipt of a dividend), you and your RIA should re-examine your Covered Asset Pool allocations to determine if a rebalancing is needed to remain in conformity with our investment requirements. If rebalancing is required and not performed on the Business Day after the cash addition, we will send a notice of non-compliance to you and your RIA, asking you to rebalance immediately. If you fail to do so within ten Business Days from mailing of the notice, we will terminate the Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.
How does the Certificate operate?
Prior to Lock-In Date
Your Coverage Amount prior to the Lock-In Date is zero. The Lock-In Date is set on the date you take your first partial Withdrawal, including a Withdrawal made to meet Required Minimum Distribution (“RMD”) requirements from a Qualified Account, after the younger Covered Person(s) has reached Attained Age 60 as of that person’s last birthday (referred to as “Attained Age”). If you take a Withdrawal before the younger Covered Person(s) has reached Attained Age 60, it will be an Excess Withdrawal and does not trigger the Lock-In Date. If the younger Covered Person has reached Attained Age 60 and you are not ready to trigger the Lock-In Date, you should not take a Withdrawal. Apart from that pre-lock-in consideration, you are free to take whatever actions you wish with respect to your Covered Asset Pool, so long as that is consistent with the terms of your Account and the Certificate. For example, you may change your investment allocations at any time within the investment requirements under the Certificate. You may also make Subsequent Contributions as allowed under the Certificate, change your Asset Allocation Tier or change your Financial Institution to another approved Financial Institution.
Lock-In Date
The Lock-In Date is the date you take your first partial Withdrawal (including a Withdrawal made to meet Required Minimum Distribution requirements) after the younger Covered Person(s) has reached Attained Age 60. When you take the first partial Withdrawal on the Lock-In Date, your Payment Percentage is set and the initial Coverage Amount is established. As long as you do not take an Excess Withdrawal during any 12 month period (which we refer to as a “Certificate Year”) that begins on your Certificate Date or the anniversary of your Certificate Date (a “Certificate Anniversary”), the Coverage Amount will not be reduced for the remainder of the Certificate while the Covered Asset Pool Value remains above zero.
If the Covered Asset Pool Value were to drop to zero, we will calculate a final Coverage Amount based on the applicable Payment Percentage. The Payment Percentage may be determined differently based on the Coverage Plan you elect and whether your Certificate was issued prior to May 1, 2023. Please see “Coverage Plans” in Section 3—Description of the Certificate. If your Covered Asset Pool Value drops to zero before your first Withdrawal, we will set your Lock-In Date on the day it goes to zero. If your Covered Asset Pool Value drops to zero before the Covered Person’s Attained Age 60 due to investment performance and fee deductions only (i.e., not due to Withdrawals), we will set the Lock-In Date on the day it goes to zero. If this occurs, we will determine your Payment Percentage as if the Covered Person’s Attained Age 60 as of the Lock-In Date.

After Lock-In Date
Beginning after the Lock-In Date, each Certificate Year you can withdraw up to a specified amount of the Covered Asset Pool Value (called the “Coverage Amount”) until the Covered Person’s death. You may take such Withdrawals in the form of systematic Withdrawals or on an ad hoc basis.
Excess Withdrawals
Excess Withdrawals are the amount of Withdrawal(s) from the Covered Asset Pool that exceed the amount allowed for that Certificate Year. Any Withdrawal taken prior to the Covered Person’s Attained Age 60 is an Excess Withdrawal and does not establish the Lock-In Date. The amount of Withdrawal(s) taken after the Covered Person’s Attained Age 60 that exceeds the Coverage Amount available for that Certificate Year (or the RMD, if greater) is an Excess Withdrawal. Excess Withdrawals can reduce the Coverage Base and Coverage Amount on more than a dollar-for-dollar basis.
If you inadvertently take a partial Withdrawal from the Covered Asset Pool, you may follow a process to prevent it from being considered a Withdrawal of Coverage Amount or an Excess Withdrawal. You may follow this process even if the Withdrawal, combined with any other Withdrawals you have taken in that Certificate Year, did not cause an Excess Withdrawal. We will notify you of any Withdrawal from your Account that we consider an Excess Withdrawal. If you do not follow the procedure for Inadvertent Partial Withdrawals thereafter, it will be treated as an Excess Withdrawal. First, within five Business Days after the Withdrawal, you must notify us of your intent to reinvest the withdrawn proceeds in the Covered Asset Pool. Written notice can be sent to our Customer Service Center at 222 South First Street, Suite 600, Louisville, KY 40202 or via fax at (502) 882-6040. Second, within five Business Days after we receive your notice, the withdrawn proceeds must be returned to the Covered Asset Pool. If you follow the process, we will treat the amount as an Inadvertent Partial Withdrawal, and it will not be considered a Withdrawal of Coverage Amount or an Excess Withdrawal.
You may elect to have certain fees deducted from your Covered Asset Pool without being considered a Withdrawal of those amounts, and the total of those fees is called your Annual Fee Allowance. Deductions for the Annual Fee Allowance are not Withdrawals, and such deductions will not be counted towards an Excess Withdrawal. The Annual Fee Allowance includes the Subscription Fee and any incidental trading or other Financial Institution account fees deducted from the Account. Incidental trading fees include transactional based pricing fees, which are fees that are charged per transaction. However, asset based pricing fees, which are trading fees your RIA may assess that allow for unlimited trading transactions and are based on the value of the assets in the Account, are not considered incidental fees and will not be considered part of the Annual Fee Allowance. Your RIA may also assess other charges for asset management or investment advisory services, which are called the “Advisory Fee.” The Company is not a party to the Advisory Fee. The Advisory Fee, if any, is solely between the Certificate Owner and the RIA. However, the Advisory Fee may be included in the Annual Fee Allowance if elected by the Certificate Owner at the time the Certificate was issued for Certificates issued prior to May 1, 2023 and for all Certificates issued on or after May 1, 2023, without the need for prior election. The Advisory Fee deduction may not exceed 1% (for Certificates issued prior to November 15, 2023) or 1.25% (for Certificates issued on or after November 15, 2023) of the Covered Asset Pool Value annually.
Please see “Excess Withdrawals” in “Section 3—Description of the Certificate.”
How do I pay for the Certificate?
The only fee you pay to the Company is the Subscription Fee—the fee the Company charges the Certificate Owner for the benefits provided under the Certificate. We will bill you directly for the quarterly portion of the annual Subscription Fee from your Covered Asset Pool as of the end of each calendar quarter.
Your RIA may also charge an Advisory Fee—fees you pay to the RIA for asset management and/or investment advisory services with respect to the Covered Asset Pool. Different RIAs may charge different Advisory Fees. You may change your RIA at any time, provided you remain the client of an RIA at all times. The Advisory Fee is wholly separate from the Subscription Fee, and the

Company is not a party to the Advisory Fee. The Advisory Fee, if any, is solely between the Certificate Owner and the RIA. However, the Company allows a Certificate Owner to have the Advisory Fee deducted from the Covered Asset Pool if elected by the Certificate Owner at the time the Certificate was issued for Certificates issued prior to May 1, 2023 and for all Certificates issued on or after May 1, 2023, without the need for prior election.
What are other important issues to consider?
•    The payment by the Company of the Coverage Amount over the lifetime of the Covered Person is subject to our claims paying ability.
•    The Certificate has no cash surrender value. That is, you cannot commute your projected Coverage Amount to a present-value lump sum.
•    We do not offer the Certificate in all states. For more information see “APPENDIX A—STATE VARIATIONS”.
•    We offer no assurances as to the Certificate’s tax treatment.
•    This Certificate entails certain risks. In that regard, please read prospectus Section 2—Risk Factors.
•    You will begin paying the Subscription Fee as of the date we issue the Certificate to you, rather than as of the date you start withdrawing the Coverage Amount. Thus, you could be paying the Subscription Fee for many years before realizing the benefit of the Coverage. If you never withdraw the Coverage Amount, you will have paid the Subscription Fee without having realized the benefit of Coverage. We will not refund the Subscription Fees you have paid if you choose to never withdraw the Coverage Amount. In addition, before the Covered Asset Pool Value is reduced to zero, the Coverage Amount is withdrawn from the assets in your Account. If the Covered Asset Pool Value is never reduced to zero, the Company’s payment obligations under the Certificate will not be triggered, and you will have paid the Subscription Fee without having received any benefit payments.
•    We have designed the Certificate to permit Withdrawals from your Covered Asset Pool each Certificate Year after Attained Age 60 that are less than or equal to the Coverage Amount (or RMD, if greater). You should not purchase this Certificate if you plan to take Withdrawals before Attained Age 60 or in excess of the Coverage Amount (or RMD, if greater) because such Excess Withdrawals may significantly reduce the Coverage Base and Coverage Amount.
•    The longer you wait before triggering the Lock-In Date (by making the first Withdrawal after Attained Age 60), the less time you have to benefit from the Coverage because as time passes, your life expectancy is reduced. On the other hand, the longer you wait to trigger the Lock-In Date, the greater the Coverage Base may be due to investment growth and Automatic Step-Ups. Automatic Step-Ups can occur before and after the Lock-In Date. You should carefully consider when to trigger the Lock-In Date. There is a risk that you will not trigger the Lock-In Date at the time that is most financially beneficial for you.
•    You are required to invest assets in your Covered Asset Pool in accordance with either a Model Portfolio or a Restricted Asset Allocation Portfolio. We will set your Subscription Fee, in part, based on your investment election. You must make your initial asset allocation election at or prior to the Certificate Date. Your initial allocation election will determine your Asset Allocation Tier, which is a factor used to determine your Subscription Fee. Each Asset Allocation Tier has investment requirements that impose limitations on exposure to certain asset class categories. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, you must give the Company at least five Business Days advance written notice and tell us when the change is to go into effect. You may change your investment allocations within the requirements of your current Asset Allocation Tier at any time without notice. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, We will increase (subject to a maximum) or decrease the Subscription Fee to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan.
•    Upon the death of the Covered Person (or the death of the surviving spouse if there were joint Covered Persons under the Certificate), the Certificate terminates, all Coverage ends, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.

SECTION 1—SUMMARY
Introduction
In this prospectus “we,” “our,” “us,” “Midland National,” and “Company” mean Midland National Life Insurance Company. “You” and “your” mean the Certificate Owner. We refer to the person who is covered by the Certificate as the “Covered Person” – a Covered Person is someone upon whose life benefits are paid under the Certificate.
This summary provides only an overview of the more important features of the Certificate. Please read this entire prospectus and your Certificate for more detailed information. The prospectus discloses all material features and benefits of the Certificate.
The Certificate
The Certificate is designed to protect investors who are concerned that, either because of Withdrawals over time, poor market performance, or both, their Covered Asset Pool may be depleted during their lifetime. To address that need, the Certificate in effect provides a limited form of insurance against outliving your assets. The Certificate has no cash value, surrender value or death benefit. The Certificate is intended for long-term investment purposes.
Subject to certain conditions, the Certificate provides guaranteed benefit payments over the life of one or more Covered Persons. The amount of those payments is established when a Covered Person of Attained Age 60 or older takes the first partial Withdrawal from the assets subject to our guarantee (the Covered Asset Pool). We call the date of that first partial Withdrawal the Lock-In Date. On the Lock-In Date, your Payment Percentage is set and the initial Coverage Amount is established. We guarantee that the Coverage Amount can be withdrawn each year after the Lock-In Date for the life of the Covered Person(s). Even if the value of the assets in your Account (the Covered Asset Pool Value) declines due to Withdrawals of the Coverage Amount and/or poor investment performance, you may nonetheless continue to withdraw the same Coverage Amount each Certificate Year.
Once you have locked-in that guaranteed amount, we guarantee that the amount can be withdrawn each Certificate Year for the life of the Covered Person(s). If each of your partial Withdrawals does not exceed the Coverage Amount, and due to such Withdrawals and/or poor investment performance, the value of the assets in your Account (the Covered Asset Pool Value) declines, you may nonetheless continue to withdraw the same Coverage Amount each Certificate Year.
For Certificates issued prior to May 1, 2023, if the Covered Asset Pool Value drops to zero due to investment performance and fee deductions only (i.e. not due to Withdrawals) before the Covered Person’s Attained Age 60, we will set the Lock-in Date on the day it goes to zero. We will apply the number of years that have elapsed since your Certificate Date to determine your Payment Percentage as if the Covered Person’s Attained Age 60 as of the Lock-In Date.
For Certificates issued on or after May 1, 2023, if the Covered Asset Pool Value drops to zero due to investment performance and fee deductions only (i.e. not due to Withdrawals) before the Covered Person’s Attained Age 60, we will set the Lock-in Date on the day it goes to zero. The Payment Percentage is determined solely from Coverage Plan selection.
A Withdrawal (or cumulative Withdrawals) in a given Certificate Year that exceeds the Coverage Amount (or the RMD, if greater) is an Excess Withdrawal. As discussed below, Excess Withdrawals may significantly reduce the Coverage offered under the Certificate. Thus, to fully realize the protections under the Certificate, you should limit the amount you withdraw from the Covered Asset Pool in any given Certificate Year.
We do not guarantee that your Covered Asset Pool Value will not decline due to Withdrawals or poor investment performance, or that your Covered Asset Pool Value will remain steady or grow. Instead, the Certificate provides a guarantee that, under certain specified conditions, and regardless of the investment performance of the Covered Asset Pool and regardless of how long you live, you will be able to receive a guaranteed level of annual income for life (and the life of your Spouse, under a joint Covered Person Certificate). This income takes the form of Withdrawals made from your Covered Asset Pool, and if that is exhausted, from guaranteed benefit payments we will pay to you.
We will issue a Certificate only to those in a specified age bracket (where age means age as of the last birthday). Specifically (a) an individual must be younger than age 80 on the Certificate Date, (b) where the Covered Person is a spousal couple, at least the younger spouse must be younger than 80 on the Certificate Date, or (c) a married individual may own the Certificate individually but prior to the Lock-In Date elect to receive the Coverage Amount based on the lifetime of each spouse—this is permitted so long as the owner is younger than 80 on the Certificate Date. If there are two Covered Persons and the Certificate is purchased through a Qualified Account, the age difference between the spouses must not exceed 10 years.
Note: There are three key dates to keep in mind relevant to the operation of the Certificate:
(1)    The Certificate Date: The date we issue the Certificate to the Certificate Owner.
(2)    Lock-In Date: The date the initial Coverage Amount is set. The Certificate Owner sets the Lock-In Date by making the first Withdrawal after the Covered Person, or youngest Covered person, if applicable, reaches Attained Age 60.
(3)    If applicable, the date on which the Covered Asset Pool Value is reduced to zero other than by an Excess Withdrawal. At that point, payments of the Coverage Amount would be made from our assets.

Investment Requirements
You are required to invest assets in your Covered Asset Pool in accordance with either a Model Portfolio or a Restricted Asset Allocation Portfolio. You must make your initial asset allocation election at or prior to the Certificate Date. Your initial allocation election will determine your Asset Allocation Tier, which is a factor used to determine your Subscription Fee. Each Asset Allocation Tier has requirements that impose limitations on exposure to certain asset class categories. These requirements are designed to minimize the risk to the Company that we will be required to pay the Coverage Amount by reducing the likelihood your Covered Asset Pool Value will drop to zero. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, you must give the Company at least five Business Days advance written notice and tell us when the change is to go into effect. You may change your investment allocations within the requirements of your current Asset Allocation Tier at any time without notice. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, we will increase (subject to a maximum) or decrease the Subscription Fee to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan at the time of the change.
Coverage Base
The Coverage Base is the amount we use to calculate your Coverage Amount, and is not available as a cash value to be withdrawn in a lump sum. The Coverage Base on the Certificate Date is equal to the initial Contribution. Thereafter, the Coverage Base is increased (a) dollar-for-dollar by Subsequent Contributions (i.e., additional Contributions to the Covered Asset Pool made within the first twelve months after the Certificate Date but before any Withdrawals have been taken) and (b) by any Automatic Step-Up that occurs on a Certificate Anniversary. An Automatic Step-Up is a Certificate feature under which we automatically increase the Coverage Base to reflect increases in the Covered Asset Pool Value due to positive investment performance. The Automatic Step-Up is described in more detail below.
Your Coverage Base is the sum of all Contributions adjusted for any Excess Withdrawals taken and any Automatic Step-Ups applied. Contribution amounts are not adjusted thereafter for investment performance of the assets, for deductions of the Annual Fee Allowance, or for subsequent partial Withdrawals other than Excess Withdrawals. Therefore, a reduction in your Covered Asset Pool Value will not, by itself, reduce your Coverage Base. Your Covered Asset Pool Value may be reduced by poor investment performance of the assets, by deductions of the Annual Fee Allowance, or by subsequent partial Withdrawals (including Excess Withdrawals). Your Coverage Base will only be reduced if you take Excess Withdrawals. This means if you never take an Excess Withdrawal, your Coverage Base will never decrease.
Excess Withdrawals reduce the Coverage Base on a pro rata basis, which could be more than a dollar-for-dollar reduction. This means that if your Coverage Base is greater than your Covered Asset Pool Value at the time of the Excess Withdrawal, the Coverage Base will be reduced by more than a dollar-for-dollar amount. Please see “Coverage Base” in Section 3—Description of the Certificate for illustrative examples.
The Coverage Base may be increased through the Automatic Step-Up feature. Automatic Step-Up refers to the Certificate feature under which we automatically increase the Coverage Base to reflect increases in the Covered Asset Pool Value. An Automatic Step-Up can occur only during the time period between the Certificate Date and the date that the Covered Asset Pool Value equals or exceeds the maximum Coverage Base. On each Certificate Anniversary during that time period, we compare the Covered Asset Pool Value to the Coverage Base. If on that Certificate Anniversary, the Covered Asset Pool Value exceeds the Coverage Base, we automatically increase the Coverage Base to equal that greater amount. The Covered Asset Pool Value will decrease as a result of deductions of the Annual Fee Allowance, including deductions of the Advisory Fee if you pay the Advisory Fee from your Covered Asset Pool. Any decrease in the Covered Asset Pool Value, including as a result of Annual Fee Allowance deductions, will prevent an Automatic Step-Up if the Covered Asset Pool Value drops below the current Coverage Base and will reduce the amount of any Automatic Step-Up by the amount of the decrease in the Covered Asset Pool Value.
Maximum Coverage Base. We impose a maximum Coverage Base, which is equal to 250% multiplied by the sum of all Contributions (after adjustment for any Excess Withdrawal taken). Automatic Step-Ups can occur before and after the Lock-In Date, until the maximum Coverage Base is reached. The maximum Coverage Base applies only during the time period between the Certificate Date and the date that the Coverage Base equals or exceeds the maximum Coverage Base. Once the maximum Coverage Base is reached, we no longer check to determine whether an Automatic Step-Up should be implemented—even if the Coverage Base were to subsequently fall below the maximum Coverage Base due to an Excess Withdrawal.
Please note that dividends and other distributions from the Covered Asset Pool can be automatically reinvested in the Covered Asset Pool but will not be treated as Contributions and thus will not increase the Coverage Base. Dividends and other distributions from the assets that are not automatically reinvested in the Covered Asset Pool are considered Withdrawals, and may contribute to an Excess Withdrawal to the extent they exceed the Coverage Amount when added to other Withdrawals you have taken that Certificate Year.
Please see “Excess Withdrawals” in Section 3—Description of the Certificate.
Coverage Amount
Under the Certificate, “Coverage” refers to certain guarantees we make, which apply irrespective of changes in the market value of the Covered Asset Pool. The Coverage Amount represents the amount of that guarantee.
Prior to the Lock-In Date, the Coverage Amount is equal to zero.

Starting on the Lock-In Date, the Coverage Amount is calculated each Certificate Year. For a Certificate Owner of a Non-qualified Account, the Coverage Amount is the amount that may be withdrawn from the Covered Asset Pool each Certificate Year for the lifetime of the Covered Person, without reducing the Coverage Base in future years. With respect to Qualified Accounts, each Certificate Year the Certificate Owner may withdraw the greater of the Coverage Amount and the RMD from the Covered Asset Pool without such Withdrawal being an Excess Withdrawal. If during any Certificate Year less than the full Coverage Amount is withdrawn, the remaining amount may not be carried over into any future Certificate Year.
Your initial Coverage Amount is determined on the Lock-In Date. Your Coverage Amount will equal your Coverage Base (i.e., the sum of all Contributions adjusted for any Excess Withdrawals taken) multiplied by the applicable Payment Percentage. The Payment Percentage is determined differently based on the Coverage Plan you elect and whether your Certificate was issued before or after May 1, 2023. Please see “Coverage Plans” in Section 3—Description of the Certificate. There are three Coverage Plans available:
•    Core;
•    CorePlus; and
•    CorePlus X.
If your Covered Asset Pool Value drops to zero, the Company will calculate your final Coverage Amount based on your Coverage Base and the Payment Percentage that applies to your Coverage Plan. The Company will then issue an immediate annuity to the Certificate Owner, where the amount of the annuity payments equals the final Coverage Amount based on (i) the Coverage Base multiplied by (ii) the applicable Payment Percentage. The immediate annuity will be a life annuity with fixed payments of equal installments for the life of the Annuitant(s). If there is more than one Annuitant, payments will continue until the death of the second Annuitant. Upon issuing the immediate annuity, the Company’s payment obligations under the guarantee are fulfilled and your Certificate and all its terms (including the Subscription Fee) are terminated.
Payment Percentage for Certificates Issued on or After May 1, 2023
The Payment Percentage is set on the Lock-In Date and is used to calculate the Coverage Amount. The Payment Percentage is based on the Coverage Plan selected. If your Covered Asset Pool Value drops to zero before the Covered Person’s Attained Age 60 due to investment performance and fee deductions only (i.e., not due to Withdrawals), we will determine your Payment Percentage as if the Covered Person’s Attained Age 60 as of the Lock-In Date.
The Payment Percentages are summarized in the table below.

Single Covered Person:

Core	4.00%
CorePlus	5.00%
CorePlusX	5.00%

Joint Covered Person:

Core	3.50%
CorePlus	4.50%
CorePlusX	4.50%

Under the CorePlus X Coverage Plan only, the Payment Percentage established on the Lock-In Date may be positively adjusted each Certificate Year, based on the Ten Year Constant Maturity US Treasury Rate as of the last Business Day of the prior Certificate Year, as follows:

Core Plus X Coverage Plan Payment Percentage Adjustment
If the Ten Year Constant Maturity US Treasury Rate is Was:	0.00% to less than 5.00%	5.00% to less than 5.50%	5.50% to less than 6.50%	6.50% to less than 7.50%	7.50%+
For Issue Age <65, we will increase your Payment Percentage by:	0.00%	0.00%	0.50%	1.00%	1.50%
For Issue Age Issue Age 65+, we will increase your Payment Percentage by:	0.00%	0.50%	1.00%	1.50%	2.00%
The interest rate environment can have a significant effect on the differences between the Coverage Plans. When interest rates are lower, the Ten Year Constant Maturity US Treasury Rate adjustment applied under the CorePlus X Coverage Plan may be insignificant or even zero, as shown in the table above. This means that you may pay the higher Subscription Fee associated with the CorePlus X Coverage Plan without a positive adjustment to your Payment Percentage in Certificate Years where the Ten Year Constant Maturity US Treasury Rate is low.

In 2022 and 2023, the Ten Year Constant Maturity US Treasury Rate increased significantly. There is no certainty that the Ten Year Constant Maturity US Treasury Rates will continue to rise or that the current level of Ten Year Constant Maturity US Treasury Rate will persist. If the Ten Year Constant Maturity US Treasury Rate do not raise to a level to get a positive Payment Percentage Adjustment then you may pay a higher Subscription Fee associated with the CorePlus X Coverage Plan without a positive adjustment to your Payment Percentage.
If Your Covered Asset Pool Value Drops to Zero. The Coverage Plan you select can increase the applicable final Payment Percentage used to calculate your final Coverage Amount at the time your Covered Asset Pool Value drops to zero, if ever.
Specifically:

•    For the Core Coverage Plan and the CorePlus Coverage Plan, the final Payment Percentage will be the Payment Percentage established on the Lock-In Date (this is the same as before the Covered Asset Pool Value drops to zero).
For example, if the Payment Percentage on the Lock-In Date was 5.00%, the final Payment Percentage under the CorePlus Coverage Plan would be 5.00%.
•    For the CorePlus X Coverage Plan, the final Payment Percentage will be the Payment Percentage established on the Lock-In Date plus any adjustment that is based on the Ten Year Constant Maturity US Treasury Rate as of the last Business Day of the prior Certificate Year (this is the same as before the Covered Asset Pool Value drops to zero).
For example, assume the Ten Year Constant Maturity US Treasury Rate as of the last Business Day of the Prior Certificate Year was 6.00% and the Covered Person Issue Age was 62. The Ten Year Constant Maturity US Treasury Rate adjustment would be 0.50%, as shown in the table above. If the Payment Percentage on the Lock-In Date was 5.00%, the final Payment Percentage under the CorePlus X Coverage Plan would be 5.50% (5.00% plus 0.50%).
If the Covered Asset Pool Value drops to zero due to partial Withdrawals and/or poor investment performance, the Company will calculate your final Coverage Amount based on your Coverage Base (i.e., the sum of all Contributions adjusted for any Excess Withdrawals taken and any Automatic Step-Ups applied) and the final Payment Percentage that applies to your Coverage Plan. The Company will then issue an immediate annuity to the Certificate Owner, where the amount used to fund the immediate annuity equals the final Coverage Amount. The immediate annuity will be a life annuity with fixed payments in equal installments for the life of the Annuitant(s). If there is more than one Annuitant, payments will continue until the death of the second Annuitant. Upon issuing the immediate annuity, the Company’s payment obligations under the guarantee are fulfilled and your Certificate and all its terms (including the Subscription Fee) are terminated. Since your Certificate is no longer in effect, we will no longer annually calculate a Coverage Amount each year.
If your Covered Asset Pool Value drops to zero due to an Excess Withdrawal, we will terminate your Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made.
The Coverage Plans offer different benefit features and are subject to different Subscription Fees. For more information about each Coverage Plan, please see Section 3—Description of the Certificate. For more information about Subscription Fees, please see “Subscription Fee” below.
Payment Percentage for Certificates Issued Prior to May 1, 2023

The Payment Percentage is set on the Lock-In Date and is used to calculate the Coverage Amount. The Payment Percentage is based on the Covered Person Attained Age and the number of full years since the Certificate Date. If your Covered Asset Pool Value drops to zero before the Covered Person’s Attained Age 60 due to investment performance and fee deductions only (i.e., not due to Withdrawals), we will determine your Payment Percentage as if the Covered Person’s Attained Age 60 as of the Lock-In Date.
The Payment Percentage for Certificates with Joint Covered Persons are lower. The Payment Percentages are summarized in the table below.
Certificate with Single Covered Person

Single Covered Person Attained Age at Time of First Partial Withdrawal	Time Since CDA Certificate Issue Date
	Less Than 5 Years	5 Years or More
60-64	3.50%	4.00%
65-74	4.50%	5.00%
75-79	5.00%	5.50%
80 and older	5.50%	6.00%

Certificate with Joint Covered Persons

Younger Joint Covered Person Attained Age at Time of First Partial Withdrawal	Time Since CDA Certificate Issue Date
	Less Than 5 Years	5 Years or More
60-64	3.00%	3.50%

65-74	4.00%	4.50%
75-79	4.50%	5.00%
80 and older	5.00%	5.50%

With respect to the above Payment Percentages, please note that (a) for a single life Covered Person, the Attained Age refers to the age as of the last birthday immediately prior to the first partial Withdrawal taken after Attained Age 60 and (b) for a Certificate where there are joint Covered Persons, the Attained Age refers to the age as of the last birthday of the younger Covered Person immediately prior to the first partial Withdrawal taken after younger Covered Person Attained Age 60.
Because the Payment Percentage is determined, in part, by the number of full years since the Certificate Date that a Withdrawal has not been taken, the longer you wait to set the Lock-In Date, the higher your Coverage Amount can be. On the other hand, the longer you wait to set the Lock-In Date, the less time you have to benefit from the guarantee because of decreasing life expectancy as you age.
Under the CorePlus X Coverage Plan only, the Payment Percentage established on the Lock-In Date may be positively adjusted each Certificate Year, based on the Ten Year Constant Maturity US Treasury Rate as of the last Business Day of the prior Certificate Year, as follows:

Core Plus X Coverage Plan Payment Percentage Adjustment
If the Ten Year Constant Maturity US Treasury Rate is Was:	0.00% to less than 4.00%	4.00% to less than 4.50%	4.50% to less than 5.50%	5.50% to less than 6.50%	6.50%+
For Issue Age <65, we will increase your Payment Percentage by:	0.00%	0.00%	0.50%	1.00%	1.50%
For Issue Age Issue Age 65+, we will increase your Payment Percentage by:	0.00%	0.50%	1.00%	1.50%	2.00%

The interest rate environment can have a significant effect on the differences between the Coverage Plans. When interest rates are lower, the Ten Year Constant Maturity US Treasury Rate adjustment applied under the CorePlus X Coverage Plan may be insignificant or even zero, as shown in the table above. This means that you may have paid the higher Subscription Fee associated with the CorePlus X Coverage Plan without a positive adjustment to your Payment Percentage in Certificate Years where the Ten Year Constant Maturity US Treasury Rate is low.

In 2022 and 2023, the Ten Year Constant Maturity US Treasury Rate increased significantly. There is no certainty that the Ten Year Constant Maturity US Treasury Rates will continue to rise or that the current level of Ten Year Constant Maturity US Treasury Rate will persist. If the Ten Year Constant Maturity US Treasury Rate do not raise to a level to get a positive Payment Percentage Adjustment then you may have paid a higher Subscription Fee associated with the CorePlus X Coverage Plan without a positive adjustment to your Payment Percentage.

If Your Covered Asset Pool Value Drops to Zero. The Coverage Plan you select can increase or decrease the applicable final Payment Percentage used to calculate your final Coverage Amount at the time your Covered Asset Pool Value drops to zero, if ever.

Specifically:
•For the Core Coverage Plan, the final Payment Percentage will be the Payment Percentage established on the Lock-In Date less 1.00%.

For example, if the Payment Percentage on the Lock-In Date was 4.00%, the final Payment Percentage under the Core Coverage Plan would be 3.00% (4.00% less 1.00%).

•For the CorePlus Coverage Plan, the final Payment Percentage will be the Payment Percentage established on the Lock-In Date without adjustment (this is the same as before the Covered Asset Pool Value drops to zero).

For example, if the Payment Percentage on the Lock-In Date was 4.00%, the final Payment Percentage under the CorePlus Coverage Plan would be 4.00%.

•For the CorePlus X Coverage Plan, the final Payment Percentage will be the Payment Percentage established on the Lock-In Date plus any adjustment that is based on the Ten Year Constant Maturity US Treasury Rate as of the last Business Day of the prior Certificate Year (this is the same as before the Covered Asset Pool Value drops to zero).

For example, assume the Ten Year Constant Maturity US Treasury Rate as of the last Business Day of the Prior Certificate Year was 5.00% and the Covered Person Issue Age was 62. The Ten Year Constant Maturity US Treasury Rate adjustment would be 0.50%, as shown in the table above. If the Payment Percentage on the Lock-In Date was 4.00%, the final Payment Percentage under the CorePlus X Coverage Plan would be 4.50% (4.00% plus 0.50%).

If the Covered Asset Pool Value drops to zero due to partial Withdrawals and/or poor investment performance, the Company will calculate your final Coverage Amount based on your Coverage Base (i.e., the sum of all Contributions adjusted for any Excess Withdrawals taken and any Automatic Step-Ups applied) and the final Payment Percentage that applies to your Coverage Plan. The Company will then issue an immediate annuity to the Certificate Owner, where the amount used to fund the immediate annuity equals the final Coverage Amount. The immediate annuity will be a life annuity with fixed payments in equal installments for the life of the Annuitant(s). If there is more than one Annuitant, payments will continue until the death of the second Annuitant. Upon issuing the immediate annuity, the Company’s payment obligations under the guarantee are fulfilled and your Certificate and all its terms (including the Subscription Fee) are terminated. Since your Certificate is no longer in effect, we will no longer annually calculate a Coverage Amount each year.

If your Covered Asset Pool Value drops to zero due to an Excess Withdrawal, we will terminate your Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made.

The Coverage Plans offer different benefit features and are subject to different Subscription Fees. For more information about each Coverage Plan, please see Section 3—Description of the Certificate. For more information about Subscription Fees, please see “Subscription Fee” below.
Excess Withdrawal
Excess Withdrawals are the amount of Withdrawal(s) from the Covered Asset Pool that exceed the amount allowed for that Certificate Year.
Withdrawals Prior to Covered Person Attained Age 60—Any partial Withdrawal taken prior to a Covered Person reaching Attained Age 60 is an Excess Withdrawal and does not establish the Lock-In Date.
Withdrawals After Covered Person Reaches Attained Age 60 or older—an Excess Withdrawal is any portion of a Withdrawal in excess of the Coverage Amount (or the RMD, if greater) for that Certificate Year.
Dividends and other distributions from the assets that are not automatically reinvested in the Covered Asset Pool are considered Withdrawals, and may contribute to an Excess Withdrawal to the extent they exceed the Coverage Amount when added to other Withdrawals you have taken that Certificate Year.
If you inadvertently take a partial Withdrawal from the Covered Asset Pool, you may follow a process to prevent it from being considered a Withdrawal of Coverage Amount or an Excess Withdrawal. You may follow this process even if the Withdrawal, combined with any other Withdrawals you have taken in that Certificate Year, did not cause an Excess Withdrawal. We will notify you of any Withdrawal from your Account that we consider an Excess Withdrawal. If you do not follow the procedure for Inadvertent Partial Withdrawals thereafter, it will be treated as an Excess Withdrawal. First, within five Business Days after the Withdrawal, you must notify us of your intent to reinvest the withdrawn proceeds in the Covered Asset Pool. Written notice can be sent to our Customer Service Center at 222 South First Street, Suite 600, Louisville, KY 40202 or via fax at (502) 882-6040. Second, within five Business Days after we receive your notice, the withdrawn proceeds must be returned to the Covered Asset Pool. If you follow the process, we will treat the amount as an Inadvertent Partial Withdrawal, and it will not be considered a Withdrawal of Coverage Amount or an Excess Withdrawal.
In addition, deductions for the Annual Fee Allowance are not Withdrawals, and will not be counted towards an Excess Withdrawal. The Annual Fee Allowance includes the Subscription Fee and any incidental trading or other Financial Institution account fees deducted from the Account. Incidental trading fees include transactional based pricing fees, which are fees that are charged per transaction. However, asset based pricing fees, which are trading fees your RIA may assess that allow for unlimited trading transactions and are based on the value of the assets in the Account, are not considered incidental fees and will not be considered part of the Annual Fee Allowance. In addition, the Advisory Fee may be included in the Annual Fee Allowance if elected by the Certificate Owner at the time the Certificate was issued for Certificates issued prior to May 1, 2023 and for all Certificates issued on or after May 1, 2023, without the need for prior election. The Advisory Fee deduction may not exceed 1% (for Certificates issued prior to November 15, 2023) or 1.25% (for Certificates issued on or after November 15, 2023) of the Covered Asset Pool Value.
We will establish procedures to verify that a deduction is part of the Annual Fee Allowance. Amounts properly deducted as part of the Annual Fee Allowance are not treated as Withdrawals and will not contribute to the Excess Withdrawal calculation. Any Withdrawal that is not properly identified by you and your RIA as part of the Annual Fee Allowance may be treated as an Excess Withdrawal.

Withdrawals that you make exceeding the Coverage Amount (including deductions in excess of the Annual Fee Allowance), in any Certificate Year have the potential to significantly decrease and even terminate the benefits provided by the Certificate. Please see “Excess Withdrawals” in Section 3—Description of the Certificate.
Subscription Fee for Certificates Issued on or After May 1, 2023
The Subscription Fee is the fee we charge the Certificate Owner for the benefits provided under the Certificate. The Subscription Fee is a percentage of the sum of all Contributions (after adjustment for any Excess Withdrawal taken). Contribution amounts are not adjusted thereafter for investment performance of the assets, for deductions of the Annual Fee Allowance, or for subsequent partial Withdrawals other than Excess Withdrawals. However, Excess Withdrawals reduce Contributions on a pro rata basis according the following formula:
Contributions (After Excess Withdrawal) = Contributions (Before Excess Withdrawal) * [1 – (Excess Withdrawal Amount / Covered Asset Pool Value (Before Excess Withdrawal)]
Example:
A Certificate with total Contributions of $100,000, prior to an Excess Withdrawal, has a Covered Asset Pool Value of $150,000, Coverage Base of $175,000 and annual Coverage Amount of $8,750. The Subscription Fee percentage is 1.60%, so prior to the Excess Withdrawal, the annual Subscription Fee is $1,600 = $100,000 * 1.60%. The Certificate Owner takes a Withdrawal of $10,000 for an Excess Withdrawal of $1,250 = $10,000 - $8,750. The Covered Asset Pool Value prior to the Excess Withdrawal is $141,250 = $150,000 - $8,750 (annual Coverage Amount). The total Contributions after the Excess Withdrawals is $99,115.04 = $100,000 * [1 – ($1,250 / $141,250)], so the annual Subscription Fee after the Excess Withdrawal is $1,585.84 = $99,115.04 * 1.60%.
The amount of the Subscription Fee is dependent on the Coverage Plan elected (i.e., Core, CorePlus, or CorePlus X) and which Asset Allocation Tier you are invested in. After the Certificate Date, you cannot change your Coverage Plan. However, you may change your investment allocation to a different Asset Allocation Tier after the Certificate Date. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, we will increase (subject to a maximum) or decrease the Subscription Fee to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan.
To determine the Subscription Fee in dollars, you multiply the Subscription Fee percentage by the Contribution amount. The Subscription Fee percentage for each Coverage Plan is as follows for issued on or after May 1, 2023:
Core Plan Subscription Fee

Asset Allocation	Current Certificate Fee Percentage	Maximum
Tier A	0.75%	2.00%
Tier B	0.90%	2.50%
Tier C	1.10%	3.00%

CorePlus Coverage Plan Subscription Fee

Asset Allocation	Current Certificate Fee Percentage	Maximum
Tier A	1.10%	2.50%
Tier B	1.35%	3.00%
Tier C	1.60%	3.50%

CorePlus X Coverage Plan Subscription Fee

Asset Allocation	Current Certificate Fee Percentage	Maximum
Tier A	1.35%	3.00%

Tier B	1.60%	3.50%
Tier C	1.85%	3.50%

We will bill you one quarter of the annualized Subscription Fee at the end of each calendar quarter. With respect to the first calendar quarter after the Certificate Date, we calculate the Subscription Fee using the following formula:
First quarter Subscription Fee = [(initial Contribution adjusted for Excess Withdrawals, if any) * (Subscription Fee percentage) / 4] * [(Days in Force During Calendar Quarter) / (Total Number of Days that Calendar Quarter)]
Example 1:
A Certificate Owner that elected the CorePlus Coverage Plan and Asset Allocation Tier B is issued a Certificate on March 18 with an initial Contribution of $100,000 and a Subscription Fee percentage of 1.35%. The first calendar quarter Subscription Fee will be assessed 14 days after the Certificate Date on March 31. The total number days during this calendar quarter is 90 (31 days of January + 28 days of February + 31 days of March), so the first quarterly Subscription Fee is $52.50 = $100,000 * (1.35% / 4) * (14 / 90).
Example 2:
The Certificate Owner in Example 1 above does not make any Subsequent Contributions and does not take any Excess Withdrawals. For its second calendar quarter on June 30, the Certificate Owner will be assessed a Subscription Fee of $337.50 = $100,000 * (1.35% / 4).
We assess the Subscription Fee against the value of Subsequent Contributions made after the first quarter of the first Certificate Year using a similar approach. That is, we multiply the Subsequent Contribution amount by the Subscription Fee percentage for the quarter and then multiply that result by the ratio of (a) the number of days of the calendar quarter during which the Subsequent Contribution was invested in the Covered Asset Pool divided by (a) the total number of days in that calendar quarter.
Example 3:
The Certificate Owner in Examples 1 and 2 above during the third calendar quarter after the Certificate Date makes a Subsequent Contribution of $50,000 on July 15. The quarterly Subscription Fee for the third calendar quarter is assessed on September 30. The Subsequent Contribution was made with 78 days remaining during the calendar quarter. The total number of days during the calendar quarter is 92 (31 days of July + 31 days of August + 30 days of September). The Subscription Fee assessed for the initial Contribution will be $337.50 = $100,000 * (1.35% / 4). The Subscription Fee assessed for the Subsequent Contribution will be $143.07 = $50,000 * (1.35% / 4) * (78 / 92). The total Subscription Fee assessed on September 30 is $480.57 ($337.50 + $143.07).
The Subscription Fee will be calculated and due on the last day of each calendar quarter. If you change your Asset Allocation Tier during the quarter, the Subscription Fee will be calculated so that the change in your Subscription Fee percentage takes effect from the date the new Asset Allocation Tier takes effect. This means that the Subscription Fee percentage associated with your old Asset Allocation Tier will be applied to the days in that calendar quarter prior to the date on which the new Asset Allocation Tier took effect. The Subscription Fee percentage associated with your new Asset Allocation Tier will be applied to the days in that calendar quarter from the date the new Asset Allocation Tier takes effect.
Example 4:
The Certificate Owner in Examples 1, 2 and 3 above during the fourth calendar quarter after the Certificate Date changes from Asset Allocation Tier B to Asset Allocation Tier A on October 19. The quarterly Subscription Fee for the fourth calendar quarter is assessed on December 31. The Subscription Fee percentage will change from 1.35% to 1.10% (the then-current Subscription Fee percentage for Asset Allocation Tier A under the CorePlus Coverage Plan) on the date of the change in the Asset Allocation Tier (October 19). The total number of days during the calendar quarter is 92 (31 days of October + 30 days of November + 31 days of December). The change was made 18 days after the calendar quarter began, so the Subscription Fee percentage associated with Asset Allocation Tier B (1.35%) will be used to calculate the Subscription Fee for the first 18 days. The Subscription Fee assessed for the total Contributions prior to the change in Asset Allocation Tier is $99.05 = $150,000 * (1.35% / 4) * (18 / 92). There were 74 days remaining in the calendar quarter when the change was made (92 – 18), so the Subscription Fee percentage associated with Asset Allocation Tier A (1.10%) will be used to calculate the Subscription Fee for the remaining 74 days. The Subscription Fee assessed for the total Contributions after the change in Asset Allocation Tier is $331.79 = $150,000 * (1.10% / 4) * (74 / 92). The total Subscription Fee assessed on December 31 is $430.84 = ($99.05 + $331.79).
You may choose to pay the Subscription Fee from a separate cash account you establish or from the Covered Asset Pool. You may change this election at any time. The Subscription Fee is included as part of your Annual Fee Allowance whether you choose to deduct it from your Covered Asset Pool or a separate cash account. If you decide to pay the Subscription Fee from a separate cash account, you will not be taking full advantage of the benefit of the Annual Fee Allowance under your Certificate. If we do not receive the Subscription Fee as of the due date, we will send a late notice. The Certificate will be terminated, and the Coverage Amount will no longer be guaranteed and no payments will be made (including if the Covered Asset Pool Value were to drop to zero), if we do not receive the Subscription Fee after ten Business Days from mailing of the late notice. If you choose to have the Subscription Fee deducted from your Covered Asset Pool, the deduction of the Subscription Fee will not reduce the Coverage Base or trigger the Lock-

In Date. It will not be treated as a Withdrawal and does not reduce the amount of permitted Withdrawals from the Covered Asset Pool each Certificate Year.
The Advisory Fee is wholly separate from and in addition to the Subscription Fee. The Company is not a party to the Advisory Fee. The Advisory Fee, if any, is solely between you and your RIA. Your RIA may assess the Advisory Fee at their chosen frequency. You may choose to pay the Advisory Fee from a separate cash account you establish or from the Covered Asset Pool. For Certificates issued prior to May 1, 2023, you may only have the Advisory Fee deducted from your Covered Assets if this benefit was elected at the time the Certificate was issued. For Certificates issued on or after May 1, 2023, you may deduct the Advisory Fee from your Covered Assets without electing this benefit at issue. The Subscription Fee does not offset any portion of your Advisory Fee. The Advisory Fee deduction may not exceed 1% (for Certificates issued prior to November 15, 2023) or 1.25% (for Certificates issued on or after November 15, 2023) of the Covered Asset Pool Value annually.
If you deduct the Advisory Fee from your Covered Asset Pool, the deduction is included as part of your Annual Fee Allowance (subject to a maximum). It will not reduce the Coverage Base or trigger the Lock-In Date. It will not be treated as a Withdrawal and does not reduce the amount of permitted Withdrawals from the Covered Asset Pool each Certificate Year. Any Advisory Fees deducted from your Covered Asset Pool cannot exceed 1% of the Covered Asset Pool Value annually. If your RIA charges an Advisory Fee that is greater than the maximum allowed, you must arrange to pay the amount in excess of the maximum from a separate cash account you establish.
You are responsible for ensuring that payments you make from the Covered Asset Pool comply with the terms of the Certificate, including the maximum Advisory Fee permitted by that election. If you chose to pay the Advisory Fee from your Covered Asset Pool and you pay an Advisory Fee that exceeds the 1% (for Certificates issued prior to November 15, 2023) or 1.25% (for Certificates issued on or after November 15, 2023) maximum, your RIA must reinvest the excess Advisory Fee back to the Account within ten Business Days after mailing notification of non-compliance from us. Failure to reinvest unauthorized Advisory Fees will be treated as a Withdrawal, which could (1) trigger the Lock-In Date, (2) reduce the amount of permitted Withdrawals from the Covered Asset Pool in the Certificate Year, and (3) contribute to an Excess Withdrawal that reduces the Coverage Base on a pro rata basis.

Subscription Fee for Certificates Issued Prior to May 1, 2023
The Subscription Fee is the fee we charge the Certificate Owner for the benefits provided under the Certificate. The Subscription Fee is a percentage of the sum of all Contributions (after adjustment for any Excess Withdrawal taken). Contribution amounts are not adjusted thereafter for investment performance of the assets, for deductions of the Annual Fee Allowance, or for subsequent partial Withdrawals other than Excess Withdrawals. However, Excess Withdrawals reduce Contributions on a pro rata basis according the following formula:
Contributions (After Excess Withdrawal) = Contributions (Before Excess Withdrawal) * [1 – (Excess Withdrawal Amount / Covered Asset Pool Value (Before Excess Withdrawal)]
Example:
A Certificate with total Contributions of $100,000, prior to an Excess Withdrawal, has a Covered Asset Pool Value of $150,000, Coverage Base of $175,000 and annual Coverage Amount of $8,750. The Subscription Fee percentage is 1.65%, so prior to the Excess Withdrawal, the annual Subscription Fee is $1,650 = $100,000 * 1.65%. The Certificate Owner takes a Withdrawal of $10,000 for an Excess Withdrawal of $1,250 = $10,000 - $8,750. The Covered Asset Pool Value prior to the Excess Withdrawal is $141,250 = $150,000 - $8,750 (annual Coverage Amount). The total Contributions after the Excess Withdrawals is $99,115.04 = $100,000 * [1 – ($1,250 / $141,250)], so the annual Subscription Fee after the Excess Withdrawal is $1,635.40 = $99,115.04 * 1.65%.
The amount of the Subscription Fee is dependent on the Coverage Plan elected (i.e., Core, CorePlus, or CorePlus X), whether you have elected that the Advisory Fee be deducted from the Covered Asset Pool, and which Asset Allocation Tier you are invested in. If you choose to deduct the Advisory Fee from the Covered Asset Pool, your Subscription Fee will be higher because such a deduction increases our risk that your Covered Asset Pool Value will be reduced to zero. After the Certificate Date, you cannot change your Coverage Plan or Advisory Fee election. However, you may change your investment allocation to a different Asset Allocation Tier after the Certificate Date. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, we will increase (subject to a maximum) or decrease the Subscription Fee to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan.
To determine the Subscription Fee in dollars, you multiply the Subscription Fee percentage by the Contribution amount. The Subscription Fee percentage for each Coverage Plan is as follows:

Core Plan Subscription Fee

Advisory Fee Not Deducted from the Covered Asset Pool
Asset Allocation	Current Certificate Fee Percentage	Maximum
Tier A	1.00%	2.00%

Tier B	1.20%	2.50%
Tier C	1.40%	2.50%

Advisory Fee Is Deducted from the Covered Asset Pool
Asset Allocation	Current Certificate Fee Percentage	Maximum
Tier A	1.10%	2.00%
Tier B	1.30%	2.50%
Tier C	1.50%	3.00%

CorePlus Coverage Plan Subscription Fee

Certificates Issued from May 1, 2022 –April 30, 2023:

Advisory Fee Not Deducted from the Covered Asset Pool
Asset Allocation	Current Certificate Fee Percentage	Maximum
Tier A	1.30%	2.50%
Tier B	1.55%	3.00%
Tier C	1.80%	3.50%

Advisory Fee Is Deducted from the Covered Asset Pool
Asset Allocation	Current Certificate Fee Percentage	Maximum
Tier A	1.45%	2.50%
Tier B	1.70%	3.00%
Tier C	1.95%	3.50%

CorePlus X Coverage Plan Subscription Fee

Certificates Issued from May 1, 2022 –April 30, 2023:

Advisory Fee Not Deducted from the Covered Asset Pool
Asset Allocation	Current Certificate Fee Percentage	Maximum
Tier A	1.50%	2.50%
Tier B	1.80%	3.00%
Tier C	2.10%	3.50%

Advisory Fee Is Deducted from the Covered Asset Pool
Asset Allocation	Current Certificate Fee Percentage	Maximum
Tier A	1.65%	2.50%
Tier B	1.95%	3.50%
Tier C	2.25%	3.50%

We will bill you one quarter of the annualized Subscription Fee at the end of each calendar quarter. With respect to the first calendar quarter after the Certificate Date, we calculate the Subscription Fee using the following formula:
First quarter Subscription Fee = [(initial Contribution adjusted for Excess Withdrawals, if any) * (Subscription Fee percentage) / 4] * [(Days in Force During Calendar Quarter) / (Total Number of Days that Calendar Quarter)]

Example 1:
A Certificate Owner that elected the CorePlus Coverage Plan, no Advisory Fee from the Covered Asset Pool, and Asset Allocation Tier B is issued a Certificate on March 18 with an initial Contribution of $100,000 and a Subscription Fee percentage of 1.55%. The first calendar quarter Subscription Fee will be assessed 14 days after the Certificate Date on March 31. The total number days during this calendar quarter is 90 (31 days of January + 28 days of February + 31 days of March), so the first quarterly Subscription Fee is $60.28 = $100,000 * (1.55% / 4) * (14 / 90).
Example 2:
The Certificate Owner in Example 1 above does not make any Subsequent Contributions and does not take any Excess Withdrawals. For its second calendar quarter on June 30, the Certificate Owner will be assessed a Subscription Fee of $387.50 = $100,000 * (1.55% / 4).
We assess the Subscription Fee against the value of Subsequent Contributions made after the first quarter of the first Certificate Year using a similar approach. That is, we multiply the Subsequent Contribution amount by the Subscription Fee percentage for the quarter and then multiply that result by the ratio of (a) the number of days of the calendar quarter during which the Subsequent Contribution was invested in the Covered Asset Pool divided by (a) the total number of days in that calendar quarter.
Example 3:
The Certificate Owner in Examples 1 and 2 above during the third calendar quarter after the Certificate Date makes a Subsequent Contribution of $50,000 on July 15. The quarterly Subscription Fee for the third calendar quarter is assessed on September 30. The Subsequent Contribution was made with 78 days remaining during the calendar quarter. The total number of days during the calendar quarter is 92 (31 days of July + 31 days of August + 30 days of September). The Subscription Fee assessed for the initial Contribution will be $387.50 = $100,000 * (1.55% / 4). The Subscription Fee assessed for the Subsequent Contribution will be $164.27 = $50,000 * (1.55% / 4) * (78 / 92). The total Subscription Fee assessed on September 30 is $551.77 ($387.50 + $164.27).
The Subscription Fee will be calculated and due on the last day of each calendar quarter. If you change your Asset Allocation Tier during the quarter, the Subscription Fee will be calculated so that the change in your Subscription Fee percentage takes effect from the date the new Asset Allocation Tier takes effect. This means that the Subscription Fee percentage associated with your old Asset Allocation Tier will be applied to the days in that calendar quarter prior to the date on which the new Asset Allocation Tier took effect. The Subscription Fee percentage associated with your new Asset Allocation Tier will be applied to the days in that calendar quarter from the date the new Asset Allocation Tier takes effect.
Example 4:
The Certificate Owner in Examples 1, 2 and 3 above during the fourth calendar quarter after the Certificate Date changes from Asset Allocation Tier B to Asset Allocation Tier A on October 19. The quarterly Subscription Fee for the fourth calendar quarter is assessed on December 31. The Subscription Fee percentage will change from 1.55% to 1.30% (the then-current Subscription Fee percentage for Asset Allocation Tier A under the CorePlus Coverage Plan with no Advisory Fee) on the date of the change in the Asset Allocation Tier (October 19). The total number of days during the calendar quarter is 92 (31 days of October + 30 days of November + 31 days of December). The change was made 18 days after the calendar quarter began, so the Subscription Fee percentage associated with Asset Allocation Tier B (1.55%) will be used to calculate the Subscription Fee for the first 18 days. The Subscription Fee assessed for the total Contributions prior to the change in Asset Allocation Tier is $113.72 = $150,000 * (1.55% / 4) * (18 / 92). There were 74 days remaining in the calendar quarter when the change was made (92 – 18), so the Subscription Fee percentage associated with Asset Allocation Tier A (1.40%) will be used to calculate the Subscription Fee for the remaining 74 days. The Subscription Fee assessed for the total Contributions after the change in Asset Allocation Tier is $392.12 = $150,000 * (1.30% / 4) * (74 / 92). The total Subscription Fee assessed on December 31 is $505.84 ($113.72 + $392.12).
You may choose to pay the Subscription Fee from a separate cash account you establish or from the Covered Asset Pool. You may change this election at any time. The Subscription Fee is included as part of your Annual Fee Allowance whether you choose to deduct it from your Covered Asset Pool or a separate cash account. If you decide to pay the Subscription Fee from a separate cash account, you will not be taking full advantage of the benefit of the Annual Fee Allowance under your Certificate. If we do not receive the Subscription Fee as of the due date, we will send a late notice. The Certificate will be terminated, and the Coverage Amount will no longer be guaranteed and no payments will be made (including if the Covered Asset Pool Value were to drop to zero), if we do not receive the Subscription Fee after ten Business Days from mailing of the late notice. If you choose to have the Subscription Fee deducted from your Covered Asset Pool, the deduction of the Subscription Fee will not reduce the Coverage Base or trigger the Lock-In Date. It will not be treated as a Withdrawal and does not reduce the amount of permitted Withdrawals from the Covered Asset Pool each Certificate Year.

The Advisory Fee is wholly separate from and in addition to the Subscription Fee. The Company is not a party to the Advisory Fee. The Advisory Fee, if any, is solely between you and your RIA. Your RIA may assess the Advisory Fee at their chosen frequency. You may choose to pay the Advisory Fee from a separate cash account you establish or from the Covered Asset Pool (if you elected to permit deduction from the Covered Asset Pool on or prior to the Certificate Date). If you choose to deduct the Advisory Fee from the Covered Asset Pool, your Subscription Fee will be higher because such a deduction increases our risk that your Covered Asset Pool Value will be reduced to zero. The higher Subscription Fee does not offset any portion of your Advisory Fee. After the Certificate Date, you may not change your election with regard to permitting deduction of the Advisory Fee from the Covered Asset Pool. If your RIA changes the amount of the Advisory Fee, or if you change your RIA and your new RIA charges a different Advisory Fee, you may still deduct the new Advisory Fee amount if you made this election on or prior to the Certificate Date. However, the Advisory Fee deduction may not exceed 1% of the Covered Asset Pool Value.
If you make the election to deduct the Advisory Fee from your Covered Asset Pool, the deduction is included as part of your Annual Fee Allowance (subject to a maximum). It will not reduce the Coverage Base or trigger the Lock-In Date. It will not be treated as a Withdrawal and does not reduce the amount of permitted Withdrawals from the Covered Asset Pool each Certificate Year. Any Advisory Fees deducted from your Covered Asset Pool cannot exceed 1% of the Covered Asset Pool Value annually. If your RIA charges an Advisory Fee that is greater than the maximum allowed, you must arrange to pay the amount in excess of the maximum from a separate cash account you establish.
You are responsible for ensuring that payments you make from the Covered Asset Pool comply with the terms of the Certificate, including the Advisory Fee election you made on or prior to the Certificate Date and the maximum Advisory Fee permitted by that election. If you chose not to elect the Advisory Fee deduction and you pay the Advisory Fee from your Covered Asset Pool, your RIA must reinvest the full amount of the Advisory Fee back to the Account within ten Business Days after mailing notification of non-compliance from us. If you chose to elect the Advisory Fee deduction and you pay an Advisory Fee that exceeds the 1% maximum, your RIA must reinvest the excess Advisory Fee back to the Account within ten Business Days after mailing notification of non-compliance from us. Failure to reinvest unauthorized Advisory Fees will be treated as a Withdrawal, which could (1) trigger the Lock-In Date, (2) reduce the amount of permitted Withdrawals from the Covered Asset Pool in the Certificate Year, and (3) contribute to an Excess Withdrawal that reduces the Coverage Base on a pro rata basis.

Free Look Period
After you purchase and receive the Certificate, you are given a “Free Look Period” of 10 calendar days (or longer, if required by applicable State law). If you provide written notice of cancellation within the free look period indicating that you wish to cancel the Certificate, the Certificate will terminate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero. In addition, we will refund any Subscription Fees paid for the Certificate.

SECTION 2—RISK FACTORS
You should review and understand the following risk factors before purchasing the Certificate, in order to determine whether the Certificate is suited to your needs and goals.
You may never need to rely on the Coverage provided under the Certificate, because the Covered Asset Pool may perform sufficiently well.
The Certificate includes several restrictions, including restrictions on what investments are permitted as part of the Covered Asset Pool and on the amount of Withdrawals you may make without reducing your Coverage Base and Coverage Amount. These requirements are designed to reduce the risk that we will be required to make Coverage Amount payments to you from our assets. These restrictions also might increase the likelihood that your Covered Asset Pool will perform sufficiently well, such that there will be Covered Asset Pool Value available to fund your desired Withdrawals, and you therefore will not need to rely on the Coverage. If the value of the Account assets is never reduced to zero, the Company’s payment obligations under the Certificate will not be triggered, and you will have paid the Subscription Fee without having received any benefit payments.
The date you start taking Withdrawals from your Covered Asset Pool may impact the amounts you receive under the Certificate. The longer you wait to set the Lock-In Date, the less likely you will benefit fully from the Coverage guarantee, because of decreasing life expectancy as you age. You also will be paying for a benefit you are not using. On the other hand, the longer you wait to set the Lock-In Date, the more opportunities you will have to increase your Covered Asset Pool through the operation of the Automatic Step-Up. You should, of course, carefully consider when to set the Lock-In Date and begin making Withdrawals, but there is a risk that you will not begin making Withdrawals at the most financially opportune time.
You should also remember that Subscription Fees start accruing on the Certificate Date, even if you do not begin taking Withdrawals from your Covered Asset Pool for many years, or ever, and whether or not we make Coverage Amount payments to you from our assets. If you choose never to take Withdrawals, and/or if you never receive any payment of the Coverage Amount from our assets, you will not receive a refund of the Subscription Fees you have paid. The Subscription Fee does not offset any portion of your Advisory Fee. The Company is not a party to the Advisory Fee. The Advisory Fee, if any, is solely between the Certificate Owner and the RIA.
You may die before the Covered Asset Pool is reduced to zero.
If you (or you and your Spouse under a joint life Certificate) die before the Covered Asset Pool is reduced to zero, neither you nor your estate will ever receive any payments of the Coverage Amount from our assets. Instead, the source of any amounts you may have withdrawn will have been your own contributions (adjusted for investment performance). The Certificate does not have any cash value, surrender value, or provide a death benefit.
Furthermore, even if you begin to receive payments of the Coverage Amount from our assets, you may die before receiving an amount equal to or greater than the amount you have paid in Subscription Fees.
You may make Excess Withdrawals which will reduce, and may even terminate, the benefits available under the Certificate.
Due to the long-term nature of the Certificate guarantee, there is a risk that you may encounter a financial situation in which you need to make Withdrawals in excess of the Coverage Amount. In addition, dividends and capital gains generated by the Covered Asset Pool that are distributed to you (i.e., not automatically reinvested) are considered Withdrawals from the Covered Asset Pool, and may contribute to an Excess Withdrawal to the extent they exceed the Coverage Amount when added to other Withdrawals you have taken that Certificate Year. Excess Withdrawals will reduce your Coverage Base and Coverage Amount (by an amount that could be substantially more than the actual dollar amount of the Withdrawal), which in turn will reduce the amount of, or even eliminate, any future payments that you would otherwise receive. We will notify you of any Withdrawal from your Account that we consider an Excess Withdrawal. If you do not follow the procedure for Inadvertent Partial Withdrawals thereafter, it will be treated as an Excess Withdrawal. Please see “Excess Withdrawals” in Section 3—Description of the Certificate.
Also, please keep in mind that for any Withdrawal that you make from your Account, federal and state income taxes will apply, and if the Withdrawal is from a Qualified Account, a 10% federal tax penalty may also apply if you have not yet reached age 59 1/2.
We have a right to increase the Subscription Fee upon reallocation of your Investments.
Each Asset Allocation Tier has investment requirements that impose limitations on exposure to certain asset class categories, such as equity investments. If you change your investment allocations and remain within the requirements of your current Asset Allocation Tier, your Subscription Fee will not change. However, if you change your investment allocations to a different Asset Allocation Tier after the Certificate Date, We will increase (subject to a maximum) or decrease the Subscription Fee to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan.

You may cancel the Certificate prior to a severe market downturn.
If you cancel the Certificate, our obligation to pay the Coverage Amount to you ceases. If you were to cancel your Certificate prior to a severe market downturn, you would not receive any payments of the Coverage Amount. Therefore, you would have foregone the benefit of our Coverage in a market scenario in which such Coverage would be of significant value to you.
Your investments may experience a higher return if you were not subject to the Certificate’s investment requirements.
Only certain investments are available under the Certificate. The permitted assets may be managed in a more conservative fashion than other investments available to you. These investment requirements are designed to minimize the risk to the Company that we will be required to pay the Coverage Amount by reducing the likelihood your Covered Asset Pool Value will drop to zero. If you were not subject to the investment constraints dictated by the Certificate, you might instead purchase other investments (such as other mutual funds) that experience higher growth or lower losses, than the permitted assets. You should consult your financial professional to assist you in determining whether the permitted assets are suited for your financial needs and risk tolerance. Of course, if you were to reallocate or transfer the investments in your Account so that you are no longer invested in the permitted assets, we terminate your Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.
Your investments may experience a higher return without the Certificate Coverage.
We charge a Subscription Fee for Coverage under the Certificate, which will reduce your assets that are invested. If you did not have to pay the Subscription Fee, those funds would be available for investment and could increase due a positive investment return. This potential growth could be greater than the benefits you receive under the Certificate Coverage.
A low interest rate environment may reduce the additional benefit features of your Coverage Plan in comparison to a less expensive Coverage Plan.
The interest rate environment can have a significant effect on the differences between the Coverage Plans. The CorePlus X Coverage Plan includes a benefit feature that provides a positive adjustment to your Payment Percentage each Certificate Year based on the Ten Year Constant Maturity US Treasury Rate. When interest rates are lower, the Ten Year Constant Maturity US Treasury Rate adjustment applied under the CorePlus X Coverage Plan may be insignificant or even zero. This means that you may pay the higher Subscription Fee associated with the CorePlus X Coverage Plan without a positive adjustment to your Payment Percentage in Certificate Years where the Ten Year Constant Maturity US Treasury Rate is low. The recent historically low interest rate environment has caused the Ten Year Constant Maturity US Treasury Rate to be low for an extended period of time. If historically low interest rates persist, you could pay the higher Subscription Fee associated with the CorePlus X Coverage Plan without the benefit of a positive adjustment to your Payment Percentage. In 2022 and 2023, the Ten Year Constant Maturity US Treasury Rate has increased significantly. One should take this into account as well as where the Ten Year Constant Maturity US Treasury Rate has been in recent history. There is no certainty that the Ten Year Constant Maturity US Treasury Rates will continue to rise or that the current level of Ten Year Constant Maturity US Treasury Rate will persist. If the Ten Year Constant Maturity US Treasury Rate do not raise to a level to get a positive Payment Percentage Adjustment then you may pay a higher Subscription Fee associated with the CorePlus X Coverage Plan without a positive adjustment to your Payment Percentage.
Your receipt of any benefits under the Certificate is subject to our financial strength and claims paying ability.
The Certificate is not a separate account product. This means that the assets supporting the Certificate are not held in a segregated account for the exclusive benefit of Certificate Owners. Rather, payments of the Coverage Amount we make when the Covered Asset Pool Value is zero come from our general account, which is not insulated from the claims of other policyholders and our creditors. Thus, your receipt of payments from us is subject to our claims paying ability. You may obtain information on our financial condition by reviewing our financial statements and other financial information, which appear later in this prospectus. For further information, refer to Section 7—Midland National Life Insurance Company.
You should be aware of the various regulatory protections that do and do not apply to the Certificate.
The offer and sale of your Certificate has been registered in accordance with the Securities Act of 1933. We are not an investment advisor and do not provide investment advice to you in connection with the Certificate or your Account. We also are not an investment company and therefore we are not registered under the Investment Company Act of 1940, as amended, and the protections provided by the Investment Company Act of 1940 are not applicable with respect to your Certificate.
You should be aware of the governing law with regard to the Certificate.
The Certificate is issued under a master contract. Therefore, the Certificate will be governed by and construed in accordance with the laws of the state it is issued in, and the obligations, rights and remedies of the Certificate Owner and/or Covered Person thereunder will be determined in accordance with such laws. We may cancel the Certificate, and make no payments of the Coverage Amount, if assets in your Account fail to meet the investment requirements, or if you do not provide us with information necessary to monitor the investments of your Covered Asset Pool.

You are required to invest assets in your Covered Asset Pool in accordance with either a Model Portfolio or a Restricted Asset Allocation Portfolio. If ineligible investments are added to the Covered Asset Pool and/or the allocations of the Covered Asset Pool deviates from our prescribed investment requirements due to investment performance and is not rebalanced pursuant to our time requirements discussed later in this prospectus, we will send a notice of non-compliance to you and your RIA and you will have ten Business Days from mailing of the notice to bring the Covered Asset Pool into compliance. If you fail to do so, the Company will terminate the Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.
We may change the assets permissible under the Coverage, and you may have to rebalance your assets or the Certificate will be terminated.
We may change the requirements for the assets permitted in the Covered Asset Pool at any time, upon ten Business Days’ notice. If we notify you of such a change, you must reallocate assets within the Covered Asset Pool in accordance with the new requirements or your Certificate will be terminated, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero. In addition, complying with new investment requirements could entail payment of higher fees on those investments, and also may have adverse tax implications.
We may cancel the Certificate if the Subscription Fee is not paid.
If we do not receive the Subscription Fee by the due date, we will send a late notice. The Certificate will be terminated, and the Coverage Amount will no longer be guaranteed and no payments will be made (including if the Covered Asset Pool Value were to drop to zero), if we do not receive the Subscription Fee after ten Business Days from mailing of the late notice.
We may remove a Financial Institution from our list of approved Financial Institutions and you may have to move your Account to an approved Financial Institution or the Certificate may be terminated.
We may remove a Financial Institution from our list of approved Financial Institutions at any time. Please note that if we remove a Financial Institution from our list of approved Financial Institutions, you must maintain compliance with the terms of the Certificate and move your Account to an approved Financial Institution. Your Certificate will terminate, and the Coverage Amount will no longer be guaranteed and no payments will be made (including if the Covered Asset Pool Value were to drop to zero), unless you (i) move your Account to an approved Financial Institution within 90 calendar days of the date we send notice of disapproval, (ii) maintain compliance with our investment requirements and provide or give us access to the information or data necessary to monitor the allocations of your Account at all times, and (iii) comply with all other applicable terms of the Certificate.
In addition, your Certificate will terminate, and the Coverage Amount will no longer be guaranteed and no payments will be made (including if the Covered Asset Pool Value were to drop to zero), if the Financial Institution is the custodian or sponsor of your IRA, or the custodian or trustee of another Qualified Account and that custodian/sponsor/trustee discontinues its services unless (i) you replace the custodian/sponsor/trustee within 90 calendar days of discontinuance of service, (ii) maintain compliance with our investment requirements and provide or give us access to the information or data necessary to monitor the allocations of your Account at all times, and (iii) comply with all other applicable terms of the Certificate.
You have the right to move your Account to another Financial Institution from our list of approved Financial Institutions at any time, provided you maintain compliance with our investment requirements and provide or give us access to the information or data necessary to monitor the allocations of your Account at all times and comply with all other applicable terms of the Certificate. Different Financial Institutions may assess different fees and charges for their services. If you transfer your Account to another Financial Institution, you may be subject to higher fees and charges associated with maintaining your Account.
If your RIA is affiliated with your Financial Institution, a change in your Financial Institution may necessitate a change in your RIA as well. You also have the right to change your RIA at any time, provided you remain the client of an RIA at all times. Different RIAs may charge different Advisory Fees. If you change your RIA, you may be subject to higher Advisory Fees associated with their services.
Your payment of the Subscription Fee and/or the Advisory Fee from a Qualified Account may have tax consequences and affect the benefits provided under your Certificate.
There may be tax consequences if you elect to liquidate assets in your Qualified Account to pay the Subscription Fee and/or the Advisory Fee. A 10% federal tax penalty may also apply if you have not yet reached age 59 1⁄2. You should consult your tax advisor before doing so. You should consult your tax advisor, and financial advisor before purchasing a Certificate.

A cybersecurity incidetn could impact our Customer Service Center’s operations or result in the unauthorized access to or use of your confidential information.

We rely heavily on interconnected computer systems and digital data to conduct our insurance business activities. Because our insurance business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is potentially vulnerable to disruptions from utility outages and other problems, and susceptible to operational and information security risks resulting from information systems failure (hardware and software malfunctions) and cyber-attacks. Cyber-attacks may be systemic (affecting the internet, cloud services, or other infrastructure) or targeted (failure in or breach of our systems or those of third parties on whom we rely). There may be an increased risk of cyber-attacks during periods of geopolitical or military conflict. Due to the increasing sophistication of cyber-attacks, such cybersecurity incidents could occur and persist for an extended period of time without detection. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, and unauthorized release of confidential customer information. For instance, cyber-attacks may: interfere with our Customer Service Center’s operations; cause the release and possible destruction of confidential customer or business information; subject us and/or our service providers and intermediaries to regulatory fines and financial losses; and/or cause reputational damage.

A catastrophic event could impact our Customer Service Center’s operations or have a material adverse effect on our business.

Catastrophic events including, but not limited to, terrorist attacks, floods, severe storms or hurricanes, computer cyber-terrorism, military actions or a pandemic disease like the novel coronavirus known as COVID-19, could have a material and adverse effect on our business in several respects by:

•causing long-term interruptions in our service and the services provided by our significant vendors;
•creating economic uncertainty, and reducing or halting economic activity;
•disrupting the financial markets and adversely affecting the value, volatility, and liquidity of securities and other instruments;
•increasing mortality or mortality risks that could adversely affect our claims experience, the actuarial assumptions that underlie our insurance products, and the costs of reinsurance.

The extent to which these types of catastrophic events may impact our business, results of operations, financial condition, liquidity, or prospects will depend on future developments that are highly uncertain and cannot be predicted.

SECTION 3—DESCRIPTION OF THE CERTIFICATE
Introduction to the Certificate
The Certificate is available in connection with Accounts held outside any formal retirement arrangement (i.e., Non-qualified Accounts). The Certificate is also available in connection with Qualified Accounts. The Certificate is offered to individuals who own certain financial assets in an Account maintained at a Financial Institution.
The Certificate is designed to protect investors who are concerned that, either because of Withdrawals (other than Excess Withdrawals) or poor market performance, or both, their Covered Asset Pool may be depleted during their lifetime. In other words, the Certificate provides a limited form of insurance against outliving your assets.
If you comply with the conditions of the Certificate, we will provide to you a guaranteed level of annual income for life, even upon the Covered Asset Pool Value declining to zero. While your Covered Asset Pool Value is greater than zero, this income is in the form of Withdrawals of the Coverage Amount you may take each Certificate Year. If your Covered Asset Pool Value drops to zero, we will issue an immediate annuity to you that will provide lifetime fixed annuity payments of the final Coverage Amount to the Annuitant(s).
Note: There are three important dates to keep in mind relevant to the operation of the Certificate:
(1)    The Certificate Date: The date on which we issue the Certificate to the Certificate Owner. On the Certificate Date, the Coverage Base is set equal to the Certificate Owner’s Covered Asset Pool Value.
(2)    Lock-In Date: The date the initial Coverage Amount is set. The Certificate Owner sets the Lock-In Date when he/she makes the first Withdrawal after Attained Age 60.
(3)    If applicable, the date on which the Covered Asset Pool Value is reduced to zero other than by an Excess Withdrawal. At that point, payments of the Coverage Amount would be made from our assets.
Coverage Plans For Certificates Issued on or after May 1, 2023
You must choose from among three Coverage Plans—the Core Coverage Plan, the CorePlus Coverage Plan and the CorePlus X Coverage Plan. The Coverage Plans differ primarily with regard to (a) the amount of the Subscription Fee, and (b) the impact of the Coverage Plan on the Payment Percentage in certain scenarios. At or prior to the Certificate Date, you must choose (a) one of the three Coverage Plans and (b) the Asset Allocation Tier in which your Covered Asset Pool will be invested.
After the Certificate Date, you can change your investment allocations, subject to our investment requirements. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, the applicable Subscription Fee will be applied to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan.
For each Coverage Plan, the Payment Percentage is set on the Lock-In Date, and is used to calculate the Coverage Amount.Payment Percentages are lower for Certificates with joint Covered Persons. The Payment Percentages for each Coverage Plan are summarized in the tables below:

Single Covered Person:

Core	4.00%
CorePlus	5.00%
CorePlusX	5.00%

Joint Covered Person:

Core	3.50%
CorePlus	4.50%
CorePlusX	4.50%

Coverage Plans Subscription Fee1. As summarized in the following table, the Subscription Fee under the Core Coverage Plan varies, depending on the Asset Allocation Tier. Specifically:
Core Plan Subscription Fee

Asset Allocation	Current Certificate Fee Percentage	Maximum
Tier A	0.75%	2.00%

Tier B	0.90%	2.50%
Tier C	1.10%	3.00%

CorePlus Coverage Plan Subscription Fee

Asset Allocation	Current Certificate Fee Percentage	Maximum
Tier A	1.10%	2.50%
Tier B	1.35%	3.00%
Tier C	1.60%	3.50%

CorePlus X Coverage Plan Subscription Fee

Asset Allocation	Current Certificate Fee Percentage	Maximum
Tier A	1.35%	3.00%
Tier B	1.60%	3.50%
Tier C	1.85%	3.50%

1.Your Subscription Fee is only subject to change if you change your investment allocations to a different Asset Allocation Tier after the Certificate Date. If you do so, your Subscription Fee will be increased or decreased to the then current Subscription Fee associated with your new Asset Allocation Tier. Any increase is subject to the maximum set forth in the table. You cannot change your Coverage Plan election after the Certificate Date.

For all Coverage Plans, if the Covered Asset Pool drops to zero, the Company will calculate your Coverage Amount, based on Payment Percentage that applies to your Coverage Plan, and issue an immediate annuity with fixed payments in equal installments for the life of the Annuitant(s). If there is more than one Annuitant, payments will continue until the death of the second Annuitant. The immediate annuity payment amounts will be based on the final Coverage Amount under the Certificate. Upon issuing the immediate annuity, your Certificate and all its terms (including the Subscription Fee) are terminated.
CorePlus X Coverage Plan Percentage Adjustment
Importantly, under the CorePlus X Coverage Plan, the Payment Percentage, as established on the Lock-In Date based on the age of the Certificate Owner, is eligible for a positive adjustment based on the Ten Year Constant Maturity US Treasury Rate as of the last Business Day of the prior Certificate Year, as shown in the table below:

Core Plus X Coverage Plan Payment Percentage Adjustment
If the Ten Year Constant Maturity US Treasury Rate Was:	0.00% to less than 5.00%	5.00% to less than 5.50%	5.50% to less than 6.50%	6.50% to less than 7.50%	7.50%+
For Issue Age <65, we will increase your Payment Percentage by:	0.00%	0.00%	0.50%	1.00%	1.50%
For Issue Age 65+, we will increase your Payment Percentage by:	0.00%	0.50%	1.00%	1.50%	2.00%
The interest rate environment can have a significant effect on the differences between the Coverage Plans. When interest rates are lower, the Ten Year Constant Maturity US Treasury Rate adjustment applied under the CorePlus X Coverage Plan may be insignificant or even zero, as shown in the table above. This means that you may pay the higher Subscription Fee associated with the CorePlus X Coverage Plan without a positive adjustment to your Payment Percentage in Certificate Years where the Ten Year Constant Maturity US Treasury Rate is low.
In 2022 and 2023, the Ten Year Constant Maturity US Treasury Rate increased significantly. There is no certainty that the Ten Year Constant Maturity US Treasury Rates will continue to rise or that the current level of Ten Year Constant Maturity US Treasury Rate will persist. If the Ten Year Constant Maturity US Treasury Rate do not raise to a level to get a positive Payment Percentage Adjustment then you may pay a higher Subscription Fee associated with the CorePlus X Coverage Plan without a positive adjustment to your Payment Percentage.

Under the adjustment based on the Ten Year Constant Maturity US Treasury Rate, at the beginning of each Certificate Year, we identify the value of the Ten Year Constant Maturity US Treasury Rate as of the last Business Day of the prior Certificate Year. The Coverage Amount for each new Certificate Year is equal to the Coverage Base multiplied by the Payment Percentage established on the Lock-In Date plus any adjustment based on the Ten Year Constant Maturity US Treasury Rate as of the last Business Day of the prior Certificate Year. We apply the same adjustment to determine the Coverage Amount when the Covered Asset Pool Value drops to zero.
For example, assume the Issue Age is 64 and the Payment Percentage at the Lock-In Date is 5.0%. Assume the Ten Year Constant Maturity US Treasury Rate is 5.5% on the last Business Day of the prior Certificate Year. At this level, the Ten Year Constant Maturity US Treasury Rate adjustment is 0.5%, so the adjusted Payment Percentage is 5.5% (5.0% plus 0.5%) for that year. One year later, assume the Ten Year Constant Maturity US Treasury Rate is 3.3%. At this level, the Ten Year Constant Maturity US Treasury Rate adjustment is 0%, so the adjusted Payment Percentage is 5.0% (5.0% plus 0%) for that year. Assume that the Covered Asset Pool Value drops to zero and the Ten Year Constant Maturity US Treasury Rate is 3.3% on the last Business Day of the prior Certificate Year. Because the Covered Asset Pool Value has dropped to zero, there will be a final adjustment using the Ten Year Constant Maturity US Treasury Rate. At this level, the Ten Year Constant Maturity US Treasury Rate adjustment remains 0%, so the adjusted Payment Percentage is 5.0% (5.0% plus 0%). This is the adjusted Payment Percentage that will be used to issue the immediate annuity, which will provide the fixed lifetime annuity payments to the Annuitant(s).

Coverage Plans For Certificates Issued Prior to May 1, 2023
You must choose from among three Coverage Plans—the Core Coverage Plan, the CorePlus Coverage Plan and the CorePlus X Coverage Plan. The Coverage Plans differ primarily with regard to (a) the amount of the Subscription Fee, and (b) the impact of the Coverage Plan on the Payment Percentage in certain scenarios. At or prior to the Certificate Date, you must choose (a) one of the three Coverage Plans, (b) whether your Advisory Fee is to be deducted from the Covered Asset Pool or instead taken from some other source, and (c) the Asset Allocation Tier in which your Covered Asset Pool will be invested.
After the Certificate Date, you can change your investment allocations, subject to our investment requirements If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, the applicable Subscription Fee will be applied to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan. After the Certificate Date, you cannot change your Coverage Plan or Advisory Fee election.
For each Coverage Plan, the Payment Percentage is set on the Lock-In Date, and is used to calculate the Coverage Amount. The Payment Percentage goes up with increased Covered Person Attained Age as of the first partial Withdrawal and with the number of full years since the Certificate Date. Payment Percentages are lower for Certificates with joint Covered Persons. The Payment Percentages for each Coverage Plan are summarized in the tables below.
With the Payment Percentages, please note that (a) for a single life Covered Person, the Attained Age refers to the age as of the last birthday immediately prior to the first partial Withdrawal taken after Attained Age 60 and (b) for a Certificate where there are joint Covered Persons, the Attained Age refers to the age as of the last birthday of the younger Covered Person immediately prior to the first partial Withdrawal taken after younger Covered Person Attained Age 60. The Payment Percentages described above apply to an individual Covered Person, and are reduced by 0.50% if there are joint Covered Persons.
Because the Payment Percentage is determined indirectly by the number of full years since the Certificate Date that the first partial Withdrawal has not been taken, the longer you wait to set the Lock-In Date, the higher your Coverage Amount can be. On the other hand, the longer you wait to set the Lock-In Date, the less time you have to benefit from the guarantee because of decreasing life expectancy as you age.
If your Covered Asset Pool Value drops to zero before the Covered Person’s Attained Age 60 due to investment performance and fee deductions only (i.e., not due to Withdrawals), we will set the Lock-In Date on the day it goes to zero. If this occurs, we will determine your Payment Percentage as if the Covered Person’s Attained Age 60 as of the Lock-In Date.
The specific details of each Coverage Plan are as follows:
Core Coverage Plan
Core Coverage Plan is subject to all the Certificate rules other than those specifically indicated.
Core Coverage Plan Payment Percentages. The applicable Core Coverage Plan Payment Percentages are summarized in the table immediately below:
Core Coverage Plan

Payment Percentages for Certificate with Single Covered Person On Lock-In Date
Single Covered Person Attained Age at Time of First Partial Withdrawal	Time Since CDA Certificate Issue Date
	Less Than 5 Years	5 Years or More
60-64	3.50%	4.00%
65-74	4.50%	5.00%
75-79	5.00%	5.50%
80 and older	5.50%	6.00%

Payment Percentages for Certificate with Joint Covered Persons On Lock-In Date
Younger Joint Covered Person Attained Age at Time of First Partial Withdrawal	Time Since CDA Certificate Issue Date
	Less Than 5 Years	5 Years or More
60-64	3.00%	3.50%
65-74	4.00%	4.50%
75-79	4.50%	5.00%
80 and older	5.00%	5.50%
It is important to note that under the Core Coverage Plan, we reduce the Payment Percentage by 1% if the Covered Asset Pool Value drops to zero.
This means that if, due to partial Withdrawals and/or poor investment performance, your Covered Asset Pool Value drops to zero, we will calculate your Coverage Amount based on the applicable Payment Percentage shown in the table above, less 1%.
Core Coverage Plan Subscription Fee. As summarized in the following table, the Subscription Fee under the Core Coverage Plan varies, depending on (a) whether the Advisory Fee is permitted to be deducted from the Covered Asset Pool, and (b) the Asset Allocation Tier. Specifically:
Core Plan Subscription Fee
Certificates Issued from May 1, 2022 to April 30, 2023:

Advisory Fee Not Deducted from the Covered Asset Pool
Asset Allocation	Current Certificate Fee Percentage	Maximum
Tier A	1.00%	2.00%
Tier B	1.20%	2.50%
Tier C	1.40%	2.50%

Advisory Fee Is Deducted from the Covered Asset Pool
Asset Allocation	Current Certificate Fee Percentage	Maximum
Tier A	1.10%	2.00%
Tier B	1.30%	2.50%
Tier C	1.50%	3.00%
Your Subscription Fee is only subject to change if you change your investment allocations to a different Asset Allocation Tier after the Certificate Date. If you do so, your Subscription Fee will be increased or decreased to the then current Subscription Fee associated with your new Asset Allocation Tier. Any increase is subject to the maximum set forth in the table. You cannot change your Coverage Plan or Advisory Fee election after the Certificate Date. If your RIA changes the amount of the Advisory Fee, or if you change your RIA and your new RIA charges a different Advisory Fee, you may still deduct the new Advisory Fee amount if you made this election on or prior to the Certificate Date. However, the Advisory Fee deduction may not exceed 1% of the Covered Asset Pool Value.

CorePlus Coverage Plan
The CorePlus Coverage Plan is subject to all the Certificate rules other than those specifically indicated.
CorePlus Coverage Plan Payment Percentages. The applicable CorePlus Coverage Plan Payment Percentages are summarized in the table immediately below:
CorePlus Coverage Plan

Payment Percentages for Certificate with Single Covered Person On Lock-In Date
Single Covered Person Attained Age at Time of First Partial Withdrawal	Time Since CDA Certificate Issue Date
	Less Than 5 Years	5 Years or More
60-64	3.50%	4.00%
65-74	4.50%	5.00%
75-79	5.00%	5.50%
80 and older	5.50%	6.00%

Payment Percentages for Certificate with Joint Covered Person On Lock-In Date
Younger Joint Covered Person Attained Age at Time of First Partial Withdrawal	Time Since CDA Certificate Issue Date
	Less Than 5 Years	5 Years or More
60-64	3.00%	3.50%
65-74	4.00%	4.50%
75-79	4.50%	5.00%
80 and older	5.00%	5.50%
Under the CorePlus Coverage Plan, we do NOT reduce the Payment Percentage by 1% if the Covered Asset Pool Value drops to zero. This means that if, due to partial Withdrawals and/or poor investment performance, your Covered Asset Pool Value drops to zero, we will calculate your Coverage Amount based on the applicable Payment Percentage shown in the table above, without adjustment.
CorePlus Coverage Plan Subscription Fee. As summarized in the following table, the Subscription Fee under the CorePlus Coverage Plan varies, depending on (a) whether the Advisory Fee is permitted to be deducted from the Covered Asset Pool, and (b) the Asset Allocation Tier. Specifically:
CorePlus Coverage Plan Subscription Fee

Certificates Issued from May 1, 2022 –April 30, 2023:

:

Advisory Fee Not Deducted from the Covered Asset Pool
Asset Allocation	Current Subscription Fee Percentage	Maximum Subscription Fee Percentage[1]
Tier A	1.30%	2.50%
Tier B	1.55%	3.00%
Tier C	1.80%	3.50%

Advisory Fee Is Deducted from the Covered Asset Pool
Asset Allocation	Current Subscription Fee Percentage	Maximum Subscription Fee Percentage1
Tier A	1.45%	2.50%
Tier B	1.70%	3.00%
Tier C	1.95%	3.50%
1 Your Subscription Fee is only subject to change if you change your investment allocations to a different Asset Allocation Tier after the Certificate Date. If you do so, your Subscription Fee will be increased or decreased to the then current Subscription Fee associated with your new Asset Allocation Tier. Any increase is subject to the maximum set forth in the table. You cannot change your Coverage Plan or Advisory Fee election after the Certificate Date. If your RIA changes the amount of the Advisory Fee, or if you change your RIA and your new RIA charges a different Advisory Fee, you may still deduct the new Advisory Fee amount if you made this election on or prior to the Certificate Date. However, the Advisory Fee deduction may not exceed 1% of the Covered Asset Pool Value.
CorePlus X Coverage Plan
The CorePlus X Coverage Plan is subject to all the Certificate rules other than those specifically indicated.
CorePlus X Coverage Plan Payment Percentages. The applicable CorePlus X Coverage Plan Payment Percentages are summarized in the table immediately below:
CorePlus X Coverage Plan

Payment Percentages for Certificate with Single Covered Person On Lock-In Date
Single Covered Person Attained Age at Time of First Partial Withdrawal	Time Since CDA Certificate Issue Date
	Less Than 5 Years	5 Years or More
60-64	3.50%	4.00%
65-74	4.50%	5.00%
75-79	5.00%	5.50%
80 and older	5.50%	6.00%

Payment Percentages for Certificate with Joint Covered Persons On Lock-In Date
Younger Joint Covered Person Attained Age at Time of First Partial Withdrawal	Time Since CDA Certificate Issue Date
	Less Than 5 Years	5 Years or More
60-64	3.00%	3.50%
65-74	4.00%	4.50%
75-79	4.50%	5.00%
80 and older	5.00%	5.50%
Importantly, under the CorePlus X Coverage Plan, the Payment Percentage, as established on the Lock-In Date based on the age of the Certificate Owner, is eligible for a positive adjustment based on the Ten Year Constant Maturity US Treasury Rate as of the last Business Day of the prior Certificate Year, as shown:

Core Plus X Coverage Plan Payment Percentage Adjustment
If the Ten Year Constant Maturity US Treasury Rate Was:	0.00% to less than 4.00%	4.00% to less than 4.50%	4.50% to less than 5.50%	5.50% to less than 6.50%	6.50%+
For Issue Age <65, we will increase your Payment Percentage by:	0.00%	0.00%	0.50%	1.00%	1.50%
For Issue Age 65+, we will increase your Payment Percentage by:	0.00%	0.50%	1.00%	1.50%	2.00%
The interest rate environment can have a significant effect on the differences between the Coverage Plans. When interest rates are lower, the Ten Year Constant Maturity US Treasury Rate adjustment applied under the CorePlus X Coverage Plan may be insignificant or even zero, as shown in the table above. This means that you may pay the higher Subscription Fee associated with the CorePlus X Coverage Plan without a positive adjustment to your Payment Percentage in Certificate Years where the Ten Year Constant Maturity US Treasury Rate is low.
In 2022 and 2023, the Ten Year Constant Maturity US Treasury Rate increased significantly. There is no certainty that the Ten Year Constant Maturity US Treasury Rates will continue to rise or that the current level of Ten Year Constant Maturity US Treasury Rate will persist. If the Ten Year Constant Maturity US Treasury Rate do not raise to a level to get a positive Payment Percentage Adjustment then you may pay a higher Subscription Fee associated with the CorePlus X Coverage Plan without a positive adjustment to your Payment Percentage.

Under the adjustment based on the Ten Year Constant Maturity US Treasury Rate, at the beginning of each Certificate Year, we identify the value of the Ten Year Constant Maturity US Treasury Rate as of the last Business Day of the prior Certificate Year. The Coverage Amount for each new Certificate Year is equal to the Coverage Base multiplied by the Payment Percentage established on the Lock-In Date plus any adjustment based on the Ten Year Constant Maturity US Treasury Rate as of the last Business Day of the prior Certificate Year. We apply the same adjustment to determine the Coverage Amount when the Covered Asset Pool Value drops to zero.
For example, assume the Issue Age is 64 and the Payment Percentage at the Lock-In Date is 3.5%. Assume the Ten Year Constant Maturity US Treasury Rate is 4.5% on the last Business Day of the prior Certificate Year. At this level, the Ten Year Constant Maturity US Treasury Rate adjustment is 0.5%, so the adjusted Payment Percentage is 4.0% (3.5% plus 0.5%) for that year. One year later, assume the Ten Year Constant Maturity US Treasury Rate is 3.3%. At this level, the Ten Year Constant Maturity US Treasury Rate adjustment is 0%, so the adjusted Payment Percentage is 3.5% (3.5% plus 0%) for that year. Assume that the Covered Asset Pool Value drops to zero and the Ten Year Constant Maturity US Treasury Rate is 3.3% on the last Business Day of the prior Certificate Year. Because the Covered Asset Pool Value has dropped to zero, there will be a final adjustment using the Ten Year Constant Maturity US Treasury Rate. At this level, the Ten Year Constant Maturity US Treasury Rate adjustment remains 0%, so the adjusted Payment Percentage is 3.5% (3.5% plus 0%). This is the adjusted Payment Percentage that will be used to issue the immediate annuity, which will provide the fixed lifetime annuity payments to the Annuitant(s).
CorePlus X Coverage Plan Subscription Fee. As summarized in the following table, the Subscription Fee under the CorePlus X Coverage Plan varies, depending on (a) whether the Advisory Fee is permitted to be deducted from the Covered Asset Pool, and (b) the Asset Allocation Tier. Specifically:
CorePlus X Coverage Plan Subscription Fee

Certificate Issued from May 1, 2022 –April 30, 2023:

Advisory Fee Not Deducted from the Covered Asset Pool
Asset Allocation	Current Subscription Fee Percentage	Maximum Subscription Fee Percentage
Tier A	1.50%	2.50%
Tier B	1.80%	3.00%
Tier C	2.10%	3.50%

Advisory Fee Is Deducted from the Covered Asset Pool
Asset Allocation	Current Subscription Fee Percentage	Maximum Subscription Fee Percentage
Tier A	1.65%	3.00%
Tier B	1.95%	3.50%
Tier C	2.25%	3.50%
Your Subscription Fee is only subject to change if you change your investment allocations to a different Asset Allocation Tier after the Certificate Date. If you do so, your Subscription Fee will be increased or decreased to the then current Subscription Fee associated with your new Asset Allocation Tier. Any increase is subject to the maximum set forth in the table. You cannot change your Coverage Plan or Advisory Fee election after the Certificate Date. If your RIA changes the amount of the Advisory Fee, or if you change your RIA and your new RIA charges a different Advisory Fee, you may still deduct the new Advisory Fee amount if you made this election on or prior to the Certificate Date. However, the Advisory Fee deduction may not exceed 1% of the Covered Asset Pool Value.
For all Coverage Plans, if the Covered Asset Pool drops to zero, the Company will calculate your Coverage Amount, based on Payment Percentage that applies to your Coverage Plan, and issue an immediate annuity with fixed payments in equal installments for the life of the Annuitant(s). If there is more than one Annuitant, payments will continue until the death of the second Annuitant. The immediate annuity payment amounts will be based on the final Coverage Amount under the Certificate. Upon issuing the immediate annuity, your Certificate and all its terms (including the Subscription Fee) are terminated.

Purchasing the Certificate
On the date you purchase the Certificate, all of the following must be true:
•    The Covered Asset Pool Value held in your Account must be at least $50,000 and not more than $2 million. Contributions in excess of $2 million must be pre-approved by us.
•    You must comply with the applicable Covered Asset Pool investment requirements.

•    For a sole owner of the Certificate, the owner must be younger than age 80 on the Certificate Date. Joint owners of the Certificate must be spouses as defined under federal law, and each must be younger than age 80 on the Certificate Date.
•    In the case of a single Certificate Owner where the owner and the owner’s spouse are Covered Persons, the owner’s spouse must be younger than age 80. We may require due proof of age before issuing the Certificate. If there are two Covered Persons and the Certificate is purchased through a Qualified Account, the age difference between the spouses must not exceed 10 years. This 10 year age difference restriction does not apply to Certificates purchased through Non-qualified Accounts.
To purchase the Certificate, you must complete an application form. Application forms are available through financial professionals. Your application form is subject to our approval. We may refuse to issue a Certificate at any time in our sole discretion.
If your application is accepted and the Certificate is issued, then you are given a free look period during which you may cancel the Certificate. The free look period begins upon your receipt of the Certificate and ends 10 calendar days thereafter (or such longer period that your state may require). To cancel the Certificate during the free look period, you must provide the Company with written notice within the 10 day period. If you cancel the Certificate during the free look period, we will refund any Subscription Fees paid.
Coverage Base
It is important to remember that the Coverage Base is used only in calculating your Coverage Amount. It is not a cash value of the Certificate. The Certificate has no cash value, and the Coverage Base cannot be withdrawn (although it may increase or decrease as indicated below). It also is not a guarantee of the value of any assets held within your Account.
On the Certificate Date, the Coverage Base is set equal to the Certificate Owner’s Covered Asset Pool Value.
Example 1:
Assume that you purchase the Certificate and at that time, you have $100,000 invested in the Covered Asset Pool through your Account. Your initial Coverage Base on the Certificate Date is $100,000.
Coverage Base Increases—Automatic Step-Ups
The Coverage Base will increase in two circumstances:
•    First, Subsequent Contributions increase the Coverage Base dollar-for-dollar. Qualified Account contributions are subject to limitations under the Code. Subsequent Contributions can only be made within the first twelve months after the Certificate Date, provided no partial Withdrawals have been taken.
•    Second, on each Certificate Anniversary prior to the date on which the maximum Coverage Base is reached, we will compare the Coverage Base to the Covered Asset Pool Value at the end of the previous Business Day. If the Covered Asset Pool Value is greater than the Coverage Base, then the Coverage Base will be stepped-up (i.e., increased) automatically to equal the Covered Asset Pool Value. Automatic Step-Ups can occur before and after the Lock-In Date, until the maximum Coverage Base is reached. After the maximum Coverage Base is reached, no Automatic Step-Ups will occur, even if the Coverage Base is later reduced below the maximum Coverage Base (e.g., as a result of Excess Withdrawals).
In general, the Covered Asset Pool Value increases each time you make a permitted Subsequent Contribution and decreases each time you make a Withdrawal. The Covered Asset Pool Value may also increase or decrease based on “market fluctuations,” (e.g., changes in the value of the fund shares held in the Covered Asset Pool). The Covered Asset Pool Value will decrease as a result of deductions of the Annual Fee Allowance, including deductions of the Advisory Fee if you pay the Advisory Fee from your Covered Asset Pool. Any decrease in the Covered Asset Pool Value, including as a result of Annual Fee Allowance deductions, will prevent an Automatic Step-Up if the Covered Asset Pool Value drops below the current Coverage Base and will reduce the amount of any Automatic Step-Up by the amount of the decrease in the Covered Asset Pool Value.
Example 2:
Assume that your Coverage Base and Covered Asset Pool are both valued at $100,000, and that you make a Subsequent Contribution of $25,000 within the first twelve months after the Certificate Date. Upon making the Contribution, your Coverage Base and your Covered Asset Pool will each increase to $125,000.
Assume that on the next Certificate Anniversary, your Covered Asset Pool Value has decreased to $120,000, due to market declines. Your Coverage Base will remain at $125,000.
The sum of the initial Contribution and any Subsequent Contributions may not exceed the maximum total Contributions of $2 million without our prior approval. Where the Covered Person consists of spouses, the $2 million limit remains the same—it is not increased on account of the additional Covered Person. Also, if you own multiple Certificates, a single $2 million limit will apply across all of your Certificates. Regardless of the limit on Contributions noted above, we may suspend Subsequent Contributions at any time by providing written notice.

Coverage Base Decreases
Your Coverage Base is the sum of all Contributions, adjusted for any Excess Withdrawals taken and any Automatic Step-Ups applied. Contribution amounts are not adjusted thereafter for investment performance of the assets, for deductions of the Annual Fee Allowance, or for subsequent partial Withdrawals other than Excess Withdrawals. Therefore, a reduction in your Covered Asset Pool Value will not, by itself, reduce your Coverage Base. Your Covered Asset Pool Value may be reduced by poor investment performance of the assets, by deductions of the Annual Fee Allowance, or by subsequent partial Withdrawals (including Excess Withdrawals). However, only Excess Withdrawals will have the effect of reducing your Coverage Base.
Withdrawals in a Certificate Year that, in total, are less than or equal to the Coverage Amount (or RMD, if greater) do not reduce the Coverage Base. We will notify you of any Withdrawal from your Account that we consider an Excess Withdrawal. If you do not follow the procedure for Inadvertent Partial Withdrawals thereafter, it will be treated as an Excess Withdrawal. First, within five Business Days after the Withdrawal, you must notify us of your intent to reinvest the withdrawn proceeds in the Covered Asset Pool. Written notice can be sent to our Customer Service Center at 222 South First Street, Suite 600, Louisville, KY 40202 or via fax at (502) 882-6040. Second, within five Business Days after we receive your notice, the withdrawn proceeds must be returned to the Covered Asset Pool. If you follow the process, we will treat the amount as an Inadvertent Partial Withdrawal, and it will not be considered an Excess Withdrawal or reduce the Coverage Base.
Excess Withdrawals in a Certificate Year that are greater than the Coverage Amount (or RMD, if greater) will cause a pro rata reduction to the Coverage Base according to the following formula:
Coverage Base After Excess Withdrawal =
Coverage Base Before Excess Withdrawal * [1 – Excess Withdrawal Amount / Covered Asset Pool Value (Before Excess Withdrawal)]
Example 3:
Assume that your Coverage Base Value and Covered Asset Pool Value are both valued at $100,000 before making a withdrawal, and then you make a subsequent partial Excess Withdrawal of $2,000. Upon making this partial Excess Withdrawal your Coverage Base will be reduced to $98,000 = $100,000 * (1 - $2,000 / $100,000). Since the Coverage Base and Covered Asset Pool value are both $100,000 prior to the partial Excess Withdrawal, the Coverage Base Value reduces by $2,000, the same dollar amount of the partial Excess Withdrawal amount.
Example 4:
Assume that your Coverage Base Value is $150,000 and Covered Asset Pool Value is valued at $100,000 before making a withdrawal, and then you make a subsequent partial Excess Withdrawal of $2,000. Upon making this partial Excess Withdrawal your Coverage Base will be reduced to $147,000 = $150,000 * (1 - $2,000 / $100,000). Since the Coverage Base is greater than the Covered Asset Pool at the time of the partial Excess Withdrawal, the Coverage Base Value is reduced by $3,000, more than the partial Excess Withdrawal amount.
Example 5:
Assume that your Coverage Base Value is $90,000 and Covered Asset Pool Value is valued at $100,000 before making a withdrawal, and then you make a subsequent partial Excess Withdrawal of $2,000. Upon making this partial Excess Withdrawal your Coverage Base will be reduced to $88,200 = $90,000 * (1 - $2,000 / $100,000). Since the Coverage Base is less than the Coverage Asset Pool value at the time of the partial Excess Withdrawal, the Coverage Base Value is reduced by $1,800, less than the partial Excess Withdrawal amount.
If an Excess Withdrawal reduces the Covered Asset Pool Value to zero, the Certificate will terminate, and the Coverage Amount will no longer be guaranteed and no payments will be made. Please see “Excess Withdrawals” in Section 3—Description of the Certificate.
If the Certificate Owner withdraws less than the Coverage Amount from the Covered Asset Pool in a Certificate Year, the unused portion cannot be carried over to the next Certificate Year.
Coverage Amount
Prior to the Lock-In Date, the Coverage Amount is equal to zero. Starting on and after the Lock-In Date, the Coverage Amount is calculated each Certificate Year. For a Certificate Owner of a Non-qualified Account, the Coverage Amount is the amount that may withdraw each Certificate Year from the Covered Asset Pool for the lifetime of the Covered Person, without reducing the Coverage Amount in future years. With respect to Qualified Accounts, each Certificate Year the Certificate Owner may withdraw the greater of the Coverage Amount or the RMD. Withdrawals of the Coverage Amount (or RMDs, if greater) are not treated as Excess Withdrawals. If during any Certificate Year less than the full Coverage Amount is withdrawn, the remaining amount may not be carried over into any future Certificate Year.

The Payment Percentage is set on the Lock-In Date and is based on the Coverage Plan you elect. The Payment Percentage, in turn, is used to determine the Coverage Amount. Specifically:
(a)    For Certificates issued on or after May 1, 2023 with the Core Coverage Plan and for all Certificates (regardless of issue date) with the CorePlus Coverage Plan, the Coverage Amount will equal the Coverage Base multiplied by the applicable Payment Percentage; and
(b)    For Certificates with the Core Coverage Plan issued prior to May 1, 2023, the Payment Percentage is reduced by 1% if the Covered Assets go to zero; and
(c )     For Certificates with the CorePlus X Coverage Plan issued on or after May 1, 2023, the Coverage Amount will equal the Coverage Base multiplied by the Payment Percentage of 5% established on the Lock-In Date plus any adjustment based on the Ten Year Constant Maturity US Treasury Rate as of the last Business Day of the prior Certificate Year.

If your Covered Asset Pool Value drops to zero, the Company will terminate your Certificate and issue an immediate annuity to the Certificate Owner, where the amount of the immediate annuity payments equals the final Coverage Amount. The immediate annuity will be a life annuity with fixed payments made at any interval that we offer (e.g., monthly). Payments will be made until the death of the Annuitant(s). If there is more than one Annuitant, payments will continue until the death of the second Annuitant. Please note that the Federal income tax treatment of payments received under the immediate annuity may vary from the tax treatment accorded to Withdrawals under the Certificate. Please see TAX CONSIDERATIONS in that regard.
If your Covered Asset Pool drops to zero due to an Excess Withdrawal, we will terminate your Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made.

Calculation of the Coverage Amount ON the Lock-In Date
At the Lock-In Date, we calculate the initial Coverage Amount by multiplying the Coverage Base by the applicable Payment Percentage as of the Lock-In Date. If, for example, your Payment Percentage is 4.0%, then you may withdraw up to 4.0% of the Coverage Base every Certificate Year from your Covered Asset Pool without causing an Excess Withdrawal and reducing the benefits guaranteed to you by the Certificate. Deduction of the Annual Fee Allowance does not reduce the Coverage Base.
Example 6:
A 65 year old Certificate Owner whose Certificate was issued six years ago takes a first partial Withdrawal of $2,000 from the Covered Asset Pool. At the time of the partial Withdrawal the Coverage Base is $100,000. This Withdrawal sets the Lock-in Date and the Payment Percentage is set at 5% and has a Coverage Amount for the current Certificate Year of $5,000 (5% of $100,000), so the Certificate Owner may withdraw an additional $3,000 ($5,000 Coverage Amount - $2,000 first partial Withdrawal) during the Certificate Year under the CDA coverage. On the following Certificate Anniversary, the Covered Asset Pool Value increases to $125,000 due to positive investment performance. This is greater than the current Coverage Base, so there will be an Automatic Step-Up of the Coverage Base to $125,000. For this Certificate Year, the Coverage Amount is 5% (the Payment Percentage set on Lock-in Date) of $125,000 (the Coverage Base after the Automatic Step-Up), or $6,250.
Example 7:
A 65 year old Certificate Owner whose Certificate was issued four years ago takes a first partial Withdrawal of $2,000 from the Covered Asset Pool. At the time of the partial Withdrawal the Coverage Base is $100,000. This withdrawal sets the Lock-in Date and the Payment Percentage is set at 4.0% and has a Coverage Amount for the current Certificate Year of $4,000 (4.0% of $100,000), so the Certificate Owner may withdraw an additional $2,000 ($4,000 Coverage Amount - $2,000 first partial Withdrawal) during the Certificate Year under the CDA coverage. On the following Certificate Anniversary, the Covered Asset Pool Value drops to $75,000 due to poor investment performance. This is less than the current Coverage Base, so there will be no Automatic Step-Up of the Coverage Base. For this Certificate Year, the Coverage Base will remain $100,000 and the Coverage Amount will remain $4,000.
Example 8:
A 55 year old Certificate Owner whose Certificate was issued six years ago takes a first partial Withdrawal of $2,000 from the Covered Asset Pool. At the time of the partial Withdrawal the Coverage Base Value is $100,000. This Withdrawal does not set the Lock-in Date because the Certificate Owner is under Attained Age 60 at the time of the first partial Withdrawal, so the Payment Percentage is not set and the entire $2,000 partial Withdrawal is treated as an Excess Withdrawal. In addition, if the Certificate was issued under a Qualified Account, there may be adverse tax consequences including a 10% federal tax penalty.
Example 9:
A 79 year old Certificate Owner whose Certificate was issued one month ago takes a first partial Withdrawal of $2,000 from the Covered Asset Pool. At the time of the partial Withdrawal the Coverage Base Value is $100,000. This Withdrawal sets the Lock-in Date and the Payment Percentage is set at 5% and has a Coverage Amount for the current Certificate Year of $100,000 * 5% = $5,000, so the Certificate Owner may withdraw an additional $3,000 = $5,000 - $2,000 during the Certificate Year under the CDA coverage. In addition, the Certificate Owner will not be able to make Subsequent Contributions after the Lock-In Date.

Calculation of the Coverage Amount AFTER the Lock-In Date
After the Lock-In Date, the Coverage Amount can be increased by an Automatic Step-Up. After the Lock-In Date, even if the Lock-In Date occurs during the first 12 months after the Certificate Date, Subsequent Contributions are not allowed and will not increase the Coverage Amount.
With regard to the Automatic Step-Up, on the last Business Day of each Certificate Anniversary prior to such time that the maximum Coverage Base is reached, we compare the Covered Asset Pool Value to the Coverage Base. If on that Certificate Anniversary, the Covered Asset Pool Value exceeds the Coverage Base, we automatically increase the Coverage Base to equal that greater amount. On the last Business Day of the Certificate Anniversary, we will ensure that all transactions effected on that Business Day (e.g., deduction of the Advisory Fee or the Subscription Fee, or a partial Withdrawal) are reflected in the Covered Asset Pool Value prior to making that comparison and effectuating the Automatic Step-Up. The Covered Asset Pool Value will decrease as a result of deductions of the Annual Fee Allowance, including deductions of the Advisory Fee if you elected to pay the Advisory Fee from your Covered Asset Pool. Any decrease in the Covered Asset Pool Value, including as a result of Annual Fee Allowance deductions, will prevent an Automatic Step-Up if the Covered Asset Pool Value drops below the current Coverage Base and will reduce the amount of any Automatic Step-Up by the amount of the decrease in the Covered Asset Pool Value.
Example 10:
A 65 year old Certificate Owner whose Certificate was issued six years ago has total Contributions of $70,000 and takes a first partial Withdrawal of $2,000 from the Covered Asset Pool. At the time of the partial Withdrawal the Coverage Base is $100,000. This Withdrawal sets the Lock-in Date and the Payment Percentage is set at 5% and has a Coverage Amount for the current Certificate Year of $5,000 = 5% * $100,000, so the Certificate Owner may withdraw an additional $3,000 ($5,000 Coverage Amount - $2,000 first partial Withdrawal) during the Certificate Year under the CDA coverage.
Example 11:
Same Certificate as in Example 10 above, the next Certificate Anniversary the Covered Asset Pool Value is $125,000, which is greater than the current Coverage Base ($100,000), so there will be an Automatic Step-Up of the Coverage Base to $125,000. For this Certificate Year, the Coverage Amount is increased to 5% (the Payment Percentage set on Lock-in Date) * $125,000 (the Coverage Base after the Automatic Step-Up) = $6,250.
Example 12:
Same Certificate as in Examples 10 and 11 above, the next Certificate Anniversary the Covered Asset Pool Value is $95,000, which is less than the current Coverage Base ($125,000), so there will be no Automatic Step-Up of the Coverage Base. For this Certificate Year, the Coverage Base will remain $125,000 and the Coverage Amount will remain $6,250.
Example 13:
Same Certificate as in Examples 10, 11 and 12 above, the next Certificate Anniversary the Covered Asset Pool Value is $195,000, which is greater than the current Coverage Base ($125,000), so there will be an Automatic Step-Up of the Coverage Base. The maximum Coverage Base is $175,000 (250% of the $70,000 total Contributions). In this case, the Covered Asset Pool Value of $195,000 exceeds the maximum Coverage Base of $175,000, so the Coverage Base after the Automatic Step-Up will be $175,000. For this Certificate Year, the Coverage Amount is increased to $8,750 (5% of $175,000). Since the Certificate Coverage Base is at the maximum Coverage Base, there will be no more Automatic Step-Ups available on future Certificate Anniversary dates for this Certificate.
If after the Lock-In Date the Covered Asset Pool Value drops to zero, we re-calculate the Coverage Amount, using a Payment Percentage that is equal to the Payment Percentage that was used to determine the original Coverage Amount. Under that scenario, the Company will discharge its payment obligations by issuing an immediate annuity to the Certificate Owner, where the immediate annuity payments equal the re-calculated Coverage Amount. The immediate annuity will be a life annuity, making fixed payments at one of the payment intervals that we offer (e.g., monthly). Payments will be made until the death of the Annuitant(s). If there is more than one Annuitant, payments will continue until the death of the second Annuitant. Please note that the Federal income tax treatment of payments received under the immediate annuity may vary from the tax treatment accorded to Withdrawals under the Certificate. Please see “Section 6—Tax Considerations” in that regard.
In general, Withdrawals that you make above the Coverage Amount (including deductions in excess of the Annual Fee Allowance), in any Certificate Year have the potential to significantly decrease and even terminate the benefits provided by the Certificate.
Excess Withdrawals
Excess Withdrawals are the amount of Withdrawal(s) from the Covered Asset Pool that exceed the amount allowed for that Certificate Year.
Withdrawals Prior to Covered Person Attained Age 60—Any partial Withdrawal taken prior to a Covered Person reaching Attained Age 60 is an Excess Withdrawal and does not establish the Lock-In Date.

Withdrawals taken After Covered Person Attained Age 60 or older—An Excess Withdrawal is any portion of a Withdrawal in excess of the Coverage Amount (or the RMD, if greater) for that Certificate Year.
Withdrawals establishing the Lock-In Date—to avoid an Excess Withdrawal in connection with your first Withdrawal after the Covered Person’s Attained Age 60 (which will establish your Lock-In Date), be sure that the amount of that first Withdrawal is less than or equal to the Coverage Amount that is determined when that first Withdrawal is made.
Withdrawals after the Lock-In Date—the total amount of a Withdrawal (or Withdrawals) from the Covered Asset Pool during a Certificate Year in excess of the Coverage Amount available during that Certificate Year is an Excess Withdrawal.
You may elect to have certain fees deducted from your Covered Asset Pool without being considered a Withdrawal of those amounts, and the total of those fees is called your Annual Fee Allowance. Deductions for the Annual Fee Allowance are not Withdrawals, and will not be counted towards an Excess Withdrawal. The Annual Fee Allowance includes the Subscription Fee and any incidental trading or other Financial Institution account fees deducted from the Account. Incidental trading fees include transactional based pricing fees, which are fees that are charged per transaction. However, asset based pricing fees, which are trading fees your RIA may assess that allow for unlimited trading transactions and are based on the value of the assets in the Account, are not considered incidental fees and will not be considered part of the Annual Fee Allowance. In addition, the Advisory Fee may be included in the Annual Fee Allowance if elected by the Certificate Owner at the time the Certificate was issued for Certificates issued prior to May 1, 2023 and for all Certificates issued on or after May 1, 2023, without the need for prior election. If your RIA changes the amount of the Advisory Fee, or if you change your RIA and your new RIA charges a different Advisory Fee, you may still deduct the new Advisory Fee amount. However, the Advisory Fee deduction may not exceed 1% (for Certificates issued prior to November 15, 2023) or 1.25% (for Certificates issued on or after November 15, 2023) of the Covered Asset Pool Value annually.
We will establish procedures to verify that a deduction is part of the Annual Fee Allowance. Amounts properly deducted as part of the Annual Fee Allowance are not treated as Withdrawals and will not contribute to the Excess Withdrawal calculation. Any Withdrawal that is not properly identified by you and your RIA as part of the Annual Fee Allowance may be treated as an Excess Withdrawal.
If you inadvertently take a partial Withdrawal from the Covered Asset Pool, you may follow a process to prevent it from being considered a Withdrawal of Coverage Amount or an Excess Withdrawal. You may follow this process even if the Withdrawal, combined with any other Withdrawals you have taken in that Certificate Year, did not cause an Excess Withdrawal. We will notify you of any Withdrawal from your Account that we consider an Excess Withdrawal. If you do not follow the procedure for Inadvertent Partial Withdrawals thereafter, it will be treated as an Excess Withdrawal. First, within five Business Days after the Withdrawal, you must notify us of your intent to reinvest the withdrawn proceeds in the Covered Asset Pool. Written notice can be sent to our Customer Service Center at 222 South First Street, Suite 600, Louisville, KY 40202 or via fax at (502) 882-6040. Second, within five Business Days after we receive your notice, the withdrawn proceeds must be returned to the Covered Asset Pool. If you follow the process, we will treat the amount as an Inadvertent Partial Withdrawal, and it will not be considered a Withdrawal of Coverage Amount or an Excess Withdrawal.
Dividends and other distributions from the assets that are not automatically reinvested in the Covered Asset Pool are considered Withdrawals, and may contribute to an Excess Withdrawal to the extent they exceed the Coverage Amount when added to other Withdrawals you have taken that Certificate Year.
Excess Withdrawals in any Certificate Year have the potential to significantly decrease and even terminate the benefits provided by the Certificate. Excess Withdrawals cause a pro rata reduction to the Coverage Base. If the Coverage Base is greater than the Covered Asset Pool Value at the time of the Excess Withdrawal, the reduction in Coverage Base will be more than a dollar-for-dollar reduction. The Coverage Amount is calculated by applying the Payment Percentage to the Coverage Base each Certificate Year. If your Coverage Base is reduced by Excess Withdrawals, your Coverage Amount will also be reduced. Please see “Coverage Base” and “Coverage Amount” above for examples of how Excess Withdrawals can affect your Coverage Base and Coverage Amount.
Covered Asset Pool Transfers
The Certificate Owner may make transfers of assets within the Covered Asset Pool at any time subject to applicable investment requirements. Any transfer, sale or exchange of an asset in the Covered Asset Pool for and into an investment option that does not meet our investment requirements is an ineligible investment. If ineligible investments are added to the Covered Asset Pool, we will send a notice of non-compliance to you and your RIA and you will have ten Business Days from mailing to bring the Covered Asset Pool into compliance. If you fail to do so, the Company will terminate the Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.
Subscription Fee
The Subscription Fee is the fee we charge the Certificate Owner for the benefits provided under the Certificate. The Subscription Fee is a percentage of the sum of all Contributions (after adjustment for any Excess Withdrawal taken). Contribution amounts are not adjusted thereafter for investment performance, for deductions of the Annual Fee Allowance, or for subsequent partial Withdrawals other than Excess Withdrawals. However, Excess Withdrawals reduce Contributions on a pro rata basis.
As indicated above, the amount of the Subscription Fee varies, depending on which Coverage Plan you have elected and the Asset Allocation Tier you have invested in, as well as whether the Certificate was issued prior to May 1, 2023. For more information, see “Subscription Fee” earlier in this Prospectus. We will bill you the quarterly portion of that annual Subscription Fee percentage as of the end of each calendar quarter. That is, on each such date, we will bill you one-fourth of the annual Subscription Fee. You may choose to pay the Subscription Fee from a separate cash account you establish or from the Covered Asset Pool. You may change this election at any time. If we do not receive the Subscription Fee as of the due date, we will send a late notice. The Certificate will be terminated, and the Coverage Amount will no longer be guaranteed and no payments will be made (including if the Covered Asset Pool Value were to drop to zero), if we do not receive the Subscription Fee after ten Business Days from mailing of the late notice.
If you change your investment allocations within the Asset Allocation Tier composition requirements of your current Asset Allocation Tier, your Subscription Fee will not change. However, if you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, We will increase (subject to a maximum) or decrease the Subscription Fee to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan at the time of the change.
The Subscription Fee will be calculated and due on the last day of each calendar quarter. If you change your Asset Allocation Tier during the quarter, the Subscription Fee will be calculated so that the change in your Subscription Fee percentage takes effect from the date the new Asset Allocation Tier takes effect. This means that the Subscription Fee percentage associated with your old Asset Allocation Tier will be applied to the days in that calendar quarter prior to the date on which the new Asset Allocation Tier took effect. The Subscription Fee percentage associated with your new Asset Allocation Tier will be applied to the days in that calendar quarter from the date the new Asset Allocation Tier takes effect.
Example For Certificates Issued on or After May 1, 2023:
A Certificate Owner elected the CorePlus Coverage Plan and Asset Allocation Tier B. The Certificate Owner has total Contributions of $150,000 and a Subscription Fee percentage of 1.35%. During the fourth calendar quarter after Certificate Date, the Certificate Owner changes from Asset Allocation Tier B to Asset Allocation Tier C on October 19. The Subscription Fee for the fourth calendar quarter is assessed on December 31. The Subscription Fee percentage will change from 1.35% to 1.60% (the then-current Subscription Fee percentage for Asset Allocation Tier C under the CorePlus Coverage Plan on the date of the change in the Asset Allocation Tier (October 19). The total number of days during the calendar quarter is 92 (31 days of October + 30 days of November + 31 days of December). The change was made 18 days after the calendar quarter began, so the Subscription Fee percentage associated with Asset Allocation Tier B (1.35%) will be used to calculate the Subscription Fee for the first 18 days. The Subscription Fee assessed for the total Contributions prior to the change in Asset Allocation Tier is $99.05 = $150,000 * (1.35% / 4) * (18 / 92). There were 74 days remaining in the calendar quarter when the change was made (92 – 18), so the Subscription Fee percentage associated with Asset Allocation Tier C (1.60%) will be used to calculate the Subscription Fee for the remaining 74 days. The Subscription Fee assessed for the total Contributions after the change in Asset Allocation Tier is $482.61 = $150,000 * (1.60% / 4) * (74 / 92). The total Subscription Fee assessed on December 31 is $581.66 ($99.05 + $482.61).

Example For Certificates Issued Prior to May 1, 2023:
A Certificate Owner elected the CorePlus Coverage Plan, no Advisory Fee from the Covered Asset Pool, and Asset Allocation Tier B. The Certificate Owner has total Contributions of $150,000 and a Subscription Fee percentage of 1.55%. During the fourth calendar quarter after Certificate Date, the Certificate Owner changes from Asset Allocation Tier B to Asset Allocation Tier C on October 19. The Subscription Fee for the fourth calendar quarter is assessed on December 31. The Subscription Fee percentage will change from 1.55% to 1.80% (the then-current Subscription Fee percentage for Asset Allocation Tier C under the CorePlus Coverage Plan with no Advisory Fee) on the date of the change in the Asset Allocation Tier (October 19). The total number of days during the calendar quarter is 92 (31 days of October + 30 days of November + 31 days of December). The change was made 18 days after the calendar quarter began, so the Subscription Fee percentage associated with Asset Allocation Tier B (1.55%) will be used to calculate the Subscription Fee for the first 18 days. The Subscription Fee assessed for the total Contributions prior to the change in Asset Allocation Tier is $113.72 = $150,000 * (1.55% / 4) * (18 / 92). There were 74 days remaining in the calendar quarter when the change was made (92 – 18), so the Subscription Fee percentage associated with Asset Allocation Tier C (1.80%) will be used to calculate the Subscription Fee for the remaining 74 days. The Subscription Fee assessed for the total Contributions after the change in Asset Allocation Tier is $542.93 = $150,000 * (1.80% / 4) * (74 / 92). The total Subscription Fee assessed on December 31 is $656.65 ($113.72 + $542.93).

Advisory Fee
The Advisory Fee is wholly separate from and in addition to the Subscription Fee. The Subscription Fee does not offset any portion of your Advisory Fee. The Company is not a party to the Advisory Fee. The Advisory Fee, if any, is solely between you and your RIA. However, the Company allows you to have the RIA’s Advisory Fee deducted from the Covered Asset Pool. If you choose to have the Advisory Fee deducted from your Covered Asset Pool, the deduction will not reduce the Coverage Base, trigger the Lock-In Date, be treated as a Withdrawal or reduce the amount of permitted Withdrawals from the Covered Asset Pool each Certificate Year, provided the deduction does not exceed the maximum limits below.

•Certificates issued prior to May 1, 2023
The Advisory Fee deduction may not exceed 1.00% of the Covered Asset Pool Value annually. Advisory Fees may not be deducted from the Covered Assets unless you elected this benefit at the time your Certificate was issued. If you elected to deduct the Advisory Fees from the Covered Asset Pool, there is an additional Certificate Fee Percentage.

•Certificates issued from May 1, 2023 to November 14, 2023
The Advisory Fee deduction may not exceed 1.00% of the Covered Asset Pool Value annually. You do not have to elect this benefit when your Certificate was issued. There is no additional Certificate Fee Percentage.

•Certificates issued on or after November 15, 2023
The Advisory Fee deduction may not exceed 1.25% of the Covered Asset Pool Value annually. You do not have to elect this benefit when your Certificate is issued. There is no additional Certificate Fee Percentage.

Your RIA may assess the Advisory Fee at their chosen frequency. You may choose to pay the Advisory Fee from a separate cash account you establish or from the Covered Asset Pool. We will allow such deduction up to the annual maximum permitted for your Certificate. This means that if your RIA charges an Advisory Fee that is greater than the annual maximum permitted for your Certificate, you must arrange to pay the difference from a separate source. If you choose to have the Advisory Fee deducted from your Covered Asset Pool, the deduction is included as part of your Annual Fee Allowance (subject to the maximum). It will not reduce the Coverage Base or trigger the Lock-In Date. It will not be treated as a Withdrawal and does not reduce the amount of permitted Withdrawals from the Covered Asset Pool each Certificate Year.
You are responsible for ensuring that payments you make from the Covered Asset Pool comply with the terms of the Certificate, including the maximum Advisory Fee permitted by that election. If you chose to elect the Advisory Fee deduction and you pay an Advisory Fee that exceeds the 1% (for Certificates issued prior to November 15, 2023) or 1.25% (for Certificates issued on or after November 15, 2023) maximum annually, your RIA must reinvest the excess Advisory Fee back to the Account within ten Business Days after mailing notification of non-compliance from us. Failure to reinvest unauthorized Advisory Fees will be treated as a Withdrawal, which could (1) trigger the Lock-In Date, (2) reduce the amount of permitted Withdrawals from the Covered Asset Pool in the Certificate Year, and (3) contribute to an Excess Withdrawal that reduces the Coverage Base on a pro rata basis.
CERTIFICATE ELIGIBILITY AND OWNERSHIP
We offer the Certificate to individuals (i.e., non-qualified arrangements) and also to traditional IRAs, Roth IRAs, 401k and SEP IRAs. In addition, there must be one or more “Covered Persons” designated under the Certificate. You must be a client of an RIA working through a Financial Institution to purchase the Certificate.
Death of a Certificate Owner or Covered Person
Prior to the Lock-In Date, if the Certificate Owner/Covered Person dies, and there was no joint Covered Person under the Certificate, then the Certificate will terminate as of the date of death and no payments of the Coverage Amount will be made. However, if the Certificate was owned by a single Owner and the surviving spouse was a joint Covered Person or the Certificate was jointly owned under the Certificate, then:
•    The Certificate may be continued by the surviving spouse. For Certificates issued on or after May 1, 2023, the Payment Percentage based on Joint Covered Persons for the Coverage Plan elected as of the Lock-In Date will apply. For Certificates issued prior to May 1, 2023, the Coverage Amount for the surviving spouse will be determined based on the Payment Percentage applicable to the Attained Age of the Joint Covered Person and the number of Certificate Years from the Certificate Date until the Lock-In Date.The surviving spouse may withdraw the Coverage Amount until his/her death, according to the provisions of the Certificate; and
•    The surviving spouse who continues the Certificate would be eligible for any remaining Automatic Step-Up amounts, according to the same Automatic Step-Up Certificate rules.
If the Certificate Owner dies after the Lock-In Date, and there were not joint Covered Persons under the Certificate, then the Certificate will terminate as of the date of death and no payments of the Coverage Amount will be made. However, if the Certificate was owned by a single Owner and the surviving spouse was a joint Covered Person under the Certificate or the Certificate was jointly owned, then:
•    The Certificate may be continued by the surviving spouse. The Coverage Amount will be that which was in effect immediately prior to the death, and may be withdrawn by the surviving spouse until his/her death, according to the provisions of the Certificate.
When Certificate Terminates
The Certificate will terminate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero:
•    Upon our receipt of written notice requesting termination of the Certificate;

•    Upon the death of a Covered Person, unless the Certificate is continued by a surviving Covered Person as detailed above under “Death of a Certificate Owner or Covered Person”;
•    Where the Certificate applies to joint Covered Persons, upon the second to die of the Covered Persons;
•    If a Withdrawal of the entire Covered Asset Pool that causes the Covered Asset Pool Value to decline to zero is an Excess Withdrawal;
•    Upon failure to pay the Subscription Fee;
•    Upon violation of the Certificate provisions, including but not limited to (a) a violation of the investment requirements that is not corrected within the allowed time period or (b) a violation of Certificate provisions requiring the Certificate Owner to be the client of an RIA;
•    Upon the Financial Institution, the third-party administrator, or the Certificate Owner’s failure to provide or give us access to the information necessary to monitor the investment allocations of the Certificate Owner’s Account to ensure compliance; and
•    If the Certificate Owner does not transfer the Account to a then approved Financial Institution within the prescribed time following removal of a Financial Institution as described under “Disapproved Financial Institution.”

Divorce
The Certificate addresses a scenario in which the Certificate is owned either by one spouse or jointly by each spouse and there is a divorce. In particular, the Certificate addresses the effect of divorce on the Coverage Base and certain other aspects of the Certificate. The treatment of the Certificate in connection with a divorce depends on whether the divorce occurs before or after the Lock-In Date, as discussed below.
With respect to divorces concluded either before or after the Lock-In Date, no more than thirty calendar days after final resolution of the divorce, the Certificate Owner must notify the Company in writing as to the intended disposition of the Certificate (e.g., a re-issuance of the Certificate). If we do not receive such notice within the thirty day period, we will terminate the Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.
Divorces Prior to the Lock-In Date
If the former spouse becomes sole owner of the Covered Asset Pool, then the other spouse may ask us to reissue the Certificate to the former spouse. In that event, the former spouse becomes the sole Certificate Owner and sole Covered Person under the re-issued Certificate. However, if sole ownership of the Certificate is awarded to a former spouse who had not been a Covered Person, and no request is made to us to re-issue the Certificate, we will terminate the Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.
If in connection with a divorce the Covered Asset Pool is divided between the Certificate Owner and the former spouse, then the Certificate Owner (or both Certificate Owners, if the Certificate was owned jointly) may ask us to reissue as one or two new Certificates. Absent our receiving such a request, we will terminate the original Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.
We will re-determine the Coverage Base in connection with a Certificate re-issuance made in either of the two scenarios above. The revised Coverage Base of the re-issued Certificate will equal the Covered Asset Pool Value as of the Certificate Date of the re-issued Certificate. However, the Subscription Fee that had applied to the original Certificate will continue to apply to the re-issued Certificate.
Finally, if the Certificate is owned jointly by spouses who divorce, and one of the former spouses dies prior to the Covered Asset Value dropping to zero, then we will terminate the Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made (including if the Covered Asset Pool Value were to drop to zero), unless prior to the date of death we had re-issued the Certificate to one or both former spouses.
Divorces After the Lock-In Date
With respect to a divorce that occurs after the Lock-In Date, we will administer benefits under the Certificate as dictated by the court or other governing authority, but with one exception. Specifically, we will not pay a portion of the Coverage Amount to each former spouse (i.e. no multiple payees), and instead would terminate the Certificate if multiple payees were demanded. If the Certificate is terminated, the Coverage Amount is no longer guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.
A transfer or withdrawal of assets from the Account made in connection with a divorce settlement may constitute a Withdrawal or an Excess Withdrawal, depending on the amount and when it occurs (e.g., before or after the Lock-In Date, and before or after a re-issuance).

Disapproved Financial Institution
We may remove a Financial Institution from our list of approved Financial Institutions at any time. If we remove a Financial Institution maintaining a Certificate Owner’s Account from our list of approved Financial Institutions, we will send the Certificate Owner a notice upon disapproval of the Certificate Owner’s current Financial Institution. The Certificate Owner must maintain compliance with the terms of the Certificate and transfer the Account from the disapproved Financial Institution to an approved Financial Institution within 90 calendar days from the mailing of our notice of disapproval. Different Financial Institutions may assess different fees and charges for their services. Accordingly, if you are required to transfer from a disapproved Financial Institution to an approved Financial Institution you may be subject to higher fees and charges associated with maintaining your Account.
Your Certificate will terminate, and the Coverage Amount will no longer be guaranteed and no payments will be made (including if the Covered Asset Pool Value were to drop to zero), unless you (i) move your Account to an approved Financial Institution within 90 days of the date we send notice of disapproval, (ii) maintain compliance with our investment requirements and provide or give us access to the information or data necessary to monitor the allocations of your Account at all times, and (iii) comply with all other applicable terms of the Certificate. We will provide the Certificate Owner with written notice of the termination.
A current list of approved Financial Institutions is available at: https://retireone.com/constance/.
In addition, your Certificate will terminate, and the Coverage Amount will no longer be guaranteed and no payments will be made (including if the Covered Asset Pool Value were to drop to zero), if the Financial Institution that is the custodian or sponsor of your IRA, or the custodian or trustee of your Qualified Account and that custodian/sponsor/trustee discontinues its services unless (i) you replace the custodian/sponsor/trustee within 90 days of discontinuance of service, (ii) maintain compliance with our investment requirements and provide or give Us access to the information or data necessary to monitor the allocations of your Account at all times, and (iii) comply with all other applicable terms of the Certificate.
You have the right to move your Account to another Financial Institution from our list of approved Financial Institutions at any time, provided you maintain compliance with our investment requirements and provide or give us access to the information or data necessary to monitor the allocations of your Account at all times and comply with all other applicable terms of the Certificate. Different Financial Institutions may assess different fees and charges for their services. If you transfer your Account to another Financial Institution, you may be subject to higher fees and charges associated with maintaining your Account.
If your RIA is affiliated with your Financial Institution, a change in your Financial Institution may necessitate a change in your RIA as well. You also have the right to change your RIA at any time, provided you remain the client of an RIA at all times. Different RIAs may charge different Advisory Fees. If you change your RIA, you may be subject to higher Advisory Fees associated with their services.

SECTION 4—INVESTMENT REQUIREMENTS
Covered Asset Pool Rules
The Covered Asset Pool must be held in an Account with an approved Financial Institution. The only assets that may be held in the Account are the Covered Asset Pool that the Certificate coverage references.
Electing and Changing the Model Portfolio or Restricted Asset Allocation Portfolio.
You are required to invest assets in your Covered Asset Pool in accordance with either a Model Portfolio or a Restricted Asset Allocation Portfolio. You must make your initial asset allocation election at or prior to the Certificate Date. Your initial election of investment allocations will determine your Asset Allocation Tier. Your Asset Allocation Tier is a factor used in determining your Subscription Fee. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, you must give the Company at least five Business Days advance written notice and tell us when the change is to go into effect. You may change your investment allocations within the investment requirements of your current Asset Allocation Tier without notice. If you change your investment allocations and remain within your current Asset Allocation Tier, your Subscription Fee will not be affected. However, if you change your investment allocations to a different Asset Allocation Tier after the Certificate Date, We will increase or decrease the Subscription Fee (subject to a maximum) to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan.
Addition of cash to Covered Asset Pool.
If cash is added to the Covered Asset Pool through any means (e.g., a deposit; receipt of a dividend), we expect the allocations of the Covered Asset Pool to be re-examined the Business Day after the cash addition, to determine if a rebalancing is needed to remain in conformity with our investment requirements. If rebalancing is required but is not done within five Business Days after the cash addition, we will send a notice of non-compliance to you and your RIA, asking you to rebalance immediately. If you fail to do so within ten Business Days from mailing of the notice, we will terminate the Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.
Allocation Drift in the Covered Asset Pool
Under the Certificate, rebalancing of the Covered Asset Pool to ensure compliance with our investment requirements must occur no less frequently than every 92 calendar days. No action is required during the time period between each regularly-scheduled rebalancing if, due to investment performance, the investment allocations deviate from our requirements. However, if such a deviation due to market forces is not corrected on the next rebalancing date, the Company will notify the RIA and the Certificate Owner. No later than ten Business Days after mailing of that notice, you must perform the required rebalancing. If you fail to do so, the Company will terminate the Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.
Ineligible Investments
The Covered Asset Pool must be held in an Account with an approved Financial Institution. The only assets that may be held in the Account are the Covered Asset Pool that the Certificate coverage references.
If ineligible investments are added under the Restricted Asset Allocation Portfolio, we will notify the RIA and the Certificate Owner, with instructions to remove the ineligible investment(s) immediately. If the ineligible investments are not removed within ten Business Days after mailing of the notice, the Company will terminate the Certificate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.
If a Financial Institution ceases to offer eligible investments, we will remove that Financial Institution from our list of approved Financial Institutions. We may remove a Financial Institution at any time. If we remove a Financial Institution maintaining a Certificate Owner’s Account from our list of approved Financial Institutions, we will send the Certificate Owner a notice upon disapproval. The Certificate Owner must maintain compliance with the terms of the Certificate and transfer the Account from the disapproved Financial Institution to an approved Financial Institution within 90 calendar days of our notice of disapproval. Different Financial Institutions may assess different fees and charges for their services. Accordingly, if you are required to transfer from a disapproved Financial Institution to an approved Financial Institution you may be subject to higher fees and charges associated with maintaining your Account.
Your Certificate will terminate, and the Coverage Amount will no longer be guaranteed and no payments will be made (including if the Covered Asset Pool Value were to drop to zero), unless you (i) move your Account to an approved Financial Institution within 90 days of the date we send notice of disapproval, (ii) maintain compliance with our investment requirements and provide or give us access to the information or data necessary to monitor the allocations of your Account at all times, and (iii) comply with all other applicable terms of the Certificate. We will provide the Certificate Owner with written notice of the termination.
NOTE: You should consult with your financial professional and tax advisor to assist you in determining whether the Covered Asset Pool investment requirements are suited for your financial needs and risk tolerance.

Restricted Asset Allocation Portfolios
In general, under a Restricted Asset Allocation Portfolio you may select individual investments with flexibility on selecting the allocations subject to the investment requirements provided by us. As of the date of this Prospectus, you may invest the assets in your Covered Asset Pool in a Restricted Asset Allocation Portfolio by investing in one or more of the following eligible investments:

Fund	Asset Class
ARK Autonomous Tch & Rob	Alternative
ARK Fintech Innovation	Alternative
ARK Genomic Revolution	Alternative
ARK Innovation	Small/Mid Cap
ARK Next Gen Int ETF	Alternative
BlackRock Global Allocation Fund;Institutional	International
BlackRock Strategic Income Opps Port;Inst	Alternative
BlackRock Total Return Fund;Institutional	Core Fixed
BrandywineGLOBAL - Global Opportunities Bond Fd;A	International
BrandywineGLOBAL - Global Opportunities Bond Fd;IS	International
ClearBridge International Growth Fund;A	International
ClearBridge Large Cap Growth Fund;A	Core Equity
ClearBridge Large Cap Growth Fund;I	Core Equity
ClearBridge Large Cap Value Fund;A	Core Equity
ClearBridge Large Cap Value Fund;I	Core Equity
DFA Commodity Strategy Portfolio	Alternative
DFA Emerging Markets Core Equity Portfolio;Inst	Alternative
DFA Emerging Markets Social Core Equity Port;Inst	Alternative
DFA Emerging Mrkts Sustainability Core 1 Port;Inst	Alternative
DFA Global Allocation 25/75 Portfolio;Inst	International
DFA Global Allocation 60/40 Portfolio;Inst	International
DFA Global Core Plus Fixed Income Portfolio;Inst	Core Fixed
DFA Global Equity Portfolio;Institutional	International
DFA Global Real Estate Securities Portfolio	Alternative
DFA Global Sustainability Fixed Income Port;Inst	Core Fixed
DFA International Core Equity Portfolio;Inst	International
DFA International Real Estate Securities Port;Inst	Alternative
DFA International Small Cap Value Portfolio;Inst	International
DFA International Small Company Portfolio;Inst	International
DFA International Social Core Eqty Portfolio;Inst	International
DFA International Sustainability Core 1 Portfolio	International
DFA International Value Portfolio III;Inst	International
DFA International Vector Equity Portfolio;Inst	International
DFA International Hi Relative Profitability Ptfl;Inst	International
DFA Investment Grade Portfolio	Core Fixed
DFA Municipal Real Return Portfolio;Institutional	Core Fixed
DFA One-Year Fixed Income Portfolio;Institutional	Core Equity
DFA Real Estate Securities Portfolio;Institutional	Alternative
DFA Selectively Hedged Global Fixed Income Portfol	Core Fixed
DFA Short-Duration Real Return Portfolio;Instl	Core Fixed
DFA Social Fixed Income Portfolio;Institutional	Core Fixed
DFA Targeted Credit Portfolio;Institutional	Core Fixed
DFA Tax-Managed DFA International Value Port;Inst	International

DFA US Core Equity 1 Portfolio;Institutional	Core Equity
DFA US Core Equity 2 Portfolio;Institutional	Core Equity
DFA US Equity	Core Equity
DFA US High Relative Profitability Portfolio;Instl	Core Equity
DFA US Large Cap Value Portfolio III;Institutional	Core Equity
DFA US Large Company Portfolio;Inst	Core Equity
DFA US Social Core Equity 2 Portfolio;Inst	Core Equity
DFA US Sustainability Core 1 Portfolio;Inst	Core Equity
DFA US Vector Equity Portfolio;Institutional	Small/Mid Cap
Franklin DynaTech Fund;A	Core Equity
Franklin DynaTech Fund;Advisor Class	Core Equity
Franklin ETF:Inv Gr Corp	Core Fixed
Franklin ETF:US Core Bd	Core Fixed
Franklin ETF:US LC Mltfc	Core Equity
Franklin ETF:US Treas Bd	Core Fixed
Franklin Federal Intmdt-Term Tax-Free Inc Fd;A	Core Fixed
Franklin Federal Limited-Term Tax-Free Income;A	Core Fixed
Franklin High Income Fund;A	Alternative
Franklin High Yield Tax-Free Income Fund;A	Alternative
Franklin International Growth Fund;A	International
Franklin International Growth Fund;Advisor	International
Franklin Rising Dividends Fund;Advisor	Core Equity
Franklin Small Cap Growth Fund;A	Small/Mid Cap
Franklin Small Cap Value Fund;A	Small/Mid Cap
Franklin Small Cap Value Fund;Advisor	Small/Mid Cap
Invesco KBW Bank	Core Equity
Invesco Senior Loan	Core Fixed
iShares:0-5 HY Corp Bd	Alternative
iShares:1-3 Trs Bd ETF	Core Fixed
iShares:1-5 IG Corp Bd	Core Fixed
iShares:20+ Trs Bd ETF	Core Fixed
iShares:3-7 Trs Bd ETF	Core Fixed
iShares:7-10 Trs Bd ETF	Core Fixed
iShares:BR Sh Mat Bd	Core Fixed
iShares:Core MSCI EAFE	International
iShares:Core MSCI EmMkts	Alternative
iShares:Core S&P 500	Core Equity
iShares:Core S&P Sm-Cp	Small/Mid Cap
iShares:Core S&P Tot USM	Core Equity
iShares:Curr Hgd EAFE	International
iShares:ESG A 1-5Yr CB	Core Fixed
iShares:ESG A MSCI EAFE	International
iShares:ESG A MSCI EM	Alternative
iShares:ESG A MSCI USA	Core Equity
iShares:ESG A USD CB	Core Fixed
iShares:ESG US Aggr Bd	Core Fixed
iShares:Glbl Tech	International
iShares:iBoxx $HY Corp	Alternative

iShares:iBoxx $IG Corp	Core Fixed
iShares:JPM USD EM Bd	International
iShares:MSCI China	Alternative
iShares:MSCI EAFE Gro	International
iShares:MSCI EAFE Sm-Cp	International
iShares:MSCI Em Mkts	Alternative
iShares:MSCI Gl MV Fctr	International
iShares:MSCI KLD 400 Soc	Core Equity
iShares:MSCI USA ESG Sel	Core Equity
iShares:MSCI USA Mom Fct	Core Equity
iShares:MSCI USA MVF	Core Equity
iShares:MSCI USA QF	Core Equity
iShares:MSCI USA Val Fct	Core Equity
iShares:Natl Muni Bond	Core Fixed
iShares:Russ 1000 ETF	Core Equity
iShares:Russ 1000 Gr ETF	Core Equity
iShares:Russ 1000 Vl ETF	Core Equity
iShares:Russ 2000 ETF	Small/Mid Cap
iShares:Russ 2000 Gr ETF	Small/Mid Cap
iShares:Russ 2000 Vl ETF	Small/Mid Cap
IShares:Silver Trust	Alternative
iShares:US Fnl Svc ETF	Core Equity
iShares:US Med Dev ETF	Core Equity
iShares:US Treasury Bond	Core Fixed
Janus Henderson Developed World Bond Fund;I	International
Janus Henderson Developed World Bond Fund;T	International
Martin Currie Emerging Markets Fund;A	Alternative
Martin Currie Emerging Markets Fund;I	Alternative
Monarch Ambassador Inc	Core Fixed
Monarch Blue Chips Core	Core Equity
Monarch ProCap	International
PGIM Global Total Return Fund;Z	International
PIMCO ETF:Enh SM Act ETF	Core Fixed
PIMCO Intl Bond Fund (US Dollar-Hedged);Inst	International
PIMCO Total Return Fund;Institutional	Core Fixed
Schwab International Index Fund	International
Schwab S&P 500 Index Fund	Core Equity
Schwab Str:Intl Eqty ETF	International
Schwab Str:IT US Tr ETF	Core Fixed
Schwab Str:ST US Tr ETF	Core Fixed
Schwab Str:US Br Mkt ETF	Core Equity
Schwab Str:US LC Gro ETF	Core Equity
Schwab Str:US LC Val ETF	Core Equity
Schwab Str:US Lg Cap ETF	Core Equity
Schwab Str:US Md Cp ETF	Small/Mid Cap
Schwab Str:US Sm Cap ETF	Small/Mid Cap
Schwab Str:US TIPS ETF	Core Fixed
Schwab Total Stock Market Index Fund	Core Equity

Sel Sector:C Dsc SPDR	Core Equity
Sel Sector:C Stp SPDR	Core Equity
Sel Sector:Energy SPDR	Core Equity
Sel Sector:Finl S SPDR	Core Equity
Sel Sector:H Care SPDR	Core Equity
Sel Sector:Indust SPDR	Core Equity
Sel Sector:Matrls SPDR	Core Equity
Sel Sector:Rl Est SPDR	Core Equity
Sel Sector:Tech SPDR	Core Equity
Sel Sector:Util SPDR	Core Equity
SPDR Bbg 1-3 Mo T-Bill	Core Fixed
SPDR Bbg EM Local Bd	Alternative
SPDR Bbg High Yield Bd	Alternative
SPDR EURO STOXX 50	International
SPDR Gold	Alternative
SPDR Ptf Dev World ex-US	International
SPDR Ptf Int Term Trs	Core Fixed
SPDR Ptf IT Corp Bond	Small/Mid Cap
SPDR Ptf LT Treasury	Core Fixed
SPDR Ptf S&P 500	Core Equity
SPDR Ptf S&P 500 Value	Core Equity
SPDR Ptf ST Corp Bond	Core Fixed
SPDR S&P 400 Mid Cap Gro	Small/Mid Cap
SPDR S&P 600 Sm Cap Gro	Small/Mid Cap
SPDR S&P 600 Sm Cap Val	Small/Mid Cap
Templeton Foreign Fund;Advisor	International
Templeton Global Bond Fund;A	International
Templeton Global Bond Fund;Advisor	International
TIAA-CREF Social Choice Equity Fund;Retail	Core Equity
VanEck:JPM EM LC Bond	Alternative
VanEck:Semiconductor	Alternative
Vanguard 500 Idx;ETF	Core Equity
Vanguard Dev Mkt;ETF	International
Vanguard EM G B;ETF	Alternative
Vanguard EM St I;ETF	Alternative
Vanguard Gro Idx;ETF	Core Equity
Vanguard Int Trs;ETF	Core Fixed
Vanguard Int-T B;ETF	Core Fixed
Vanguard Lg-Tm Bd;ETF	Core Fixed
Vanguard MC V I;ETF	Small/Mid Cap
Vanguard Md-Cp I;ETF	Small/Mid Cap
Vanguard RE Idx;ETF	Alternative
Vanguard SC G Id;ETF	Small/Mid Cap
Vanguard S-C Id;ETF	Small/Mid Cap
Vanguard SC V I;ETF	Small/Mid Cap
Vanguard Sh-Tm B;ETF	Core Fixed
Vanguard ST IPSI;ETF	Core Fixed
Vanguard Tot Bd;ETF	Core Fixed

Vanguard Tot I S;ETF	International
Vanguard Tot Itl BI;ETF	Core Fixed
Vanguard Total Bond Market Index Fund;Admiral	Core Fixed
Vanguard Val Idx;ETF	Core Equity
Western Asset Core Bond Fund;A	Core Fixed
Western Asset Core Plus Bond Fund;A	Core Fixed
Western Asset Core Plus Bond Fund;I	Core Fixed
Western Asset Short-Term Bond Fund;I	Core Fixed
AAM S&P Em Mk Hi Div Val	Alternative
American Funds AMCAP Fund;F2	Core Equity
American Funds American Balanced Fund;F2	Core Equity
American Funds American High-Income Trust;F2	Alternative
American Funds American Mutual Fund;F2	Core Equity
American Funds Bond Fund of America;F2	Core Fixed
American Funds Capital Income Builder;F2	International
American Funds Capital World Gro & Inc Fd;F2	International
American Funds Global Balanced Fund;F2	International
American Funds Growth Fund of America;F2	Core Equity
American Funds Income Fund of America;F2	Core Equity
American Funds Inflation Linked Bond Fund;F2	Core Fixed
American Funds Investment Co of America;F2	Core Equity
American Funds Multi-Sector Income Fund;F2	Core Fixed
American Funds New Perspective Fund;F2	International
American Funds New World Fund;F3	Alternative
American Funds SMALLCAP World Fund;F2	Alternative
American Funds Strategic Bond Fund;F2	Core Fixed
American Funds US Government Securities Fd;F2	Core Fixed
American Funds Washington Mutual Inv Fund;F2	Core Equity
Anfield Universal Fixed Income Fund;I	Alternative
Avantis Core Fixed Income Fund;Institutional	Core Fixed
Avantis Core Fxd Inc	Core Fixed
Avantis Core Mun Fxd Inc	Core Fixed
Avantis Core Municipal Fixed Income Fund;Instl	Core Fixed
Avantis Emerging Markets Equity Fund;Instl	Alternative
Avantis Emg Mkts Eq	Alternative
Avantis International Equity Fund;Instl	International
Avantis International Small Cap Value Fund;Instl	Alternative
Avantis Intl Equity	International
Avantis Intl SC Val	Alternative
Avantis US Equity	Core Equity
Avantis US Equity Fund;Instl	Core Equity
Avantis US Sm Cap Val	Small/Mid Cap
Avantis US Small Cap Value Fund;Instl	Small/Mid Cap
Bridgeway Omni Small-Cap Value Fund	Small/Mid Cap
Calamos Global Convertible Fund;I	International
Cambria Glbl Asset Alloc	International
Cambria Global Mom ETF	International
Cambria Global Tail Risk	Alternative

Cambria Tail Risk	Alternative
Cambria Trinity ETF	Alternative
Cantor Growth Equity Fund;Institutional	Core Equity
Credit Suisse Floating Rate High Income Fund;Inst	Alternative
Delaware Corporate Bond Fund;Institutional	Core Fixed
Delaware Covered Call Strategy Fund;Institutional	Core Equity
Delaware Diversified Income Fund;Institutional	Core Fixed
Delaware Emerging Markets Debt Corporate Fund;Inst	Alternative
Delaware Emerging Markets Fund;Institutional	Alternative
Delaware Floating Rate Fund;Inst	Alternative
Delaware Global Listed Real Assets Fund;Inst	Alternative
Delaware Hedged US Equity Oppty Fd;Inst	Core Equity
Delaware High-Yield Opportunities Fund;Inst	Alternative
Delaware International Small Cap Fund;Inst	Alternative
Delaware International Value Equity Fund;Inst	International
Delaware Ivy Core Equity Fund;I	Core Equity
Delaware Ivy International Core Equity Fund;I	International
Delaware Ivy Large Cap Growth Fund;I	Core Equity
Delaware Ivy Mid Cap Growth Fund;I	Small/Mid Cap
Delaware Ivy Mid Cap Income Opportunities Fund;I	Small/Mid Cap
Delaware Mid Cap Value;Institutional	Small/Mid Cap
Delaware Premium Income Fund;Institutional	Core Equity
Delaware Small Cap Growth Fund;Institutional	Small/Mid Cap
Delaware Small Cap Value Fund;Institutional	Small/Mid Cap
Delaware Value Fund;Institutional	Core Equity
DFA Core Fixed Income	Core Fixed
DFA Em Core Eqty Mkt	Alternative
DFA Emerging Markets Value Portfolio;Instutional	Alternative
DFA Five-Year Global Fixed Income Portfolio;Inst	International
DFA Infl-Protected Secs	Core Fixed
DFA International Value	International
DFA Intl Core Eqty Mkt	International
DFA Municipal Bond Portfolio;Institutional	Alternative
DFA National Muni Bd	Alternative
DFA Short-Durtn Fxd Inc	Core Fixed
DFA Short-Term Extended Quality Portfolio;Inst	International
DFA Short-Term Municipal Bond Portfolio;Inst	Alternative
DFA Two-Year Global Fixed Income Portfolio;Inst	International
DFA US Core Eqty Mkt	Core Equity
DFA US Core Equity 2	Core Equity
DFA US Small Cap Portfolio;Institutional	Small/Mid Cap
DFA US Tgt Value	Small/Mid Cap
DFA World Ex US Cr Eq 2	International
Diamond Hill Large Cap Fund;I	Core Equity
Diamond Hill Small-Mid Cap Fund;I	Small/Mid Cap
Eaton Vance Global Macro Absolute Return Fund;I	Alternative
Federated Hermes Opportunistic High Yld Bd Fd;Svc	Alternative
Fidelity 500 Index Fund	Core Equity

Fidelity Advisor Corporate Bond Fund;I	Core Fixed
Fidelity Advisor Diversified Stock Fund;I	Core Equity
Fidelity Advisor Dividend Growth Fund;I	Core Equity
Fidelity Advisor Government Income Fund;I	Core Fixed
Fidelity Advisor Investment Grade Bond Fund;I	Core Fixed
Fidelity Advisor Large Cap Fund;I	Core Equity
Fidelity Advisor Mid Cap Value Fund;I	Small/Mid Cap
Fidelity Advisor Stock Selector All Cap;I	Core Equity
Fidelity Advisor Sustainable Multi-Asset Fund;I	Core Equity
Fidelity Blue Chip G ETF	Core Equity
Fidelity Blue Chip V ETF	Core Equity
Fidelity EM Multifctr	Alternative
Fidelity Extended Market Index Fund	Small/Mid Cap
Fidelity High Dividend	Core Equity
Fidelity Intl Multifctr	International
Fidelity Large Cap Growth Index Fund	Small/Mid Cap
Fidelity Large Cap Value Index Fund	Core Equity
Fidelity Mid Cap Growth Index Fund	Small/Mid Cap
Fidelity Mid Cap Index Fund	Small/Mid Cap
Fidelity Mid Cap Value Index Fund	Small/Mid Cap
Fidelity MSCI Financials	Core Equity
Fidelity MSCI Real Est	Alternative
Fidelity MSCI Utilities	Alternative
Fidelity Small Cap Growth Index Fund	Small/Mid Cap
Fidelity Small Cap Index Fund	Small/Mid Cap
Fidelity Small Cap Value Index Fund	Small/Mid Cap
Fidelity Small-Mid MF	Small/Mid Cap
Fidelity Total Market Index Fund	Core Equity
Fidelity US Sustainability Index Fund	Core Equity
Fidelity:Corporate Bond	Core Fixed
Fidelity:Inv Grade Bond	Core Fixed
Fidelity:Total Bond	Core Fixed
First Eagle Global Fund;I	International
First Eagle Global Income Builder Fund;I	International
Franklin Convertible Securities Fund;Advisor	Alternative
FT III:Hrzn MV Dev Itl	International
FT III:Hrzn MV Domstc	Core Equity
FT III:Hrzn MV Sm/Mid	Small/Mid Cap
FT:Value Line Dividend	Core Equity
Goldman Sachs High Yield Municipal Fund;Inst	Alternative
Hartford Schroders International Mlt-Cp Val Fd;I	International
IndexIQ:Merger Arbitrage	Alternative
Inspire 100 ETF	Core Equity
Inspire Corporate Bond	Core Fixed
Inspire Global Hope ETF	Small/Mid Cap
Inspire Small/Mid Cap	Small/Mid Cap
Invesco Blt 2022 CB	Core Fixed
Invesco Blt 2023 CB	Core Fixed

Invesco QQQ Trust 1	Core Equity
Invesco S&P SmCp LV	Small/Mid Cap
iShares:0-5 IG Corp Bd	Core Fixed
iShares:CMBS ETF	Alternative
iShares:Core MSCI TIS	International
iShares:Cr MSCI Intl DM	International
iShares:Cybersec & Tech	Alternative
iShares:Exp Tech ETF	Alternative
iShares:Gen Immu & HC	Alternative
IShares:Gold Trust	Alternative
iShares:Interest Rt HCB	Alternative
iShares:MSCI China A	Alternative
iShares:MSCI MV EAFE MVF	International
iShares:Russ Mid-Cap	Small/Mid Cap
JPMorgan Hedged Equity Fund;I	Core Equity
JPMorgan Mid Cap Equity Fund;I	Small/Mid Cap
Loomis Sayles Bond Fund;N	Core Fixed
Lord Abbett High Yield Fund;I	Alternative
Matthews Asia Growth Fund;Institutional	International
Nuveen ESG Em Mkt Eqty	Alternative
Nuveen ESG Hi Yld Crp Bd	Alternative
Nuveen ESG Intl DM Eq	International
Nuveen ESG Large-Cap Gro	Core Equity
Nuveen ESG Large-Cap Val	Core Equity
Nuveen ESG Mid-Cap Gro	Small/Mid Cap
Nuveen ESG Mid-Cap Val	Small/Mid Cap
Nuveen ESG Small-Cap	Small/Mid Cap
Nuveen ESG US Aggr	Core Fixed
Schwab Str:1000 Index	Core Equity
Schwab Str:EM Eqty ETF	Alternative
Segall Bryant & Hamill Plus Bond Fd;Inst	Core Fixed
Sel Sector:Comm Svc SPDR	Core Equity
SPDR MSCI EAFE SF	International
SPDR Ptf Aggregate Bond	Core Fixed
SPDR Ptf MB Bd	Alternative
SPDR Ptf S&P 500 Growth	Core Equity
SPDR S&P 500 ETF	Core Equity
Thornburg Income Builder Fund;I	International
Thornburg International Equity Fund;I	International
Vanguard Balanced Index Fund;Admiral	Core Equity
Vanguard Developed Markets Index Fund;Admiral	International
Vanguard FTSE xUS;ETF	International
Vanguard Intermediate-Term Treasury Index Fd;Adm	Core Fixed
Vanguard International Explorer Fund;Investor	International
Vanguard MC Val;ETF	Core Equity
Vanguard S&P SC600;ETF	Small/Mid Cap
Vanguard Sht-Term Inflation-Protected Sec Idx;Adm	Core Fixed
Vanguard Total Stock Market Index Fund;Admiral	Core Equity

Vanguard TSM Idx;ETF	Core Equity
Versus Capital MultiMgr Real Estate Inc Fd LLC;I	Alternative
Versus Capital Real Assets Fund LLC	Alternative
Wasatch Global Opportunities Fund;Institutional	Alternative
Wasatch Small Cap Value Fund;Inst	Small/Mid Cap
WisdomTree:Dyn Curr HIE	International
WisdomTree:US MdCp Div	Small/Mid Cap
WisdomTree:US SmCp Div	Small/Mid Cap
WisdomTree:Yld Enh US AB	Core Fixed
Xtrackers MSCI AW xUS Hd	International
Xtrackers USD HY Corp Bd	Alternative
AQR International Momentum Style Fund;R6	International
AQR Large Cap Momentum Style Fund;R6	Core Equity
Cohen & Steers Preferred Securities & Income Fd;I	Core Fixed
DFA US Targeted Value Portfolio;Institutional	Small/Mid Cap
DoubleLine Low Dur Em Mkts Fixed Income;I	Core Fixed
DoubleLine Total Return Bond Fund;I	Core Fixed
FT III:Pfd Sec & Inc	Core Fixed
Goldman:AB US Lg Cap Eq	Core Equity
GQG Partners US Select Quality Equity Fund;Inst	Core Equity
Guggenheim Total Return Bond Fund;Institutional	Core Fixed
Invesco S&P 500 Qual	Core Equity
Invesco S&P500 LowVl	Core Equity
John Hancock Disciplined Value Mid Cap Fund;Inst	Small/Mid Cap
JPMorgan:Div Ret Intl Eq	International
LSV Small Cap Value Fund;Institutional	Small/Mid Cap
MetWest Total Return Bond Fund;I	Core Fixed
MFS International Intrinsic Value Fund;I	International
PIMCO Income Fund;Institutional	Core Fixed
PRIMECAP Odyssey Aggressive Growth Fund	Small/Mid Cap
Schwab Small-Cap Index Fund	Small/Mid Cap
Schwab Str:US Agg Bd ETF	Core Fixed
T Rowe Price Blue Chip Growth Fund	Core Equity
T Rowe Price QM US SmCp Gro Eqty Fd;I	Small/Mid Cap
TCW Core Fixed Income Fund;I	Core Fixed
Vanguard Equity Income Fund;Admiral	Core Equity
VanEck:FA High Yld Bond	Core Fixed
VanEck:MS Wide Moat	Core Equity

Model Portfolios
As of the date of this Prospectus, you may invest the assets in your Covered Asset Pool in one of the following Model Portfolios:

Model Name	Tier
American Funds Conservative Growth and Income Model Portfolio (F-2)	A
American Funds Growth and Income Model Portfolio (F-2)	C
American Funds Moderate Growth and Income Model Portfolio (F-2)	B
American Funds Retirement Income Model Portfolio - Enhanced (F2)	B
American Funds Retirement Income Model Portfolio - Moderate (F-2)	A
AWF Core-Statelite 40/60	A
AWF Core-Statelite 50/50	B
AWF Core-Statelite 60/40	B
AWF Pure Index - Large 60/40	B
Beacon Vantage - 2.0 Aggressive	A
Beacon Vantage - 3.0 Aggressive	A
BlackRock GA Selects - 40/60	A
BlackRock GA Selects - 60/40	B
BlackRock GA Selects - 80/20	C
BlackRock Target Allocation ETF - 50/50	A
BlackRock Target Allocation ETF - 60/40	B
BlackRock Target Allocation ETF - 80/20	C
Commonwealth PPS Select Active - Balance Equity	B
Commonwealth PPS Select Active - Primarily Equity	C
Commonwealth PPS Select Core/Satellite - Balance Equity	B
Commonwealth PPS Select Passive - Balance Equity	B
Commonwealth PPS Select Passive - Primarily Equity	C
Delaware Funds Premier Strategic Core Allocation - Moderate	C
Delaware Funds Premier Strategic Core Allocation - Moderately Aggressive	B
Delaware Funds Premier Strategic Core Allocation with Alternatives - Moderate	C
Delaware Funds Premier Strategic Core Allocation with Alternatives - Moderately Aggressive	B
Dimensional Core ETF Wealth - 40/60	A
Dimensional Core ETF Wealth - 60/40	B
Dimensional Core ETF Wealth - 80/20	C
Dimensional Core Market ETF Wealth - 40/60	A
Dimensional Core Market ETF Wealth - 60/40	B
Dimensional Core Market ETF Wealth - 80/20	C
Dimensional Core Plus Wealth - 40/60	A
Dimensional Core Plus Wealth - 60/40	B
Dimensional Core Plus Wealth - 80/20	C
Dimensional Core Wealth - 40/60	A
Dimensional Core Wealth - 60/40	B
Dimensional Core Wealth - 80/20	C
Dimensional Social Wealth - 40/60	A
Dimensional Social Wealth - 60/40	B
Dimensional Social Wealth - 80/20	C
Dimensional Sustainability Wealth - 40/60	A
Dimensional Sustainability Wealth - 60/40	B

Dimensional Sustainability Wealth - 80/20	C
Dimensional Tax-Sensitive Wealth - 40/60	A
Dimensional Tax-Sensitive Wealth - 60/40	B
Dimensional Tax-Sensitive Wealth - 80/20	C
Dynamic Wealth Advisors DFA Model Mid-size - 50%	C
Dynamic Wealth Advisors DFA Model Mid-size - 60%	B
Dynamic Wealth Advisors DFA Model Mid-size - 70%	C
Dynamic Wealth Advisors ETF Model Mid-size - 50%	B
Dynamic Wealth Advisors ETF Model Mid-size - 60%	B
Dynamic Wealth Advisors ETF Model Mid-size - 70%	C
Dynamic Wealth Advisors ETF Model Mid-size - 80%	C
Franklin Templeton FT-12 - Core Allocation Portfolio - Conservative Growth	A
Franklin Templeton FT-12 - Core Allocation Portfolio - Growth	C
Franklin Templeton FT-12 - Core Allocation Portfolio - Moderate Growth	B
Inspire Model - Tier A	A
Inspire Model - Tier B	B
Inspire Model - Tier C	C
Kingsview Investment Management Multi-Strat - Balanced	B
Kingsview Investment Management Multi-Strat - Conservative	A
Kingsview Investment Management Multi-Strat - Moderate Aggressive	C
Kingsview Investment Management Multi-Strat - Moderate conservative	A
Limerick LFG 2 Conservative Growth	A
Limerick LFG 3 Moderate Growth	B
Limerick LFG 4 Moderate Growth	C
Limerick LFG 5 Growth	C
Limerick LFG 1 Conservative Growth	A
Nuveen ESG Growth model portfolios - Aggessive growth	C
Nuveen ESG Growth model portfolios - Conservative Growth	A
Nuveen ESG Growth model portfolios - Moderate conservative growth	A
Nuveen ESG Growth model portfolios - Moderate growth	B
Peavine Capital - Growth	B
Peavine Capital - Moderate	A
Peavine Capital - Conservative	A
Pension & Wealth Management Advisors PWM Global - Aggressive Growth	C
Pension & Wealth Management Advisors PWM Global - Conservative	A
Pension & Wealth Management Advisors PWM Global - Growth and Income	B
SEI Tactical ETF - Growth	B
SEI Tactical ETF - Stability	A
SEI Tactical ETF - Stability/Growth	A
Wake Wealth Care Management	C
WealthCare Pure Gamma Domestic Core - non-Qual - Balanced (50e/50f)	A
WealthCare Pure Gamma Domestic Core - non-Qual - Conservative (30e/70f)	A
WealthCare Pure Gamma Domestic Core - non-Qual - Growth (80e/20f)	C
WealthCare Pure Gamma Domestic Core - non-Qual - Moderate Growth(65e/35f)	B
WealthCare Pure Gamma Domestic Core - Qual - Balanced (50e/50f)	A
WealthCare Pure Gamma Domestic Core - Qual - Conservative (30e/70f)	A
WealthCare Pure Gamma Domestic Core - Qual - Growth (80e/20f)	C
WealthCare Pure Gamma Domestic Core - Qual - Moderate Growth(65e/35f)	B

WealthCare Resilent Portfolios Domestic - non-Qual - Balanced (50e/50f)	A
WealthCare Resilent Portfolios Domestic - non-Qual - Conservative (30e/70f)	A
WealthCare Resilent Portfolios Domestic - non-Qual - Growth (80e/20f)	C
WealthCare Resilent Portfolios Domestic - non-Qual - Moderate Growth(65e/35f)	B
WealthCare Resilent Portfolios Domestic - Qual - Balanced (50e/50f)	A
WealthCare Resilent Portfolios Domestic - Qual - Conservative (30e/70f)	A
WealthCare Resilent Portfolios Domestic - Qual - Growth (80e/20f)	C
WealthCare Resilent Portfolios Domestic - Qual - Moderate Growth(65e/35f)	B
From time to time we may add or delete available eligible investments and Model Portfolios. The current list of eligible investments and Model Portfolios is available at https://retireone.com/constance/, or from your financial professional. If we delete an eligible investment or a Model Portfolio, we will file an amendment to this registration statement with the Securities and Exchange Commission. We will notify you of such a change. You must reallocate assets within the Covered Asset Pool in accordance with the new investment requirements or your Certificate will be terminated, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero. In addition, re-allocating your assets to comply with new investment requirements could entail incurring transactions costs, payment of higher fees on those investments, and also may have adverse tax implications.
Asset Allocation Tiers
The Model Portfolio or Restricted Asset Allocation Portfolio investment allocations you choose are categorized into Tiers. Each Asset Allocation Tier represents a different balance of exposure to equity investments. Each Asset Allocation Tier has investment requirements that impose limitations on exposure to certain asset class categories. These requirements are designed to minimize the risk to the Company that we will be required to pay the Coverage Amount by reducing the likelihood your Covered Asset Pool Value will drop to zero. If you change your investment allocations within the investment requirements of your current Asset Allocation Tier, your Subscription Fee will not change. However, if you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, We will increase (subject to a maximum) or decrease the Subscription Fee to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan.
You may allocate your funds to a Model Portfolio or a Restricted Asset Allocation Portfolio.
In general, under a Restricted Asset Allocation Portfolio you may select individual investments with flexibility on selecting the allocations subject to the investment requirements provided by us. The investment requirements for a Restricted Asset Allocation Portfolio are as shown:

	Tier A Minimum Exposure	Maximum Exposure
Total Equity Funds		45%
Core Equity Funds		45%
International Funds		15%
Small/Mid Cap Funds		5%
Alternative Funds		0%
Total Fixed Funds	55%

	Tier B Minimum Exposure	Maximum Exposure
Total Equity Funds		60%
Core Equity Funds		60%
International Funds		20%
Small/Mid Cap Funds		10%
Alternative Funds		5%
Total Fixed Funds	40%

	Tier C Minimum Exposure	Maximum Exposure
Total Equity Funds		75%
Core Equity Funds		75%
International Funds		25%
Small/Mid Cap Funds		15%
Alternative Funds		10%
Total Fixed Funds	25%
As used in the table:
•    Core Equity Funds invest substantially in United States large-cap equity investments.
•    Fixed Funds invest substantially in fixed income securities such as bonds, mortgages, and money market investments. This category includes cash held within the Account.
•    International Funds invest substantially outside of the United States.
•    Small/Mid Cap Funds invest substantially in United States small to mid-cap stocks.
•    Alternative Funds are securities that do not fall into another asset class category, such as REITs, emerging markets, and commodities, as well as funds that we have determined have significant volatility.
A current list of the eligible investments for allocation is available at https://retireone.com/constance/, or from your financial professional. You should consult with your financial professional and tax advisor to assist you in determining which eligible investments to allocate and which Asset Allocation Tier is suited to your financial needs and risk tolerance.

SECTION 5—DISTRIBUTION OF THE CERTIFICATES
The Certificate is distributed by Sammons Financial Network, LLC (“Distributor”). The Distributor serves as principal underwriter of the Certificate. The offering of the Certificate is intended to be continuous.
The Distributor is a limited liability company under the laws of the State of Delaware with Sammons Securities, Inc. as managing member. The distributor is an affiliate of Midland National. The Distributor’s principal business address is 8300 Mills Civic Parkway, West Des Moines, IA 50266. The Distributor is registered with the SEC as a broker-dealer and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Distributor also acts as distributor for Midland National’s variable annuity products.
Midland National pays compensation to the Distributor based on sales of the Certificate of up to 0.25% of the amount invested. The Distributor, in turn, may pay up to that full amount to affiliated and/or unaffiliated selling broker-dealers and other financial intermediaries with whom it has selling or other agreements. The Distributor may pay additional compensation in recognition of certain expenses that may be incurred by them or on their behalf. The Distributor may also pay certain broker-dealers or other financial intermediaries’ compensation for enhanced marketing opportunities and other services (commonly referred to as “marketing allowances”). Services for which such marketing allowance payments are made may include, but are not limited to, the preferred placement of Midland National, its affiliates services and products, including but not limited to placing the Certificate on a company and/or selling broker-dealer product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or other support services, including some that may benefit the Certificate Owners. Marketing allowance payments may be based on the amount of assets or purchase payments attributable to Certificates sold through a selling broker-dealer or such payments may be a fixed amount. The Distributor may also make fixed marketing allowance payments to selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product, including training and education. These payments may serve as an incentive for selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of selling broker-dealers to promote the sale of Midland National and its affiliates’ products and services, the Distributor may increase the sales compensation paid to the selling broker-dealer for a period of time (commonly referred to as “compensation enhancements”). Marketing allowances and compensation enhancements are made out of the Distributor’s assets. Not all selling broker-dealers receive marketing allowance payments or compensation enhancements.
In addition, the Distributor may offer sales incentive programs to financial professionals who meet specified total production levels for the sale of both affiliated and unaffiliated products which provide cash and non-cash compensation such as expense-paid trips, expense-paid educational seminars and merchandise.
The amount and structure of the foregoing compensation arrangements create potential conflicts of interest for the recipient insofar as they create financial incentives that may influence the recipient selling broker-dealer or financial professional to present this Certificate over other investment alternatives. Selling broker-dealers are expected to disclose and eliminate or mitigate such conflicts in accordance with applicable regulatory requirements.
Although Midland National takes all of its costs into account in establishing the level of fees and expenses in its products, any compensation paid by Midland National to the Distributor will not result in any separate charge under the Certificate. All payments made will be in compliance with all applicable FINRA rules and other laws and regulations.

SECTION 6—TAX CONSIDERATIONS
The following is a general discussion based on our interpretation of current Federal income tax law. This discussion does not cover every situation and does not address all possible circumstances. The discussion of tax treatment of the Certificate is applicable if and when a separate annuity contract has been issued. A separate annuity contract will be issued only if and when your Covered Asset Pool Value drops to zero and an immediate annuity is issued in discharge of the Company’s obligations. Prior to that time, we believe that the tax treatment of transactions involving the assets of your Account including redemptions, dispositions, and distributions with respect to such assets, should generally be the same as such treatment would be in the absence of a Certificate. In other words, prior to the issuance of an immediate annuity, the assets in your Account are not eligible for tax deferral because they are not held in an annuity contract. In general, this discussion does not address the tax treatment of transactions involving the investments in your Account. Further, no attempt is made to consider any applicable state tax or other tax laws, or to address any federal estate, or state and local estate, inheritance and other tax consequences, of the Certificate. Tax consequences will depend on your individual circumstances, and may include a 10% federal tax penalty if you have not yet reached age 59 1⁄2.
The Certificate is a new and innovative type of contract. While the IRS has issued favorable private letter rulings (“PLRs”) concerning products similar to the Certificate issued by other insurance companies, these rulings are not binding on the IRS with respect to the Certificate and a purchaser of the Certificate cannot rely on the conclusions the IRS reached in those PLRs. Due to factual differences between the Certificate and the products involved in these PLRs, and their non-precedential nature, the analysis and rulings in the PLRs may not reflect the IRS’s position with respect to the tax treatment of the Certificate, now or in the future. In addition, the PLRs do not address how products similar to the Certificate that are issued in connection with qualified retirement arrangements, such as a 401(k) plan or IRA, are treated for tax purposes. We can give no assurances that the IRS will agree with our interpretations regarding the proper tax treatment of a Certificate or the effect (if any) of the purchase of a Certificate on the tax treatment of any transactions in your Account, or that a court will agree with our interpretations if the IRS challenges them. A 10% federal tax penalty may also apply if you have not yet reached age 59 1⁄2. Please consult your own qualified tax advisor regarding the potential tax consequences of the Certificate in your particular circumstances.
Different tax rules apply to Qualified Accounts and Non-qualified Accounts, and the tax rules applicable to Qualified Accounts vary according to the type of Qualified Account and the terms and conditions of the Qualified Account. Purchasers who intend to use the Certificate in connection with a Qualified Account should seek competent advice.
We may occasionally enter into settlements with owners and beneficiaries to resolve issues relating to the Certificate. Such settlements may be reported on the applicable tax form (e.g., Form 1099) provided to the taxpayer and the taxing authorities.
Non-qualified Accounts
Separate Treatment of a Certificate and an Account; Treatment of a Certificate as an Annuity Contract
Consistent with PLRs that have been issued by the IRS with respect to similar products offered by other insurance companies, we intend to treat a Certificate as an annuity contract that is separate and apart from the assets in your Account for federal income tax purposes. As noted above, however, these rulings are not binding on the IRS with respect to the Certificate. Due to factual differences between the Certificate and the products involved in these PLRs, and their non-precedential nature, the analysis and rulings in the PLRs may not reflect the IRS’s position with respect to the tax treatment of the Certificate, now or in the future. Thus, while We believe that the factual differences between the Certificate and the products involved in the PLRs should be immaterial and that the reasoning underlying the PLRs supports treating a Certificate as an annuity for federal income tax purposes, it is possible that a Certificate could be treated as some other type of financial instrument or derivative for such purposes, with different tax consequences than if it were treated as an annuity. If you are the holder or beneficiary of a Certificate, in view of the limited guidance you should consult your own tax advisor regarding the proper tax treatment of a Certificate.
In order to be treated as an annuity contract for federal tax purposes, a Certificate needs to contain certain provisions prescribing distributions that must be made when an owner of the Certificate dies. We believe that by its terms a Certificate satisfies these requirements. In all events, we will administer a Certificate to comply with these federal tax requirements.
As a general rule, a Certificate also needs to be owned by a natural person to be treated as an annuity contract for federal income tax purposes. Under the relevant rules, however, a Certificate that is owned by a trust or other entity holding the Certificate as an agent for a natural person is treated as owned by a natural person for federal income tax purposes. If someone other than a natural person will be the owner of a Certificate, such as a trust, a tax advisor should be consulted before the Certificate is purchased to determine whether the Certificate will be treated as owned by a natural person.
It is possible that at certain advanced ages, a Certificate might no longer be treated as an annuity contract if the Covered Asset Pool Value has not dropped to zero before that age. You should consult with a tax advisor about the possible tax consequences in such circumstances.
Treatment of Benefit Payments under a Certificate
Assuming that a Certificate is treated as an annuity contract for tax purposes, payments under the immediate annuity the Company issues in discharge of its obligations if and when the Covered Asset Pool Value drops to zero should be treated in part as taxable ordinary income and in part as non-taxable recovery of the aggregate total Subscription Fees you have previously paid under your Certificate (your “investment in the Certificate”) until you recover all of your investment in the Certificate. The amount that is not taxable prior to recovering all of your investment in the Certificate should be based upon the ratio of your investment in the Certificate to the expected value of the annuity payments to be made under the immediate annuity the Company issues in discharge of its obligations if and when the Covered Asset Pool Value drops to zero. After you recover all of your investment in the Certificate, annuity benefit payments will be taxable in full as ordinary income. You should consult a tax advisor as to the tax treatment of benefit payments under the Certificate.
In addition, we will withhold and send to the U.S. Government a part of the taxable portion of each payment made under a Certificate unless you elect out of withholding. In certain circumstances, we may be required to withhold tax.
Your Account
In view of the conclusions reached in those PLRs, We believe that the tax treatment of transactions involving the assets in your Account including redemptions, dispositions, and distributions with respect to such assets, should generally be the same as such treatment would be in the absence of a Certificate. (The tax treatment of such transactions is beyond the scope of this prospectus, and you should consult a tax advisor for further information about the tax treatment of assets in your Account.) Thus, in general, We believe that (1) distributions and dividends on investments in your Account will not be treated as payments under your Certificate, but rather as distributions with respect to such investments; (2) amounts received on redemption or disposition of your assets in your Account will be treated as amounts realized on a sale or exchange of such assets rather than as distributions under your Certificate; and (3) the purchase of a Certificate should not result in either (a) loss of the benefit of preferential income tax rates applicable to dividends paid on assets in your Account otherwise constituting “qualified dividend income” (if applicable under the tax law in effect at the time of distribution) or (b) under the so-called “straddle” rules, suspension of the holding period for purposes of determining eligibility for long-term capital gains treatment of any gains, or potential deferral of losses, when assets in your Account are sold or exchanged. Different taxation rules may apply to Qualified Accounts.
The IRS could disagree with our conclusions as to the tax treatment of transactions involving the assets in your Account. If the Internal Revenue Service were to successfully take a different position on these issues, it could have a material adverse effect on the tax consequences of your acquisition, holding and disposition of assets in your Account. The tax consequences could also change due to changes in the tax laws. Given the new and innovative character of a Certificate, you should consult your own tax advisor as to the tax consequences, if any, of a Certificate under the “qualified dividend income” (if applicable under the tax law in effect at the time of distribution) and “straddle” rules, as well as other relevant tax provisions, both at the time of initial purchase and in subsequent years.
Payment of the Subscription Fee
Payment of the Subscription Fee with proceeds from the sale of investment assets held in your Account or from the cash account may have tax consequences. A 10% federal tax penalty may also apply if you have not yet reached age 59 1⁄2. You should consult a tax advisor for further information.
Transfers, Assignments, or Designation of Payees
To the extent allowed by state law, we reserve the right to refuse our consent to any assignment at any time on a nondiscriminatory basis if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation. You may request to assign or transfer your rights under the Certificate by sending us a signed and dated request. We will not be bound by an assignment until we acknowledge it.
Any transfer of ownership (which is an absolute assignment) or assignment of a Certificate, the designation of a payee who is not also the owner, and certain other transactions may result in certain income tax consequences to the owner that are beyond the scope of this discussion. A 10% federal tax penalty may also apply if you have not yet reached age 59 1⁄2. An owner contemplating any such transaction should consult a competent tax adviser with respect to the potential tax effects of such a transaction.
Qualified Accounts
The Certificate may be used with traditional Individual Retirement Accounts, Roth IRA Accounts, 401k and SEP IRA Accounts (collectively “Qualified Accounts”). The Certificate is not available as an Individual Retirement Annuity or Roth IRA Annuity. A Certificate may be purchased in connection with a Covered Asset Pool held under any of these arrangements. If permitted by the terms of the Qualified Account, the Certificate may be held as an asset of the Qualified Account or may be held directly by the Covered Person who is the beneficial owner of the Qualified Account.
The tax results for a Certificate may vary according to the terms and conditions of the Qualified Account. No attempt is made here to provide more than general information about the use of the Certificate with any Qualified Account. Beneficial owners under any Qualified Account, as well as beneficiaries, are cautioned that the rights of any person to any benefits under any Qualified Account are subject to the terms and conditions of that Qualified Account or limited by applicable law, regardless of the terms and conditions of the Certificate.
We may discontinue offering the Certificates to new Owners that plan to use the Certificate with a Qualified Account. The Certificate is generally available only with respect to the Qualified Account for which the Certificate is purchased.
•    We are not responsible for determining whether the Certificate complies with the terms and conditions of, or applicable law governing, any Qualified Account. You are responsible for making that determination. Similarly, we are not responsible for administering any applicable tax or other legal requirements applicable to the Qualified Account. You or a service provider, as applicable, for the Qualified Account are responsible for determining that distributions, beneficiary designations, investment requirements, charges and other transactions under the Certificate are consistent with the terms and conditions of the Qualified Account and applicable law.
•    Traditional IRAs and qualified plans are subject to lifetime Required Minimum Distribution rules. Withdrawals from your Covered Asset Pool taken to meet Required Minimum Distribution requirements after the Lock-In Date may be made available as an Additional Coverage Amount and, if so, do not cause an Excess Withdrawal. (See “Additional Coverage Amount.”)
•    The Subscription Fee may be paid from assets in your Qualified Account if permitted under the terms of the Qualified Account. You should consult your tax advisor regarding the tax consequences of paying the Subscription Fee from your Qualified Account. A 10% federal tax penalty may also apply if you have not yet reached age 59 1⁄2. If your Qualified Account is the only source to pay the Subscription Fee and is insufficient to pay the Subscription Fee or is not permitted under the terms of the Qualified Account to pay the Subscription Fee, the Certificate will terminate, and the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.
If you choose to have your Qualified Account own the Certificate, the actuarial present value of the Certificate (calculated in accordance with Treasury Regulation 1.401(a)(9)-6) may need to be included in the value of the Qualified Account for the purposes of calculating the Required Minimum Distribution amount for the Qualified Account. If the actuarial present value of the Certificate is included in the calculation, your Required Minimum Distribution may be higher than it would be if the Certificate is held outside the Qualified Account.
As noted above, there is no guidance from the Internal Revenue Service on the effects on a Qualified Account of the purchase of a contingent deferred annuity contract such as the Certificate. The following discussion identifies certain issues relating to the Certificate that a plan fiduciary or purchaser should consider before purchasing a Certificate to be held in a Qualified Account or in connection with a Qualified Account. This discussion is not intended to be exhaustive. Purchasers should consult a tax and/or legal advisor before purchasing the Certificate because the purchase of the Certificate could affect the qualification of the Qualified Account.
Numerous income tax rules govern Qualified Accounts, including rules with respect to: maximum contributions, required distributions, penalty taxes on early or insufficient distributions and income tax withholding on distributions. The following is a general description of Qualified Accounts and of the use of the Certificate in connection with those Accounts.
Qualified Accounts
Sections 408(a) and 408A of the Code permit eligible individuals to contribute to an individual retirement program known as an “IRA” or “Roth IRA,” respectively. Section 408(k) of the Code allows employers to establish Simplified Employee Pension (“SEP”) IRAs. Section 401(k) of the Code defines employer-sponsored, defined-contribution, personal pension/savings accounts ("401(k) Plan")
These plans are subject to limitations on the amount that may be contributed, the persons who may be eligible to participate and on the time when distributions must commence. In addition, distributions from these plans may be transferred on a tax-deferred basis into another of these plans.
Tax on Certain Distributions Relating to Qualified Accounts
In the case of distributions to you from your traditional IRA (see discussion of Roth IRA below), it is possible that part of or all of the distribution may be taxable. In addition, Section 72(t) of the Code imposes a 10% penalty tax on the taxable portion of any distribution from IRAs or qualified plans subject to certain exceptions set forth in the Code. To the extent amounts are not includable in gross income because they have been properly rolled over to another IRA or to another eligible qualified plan, no tax penalty will be imposed. The tax penalty also will not apply to: (a) distributions made on or after the date on which you reach age 59 1/2; (b) distributions following your death or disability (for this purpose disability is as defined in Section 72(m)(7) of the Code); (c) distributions that are part of substantially equal periodic payments made not less frequently than annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; and (d) certain other distributions specified in the Code.
Qualified Accounts (other than Roth IRAs) are subject to required minimum distribution (“RMD”) rules that govern the timing and amount of distributions. There is a 25% excise tax on any shortfall to taking the full RMD for a year, which is reduced to 10% if the shortfall is corrected within two years.

IRA RMDs must begin by an individual’s “applicable age.” For most other Qualified Accounts, distributions generally must begin by the later of the individual’s applicable age or retirement. For individuals who reached age 70½ before January 1, 2020, the applicable age is 70½. For individuals who reached age 72 before January 1, 2023, the applicable age is 72. for individuals who reach age 72 after January 31, 2022 and reach age 73 before 2033, the applicable age is 73. If an individual reaches age 74 after 2032, the applicable age is 75. For Roth IRAs or accounts, no RMDs are required during the individual’s lifetime.

RMDs rules also apply after death. Under recent changes to the law, most non-spouse beneficiaries must take distributions within ten years. Certain “eligible designated beneficiaries” are permitted to take distributions over life or life expectancy. Eligible designated beneficiaries include spouses, disabled and chronically ill individuals, individuals who are ten or less years younger than the deceased individual, and children who have not reached the age of majority. There are additional rules for situations where there are no designated beneficiaries or the beneficiary is a trust.

The details of the RMD rules are extremely complex. Consult a tax adviser for additional information.
Roth IRAs, as described in Code section 408A, permit certain eligible individuals to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of a traditional IRA to a Roth IRA is generally subject to tax and other special tax rules apply. You may wish to consult a tax advisor before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA.
Distributions may be subject to withholding on the taxable part of the distribution unless you elect out of withholding.
Seek Tax Advice
The above description of federal income tax consequences of the different types of arrangements which may be covered by a Certificate offered by this prospectus is only a brief summary meant to alert you to the issues and is not intended as tax advice. Anything less than full compliance with the applicable rules, all of which are subject to change, may have adverse tax consequences, including a possible 10% federal tax penalty if you are less than 59 1⁄2. Any person considering the purchase of a Certificate in connection with an arrangement described above should first consult a qualified tax advisor with regard to the suitability of the Certificate for such arrangement.
Other Tax Matters
Relationships Not Denominated as Marriage
For federal tax purposes, the Internal Revenue Service has ruled that the term “spouse” does not include an individual who has entered into a registered domestic partnership, civil union, or other similar relationship that is not denominated as a valid marriage entered into under the laws of that jurisdiction. The Company intends to administer the Certificate consistent with this ruling until further guidance is provided. Persons who do not meet the definition of “spouse” under federal tax law may have adverse tax consequences. Please consult a tax adviser for more information on this subject.
Medicare Tax
Distributions from non-qualified annuity contracts will be considered “investment income” for purposes of complying with the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or the entire taxable portion of distributions (e.g., earnings) from a Certificate to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately). We are required to report distributions made from non-qualified annuity policies as being potentially subject to this tax. While distributions from Qualified Accounts are not subject to the tax, such distributions may be includable in income for purposes of determining whether certain Medicare Tax thresholds have been met. Please consult a tax advisor for more information.

Annuity Purchases by Residents of Puerto Rico
The Internal Revenue Service has ruled that income received by residents of Puerto Rico under life insurance or annuity contracts issued by a Puerto Rico branch of a United States life insurance company is U.S.-source income that is generally subject to U.S. federal income tax.

Annuity Purchases by Nonresident Aliens and Foreign Corporations
The discussion above provides general information (but not tax advice) regarding U.S. federal income tax consequences to annuity purchasers that are
U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Prospective purchasers who are not U.S. citizens or residents are advised to consult with a qualified tax advisor regarding U.S., state, and foreign taxation with respect to a Certificate purchase.

Foreign Account Tax Compliance Act (“FATCA”)
If the payee of a benefit payment from the Certificate is a foreign financial institution (“FFI”) or a non-financial foreign entity (“NFFE”) within the meaning of the Code, as amended by the Foreign Account Tax Compliance Act (“FATCA”), the distribution could be subject to U.S. federal withholding tax on the taxable amount of the distribution at a 30% rate irrespective of the status of any beneficial owner of the Certificate or benefit payment. The rules relating to FATCA are complex, and a tax advisor should be consulted if an FFI or NFFE is or may be designated as a payee with respect to the Certificate.
Conversion Offer
We may offer owners of Fixed Contingent Annuity Certificates issued by TALIC (“Existing Certificates”) the option to convert their Existing Certificates for the Certificate described in this prospectus (“New Certificate”). We believe that this conversion should be considered tax-free under section 1035 of the Code. Section 1035 of the Code provides that no gain or loss shall be recognized on the exchange of one annuity contract for another annuity contract provided that certain requirements are met. As described above, we believe that the Certificates should be treated as annuity contacts under the Code. Thus, we believe any exchange of an Existing Certificate for a New Certificate should qualify as a tax-free exchange under section 1035 of the Code as long as the New Certificate is held by the same Certificate Owner(s) and covers the same Covered Person(s). However, the Internal Revenue Service could take the position that the conversion of the Certificates is a taxable event. Please consult with your tax advisor regarding the tax consequences of a conversion transaction prior to electing to participate in such an offering.
Possible Tax Law Changes
Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Certificate could change by legislation or otherwise. Consult a tax advisor with respect to legislative developments and their effect on the Certificate. We have the right to modify the Certificate in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any Certificate and do not intend the above discussion as tax advice.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
INFORMATION ABOUT MIDLAND NATIONAL
Generally
We are Midland National Life Insurance Company, a stock life insurance company. We were organized in 1906, in South Dakota, as a mutual life insurance company at that time named “The Dakota Mutual Life Insurance Company.” We were reincorporated as a stock life insurance company, in 1909. Our name “Midland” was adopted in 1925. We were re-domesticated to Iowa in 1999. We are licensed to do business in 49 states, the District of Columbia, Puerto Rico, the Virgin Islands, Guam and the Mariana Islands.
Midland National is a subsidiary of Sammons Financial Group, which is a wholly-owned subsidiary of Sammons Enterprises, Inc., Dallas, Texas. Sammons Enterprises has controlling or substantial stock interests in a large number of other companies engaged in the areas of insurance, corporate services, and industrial distribution.
Midland National relies on the exemption from filing reports under the Securities Exchange Act of 1934 provided by Rule 12h-7.
Midland National’s Business
Midland National Life Insurance Company and Subsidiaries (“Midland National” or the “Company”) is a wholly owned subsidiary of Sammons Financial Group, Inc. (“SFG”). Midland National has three wholly owned subsidiaries. MNL Reinsurance Company (“MNL Re”), Solberg Reinsurance Company (“Solberg Re”) and Canal Reinsurance Company (“Canal Re”) are captive reinsurance companies domiciled in Iowa. Midland National offers individual life and annuity products in 49 states and the District of Columbia. The Company is affiliated through common ownership with North American Company for Life and Health Insurance (“North American”) and Sammons Institutional Group, Inc. (“SIG”).
We develop innovative products and services in order to provide our distribution partners with a comprehensive suite of insurance products and services. We rely on feedback from customers, employees, registered representatives and agents, supplemented with a variety of industry information and customer databases, to develop new products to meet the demands of an evolving market. As a result, we are typically expanding product offerings in the rapidly growing indexed annuity and life space with emphasis on multiple indexes and crediting methods as well as innovative lifetime withdrawal features. Our suite of products is balanced across the customer spectrum. We believe our products are conservatively designed to achieve appropriate levels of index-based interest crediting through market cycles. Our complementary suite of product lines is designed to allow us to meet profit targets and growth objectives.
We distribute our products through multiple channels including independent agents, broker-dealers, benefit consultants and third-party marketers. In particular, we intend to continue to leverage the independent distribution channel, which has proven to be an effective model and focus on building relationships with a core group of distribution partners that result in persistency of production.

We strive to maintain profitability of our business over varying interest rate environments by monitoring and managing a close asset and liability duration match. We employ an asset liability management program which includes quarterly projections of asset and liability cash flows over a wide range of interest rate scenarios reflecting dynamic contract holder behavior.
Our operating framework includes a focus on operational efficiency, which we believe should allow us to continue to offer competitively priced products and earn attractive returns.
Competition
The markets for insurance products and retirement solutions are highly competitive. We compete for customers and agents with a large number of other insurers as well as noninsurance financial services companies, such as banks, broker-dealers and investment managers, some of which may have greater financial resources and brand recognition than we do. We believe that competition is affected by various factors, including but not limited to, perceived financial strength and claims-paying ability, ratings, investment performance, size and strength of the agency force, distribution capabilities, commission structure, range of product lines and product quality, price and features, customer service and general reputation.
The level of competition among providers of life insurance, annuities and other retirement solutions products may increase as a result of the continuing consolidation of the financial services industry. Mergers and consolidations could increase, as companies seek to improve their competitive position through increased market share, economies of scale and diversification of products and services.
Financial strength ratings
An insurance company’s claims paying ability and financial strength ratings are an important factor in establishing its competitive position relative to other insurance companies. Ratings are important in maintaining public confidence in us and our ability to market our products. Rating organizations annually review the financial performance and condition of insurers, including Midland National. The current financial strength/claims paying ability ratings for Midland National are set forth in the chart below.

Midland National’s Ratings

Rating Agency	Rating	Outlook
S&P	A+	Stable
A.M. Best	A+	Stable
Fitch	A+	Stable
 The ratings are meaningful to current and prospective contract holders and we believe give Midland National a competitive advantage in the Company’s target markets over competitors with lower ratings.
Risk Factors Related to Midland National and Its Business
The operating results of life and annuity insurance companies as reported under statutory accounting principles have historically been subject to significant fluctuations. The financial position and operating results of Midland National are subject to certain risk factors discussed more fully below. You should consider and read carefully all of the risks and uncertainties described below, as well as the other information contained in this prospectus, including our financial statements included elsewhere in this prospectus. This prospectus also contains forward-looking statements and estimates that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Information.”
The course of the novel coronavirus (COVID-19) pandemic, and responses to it, have been and may continue to be uncertain and difficult to predict, and could materially and adversely affect the Company’s business, results of operations, and financial condition.
Major public health issues, including the novel coronavirus COVID-19 pandemic (the “COVID-19 pandemic”), have caused and may continue to cause a large number of illnesses and deaths. Government authorities and other persons exercising governmental, political, or related authority or influence and other organizations may not effectively respond to the spread and severity of the COVID-19 pandemic, and their actions and the resulting impacts are unpredictable. The ultimate spread, duration, and severity of the COVID-19 pandemic, and of government authorities’ actions to address it, are uncertain, and may persist. Adverse conditions may worsen over time. Actions to respond to the COVID-19 pandemic have reduced and altered economic activity and financial markets. New information about the severity and duration of the COVID-19 pandemic or other public health issues, and government authorities, business, and societal reactions to that information, may increase the severity or duration of the COVID-19 pandemic and its effects.
The COVID-19 pandemic, and its effect on financial markets, could continue to adversely impact the Company’s investment portfolio. Market volatility may slow or prevent the Company from reacting to market events as effectively as it otherwise could. When the Company sells its investment holdings, it may not receive the prices it seeks, and may sell at a price lower than its carrying value, due to market volatility or other disruptions. Borrowers may delay or fail to pay principal and interest when due, tenants and residents may delay or fail to pay rent according to the terms of their lease and government authorities may delay or place a moratorium on foreclosures, evictions or otherwise impair enforcement actions, affecting the value of the Company’s real estate investments, mortgage-backed securities, and other investments, and the cash flows they produce.
A continued slowdown in U.S. or global economic conditions brought on by the COVID-19 pandemic could adversely affect the values and cash flows of assets in the Company’s investment portfolio, especially if prolonged. Certain asset classes in the Company’s investment portfolio related to commercial real estate or companies in industries that could be most severely impacted by the economic disruption, including, but not limited to, oil and gas, gaming and lodging, retail and airlines, or tied to certain commodities, could suffer significant declines in valuation.
Government authorities’ actions, including activity by the U.S. Federal Reserve and other central banks, in response to the COVID-19 pandemic could cause sustained volatility in the interest rate environment, which could adversely affect the Company’s business and financial results.
The COVID-19 pandemic could increase claims under many of the Company’s policies and contracts. The impact of the COVID-19 pandemic on claims in each quarter may be greater than in prior quarters. In addition, an increased number of policyholders and contract holders may have lower income or assets, and may have difficulty paying premiums and fees. Government authorities may require (or suggest) “no lapse” in policy coverage for uncertain or prolonged periods of time, regardless of whether the Company receives premiums or is able to assess fees against policyholder or contract holder account balances. Legal and regulatory responses to the COVID-19 pandemic and related public health issues may also include the extension of insurance coverage beyond the Company’s policy or contract language, and/or changes to insurance policy or annuity contract conditions such as premium grace periods, suspension of cancellations, and extensions of proof of loss deadlines. These changes may cause additional expenses to adjust or override automated notification systems. Government authorities may also purport to change policy coverage, including retroactively, exposing the Company to risks and costs it was unable to foresee or underwrite. The Company may also voluntarily (or in response to requirements, guidance, or pressure) adopt customer accommodations, such as waiving exclusions, forgoing rate increases or implementing lower rate increases than the Company would in the ordinary course of its business, relaxation of claim documentation requirements, premium credit or accommodations for customers experiencing economic or other distress as a result of the COVID-19 pandemic. Policyholders or contract holders seeking sources of liquidity due to COVID-19 pandemic-related economic uncertainty and increased unemployment may withdraw, surrender or take policy loans at greater rates than the Company expected.
As a result of the COVID-19 pandemic, the Company’s cost of reinsurance on future reinsurance agreements could increase, or it may find reinsurance less available.
Policyholders and contract holders may change their behavior in unexpected ways. For example, they may surrender policies or contracts, take withdrawals and policy loans, change their premium payment practices, exercise product options, or take other actions as a result of the COVID-19 pandemic and government authorities’ efforts to respond to it. If policyholder and contract holder lapse and surrender rates significantly exceed the Company’s expectations, it could have a material adverse effect on the Company’s business, financial condition, results of operation, liquidity and cash flows.
We face risks related to recent increases in incidents of social, civil and political unrest, which could disrupt our operations.
Our business, including our investments, could be adversely affected by recent increases in incidents of social, civil and political unrest taking place in the U.S. and elsewhere. There can be no assurance as to when such civil unrest will end or that it will not escalate in the future. Any continuation or future escalation in such civil unrest, or a failure to restore public and social order by the governmental authorities in affected markets, could adversely affect the security and stability of the localities in which we operate, which could disrupt our operations, or the security and stability of the obligors on our investments. Any such impacts could increase the default rate, or negatively affect the carrying value, of such investments, which could have a material adverse effect on our business, financial condition and results of operations.
If difficult conditions in the global capital markets and the economy generally persist, they may materially adversely affect our business and results of operations.
Our business and results of operations are materially affected by conditions in the global capital markets and the economy generally. Stressed conditions, volatility and disruptions in financial asset classes or various markets, including global capital markets, can have an adverse effect on us, in part because we have a large investment portfolio and our insurance liabilities are sensitive to changing market factors. Global market factors, including interest rates, credit spreads, equity prices, equity market volatility, economic uncertainty, the impact of public health crises (e.g. the COVID-19 pandemic) and reactions and responses thereto, real estate markets, consumer spending, business investment, government spending, the volatility and strength of the capital markets, deflation, inflation, counterparty risks, changes in laws or regulations (including laws relating to the financial markets generally or the taxation or regulation of the insurance industry), trade barriers, commodity prices, currency exchange rates and controls and national and international political circumstances (including governmental instability, wars, terrorist acts or security operations) can all affect our financial condition, as well as the volume, profitability and results of our business operations, either directly or by virtue of their impact on the business and economic environment generally and on general levels of economic activity, employment and customer behavior specifically. Disruptions in one market or asset class can also spread to other markets or asset classes. Upheavals in the financial markets can also affect our financial condition (including our liquidity and capital levels) as a result of mismatched impacts on the value of our assets and our liabilities.
At times, throughout the past several years, volatile conditions have characterized financial markets. Significant market volatility, and government actions taken in response thereto, may exacerbate some of the risks we face.

To the extent these uncertain financial market conditions persist, our revenues and net investment income are exposed to these risks and may be adversely affected as a result. Similarly, sustained periods of low interest rates could cause our profit margins to erode. Also, in the event of extreme prolonged market events, such as a global credit crisis, we could incur significant capital and/or operating losses. Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility.
We are also exposed to risks associated with the potential financial instability of our customers, whether individual or institutional, many of whom may be adversely affected by the volatile conditions in the capital markets. Due to the macro-economic challenges currently affecting the economy of the U.S. and other parts of the world, customers may experience serious cash flow problems and other financial difficulties. As a result, they may modify, delay, or cancel plans to purchase our products, or may make changes in the mix of products purchased that are unfavorable to us. Any inability of current and/or potential customers to pay for our products may adversely affect our earnings and cash flow.
In addition, we are susceptible to risks associated with the potential financial instability of the vendors on which we rely to provide services or to whom we delegate certain functions. The same conditions that may affect our customers also could adversely affect our vendors, causing them to significantly and quickly increase their prices or reduce their output. Our business depends on our ability to perform, in an efficient and uninterrupted fashion, our necessary business functions, and any interruption in the services provided by third parties could also adversely affect our cash flow, profitability, and financial condition.
Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, our access to capital and our cost of capital.
The capital and credit markets may be subject to periods of extreme volatility and disruption, which could cause our liquidity and credit capacity to be limited.
We need liquidity to pay our operating expenses, maintain our securities lending activities, support our hedging programs, and fund maturing liabilities. Without sufficient liquidity, we could be forced to curtail our operations, and our business and financial results may suffer.
In the event market or other conditions have an adverse impact on our capital and liquidity and our current resources do not satisfy our needs, we may have to seek additional financing. The availability of additional financing will depend on a variety of factors, such as the then current market conditions, regulatory considerations, availability of credit to us and the financial services industry generally, our credit ratings and credit capacity, and the perception of our customers and lenders regarding our long- or short-term financial prospects if we incur large operating or investment losses or if the level of our business activity decreases due to a market downturn. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us. Our internal sources of liquidity may prove to be insufficient and, in such case, we may not be able to successfully obtain additional financing on favorable terms, or at all.
Our liquidity requirements may change if, among other things, we are required to return significant amounts of cash collateral on short notice under our securities lending requirements.
Disruptions, uncertainty or volatility in the capital and credit markets may also limit our access to capital needed to operate our business, most significantly in our insurance company subsidiaries. Such market conditions may limit our ability to replace, in a timely manner, maturing liabilities; satisfy regulatory capital requirements; and access the capital necessary to grow our business. As a result, we may be forced to delay raising capital, issue different types of securities than we would have otherwise, less effectively deploy such capital, issue shorter tenor securities than we prefer, or bear an unattractive cost of capital, which could decrease our profitability and significantly reduce our financial flexibility. Our results of operations, financial condition, cash flows and statutory capital position could be materially adversely affected by disruptions in the financial markets.
We are exposed to significant financial and capital markets risks that may adversely affect our results of operations, financial condition and liquidity, and may cause our net investment income to vary from period to period.
We are exposed to significant financial and capital markets risks, including changes in interest rates, credit spreads, equity prices, real estate markets, market volatility, global economic performance in general, the performance of specific obligors, including governments, included in our investment portfolio and other factors outside our control.
Interest rate risk. Some of our products, principally life insurance and fixed annuities, expose us to the risk that changes in interest rates will reduce our investment margin or “spread,” or the difference between the amounts that we are obligated to pay under the contracts in our general account and the rate of return we earn on general account investments intended to support obligations under such contracts. Our spread is a key component of our net income.
During periods when interest rates are low, we may be forced to reinvest proceeds from investments that have matured or have been prepaid or sold at lower yields, which will reduce our investment margin. Moreover, during periods when interest rates are low, borrowers may prepay or redeem fixed income securities and mortgage loans in our investment portfolio with greater frequency in order to borrow at lower market rates, thereby exacerbating this risk. Although lowering interest crediting rates can help offset decreases in spreads on some products, our ability to lower these rates could be limited by competition or contractually guaranteed minimum rates and may not match the timing or magnitude of changes in asset yields. As a result, our spread could decrease or potentially become negative.
A decline in market interest rates could also reduce our return on investments that do not support particular policy obligations. During periods of sustained lower interest rates, policy liabilities may not be sufficient to meet future policy obligations and may need to be strengthened. Accordingly, declining and sustained lower interest rates may materially affect our results of operations, financial position and cash flows and significantly reduce our profitability.
Increases in market interest rates could also negatively affect our profitability. In periods of rapidly increasing interest rates, we may not be able to replace, in a timely manner, the investments in our general account with higher yielding investments needed to fund the higher crediting rates necessary to keep interest sensitive products competitive. We, therefore, may have to accept a lower spread and, thus, lower profitability or face a decline in sales and greater loss of existing contracts and related assets. In addition, policy loans, surrenders and withdrawals may tend to increase as contract holders seek investments with higher perceived returns as interest rates rise. This process may result in cash outflows requiring that we sell investments at a time when the prices of those investments are adversely affected by the increase in market interest rates, which may result in realized investment losses. An increase in market interest rates could also have a material adverse effect on the value of our investment portfolio, for example, by decreasing the estimated fair values of the fixed income securities that comprise a substantial portion of our investment portfolio.
We are also affected by the monetary policies of the Federal Reserve. In an attempt to curb rising inflation, the Federal Reserve and other central banks raised interest rates multiple times in 2022 and 2023. As the Federal Reserve changes the target range for the benchmark federal funds rate, this may adversely affect the economy and could generate volatility in debt and equity markets. If the Federal Reserve moves short-term interest rates higher, this could lead to declining values on fixed income investments. The actions of the Federal Reserve may have an impact on the pricing levels of risk-bearing investments, and may adversely impact the level of product sales. It is unclear whether and how interest rates will change in future periods.
Although we take measures to manage the economic risks of investing in a changing interest rate environment, we may not be able to mitigate the interest rate risk of our fixed income investments relative to our liabilities.
Credit Spreads. Our exposure to credit spreads primarily relates to market price volatility and cash flow variability associated with changes in such spreads. Market volatility can make it difficult to value certain of our securities if trading becomes less frequent. In such case, valuations may include assumptions or estimates that may have significant period-to-period changes, which could have a material adverse effect on our results of operations or financial condition. If there is a resumption of significant volatility in the markets, it could cause changes in credit spreads and defaults and a lack of pricing transparency which, individually or in tandem, could have a material adverse effect on our results of operations, financial condition, liquidity or cash flows.
Equity Risk. Our primary exposure to equity risk relates to the potential for lower earnings associated with certain of our businesses where fee income is earned based upon the estimated fair value of the assets under administration. Downturns and volatility in securities markets can have an adverse effect on the revenues and investment returns from our investment products and services.
In addition, we invest a portion of our investments in alternative assets, such as private equity and private debt funds. The amount and timing of net investment income from such funds tends to be uneven as a result of the performance of the underlying investments. The timing of distributions from such funds, which depends on particular events relating to the underlying investments, as well as the funds’ schedules for making distributions and their needs for cash, can be difficult to predict. Significant volatility could adversely impact returns and net investment income on these alternative investment classes. In addition, the estimated fair value of such investments may be impacted by downturns or volatility in securities markets.
Real Estate Risk. Our primary exposure to real estate risk relates to residential mortgage-backed securities (“RMBS”), commercial mortgage-backed securities (“CMBS”) and residential and commercial mortgage loans. Our exposure to these risks stems from various factors, including real estate supply and demand, geographic and extreme weather events and conditions, and interest rate fluctuations. General economic conditions and the recovery rate in the real estate sectors will continue to influence the performance of these investments. These factors, which are beyond our control, could have a material adverse effect on our results of operations, financial condition, liquidity or cash flows.
Credit Risk. There is a risk that issuers of our investments may default or that other parties may not be able to pay amounts due to us and our subsidiaries. We manage our investments to limit credit risk by diversifying our portfolio among various security types and industry sectors. In addition, we take into account default risk in our product pricing. Although we believe that we carefully manage these risks, there can be no guarantee that credit risk will be managed successfully in all situations. Any failure to successfully manage credit risk could have a material adverse effect on our results of operations, financial condition, liquidity or cash flows.
Our participation in securities lending programs and a repurchase program subjects us to potential liquidity and other risks.
We participate in a reverse repurchase program, which is considered part of a securities lending program, whereby we sell fixed income securities to third-party repurchase counterparties, primarily major brokerage firms and commercial banks, with a concurrent agreement to repurchase those same securities at a determined future date. The cash proceeds received under the repurchase program are typically invested in fixed income securities and cannot be returned prior to the scheduled repurchase date; however, market conditions on the repurchase date may limit our ability to enter into new agreements. The repurchase of securities or our inability to enter into new repurchase agreements would require us to return the cash collateral proceeds associated with such transactions on the repurchase or maturity date.
For repurchase transactions, the securities held as invested collateral (i.e., securities that we have purchased with cash collateral received) generally have floating rate coupons that match the floating rate liabilities to minimize the impact of interest rate risk. However, in some cases, the maturity of the securities held as invested collateral may exceed the term of the related securities under repurchase agreements and the estimated fair value may fall below the amount of cash received as collateral and invested. If we are required to return significant amounts of cash collateral on short notice and we are forced to sell securities to meet the return obligation, we may have difficulty selling such collateral that is invested in securities in a timely manner, be forced to sell securities in a volatile or illiquid market for less than we otherwise would have been able to realize under normal market conditions, or both. In addition, under adverse capital market and economic conditions, liquidity may broadly deteriorate, which would further restrict our ability to sell securities. If we decrease the amount of our securities lending and repurchase activities over time, the amount of net investment income generated by these activities will also likely decline.
We may have difficulty selling certain holdings in our investment portfolio in a timely manner and realizing full value given their illiquid nature.
There may be a limited market for certain investments we hold in our investment portfolio, making them relatively illiquid. These include privately-placed fixed maturity securities, mortgage loans, policy loans, leveraged leases, equity real estate, such as real estate joint ventures and funds, and other limited partnership interests. In recent years, even some of our very high quality investments experienced reduced liquidity during periods of market volatility or disruption. If we were forced to sell certain of our investments during periods of market volatility or disruption, market prices may be lower than our carrying value in such investments. This could result in realized losses which could have a material adverse effect on our net income and financial position.
The determination of the amount of expected credit losses taken on our investments is highly subjective and could materially impact our business, financial condition and results of operations.
The determination of the amount of expected credit losses vary by investment type and is based on our periodic case-by-case evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. Management updates its evaluations regularly and reflects changes in expected credit losses in operations as such evaluations are revised. Such evaluations and assessments can change significantly from period to period, especially in times of high market volatility. There can be no assurance that management has identified all securities that could ultimately impact the level of impairments taken and allowances reflected in the financial statements. Furthermore, additional credit losses may need to be taken or provided for in the future. Historical trends may not be indicative of future credit losses.
Defaults on commercial mortgage loans and volatility in performance may adversely affect our business, financial condition and results of operations.
Commercial mortgage loans may face heightened delinquency and default risk due to economic conditions which may have a negative impact on the performance of the underlying collateral, resulting in declining values and an adverse impact on the obligors of such instruments. An increase in the default rate of our commercial mortgage loan investments could have an adverse effect on our business, financial condition and results of operations.
In addition, the carrying value of commercial mortgage loans is negatively impacted by such factors. The carrying value of commercial mortgage loans is stated at outstanding principal less any loan loss allowances recognized. Considerations in determining allowances include, but are not limited to, the following: (i) declining debt service coverage ratios and increasing loan to value ratios; (ii) bankruptcy filings of major tenants or affiliates of the borrower on the property; (iii) catastrophic events at the property; and (iv) other subjective events or factors, including whether the terms of the debt will be restructured. There can be no assurance that management’s assessment of loan loss allowances on commercial mortgage loans will not change in future periods, which could lead to investment losses.
Our investment managers select investments that could be substantially below return expectations, below the returns of our competitors investments, or result in losses. Our investment managers select individual investments pursuant to broad authority within their stated guidelines, and we do not approve each investment decision made by these managers.
Our investment portfolio adheres to investment guidelines and policies and risk limits, however our investment managers are allowed considerable discretion within the context of an Enterprise Risk Management (“ERM”) overlay as well as other compliance measures authorized by our Investment Committee. The discretion afforded to our investment managers may result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Our historical investment performance should not be considered as indicative of future results of our investment portfolio.
Exposure to limited partnerships investments could adversely affect our investment portfolio.
We owned $[3,092] million and $[2,279] million of investments in limited partnerships at December 31, 2023 and December 31, 2022, respectively. As of December 31, 2023 and December 31, 2022, we had future funding commitments relating to limited partnerships of $[1,146] million and $[1,201] million, respectively. These investments consist primarily of domestic and international private equity funds, private debt funds, infrastructure funds and other miscellaneous alternative investments. These investments may produce investment income which fluctuates from period to period and is less predictable and more variable than may be the case with more conventional asset classes. In addition, many of these assets have limitations on redemptions and trading, which may cause them to be substantially less liquid than more conventional asset classes, such as publicly traded fixed income securities and equities.
If we do not appropriately structure our hedges in relation to our anticipated liabilities, our ability to conduct our businesses could be adversely affected.
We actively seek to hedge our securities market exposure, including exposure through the writing of indexed annuity products and indexed universal life products. Our ability to measure and manage risk and to implement our investment strategy and hedging arrangements is crucial to our success. If we do not properly structure such hedges to meet our expected liabilities, we could be forced to liquidate investments in order to pay any difference between the amount paid under the hedges and the amounts due for such liabilities, which could have an adverse impact on our financial condition or results of operations.
The success of our investment strategy and hedging arrangements will also be affected by general economic conditions. These conditions may cause volatile interest rates and securities markets, which in turn could increase the cost of hedging. Volatility or illiquidity in the markets could significantly and negatively affect our ability to appropriately execute our hedging strategies.
A downgrade or a potential downgrade in Midland National’s financial strength ratings could harm our competitive position.
Rating agencies regularly review the financial performance and condition of insurers, including Midland National. The current financial strength/claims paying ability ratings for Midland National as assigned by S&P, A.M. Best and Fitch were A+ (Strong), A+ (Superior) and A+, respectively. These ratings indicate a rating agency’s view of our ability to meet the obligations applicable to our in-force insurance contracts.
The rating agencies assign ratings based upon consideration of several qualitative and quantitative factors, including the rated company’s operating performance and investment results, products, risk profile, and capital resources. The rating agencies may also consider factors that may be outside of the rated company’s control, including changes in general economic conditions or their sentiment towards a particular industry. A downgrade in the ratings of Midland National could have an adverse effect on our business, financial condition and results of operations. In addition, a downgrade in the ratings of Midland National could adversely affect, among other things, (a) its ability to sell certain of its products, (b) the rate of contract surrenders and withdrawals and (c) the return on the insurance and annuity products it issues and, ultimately, the results of its operations. In addition, there can be no assurance that a rating will be maintained for any given period of time or that a rating will not be lowered or withdrawn in its entirety.
We cannot predict what actions rating agencies may take in the future that could adversely affect our business, including changes to their respective capital sufficiency models. As with other companies in the financial services industry, our ratings could be downgraded at any time and without any notice by any rating agency, and any such downgrade could adversely affect our business, financial condition and results of operations.
We may not be able to mitigate the reserve strain associated with Regulation 830 and NAIC Actuarial Guideline 38, potentially resulting in a negative impact on our capital position or in a need to increase prices and/or reduce sales of term or universal life products.
The NAIC Model Regulation entitled “Valuation of Life Insurance Policies,” commonly known as “Regulation 830” or “Model #830,” requires insurers to establish additional statutory reserves for certain term life insurance policies with long-term premium guarantees and for certain universal life policies with secondary guarantees. In addition, NAIC Actuarial Guideline 38 (“AG38”) clarifies the application of Model #830 with respect to certain universal life insurance policies with secondary guarantees. Many of our term insurance products and an increasing number of our universal life insurance products are affected by Model #830 and AG38, respectively. The application of both Model #830 and AG38 involves numerous interpretations. At times, there may be differences of opinion between management and state insurance departments regarding the application of these and other actuarial standards. Such differences of opinion may lead to a state insurance regulator requiring greater reserves to support insurance liabilities than management estimated.
Model # 830 and AG38 require Midland National to establish statutory reserves for applicable term and universal life products at a level that exceeds what the company’s actuarial assumptions for the applicable business would otherwise require. We have implemented, and may implement in the future, reinsurance and capital management actions to mitigate the capital impact of Model #830 and AG38, including the use of letters of credit and the implementation of other transactions that provide acceptable collateral to support the reinsurance of the liabilities to wholly owned reinsurance captives or to third-party reinsurers. These arrangements are subject to review by state insurance regulators.
As of January 1, 2015, our insurance company subsidiaries became subject to a new actuarial guideline, NAIC Actuarial Guideline 48 (“AG48”), that affects the types of assets insurance companies can use in captive reinsurance companies to back the reserves they hold for term and universal life products. Specifically, AG48 prescribes an actuarial method to determine the portion of the assets held to support reserves for certain term and universal life policies that must be “primary securities,” which are defined as cash and securities rated by the Securities Valuation Office of the NAIC (subject to some limited exceptions) or, in limited cases, certain other assets. AG48 provides that reserves in excess of those calculated with the prescribed actuarial method may be supported or financed with a broader range of assets, referred to as “other securities.” AG48 applies to certain term and universal life insurance policies written from and after January 1, 2015, or written prior to January 1, 2015, but not included in a captive reinsurer financing arrangement as of December 31, 2014. The NAIC adopted a revised Credit for Reinsurance Model Law in January 2016 and the Term and Universal Life Insurance Reserve Financing Model Regulation in December 2016 to replace AG48. Effective July 1, 2017, Iowa substantially adopted the revised Credit for Reinsurance Model Law. Effective January 10, 2018, Iowa substantially adopted the Term and Universal Life Insurance Reserve Financing Model Regulation, replacing AG48 for Iowa ceding insurers.
We cannot provide assurance that there will not be regulatory challenges to the reinsurance and capital management actions we have taken to date, or those we may take in the future, or that acceptable collateral obtained through such transactions will continue to be available or available on a cost- effective basis. The result of those potential challenges, as well as the inability to obtain acceptable collateral, could require us to increase statutory reserves, incur higher operating and/or tax costs or reduce sales.
Certain of the reserve financing facilities we have put in place will mature prior to the run off of the liabilities they support. As a result, we cannot provide assurance that we will be able to continue to implement actions either to mitigate the impact of Model #830, AG38 and AG48 on future sales of term and universal life insurance products or maintain collateral support related to our captives or existing third-party reinsurance arrangements to which one of our captive reinsurance subsidiaries is a party. If we are unable to continue to implement those actions or maintain existing collateral support, we may be required to increase statutory reserves or incur higher operating costs than we currently anticipate. Because term and universal life insurance are particularly price-sensitive products, any increase in premiums charged on these products to compensate us for the increased statutory reserve requirements or higher costs of reinsurance may result in a significant loss of volume and materially and adversely affect our life insurance business.
A significant portion of our institutional funding is obtained from a Federal Home Loan Bank, which subjects us to liquidity risks associated with sourcing a large concentration of our funding from one counterparty.
A significant portion of our institutional funding is obtained from the FHLB, which primarily serves as a source of funding to complement our securities lending program. As of December 31, 2023 and December 31, 2022, we had $3.1 billion of FHLB borrowings outstanding. Should the FHLB choose to change its definition of eligible collateral, or if the market value of the pledged collateral decreases in value due to changes in interest rates or credit ratings, we may be required to post additional amounts of collateral in the form of cash or other eligible collateral. If we do not have assets maturing concurrently with the maturing liability, we could be required to renew maturing agreements at higher costs. Additionally, we may be required to find other sources to replace this funding if we lose access to the FHLB funding. This could occur if our creditworthiness falls below the FHLB’s requirements or if legislative or other political actions cause changes to the FHLB’s mandate or to the eligibility of life insurance companies to be members of the FHLB system.
Our products and services are complex and are frequently sold through intermediaries, and a failure to properly perform services or the misrepresentation of our products or services could have an adverse effect on our revenues and income.
Many of our products and services are complex and are frequently sold through intermediaries. In particular, our insurance businesses are reliant on intermediaries to describe and explain our products to their potential customers, and although we take precautions to avoid this result, such intermediaries may be deemed to have acted on our behalf. The intentional or unintentional misrepresentation of our products and services in advertising materials or other external communications, or inappropriate activities by our personnel or an intermediary, could result in liability for us and have an adverse effect on our reputation and business prospects, as well as lead to potential regulatory actions or litigation.
The insurance business is a heavily regulated industry and changes in state and federal regulation may affect our profitability.
We are subject to regulation under applicable insurance statutes, including insurance holding company statutes, in the various states in which Midland National transacts business. Midland National is domiciled in Iowa and is licensed to transact its insurance business in, and is subject to regulation and supervision by, insurance regulators in all U.S. states and territories, except New York and American Samoa. The ability of Midland National to continue to conduct its business is dependent upon the maintenance of its licenses in these various jurisdictions.
State insurance laws regulate most aspects of Midland National’s insurance business. Insurance regulatory authorities in the United States have broad administrative powers with respect to, among other things:
•    licensing companies and agents to transact business;
•    calculating the value of assets to determine compliance with statutory requirements;
•    mandating certain insurance benefits;
•    regulating certain premium rates;
•    reviewing and approving policy forms;
•    regulating unfair trade and claims practices, including through the imposition of restrictions on marketing and sales practices, distribution arrangements and payment of inducements;
•    establishing and revising statutory capital and reserve requirements and solvency standards;
•    fixing maximum interest rates on insurance policy loans and minimum rates for guaranteed crediting rates on life insurance policies and annuity contracts;
•    approving future rate increases;
•    approving changes in control of insurance companies;
•    restricting the payment of dividends and other transactions between affiliates; and
•    regulating the types, amounts and valuation of investments.
These laws and regulations affecting the insurance industry are complex and subject to change. Moreover, they are administered and enforced by a number of different regulatory authorities, including state insurance regulators, state securities administrators, the SEC, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the U.S. Department of Labor (the “DOL”), the U.S. Department of Justice, and state attorneys general, each of which exercises a degree of interpretive latitude. In some cases, these laws and regulations are designed to protect or benefit the interests of a specific constituency rather than a range of constituencies. For example, state insurance laws and regulations are generally intended to protect or benefit contract holders rather than shareholders or holders of other securities of insurance companies or their holding companies. These laws and regulations may in some respects limit our insurance company subsidiaries’ ability to grow and improve the profitability of their businesses.

State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, can be made for the benefit of the consumer, or for other reasons, at the expense of the insurer, and thus could have an adverse effect on the financial condition and results of operations of our insurance company subsidiaries. Midland National cannot guarantee that the impact of any NAIC recommendations or proposed or future legislation or rule-making in the U.S. or elsewhere will not have an adverse effect on the results of operations or financial condition of our insurance company subsidiaries.
As increased scrutiny has been placed upon the insurance regulatory framework, a number of state legislatures have considered or enacted legislative proposals that alter, and in many cases increase, state authority to regulate insurance companies and holding company systems. In December 2010, the NAIC adopted amendments to the Insurance Holding Company System Regulatory Act and Model Regulation (the “Amended Holding Company Model Act”). The Amended Holding Company Model Act introduced the concept of “enterprise risk” within an insurance holding company system. The Amended Holding Company Model Act imposes more extensive informational requirements on parents and other affiliates of licensed insurers with the purpose of protecting the licensed companies from enterprise risk, including requiring an annual enterprise risk report by the ultimate controlling person identifying the material risks within the insurance holding company system that could pose enterprise risk to the licensed companies. In September 2012, the NAIC adopted the Risk Management and Own Risk and Solvency Assessment (“ORSA”) Model Act, which requires insurers to maintain a framework for identifying, assessing, monitoring, managing and reporting on the “material and relevant risks” associated with the insurer’s (or insurance group’s) current business plans. Under the ORSA Model Act, certain insurers must undertake an internal risk management review no less often than annually (but also at any time when there are significant changes to the risk profile of the insurer or its insurance group) in accordance with the ORSA Guidance Manual adopted by the NAIC, and prepare a summary report (“ORSA Report”) assessing the adequacy of the insurer’s risk management and capital in light of its current and future business plans. The ORSA Report is filed with a company’s lead state regulator and will be available to other domiciliary regulators within the holding company system. In November 2014, the NAIC adopted the Corporate Governance Annual Disclosure Model Act and Model Regulation (together, the “Corporate Governance Model Act”), which require an insurer to provide an annual disclosure regarding its corporate governance practices to its domestic regulator and lead state regulator. As adopted by the NAIC, the requirements of the Corporate Governance Model Act were effective January 1, 2016, with the first annual disclosure due by June 1, 2016. In December 2014, the NAIC promulgated additional amendments to the Amended Holding Company Model Act (the “Revised Amended Holding Company Model Act”) for consideration by the various states that address the authority of an insurance commissioner to act as the group-wide supervisor for an internationally active insurance group or to acknowledge the authority of another regulatory official, from another jurisdiction, to so act.
Each of the Amended Holding Company Model Act, the ORSA Model Act, the Corporate Governance Model Act and the Revised Amended Holding Company Model Act must be adopted by the individual states for the new requirements to apply to U.S. domestic insurers, and specifically in Iowa for the changes to apply to our insurance company subsidiaries. Iowa has substantially adopted the Amended Holding Company Model Act, the ORSA Model Act, the Corporate Governance Model Act and the Revised Amended Holding Company Model Act. Although the federal government currently does not directly regulate the insurance business, federal legislation and administrative policies in several areas, including pension regulation, financial services regulation, securities regulation, federal taxation, and environmental, social, and governance (“ESG”) considerations, can significantly and adversely affect the insurance business.
In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) was enacted and signed into law. The Dodd-Frank Act made extensive changes to the laws regulating the financial services industry and required various federal agencies to adopt a broad range of new rules and regulations.
Among other things, the Dodd-Frank Act imposed a comprehensive new regulatory regime on the over-the-counter (“OTC”) derivatives marketplace. Title VII of the Dodd-Frank Act (“Title VII”) subjected “swap dealers”, “major swap participants”, “security-based swap dealers” and “major security- based swap participants” (each as defined in the legislation and further clarified by the rulemaking) to registration and substantial supervision and regulation, including capital standards, margin requirements, business conduct standards, recordkeeping and reporting requirements. Title VII also requires central clearing for certain derivatives transactions that the U.S. Commodities Futures Trading Commission (“CFTC”) determines must be cleared and are accepted for clearing by a “derivatives clearing organization” (subject to certain exceptions) and that certain transactions subject to the mandatory clearing requirement be executed on a regulated exchange or swap execution facility. Title VII also provided the CFTC with authority to impose position limits across markets, including the swap market. The ongoing implementation and finalization of the Title VII requirements and its related regulations may adversely affect our ability to hedge risks associated with our business, including our fixed index annuity business, by increasing the costs of, imposing regulatory restrictions on, or reducing liquidity for derivatives transactions that we use to hedge such risks. Further, centralized clearing of derivatives transactions exposes us to concentrated risk of default by a clearinghouse with respect to our cleared derivative transactions.
The Dodd-Frank Act also established the Financial Stability Oversight Council (the “FSOC”) and authorized the FSOC to designate non-bank financial companies as systemically important financial institutions (“SIFIs”), thereby subjecting them to enhanced prudential standards and supervision by the Board of Governors of the Federal Reserve System (“Federal Reserve”). The prudential standards for non-bank SIFIs include enhanced RBC requirements, leverage limits, liquidity requirements, single counterparty exposure limits, governance requirements for risk management, stress test requirements, special debt-to-equity limits for certain companies, early remediation procedures, and recovery and resolution planning. In April 2023, FSOC proposed new guidance to revise the process for designating non-bank financial companies as a SIFI. If the FSOC were to designate SFG as a non-bank SIFI, SFG would become subject to certain of these enhanced prudential standards.
The Dodd-Frank Act also established a Federal Insurance Office (the “FIO”) within the Treasury Department. The Dodd-Frank Act authorizes the FIO to assist the Secretary of the Treasury Department in negotiating covered agreements. A covered agreement is an agreement between the U.S. and one or more foreign governments, authorities or regulatory entities, regarding prudential measures with respect to insurance or reinsurance. The FIO is further charged with determining, in accordance with the procedures and standards established under the Dodd-Frank Act, whether state laws are preempted by a covered agreement.
Pursuant to this authority, in September 2017, the U.S. and the EU signed a covered agreement to address, among other things, reinsurance collateral and insurance group supervision requirements (the “EU Covered Agreement”), and the U.S. released the Policy Statement, providing the U.S.’ interpretation of certain provisions in the EU Covered Agreement. The Policy Statement provides that the U.S. expects that the group capital calculation developed by the NAIC will satisfy the EU Covered Agreement’s group capital assessment requirement. See “Regulation—Capital Requirements.” In addition, on December 18, 2018, a Bilateral Agreement between the U.S. and U.K. on Prudential Measures Regarding Insurance and Reinsurance, or the “UK Covered Agreement,” was signed in anticipation of the United Kingdom’s exit from the EU.
U.S. state regulators had until September 22, 2022 to adopt reinsurance reforms removing reinsurance collateral requirements for EU and UK reinsurers that meet the prescribed minimum conditions set forth in the applicable EU Covered Agreement or UK Covered Agreement or state laws imposing such reinsurance collateral requirements may be subject to federal preemption. The NAIC has adopted revisions to the Credit for Reinsurance Model Law and Model Regulation that would, if adopted into law by state legislatures, implement the reinsurance collateral provisions of the EU Covered Agreement and UK Covered Agreement. Iowa has substantially adopted such amendments to the Credit for Reinsurance Model Law and Regulation. We cannot predict with any certainty what the impact of implementation of the EU Covered Agreement or the UK Covered Agreement will be on our business and whether the interpretation of the provisions of the EU Covered Agreement and the UK Covered Agreement will change.
The Company is required to comply with Statutory Accounting Principles (“SAP”). SAP and various components of SAP (such as actuarial reserving methodologies) are subject to review by the NAIC and its task forces and committees, as well as state insurance departments, in an effort to address emerging issues and otherwise improve or alter financial reporting. Various proposals are currently pending before committees and task forces of the NAIC, some of which, if adopted, would negatively affect our reported financial position or operations. See “Regulation—NAIC—Recent Statutory Accounting Principles Working Group Proposals.”
Compliance with applicable laws and regulations is time consuming and personnel-intensive, and changes in these laws and regulations may materially increase the Company’s direct and indirect compliance efforts and other expenses of doing business.
The regulatory framework at the state and federal level applicable to our insurance company subsidiaries’ products is evolving. The changing regulatory framework could affect the design of such products and our insurance company subsidiaries’ ability to sell certain products. Any changes in these laws and regulations could materially and adversely affect Midland National’s business, financial condition or results of operations. In addition, there is risk that any particular regulator’s or enforcement authority’s interpretation of a legal issue may change over time to Midland National’s detriment, or that changes in the overall legal environment may, even absent any particular regulator’s or enforcement authority’s interpretation of a legal issue changing, cause Midland National to change its views regarding the actions it needs to take from a legal risk management perspective, thus necessitating changes to its practices that may, in some cases, limit its ability to grow and improve the profitability of its business.
We face risks relating to litigation, including the costs of such litigation, management distraction and the potential for damage awards, which may adversely impact our business.
We are occasionally involved in litigation, both as a defendant and as a plaintiff. In addition, state regulatory bodies, such as state insurance departments, the SEC, FINRA, the DOL and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning our compliance with, among other things, insurance laws, securities laws, ERISA, and laws governing the activities of broker-dealers. Such regulatory examinations and investigations may result in fines, recommendations for corrective action or other regulatory actions. Companies in the life insurance and annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. Plaintiffs in class action and other lawsuits against Midland National may seek very large or indeterminate amounts, including compensatory, liquidated, punitive and/or treble damages, which may remain unknown for substantial periods of time. Civil jury verdicts have been returned against insurers and other financial services companies involving sales, underwriting practices, product design, product disclosure, administration, denial or delay of benefits, charging excessive or impermissible fees, recommending unsuitable products to customers, breaching fiduciary or other duties to customers, refund or claims practices, alleged agent misconduct, failure to properly supervise representatives, relationships with agents or other persons with whom the insurer does business, payment of sales or other contingent commissions and other matters. Such lawsuits can result in substantial judgments that are disproportionate to actual damages, including material amounts of punitive or non-economic compensatory damages. In some states, juries, judges and arbitrators have substantial discretion in awarding punitive, or non-economic, compensatory damages, which creates the potential for unpredictable material adverse judgments or awards in any given lawsuit or arbitration. Arbitration awards are subject to very limited appellate review. In addition, in some class action and other lawsuits, financial services companies have made material settlement payments. In any event, responding to any such inquiries, examinations, investigations and lawsuits, regardless of the ultimate outcome of the proceeding, is time-consuming and expensive and can divert the time and effort of our management from its business. Moreover, even if we ultimately prevail in any such litigation, regulatory action or investigation, we could suffer significant harm to our reputation, which could have a material adverse effect on our business, financial condition and results of operations, including our ability to attract new customers, retain current customers and recruit and retain employees and agents.

Our business may be negatively affected by adverse publicity or increased governmental and regulatory actions with respect to us, other well-known companies or the financial services industry in general.
Governmental scrutiny with respect to matters relating to compensation and other business practices in the financial services industry has increased dramatically in the past several years and has resulted in more aggressive and intense regulatory supervision and the application and enforcement of more stringent standards. The 2008 financial crisis and the current political and public sentiment regarding financial institutions has resulted in a significant amount of adverse press coverage, as well as adverse statements or charges by regulators and elected officials. Press coverage and other public statements that assert some form of wrongdoing, regardless of the factual basis for the assertions being made, could result in some type of inquiry or investigation by regulators, legislators and/or law enforcement officials or in lawsuits. Responding to these inquiries, investigations and lawsuits, regardless of the ultimate outcome of the proceeding, is time-consuming and expensive and can divert the time and effort of our senior management from its business. Adverse publicity, governmental scrutiny, pending or future investigations by regulators or law enforcement agencies and/or legal proceedings involving us can also have a negative impact on our reputation and on the morale and performance of employees, and on business retention and new sales, which could adversely affect our businesses and results of operations.
Changes in U.S. federal and state securities laws and regulations may affect our operations and our profitability.
U.S. federal and state securities laws, and FINRA rules apply to sales of our variable annuity products (which are considered to be both insurance products and securities) as well as to sales of third-party investment products. As a result, some of our subsidiaries and the products they offer are subject to regulation under these federal and state securities laws. Our insurance subsidiaries’ separate accounts are registered as investment companies under the Investment Company Act of 1940. Some variable annuity contracts issued by our insurance company subsidiaries also are registered under the Securities Act of 1933. One of our other subsidiaries is registered as a broker-dealer under the Securities Exchange Act of 1934 with the SEC and is a member of, and subject to, regulation by FINRA, and is also registered as a broker-dealer in various states, as applicable. Securities laws and regulations are primarily intended to ensure the integrity of the financial markets and to protect the securities markets and investment advisory and brokerage clients. Broker-dealers are subject to laws and regulations governing all aspects of the securities business including, but not limited to, sales and trading practices. These laws and regulations generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply with those laws and regulations. A number of changes have recently been proposed to the laws and regulations that govern the conduct of our variable insurance products and retirement business and our distributors that could have a material adverse effect on our results of operations and financial condition. Changes to these laws or regulations that restrict the conduct of our business could have an adverse effect on our results of operations and financial condition.
Changes in federal income taxation laws, including any reduction in individual income tax rates, may affect sales of our products and profitability.
The annuity and life insurance products that we market generally provide the contract holder with certain federal income tax advantages. For example, federal income taxation on any increases in non-qualified Insurance Contract values (i.e. the “inside build-up”) is deferred until it is received by the contract holder. With other savings investments, such as certificates of deposit and taxable bonds, the increase in value is generally taxed each year as it is realized. Additionally, life insurance death benefits are generally exempt from income tax.
From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantages described above for annuities and life insurance. If legislation were enacted to eliminate all or a portion of the tax deferral for annuities, such a change would have an adverse effect on our ability to sell non-qualified annuities. Non-qualified annuities are annuities that are not sold to a qualified retirement vehicle.

The amount of Midland National’s statutory capital it must hold can vary significantly from time to time and is sensitive to a number of factors outside of our control, including securities market and credit market conditions.
Insurance regulators and the NAIC prescribe accounting standards and statutory capital and reserve requirements for SFG’s insurance company subsidiaries. The NAIC has established regulations that provide minimum capitalization requirements based on RBC formulas for life, health and property and casualty companies. The RBC formula for life companies establishes capital requirements relating to insurance, business, asset and interest rate risks, including equity, interest rate and expense recovery risks associated with variable life, annuities and group annuities that contain death benefits or certain living benefits.
In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including the amount of statutory income or losses, the amount of additional capital Midland National must hold to support business growth, changes in securities market levels, the value of certain fixed maturity and equity securities in Midland National’s investment portfolio, changes in interest rates, as well as changes to the NAIC RBC formulas. Increases in the amount of required statutory reserves reduce the statutory capital used in calculating Midland National’s RBC ratios.
In addition, there have been recent regulatory changes made by, and continue to be projects underway with various working groups of the NAIC that may impact the classification and capital charges of our investments held by our insurance company subsidiaries. Such changes could lead to a lower RBC ratio for our insurance company subsidiaries. A material decrease in our insurance company subsidiaries’ RBC ratios could adversely affect our business.

Reinsurance may not be available, affordable or adequate to protect us against losses.
As part of our overall risk management strategy, we purchase reinsurance for certain risks underwritten by our various business segments. While reinsurance agreements generally bind the reinsurer for the life of the business reinsured at generally fixed pricing, market conditions beyond our control determine the availability and cost of the reinsurance protection for new business. In certain circumstances, the price of reinsurance for business already reinsured may also increase. Any decrease in the amount of reinsurance will increase our risk of loss and any increase in the cost of reinsurance will, absent a decrease in the amount of reinsurance, reduce our earnings. Accordingly, we may be forced to incur additional expenses for reinsurance or may not be able to obtain sufficient reinsurance on acceptable terms, which could adversely affect our ability to write future business or result in the assumption of more risk with respect to those policies we issue. If the counterparties to our reinsurance or indemnification arrangements or to the derivatives we use to hedge our business risks default or fail to perform, we may be exposed to risks we had sought to mitigate, which could materially adversely affect our financial condition and results of operations.
We use reinsurance, indemnification and derivatives to mitigate our risks in various circumstances. In general, reinsurance does not relieve us of our direct liability to our contract holders, even when the reinsurer is liable to us.
Accordingly, we bear credit risk with respect to our reinsurers and indemnitors. A reinsurer’s or indemnitor’s insolvency, inability or unwillingness to make payments under the terms of reinsurance agreements or indemnity agreements with us could have a material adverse effect on our financial condition and results of operations, including our liquidity.
Differences between actual claims experience and underwriting and reserving assumptions may adversely affect our financial results.
Our earnings significantly depend upon the extent to which our actual claims experience is consistent with the assumptions we use in setting prices for our products and establishing liabilities for future policy benefits and claims. Such amounts are established based on estimates by actuaries of how much we will need to pay for future benefits and claims. To the extent that actual claims experience is less favorable than the underlying assumptions we used in establishing such liabilities, we could be required to increase our liabilities.
Due to the nature of the underlying risks and the high degree of uncertainty associated with the determination of liabilities for future policy benefits and claims, we cannot determine precisely the amounts which we will ultimately pay to settle our liabilities. Such amounts may vary from the estimated amounts, particularly when those payments may not occur until well into the future (including deviations resulting from errors in the calculation of estimated amounts). We evaluate our liabilities periodically based on accounting requirements, which change from time to time, the assumptions used to establish the liabilities, as well as our actual experience. If the liabilities originally established for future benefit payments prove inadequate, we must increase them. Such increases would affect earnings negatively in the period in which the increase is made and have a material adverse effect on our business, results of operations and financial condition.
Our risk management policies and procedures, including hedging programs, may prove inadequate for the risks we face, which could negatively affect our business or result in losses.
We have developed risk management policies and procedures and expect to continue to do so in the future. Nonetheless, our policies and procedures to identify, monitor and manage risks may not be fully effective, particularly during extremely turbulent times. Many of our methods of managing risk and exposures are based upon observed historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than historical measures indicate. Other risk management methods depend on the evaluation of information regarding markets, customers, catastrophe occurrence (including public health crises such as the COVID-19 pandemic) or other matters that is publicly available or otherwise accessible to us. This information may not always be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record and verify large numbers of transactions and events. These policies and procedures may not be fully effective.
We employ various strategies, including hedging and reinsurance, with the objective of mitigating risks inherent in our business and operations. These risks include current or future changes in the fair value of our assets and liabilities, current or future changes in cash flows, the effect of interest rates, securities markets and credit spread changes, the occurrence of credit defaults, currency fluctuations and changes in mortality and longevity. We seek to control these risks by, among other things, entering into reinsurance contracts and derivative instruments, such as swaps, options, futures and forward contracts. Developing an effective strategy for dealing with these risks is complex, and no strategy can completely insulate us from such risks. Our hedging strategies also rely on assumptions and projections regarding our assets, liabilities, general market factors and the creditworthiness of our counterparties that may prove to be incorrect or prove to be inadequate. Accordingly, our hedging activities may not have the desired beneficial impact on our results of operations or financial condition. Hedging strategies involve transaction costs and other costs, and if we terminate a hedging arrangement, we may also be required to pay additional costs, such as transaction fees or breakage costs. We may incur losses on transactions after taking into account our hedging strategies. Further, the nature, timing, design or execution of our hedging transactions could actually increase our risks and losses. Our hedging strategies and the derivatives that we use, or may use in the future, may not adequately mitigate or offset the hedged risk and our hedging transactions may result in losses.
We face competition from companies that have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to retain existing customers, attract new customers and maintain our profitability and financial strength.
We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, higher ratings by rating agencies, broader and more diversified product lines and more widespread agency relationships.

Our annuity products compete with index, fixed rate and variable annuities sold by other insurance companies and also with mutual fund products, traditional bank investments and other retirement funding alternatives offered by asset managers, banks and broker-dealers. Our insurance products compete with those of other insurance companies, financial intermediaries and other institutions based on a number of factors, including premium rates, policy terms and conditions, service provided to distribution channels and contract holders, ratings by rating agencies, reputation and commission structures.
Our ability to compete depends in part on returns and other benefits we make available to our contract holders through our life insurance and annuity products. We will not be able to accumulate and retain assets under management for our products if our investment results underperform the market or the competition, since such underperformance likely would result in asset withdrawals and reduced sales.
The level of competition among providers of life insurance, annuities and other retirement solutions products may increase as a result of the continuing consolidation of the financial services industry. Mergers and consolidations could increase, as companies seek to improve their competitive position through increased market share, economies of scale and diversification of products and services.
We compete for distribution sources for our products. We believe that our success in competing for distributors depends on our financial strength, the services we provide to and the relationships we develop with these distributors, as well as offering competitive commission structures. Our distributors are generally free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors’ needs, we may not be able to establish and maintain satisfactory relationships with distributors of our life insurance and annuity products. Our ability to compete in the past has also depended in part on our ability to develop innovative new products and bring them to market more quickly than our competitors. In order for us to compete in the future, we will need to continue to bring innovative products to market in a timely fashion. Otherwise, our revenues and profitability could suffer.
If we are unable to attract and retain national marketing organizations and independent agents, sales of our products may be reduced.
We distribute our life insurance and annuity products through a variable cost distribution network. We must attract and retain such marketers and agents to sell our products. Insurance companies compete vigorously for productive agents. We compete with other life insurance companies for marketers and agents primarily on the basis of our financial position, support services, compensation and product features. Such marketers and agents may promote products offered by other life insurance companies that may offer a larger variety of products than we do. Our competitiveness for such marketers and agents also depends upon the long-term relationships we develop with them. There can be no assurance that such relationships will continue in the future. If we are unable to attract and retain sufficient marketers and agents to sell our products, our ability to compete and our revenues would suffer.
Our profitability may decline if mortality rates or persistency rates or other assumptions differ significantly from pricing expectations.
We set prices for many of our insurance and annuity products based upon expected claims and payment patterns, using assumptions for mortality, persistency (how long a contract stays in force) and interest rates. In addition to the potential effect of natural or man-made disasters and catastrophic occurrences and pandemics, significant changes in mortality could emerge gradually over time, due to changes in the natural environment, the health habits of the insured population, effectiveness of treatment for disease or disability, or other factors. In addition, we could fail to accurately anticipate changes in other pricing assumptions, including changes in interest and inflation rates. Significant negative deviations in actual experience from our pricing assumptions could have a material adverse effect on the profitability of our products. Our earnings are significantly influenced by the claims paid under our insurance contracts and will vary from period to period depending upon the amount of claims incurred. There is only limited predictability of claims experience within any given month or year. Our future experience may not match our pricing assumptions or our past results. As a result, our business, financial condition and results of operations could be materially adversely affected.
Guarantees within certain of our products may decrease our earnings, increase the volatility of our results, result in higher risk costs and expose us to increased counterparty risk.
Certain of our life and annuity products include guaranteed benefits, including guaranteed minimum death benefits, guaranteed minimum withdrawal benefits, guaranteed minimum accumulation benefits, and guaranteed minimum income benefits. These guarantees are designed to protect contract holders against significant downturns in securities markets and interest rates. Any such periods of significant and sustained downturns in securities markets, increased equity volatility, or reduced interest rates could result in an increase in the valuation of our liabilities associated with those products. An increase in these liabilities would result in a decrease in our net income.
We use risk management strategies to mitigate the liability exposure and the volatility of net income associated with these liabilities. These strategies involve the use of reinsurance, which may not be completely effective. For example, in the event that reinsurers are unable or unwilling to pay, we remain liable for the guaranteed benefits.
Furthermore, we are subject to the risk that changes in contract holder behavior or mortality, combined with adverse market events, produce economic losses not addressed by the risk management techniques employed. These, individually or collectively, may have a material adverse effect on our results of operations, including net income, financial condition or liquidity.

The loss of key employees could disrupt our operations.
Our success depends in part on the continued service of key executives and our ability to attract and retain additional executives and employees. The loss of key employees, or our inability to recruit and retain additional qualified personnel, could cause disruption in our business and prevent us from fully implementing our business strategies, which could materially and adversely affect our business, growth and profitability. We also rely upon the knowledge and experience of employees involved in functions that require technical expertise in order to provide for sound operational controls for our overall enterprise, including the accurate and timely preparation of required regulatory filings and financial statements and operation of internal controls. A loss of such employees could adversely impact our ability to execute key operational functions and could adversely affect our operational controls.
Any failure to protect the confidentiality of client information could adversely affect our reputation and have a material adverse effect on our business, financial condition and results of operations and other aspects of our business.
Pursuant to U.S. federal and state laws, and laws of other jurisdictions in which we operate, various government agencies have established rules protecting the privacy and security of personal information, including personally identifiable policyholder information. In addition, most U.S. states and a number of jurisdictions outside the U.S., have enacted laws, which vary significantly from jurisdiction to jurisdiction, to safeguard the privacy and security of personal information, including personally identifiable policyholder information. Further, the Gramm-Leach-Bliley Act of 1999, imposes privacy and data security requirements on financial institutions, including obligations to protect and safeguard consumers’ nonpublic personal information and records, and limits the ability to share and reuse such information with third parties. Many regulators have indicated an intention to take more aggressive enforcement actions regarding cybersecurity and data privacy matters, and private litigation resulting from such matters is increasing and resulting in progressively larger judgments and settlements.

Regulatory activity related to privacy, data protection, and cybersecurity has continued to increase in recent years. In October 2017, the NAIC adopted the Insurance Data Security Model Law. The model law requires that insurance companies establish a cybersecurity program and includes specific technical safeguards as well as requirements regarding governance, incident planning, data management, system testing, vendor oversight and regulator notification. Several states have either implemented the model law or are anticipated to implement it in the near future, or have otherwise adopted similar laws. The NAIC is also considering a new Consumer Privacy Protection Model Law (to replace the corresponding existing model law) that would include stronger provisions related to consumer rights, consent, and notification as well as third-party service agreements, data retention and deletion policies, and data sharing agreements. In addition, the SEC has recently proposed and/or adopted several new regulations related to cybersecurity and privacy, including rules that would require registered investment companies, including our registered separate accounts, to adopt and implement comprehensive cybersecurity policies and procedures and disclose significant cybersecurity incidents in the prospectuses for variable annuities. We are actively monitoring regulatory developments in these areas.
Many of our employees have access to, and routinely process, personal information of clients through a variety of media, including IT systems. We rely on various internal processes and controls to protect the confidentiality of client information that is accessible to, or in the possession of, our company and our employees. It is possible that an employee could, intentionally or unintentionally, disclose or misappropriate confidential client information, including personally identifiable policyholder information, or our data could be the subject of a cybersecurity attack. Publicly-reported cybersecurity threats and incidents have increased in recent years, and financial services companies and their third-party service providers are increasingly the targets of cyberattacks involving encryption and/or threat to disclose personal or confidential information (i.e., ransomware) or disruptions of communications (i.e., denial of service) to extort money or for other malicious purposes. The use of remote or flexible work arrangements, remote access tools, and mobile technology have expanded potential cyberattack surfaces. If we fail to maintain adequate internal controls or if our employees fail to comply with our policies and procedures, misappropriation or intentional or unintentional inappropriate disclosure or misuse of client information, including personally identifiable policyholder information, could occur. Such internal control inadequacies or non-compliance could materially damage our reputation or lead to civil or criminal penalties, which, in turn, could have a material adverse effect on our business, financial condition and results of operations. We could also suffer harm to our business and reputation if attempted cyber-attacks are publicized. The regulatory trend toward broad consumer and general public notification of such incidents could exacerbate the harm. Further, our third-party service providers, including third parties to whom we outsource certain of our functions, are also subject to the risks outlined above, any one of which could result in damage to our reputation, our incurring substantial costs or other negative consequences to us. If we or any of our third-party service providers fail to protect the confidentiality of client information, it could have a material adverse effect on our business, financial condition and results of operations.
In addition, we analyze customer data to better manage our business. There has been increased scrutiny, including from regulators, regarding the use of “big data,” such as using it to set product pricing. Our ability to use data to gain insights into and manage our business may be limited in the future by regulatory scrutiny. We cannot predict what, if any, actions may be taken with regard to “big data,” but any inquiries into such use by regulators or other governmental authorities could cause reputational harm and any limitations could have a material impact on our business, financial condition and results of operations.
Controls and business continuity plans surrounding our Information Technology (“IT”) could fail or security could be compromised, which could damage our business and adversely affect our financial condition and results of operations.
Our business is highly dependent upon the effective operation of our IT. We rely on IT throughout our business for a variety of functions, including processing claims and applications, providing information to contract holders and distributors, performing actuarial analyses and maintaining financial records. We have also begun to offer term life insurance products, and may in the future offer other of our products, through digital distribution platforms. Despite the implementation of security and back-up measures, our

IT may be vulnerable to physical or electronic intrusions, computer viruses or other attacks (including ransomware and malware), programming errors and similar disruptive problems. Due to the increasing sophistication of cyberattacks, it is possible a cybersecurity incident may occur and persist for some time without detection. The failure of controls and/or business continuity plans surrounding our IT for any reason could cause significant interruptions to our operations, which could result in a material adverse effect on our business, financial condition or results of operations. We plan to continue to make significant investments in IT to support the growth of our business.
We retain confidential information within our IT, and we rely on sophisticated commercial technologies to maintain the security of those systems. Anyone who is able to circumvent our security measures and penetrate our IT could access, view, misappropriate, alter, or delete any information in the systems, including personally identifiable contract holder information and proprietary business information. Federal regulatory requirements and all fifty states require entities to provide notification to affected state residents and, in certain instances, state and federal regulators in the event of certain security breaches affecting personal information or information systems that contain personal information or confidential information. Any compromise of the security of our computer systems or those of our third- party business partners and service providers, that results in unauthorized access to our data could expose us to a disruption and challenges relating to our daily operations, as well as to data loss, litigation, damages, fines and penalties, significant increases in compliance costs and reputational damage, any of which could have an adverse effect on our business, financial condition and results of operations and other expenses.

Advancements in artificial intelligence, machine learning, and large language models pose risks and challenges to our business.

State regulators and the NAIC are evaluating existing regulatory frameworks for insurance industry wide use of artificial intelligence, machine learning, and large language models (collectively “AI”). Regulators are concerned about the privacy and protection of individual consumer data and about bias and discrimination resulting from the use of AI in algorithms and predictive models that are used by insurance companies, either directly or indirectly through third party service providers. In addition, there has been increased scrutiny regarding the use of AI on large data sets for activities such as price optimization. In December 2023, the NAIC adopted a model bulletin on the use of AI by insurers, which was intended to remind insurance carriers that decisions impacting consumers that are made or supported by advanced analytical and computational technologies, including AI, must comply with all applicable insurance laws and regulations, including unfair trade practices. The bulletin also sets forth state insurance regulators’ expectations on how insurers should govern the use of such technologies by or on behalf of the insurer to make or support such decisions. Our ability to adopt new technologies may be inhibited by the emergence of industry-wide standards, a changing legislative and regulatory environment, an inability to develop appropriate governance and controls, a lack of internal product and engineering expertise, resistance to change from consumers, or lack of appropriate change management processes or the complexity of our systems. In addition, our adoption of new technologies and our introduction of new products and services may expose us to new or enhanced risks, particularly in areas where we have less experience or our existing governance and control systems may be insufficient, which could require us to make substantial expenditures or subject us to legal liability, heightened regulatory scrutiny and brand or reputational harm.

Our potential uses of AI or the use of AI by our third party service providers may be subject to various risks including flaws or limitations in the large language models or training datasets that may result in biased or inaccurate results, ethical considerations, and the ability to safely deploy and implement governance and controls for such systems. Laws and regulations related to AI are evolving, and there is uncertainty as to potential adoption of new laws and regulations and the application of existing laws and regulations to use of AI, which may restrict or impose burdensome and costly requirements on the use of AI. In addition, there has been considerable patent and other intellectual property development activity in the AI industry, which has resulted in litigation based on allegations of infringement or other violations of intellectual property rights. We may receive claims from third parties, including our competitors, alleging that our use of AI technology infringes on or violates such third party's intellectual property rights. Adverse consequences of these risks related to AI could undermine the decisions, predictions or analysis such technologies produce and subject us to competitive harm, legal liability, heightened regulatory scrutiny and brand or reputational harm.
We may not be successful in implementing our business strategy of developing new products and services.
As part of our business strategy, we plan to develop innovative products and services in order to provide our distribution partners with a comprehensive suite of life and annuity products and services. Due to the inherent uncertainties, such new and expanded strategic initiatives expose us to a number of risks and challenges, including the following: new and expanded business activities may require unanticipated capital expenditures and involve additional compliance requirements; new and expanded business activities may result in less growth or profit from what we currently anticipate, and there can be no assurance that such business activities will become profitable at the level we desire or at all; we may fail to identify and enter into new business opportunities in a timely fashion, putting us at a disadvantage vis-à-vis competitors; and we may need to hire or retrain personnel who are able to supervise and conduct the relevant business activities.
We may also seek, evaluate or engage in potential acquisitions, mergers, joint ventures, strategic alliances or other similar opportunities. The prospects of these initiatives are uncertain, and there can be no assurance that we will be able to successfully implement or grow new ventures, and these ventures may prove more difficult or costly than what we originally anticipated. In addition, we regularly review the profitability and growth potential of our existing and new business. As a result of such review, we may decide to exit from or to reduce the resources that we allocate to new ventures in the future. There is a risk that these ventures may not achieve profitability or operational efficiencies to the extent originally anticipated, and we may fail to recover investments or expenditures that we have already made. Any of the foregoing may have a material adverse effect on our business, results of operations, financial condition and cash flows.
Regulatory changes regarding the standard of care or standard of conduct applicable to entities and individuals that recommend or sell our products may have a material and adverse effect on our business.
The financial services industry has seen many instances of regulations implemented at both the state and federal levels, which will and may continue to impact the way retirement advice is provided and products are manufactured, distributed, and sold. In 2016, the Department of Labor (DOL) issued rulemaking redefining the term “fiduciary” and significantly expanding the circumstances under which certain insurance companies may become fiduciaries of employee benefit plans and individual retirement accounts (“IRAs”). This rule was struck down by the Fifth Circuit Court of Appeals on March 15, 2018. In 2020, DOL finalized a new “best interest” prohibited transaction exemption (“PTE”) for investment advice fiduciaries under ERISA. The preamble of the PTE restored the five– part test for determining fiduciary status that existed prior to the 2016 rule, but it also asserted that advice to roll over assets from a qualified plan or an IRA may constitute investment advice. On October 31, 2023, the DOL released a proposed rule that would amend the definition of the term “Fiduciary” as it relates to ERISA plans and IRAs. The DOL’s proposed rule and any subsequent legal challenges to the rule could require the Company or our distributors to reevaluate or change our current business practices and could incur significant ongoing compliance costs.
The Securities and Exchange Commission (SEC) created an entirely new set of rules revising, and in some cases, interpreting standard of care rules for securities transactions. Since the SEC’s Regulation Best Interest became effective on June 30, 2020, it has been a focus of SEC examination and enforcement activity. In addition, a majority of states have adopted the 2020 revisions to the National Association of Insurance Commissioners (NAIC) Suitability in Annuity Transactions Model Regulation. However, some individual states have proposed or adopted individual state fiduciary rules. Although most states have pursued uniformity, the standards in each state can vary in scope, applicability, and timing of implementation.
There remains significant uncertainty surrounding the final form that this regulatory framework may take. Regulatory uncertainty will continue as additional state and federal proposals are introduced and deliberated, and the results could change the way investment advisers, agents, and financial institutions conduct business, how our products are marketed and offered by distributors, impact customer demand, or increase our compliance burdens and expenses. For example, our distributors may choose to limit the products they offer, or we may find it necessary to adjust compensation arrangements, replace or engage additional distributors, or to limit the advice or assistance that we can provide to owners of our insurance products. Inconsistencies among the rules adopted by federal and state regulators could increase this impact.
Catastrophic event risks such as terrorist attacks, floods, severe storms or hurricanes, computer cyber- terrorism, or public health crises (such as the COVID-19 pandemic) could have a material and adverse effect on our business in several respects by:
•    causing long-term interruptions in our service and the services provided by our significant vendors;
•    creating economic uncertainty, and reducing or halting economic activity;
•    disrupting the financial markets and adversely affecting the value, volatility, and liquidity of securities and other instruments;
•    increasing mortality or mortality risks that could adversely affect our claims experience, the actuarial assumptions that underlie our insurance products, and the costs of reinsurance.
The extent to which these types of catastrophic events, including the recent COVID-19 pandemic, may impact our business, results of operations, financial condition, liquidity, or prospects will depend on future developments that are highly uncertain and cannot be predicted.

The evolving landscape of environmental, social and governance standards could adversely affect our reputation or business results and could lead to litigation or regulatory proceedings that harm our financial condition.

Customers, regulators, and other market participants may evaluate our business or other practices according to a variety of environmental, social and governance ("ESG") standards, expectations, or metrics, all of which may evolve, may be subjective or underdeveloped in nature, and may reflect contrasting or conflicting values. Standard-setting organizations and regulators including, but not limited to, the NAIC, SEC, and state insurance regulators, have proposed or adopted, or may propose or adopt, ESG rules or standards applicable to us. For example, the NAIC has generally modified the Insurer Climate Risk Disclosure survey to align with aspects of the Financial Stability Board's Task Force on Climate-Related Financial Disclosures (“TCFD”) framework, a recognized framework of recommendations that were developed to enhance climate-related disclosures. The SEC has also adopted new disclosure rules that generally require a wide range of registered companies, including us, to provide extensive disclosures and financial information on climate-related risk in their registration statements and periodic reports filed with the SEC. In October 2023, the Governor of California signed two bills into law that will require significant climate-related disclosures (in some cases beyond the disclosures required by the SEC's new rules) by large entities doing business in that state. In addition, certain organizations that provide information to investors have developed ratings for evaluating companies on their approach to different ESG matters. Due to the sometimes conflicting, uncertain, and subjective ESG regulatory and market environment, we may be seen as acting inconsistently with ESG standards or values from the perspective of certain customers, regulators, or other constituents. As a result, we may face adverse regulatory, customer, media, or public scrutiny related to ESG that potentially could have a negative impact on our business or reputation or lead to legal challenges.

Recent failures in the United States banking system could impact the Company through additional regulatory action, economic impact, and changes to policyholder behavior.
In 2023, the US banking system experienced failures of Silvergate Bank, Silicon Valley Bank, Signature Bank and First Republic Bank and significant liquidity concerns across the banking industry, particularly among regional banks. Regulators have acted and continue to focus on further potential systemic risk. As of December 31, 2023, less than 1% of the Company’s cash was deposited with non-SIBs. The Company is continuing to monitor the risks related to these events and all potential impacts to the Company. Potential impacts may include impacts to the Company’s investment portfolio, which could result in fair value changes and/or credit losses if economic conditions persist or worsen, including contagion to other areas of the US economy not currently experiencing economic stress. The Company may also see changes in policyholder behavior, including banks and/or assumptions including potential increase in policyholder surrenders or withdrawals. We continue to closely monitor these events. If other banks or financial institutions enter receivership or become insolvent in the future, there could be a material adverse effect on our business and financial condition.

Directors, Executive Officers and Corporate Governance
Set out below are the names and ages, as of April 19, 2024, of the directors and executive officers of Midland National and a description of the business experience of each of the respective individuals.

Name	Age	Position
Esfandyar E. Dinshaw	64	President, Chairman of the Board & Chief Executive Officer
Gerald R. Blair	58	President – Sammons Life Insurance Group
William L. Lowe	60	President – Sammons Institutional Group and Director
Joseph E. Paul	58	President – Sammons Corporate Markets
Teri L. Ross	58	President – Shared Services
Robert R. TeKolste	56	President – Sammons Independent Annuity Group and Director
David C. Attaway	51	Senior Vice President, Chief Financial Officer & Treasurer
Darron K. Ash	59	Director
Willard Bunn, III	80	Director
James Roderick Clark	73	Director
Thomas Corcoran	75	Director
Susan T. Deakins	62	Director
George A. Fisk	75	Director
William D. Heinz	76	Director
Michael M. Masterson	76	Director
Executive Officers and Directors

Esfandyar Dinshaw currently serves as Chief Executive Officer and Chairman of the Board of Sammons Financial Group, Inc. Mr. Dinshaw is also President of Sammons Enterprises, Inc. and serves on the Board of Directors and Executive Committee. He also serves as Chairman of the Board for North American Company for Life and Health Insurance, Sammons Financial Group, Inc., Canal Reinsurance, MNL Reinsurance, and Solberg Reinsurance. Mr. Dinshaw has more than 40 years of experience in the insurance industry with four different companies. Mr. Dinshaw has Bachelor of Science degrees from both the University of Karachi and Drake University. He currently serves on the Board of the American Council of Life Insurers and is a past Chairman of the Board for LL Global (parent organization of LIMRA & LOMA), both insurance industry-related organizations.
Jerry Blair, ChFC, LLIF, is President – Sammons Life Group providing strategic direction for the individual life business of Sammons Financial Group. Mr. Blair is ultimately responsible for individual life insurance results for Midland National Life Insurance Company and North American Company for Life and Health in the personal producing general agent, IMO, MGA, NMO and registered representative channels. His 37 years of experience in the insurance industry have provided a diverse background including personal sales, agent and registered representative recruiting, marketing and distribution management. Mr. Blair previously served as Chief Distribution and Sales Officer for Sammons Financial Group’s Life division. Prior to that, he served as the Chief Distribution Officer for Midland National Life. Mr. Blair joined Sammons Financial Group in 2005 as the Vice President of Life Sales for Midland National.

William Lowe is President – Sammons Institutional Group. Inc., a member company of Sammons Financial Group. SIG provides individual retirement solutions to financial professionals in banks and broker/dealers through its wholesale divisions, Sammons Retirement Solutions and Midland Retirement Distributors. Prior to joining Sammons Financial Group in 2011, Bill spent 17 years at ING in a variety of leadership roles. In his over 37 years in the financial services industry, Bill has managed a broker/dealer, run 401(k), IRA, and annuity businesses, and has a successful track record creating and distributing 401(k)s, variable annuities, fixed annuities, life insurance, mutual fund products, and managed accounts. Bill has a bachelor's degree in Business Administration and Computer Science from Doane University. He has participated in executive programs at Dartmouth and the University of Chicago, and completed the CEDEP General Management Program at Insead in Fountainebleu, France. He is a General Securities Principal, Investment Advisory Representative, Chartered Life Underwriter, Chartered Financial Consultant, and Fellow of the Life Management Institute. He is currently on the boards of the Insured Retirement Institute in Washington, D.C. and Meals from the Heartland in West Des Moines, Iowa.
Joseph Paul is President – Sammons Corporate Markets at the Company. Mr. Paul has more than 30 years in the financial services industry. He is a member of the Society of Actuaries and the American Academy of Actuaries. He joined the Company in 2004, after serving as vice president at Clarica Life Insurance Company. Prior to his position at Clarica, Mr. Paul worked in the individual actuarial department of Minnesota Mutual Life Insurance Company. He holds a Bachelor of Arts degree in mathematics and a minor in physics from College of St. Thomas.
Teri Ross is President – Shared Services at the Company. As president of this division, Ms. Ross is responsible for the operations of the agency, new business, underwriting, policy administration, and claims departments. She also oversees the information technology functions for the Company. Shared Services is the largest division at the Company, with over 1,200 employees who provide service to more than 1.6 million in-force life and annuity policies. She has over 30 years of experience in the financial services industry. Ms. Ross is a member of the Global Insurance Chief Operating Officer Roundtable (GICOOR). She has received numerous industry designations including Fellow, Life Management Institute (FLMI); LIMRA Leadership Institute Fellow (LLIF); Associate, Secure Retirement Institute (ASRI); Associate, Annuity Products and Administration (AAPA); and Associate, Customer Service (ACS). She has passed the Series 6, 7, 24, and 66 exams administered by FINRA. She serves on the board of Young Women’s Resource Center. Ms. Ross is a graduate of the University of Northern Iowa where she received a B.A. in management.
Robert TeKolste, CLU, LLIF, is President, Sammons Independent Annuity Group at the Company. With more than 30 years of experience in the insurance industry, he has a diverse background including sales, marketing, and operations management, and has served in sales and marketing management roles for industry-leading insurance companies. He previously served as president of the Company’s Shared Services division, and was responsible for the agency, new business, underwriting, policy administration, claims, and information technology business functions. Mr. TeKolste has a Bachelor of Science degree from Drake University in Des Moines, Iowa.
David Attaway is Senior Vice President, Chief Financial Officer & Treasurer of Midland National and North American. Mr. Attaway has over 20 years of financial services experience. Prior to joining Midland National and North American in May 2018, he was the Chief Financial Officer at Athene USA and its subsidiaries from October 2013 to July 2017. Prior to joining Athene, he held the position of Chief Financial Officer and other roles with a predecessor to Athene since 2003. Prior to joining the insurance industry, Mr. Attaway held various financial reporting positions and was an auditor with Ernst & Young. Mr. Attaway has a Bachelor of Science degree in accounting from Clemson University in Clemson, South Carolina.
Darron Ash currently serves on the board of directors for Midland National Life Insurance Company, North American Company for Life and Health Insurance and Sammons Financial Group, Inc. Mr. Ash is the Chief Executive Officer and Executive Committee member for Sammons Enterprises, Inc., and has been with Sammons since 2006. Mr. Ash joined Sammons with 17 years of experience in the public accounting, private equity, consumer products manufacturing, and professional services industries. Mr. Ash has a B.B.A degree in science from Texas A&M University and a Master of Business Administration in finance from the University of Texas.
Willard Bunn, III is an Independent Director of Midland National Life Insurance Company, North American Company for Life and Health Insurance, and Sammons Financial Group, Inc. Mr. Bunn currently is the Senior Advisor of Colonnade Advisors. He has served as chairman, chief executive, and/or director of several commercial banks in the course of his 50-year career. Mr. Bunn’s career in the banking industry began at Chemical Bank in New York before he returned to Springfield, Illinois in 1978 to serve as Executive Vice President, and eventually Chairman and Chief Executive Officer of Marine Corporation, a multibank holding company with $1.2 billion of assets. Following Marine’s merger with Banc One, he was appointed Chairman and Chief Executive Officer of Banc One Illinois Corporation, a position which he held until 1994. Mr. Bunn went on to serve in various management positions with two investment banking firms. He served as a Director of Baytree Bank of Lake Forest, Illinois from its founding in 2000 and as Chairman of the Bank from April 2010 to August 2012. He served on the Board of Directors of CIB Marine Bancshares, Inc. until April 2020, a bank holding company based in Waukesha, Wisconsin. In addition, he served as Chairman of the Board for the Poetry Foundation until June 2020, a literary organization and publisher of Poetry magazine. Mr. Bunn is currently a Trustee Emeritus at Lawrenceville School. He serves as an advisory director of Chicago-based Campus2Career Transition Services, and a member of the valuation committee of The Banc Funds Company. Mr. Bunn holds a BA from Princeton University and an MBA from the University of Virginia. In addition, he holds the Series 79 securities license.
James Roderick Clark is an Independent Director serving on the board of directors for Sammons Enterprises, Inc., Midland National Life Insurance Company, North American Company for Life and Health Insurance, and Sammons Financial Group, Inc. Mr. Clark retired in 2009, after 35 years in the oilfield services business. Prior to retirement, he was President and Chief Operating Officer of Baker Hughes Incorporated, and was responsible for 30,000 employees operating in more than 90 countries. Before Baker Hughes, Mr. Clark was President of Sperry-Sun, a Halliburton company, from 1996 to 1999. He served on the Board of Directors of Ensco plc from 2008 to 2019 when Ensco merged with Rowan Companies plc, forming Valaris plc. Mr. Clark retired from the Board of Directors of Valaris in December 2019. He has served on the Board of Trustees of Dallas Theological Seminary since 2006. Mr. Clark has a Bachelor of Arts degree from the University of Texas and a Master of Business Administration from the University of Texas.
Thomas Corcoran is an Independent Director serving on the board of directors of Midland National Life Insurance Company, North American Company for Life and Health Insurance, and Sammons Financial Group, Inc., and also as Chairman of Sammons Enterprises, Inc. He was a founder of FelCor Lodging Trust in 1991, a publicly-traded real estate investment trust focused exclusively on hotels. He served as Chief Executive Officer of FelCor from its founding until beginning his tenure as non-executive Chairman of its Board in 2006. Mr. Corcoran served as Chairman of FelCor until its merger with RLJ Lodging Trust in 2017. In addition to his role with Sammons, he is the Chairman and CEO of TCOR Hotel Partners, LLC. TCOR owns four hotels in Dallas and Austin, Texas, Jacksonville, Florida, and Baltimore, Maryland and seeks to acquire additional premium select service hotels. Mr. Corcoran’s other board appointments include the American Hotel & Lodging Association (AH&LA) and Dallas College Foundation. He is Past Chairman of AH&LA and Past Chairman of the IHG Owners Association. Mr. Corcoran has a Bachelor of Arts degree from Washburn University and a Juris Doctor degree from Washburn University Law School.
Susan T. Deakins is an Independent Director serving on the board of directors for Sammons Financial Group, Inc., Midland National Life Insurance Company, and North American Company for Life and Health Insurance. Ms. Deakins formerly served as a board member for Vantis Life Insurance Company and Vantis Life Insurance Company of New York and Chair, Director, SVP and CFO of PIA Reinsurance Company of Delaware I. She also previously served as Director, EVP and CFO for The Penn Insurance & Annuity Company, EVP, CFO and Treasurer for The Penn Mutual Life Insurance Company, CFO and Treasurer for Longevity Insurance Company, and as an Audit Committee member for Janney Montgomery Scott, LLC. Ms. Deakins holds a Bachelor of Science degree in economics from Wharton School, University of Pennsylvania and is a member of the Society of Actuaries.
George A. Fisk is an Independent Director serving on the board of directors of Sammons Enterprises, Inc., Midland National Life Insurance Company, North American Company for Life and Health Insurance, and Sammons Financial Group, Inc. Mr. Fisk served as a shareholder of Fisk & Robinson, P.C. for over twenty years until it merged with McGladrey, LLP in 2001. He served as partner with McGladrey, LLP until 2004 when he became Vice Chairman and CEO of Legacy Texas Group. He served in that capacity until 2014 when Legacy Texas Group was acquired by Viewpoint Financial subsequently Legacy Texas Financial. He served as independent director of Legacy Texas Financial and its successor, Prosperity Bancshares Inc until 2022. He has worked in the financial services sector for more than 40 years. In addition to Prosperity Bancshares, Inc., he is a former director of the Federal Reserve Bank of Dallas, Independent Bankers Financial Inc., Freeman Company and the Texas Tech Graduate School of Banking. Mr. Fisk holds an B.A. in government from Texas Tech University and an M.B.A. in banking and Finance from the University of North Texas. Mr. Fisk is a Certified Public Accountant.
William Heinz is a director of Midland National Life Insurance Company and North American Company for Life and Health Insurance. He currently is a partner at the law firm Jenner & Block LLP in Chicago. He previously served on the Board of Directors of Partners Financial Group, a bank holding company, for approximately 10 years, from the time of its founding through its subsequent acquisition. He currently serves as counsel to the board of trustees of a Big Ten university, and has served as counsel on Sarbanes Oxley issues to the Audit Committees of publicly traded companies. Mr. Heinz is a Fellow of the American College of Trial Lawyers. He has served as the past State Chair for Upstate Illinois for the American College of Trial Lawyers, and has served in a variety of leadership roles at the Illinois State Bar Association, the Chicago Bar Association and the Association of Professional Responsibility Mr. Heinz has a Bachelor of Science degree from Millikin University and a Juris Doctor degree from the University of Illinois.
Michael Masterson is a director of Midland National Life Insurance Company and North American Company for Life and Health Insurance. Mr. Masterson was the Company’s past Chairman and CEO prior to his retirement in 2011. Mr. Masterson earned a Bachelor of Arts degree from the University of Minnesota and is a graduate of the University of Minnesota Executive Program, the Harvard Executive Program in Competitive Strategies, and the LIMRA Leadership Institute. He has also earned his CLU, ChFC, and LLIF designations and has been a member of various industry boards, including the LIMRA International Board, the National Endowment for Financial Education and the American Council of Life Insurers (ACLI) Board.

Executive Compensation
This section is a review, summary and overview of our executive compensation program.
Compensation Philosophy and Strategy
The focus when designing Midland National’s Executive Compensation program is on recruitment, retention and to reward talented individuals and we do so by providing fair and competitive total compensation. This is accomplished through structured compensation to avoid excessive risk taking and/or behaviors, but which encourages entrepreneurship and promotes exceptional performance. Our compensation programs are also designed to promote ethical long-term thinking consistent with our objective of creating ever increasing enterprise economic value through solid financial performance. We provide incentives to enhance shareholder value, drive value creation, increase profits and promote the best returns on capital invested. We recognize individuals who make significant contributions to Midland National’s performance.

Total compensation is based on a holistic approach and may include any or all of the following: annual base salary, annual bonus or incentive compensation, long-term bonus or other long-term compensation, deferred compensation, retirement plans such as ESOP, supplemental executive retirement plans and welfare benefits such as life, health and disability insurance.
Compensation will be market driven as determined by periodic independent surveys. We will regularly survey the marketplace to determine how our total compensation compares with similar positions, as well as comparison with peer companies where possible. The mix of compensation elements may vary due to specific market conditions for specialized jobs.
As an ESOP owned enterprise, it may not be possible to be competitive with the stock equity programs of peer publicly held companies or total compensation plans of private equity firms. Executive compensation must be consistent with the principles of employer ownership and long term value creation. While Executives have higher levels of responsibility and accountability, Midland National’s results reflect the efforts of all employees.
Performance-based compensation will be discretionary and not strictly formulaic. Discretion includes consideration of circumstances (positive or negative) beyond the control of the Executive that affect performance. In making decisions on compensation for Executives, both the Executive Committee and Independent Committee (Compensation Committee) will be guided by the fundamental principles of fairness. Both Committees have the discretion to make compensation decisions that reflect the individual contributions of an Executive to perpetuate Midland National’s existence by creating ever increasing enterprise economic value for the benefit of current and future generations of its employees in order to achieve equity, both internally and in the relevant marketplace.
Since the Executive Committee’s principal focus and duties concern perpetuating Midland National’s existence by creating ever increasing enterprise economic value for the benefit of current and future generations of its employees, it is desirable that the design of compensation programs for members support this focus.
Variable compensation elements for members should emphasize a focus on both the overall performance of Midland National, plus the performance of the Controlled Investments over which any member has lead management oversight responsibility. The overall performance of Midland National will generally be determined by the change in value year to year.
The Executive Committee will have oversight responsibility for the compensation of Midland National Senior Executives. As a general rule, this “covered group” will include the senior most leaders of any business unit, and their direct reports. There may be exceptions warranted where more are included in the covered group, however it will be rare to have fewer covered by this oversight. All recommendations for compensation changes, promotions, bonuses and awards will be reviewed on a “one over one” basis. For example, compensation changes requested for a subordinate will require the approval of at least one level above the requestor. The direct superior will have responsibility for making the compensation recommendation for a subordinate. Executive Committee approval will be required for any changes impacting the people and positions they oversee. With the exception of Executive Committee compensation, all recommendations will be reviewed and approved by the next higher level of management.
Annual rewards/incentives for team results should keenly focus leaders on a balance of both short and long term financial results. Individual Leadership Development Plans (LDP’s) and Discretionary Bonus Objectives (DBO’s) will also be reflected in the annual rewards/incentives.
Through this strategy, not only will we be able to attract and retain the top talent needed to achieve our growth and financial performance objectives, we will also incentivize our top talent to achieve the best possible results.
Compensation Principles
Determination of annual and long-term incentive awards is discretionary and will not use indexes or mechanical formulas. When a percentage of base pay is used to calculate a variable compensation award, the base compensation on the last day of the performance period should be used to determine the amount of variable award.
Role of the Executive Committee and Board of Directors
The Board of Directors consists of the Executive Committee members and the Independent Directors. The Executive Committee will have oversight responsibility for the compensation of Midland National Senior Executives. As a general rule, this “covered group” will include the senior most leaders of any business unit, and their direct reports.

Role of the Compensation Committee of the Board of Directors of Midland National
The Independent Directors serve as the Compensation Committee. The Compensation Committee is responsible for reviewing and approving the Compensation Philosophy and Programs as recommended by the Executive Committee. The Compensation Committee is also responsible for creating the compensation incentive programs and plans for the Executive Committee. The Compensation Committee reviews and approves the compensation recommendations for the Executive Committee direct reports. The Compensation Committee is responsible for determining and approving the compensation awards (base, bonus, L-TIP) for the Executive Committee and Key Officers.

Role of Human Resources
The Human Resources Department is responsible for the administrative and support tasks related to compensation review and administration, as assigned by the Executive Committee and Compensation Committee. The Human Resources’ role includes preparing the compensation materials for the review of the Executive Committee and Compensation Committee, evaluating outside data and comparing to our organization, researching and understanding compensation plans in the market and assisting with the design of Company compensation programs and plans, and assisting the Compensation Consultant with relevant information and data.
Role of Compensation Consultant
When needed, the Company has retained Compensation consultants to assist and provide services including serving as an advisor to senior management on various issues relating to executive compensation practices. They also provide relevant market data and analysis and assist us in evaluating the competitiveness of the total compensation program.
Elements of the Total Rewards for our Executive Officers Compensation
•    Base Salary
•    Annual Executive Incentive Plan
•    Employee Stock Ownership Plan (ESOP) (for some)
•    Supplemental ESOP Plan (for some)
•    Long-Term Incentive Plan (for some)
•    Deferred Compensation Plan (for some)
•    Executive Perquisites (Club memberships, cars, etc.)
Base Salary
Our base compensation is designed to be competitive with our industry peers for each position. We do not seek to be the highest or the lowest, but strive to maintain a balanced mid-range approach, recognizing the value of all other forms of compensation. Base compensation may vary between individuals in like positions based on comparative job performance and experience. Additionally, we will attempt to promote exceptional performance through forms of variable pay which are intended to recognize and reward both individual and collective performance.
Compensation for Senior Executives is market driven as determined by periodic independent surveys (typically conducted every two to three years) for comparable responsibilities. Time in position, performance and experience will be used to determine positioning in the range.
Base salary is considered to be the least effective compensation tool for driving desired business results.

Annual Executive Incentive Plan (Bonus)
Focus is on variable “at risk” compensation. There are two components, operational performance and accomplishment of Discretionary Bonus Objectives (DBO’s).
We place a significant emphasis on operational performance such as annual financial results, with the balance of focus on personal accomplishments and DBO’s. Awards are not linear and not formulaic. Fairness and equity should be the benchmark rather than mechanical formulas. Awards should be based on what the individual has accomplished. A participant should not be rewarded for results that were due primarily to positive external factors, nor should a participant be significantly penalized for economic conditions that were uncontrollable and unavoidable.
Awards are based on a look back over the previous year’s results.
•    Were the business initiatives identified in the prior year implemented in a timely and competent manner?
•    Were there any unforeseen obstacles encountered and how well were these managed?
•    Were overall business results achieved in a collaborative and sustainable manner?
•    What was the degree of stretch in the business plan targets?
Changes to the design and format of this plan are made periodically as market conditions warrant and may occur during a plan year.
ESOP
Currently, the value of the ESOP as a retirement plan far exceeds that of most other retirement plans in existence. It is a long term plan that focuses employees on their contribution to value creation. For the Senior Executives participating in this plan, the portion of the

ESOP that exceeds typical retirement plans is considered to be a form of long term compensation. This important component of compensation must be taken into consideration when determining the total rewards associated with a position.
ESOP Supplemental Executive Retirement Plan (SERP)
ESOP SERP A
IRS regulations limit qualified retirement plan contributions for highly compensated employees. This plan provides a “make whole” for qualified retirement benefits lost due to treasury limitations. There is an ESOP SERP A Plan and an ESOP SERP B Plan. Previous participation in the ESOP SERP A plan has been limited to the top leaders in each Business Unit. The ESOP award for each participant will be determined and any “lost benefit” not received from the ESOP due to maximum allocation limitations is calculated for each participant and placed in a phantom share account. The account can only be accessed after separation from service. If an individual is a participant in the ESOP SERP A they should also be a candidate for entry into the Deferred Compensation plan.
Contributions grow in value on the same basis as the qualified plan contributions. Timing and form of payment must be elected in advance. Changes to the design and format of this plan are made periodically as market conditions warrant.
ESOP SERP B
For the ESOP SERP B there is a review each year of potential new participants. The ESOP SERP B plan is not a phantom share account as is the ESOP SERP A plan but is instead a cash account. The cash account will be credited with an annual interest at the Executive Committee’s discretion. There is also a specific vesting requirement for the ESOP SERP B plan. The account can only be accessed after separation from service and upon attainment of 55 years of age and 10 years of service.
Long-Term Incentive Plan (LTIP)
Focus is on achievement of critical long-term financial goals, with particular emphasis on the creation of shareholder value. When reviewing business unit value we will look at value growth realized at the annual valuation, as well as dividends from the Business Units and cash invested in the Business Units. Not formulaic, to the extent possible performance and awards should be determined based on individual business unit results.
Participation typically includes the top operational leader in the business unit (President or CEO of a business unit) as well as other executives and key employees considered to be high potentials in the business unit.
Currently, LTIP bonus targets are a percentage of a participant’s base salary. The LTIP individual bonus target percentage varies by participant. Performance is measured over a three-year period. Effective for performance cycles commencing on and after January 1, 2022, upon the Board’s determination of a performance award for any performance cycle, 100% of such award will be immediately vested. For performance cycles commencing before January 1, 2022, upon the Board’s determination of the performance award for any performance cycle, 50% of the award vested in the year following the performance period and 25% vested in each of the following two years. Changes to the design and format of this plan are made periodically in order to respond to changes in the operating environment.
Deferred Compensation Plan
This plan provides a limited number of executives an opportunity to defer any form of cash compensation (base salary, annual Incentive or L-TIP).
This core purpose of Deferred Compensation is to increase focus on value creation. Therefore, it is desirable to link the interest credit or growth factor of these deferrals to the value created at SFG. This can be accomplished in a variety of ways such as stock price growth, Return on Investment (ROI), etc.
Limitations on upside potential and downside risk are provided in the current plan.
Taxes are deferred until actual receipt of funds. Timing and form of payments must be elected in advance. Currently, both a lump sum and annual installment option are available. Changes to the design and format of this plan are made periodically as market conditions warrant.
Executive Perquisites
Automobile allowances and club memberships are provided where competitive market conditions warrant.
Other Compensation and Benefits
In addition to the compensation and benefits noted, we also offer our employees, including our Named Executive Officers (defined below), a benefits package that includes group health, dental and vision coverage, group life insurance, short and long-term disability coverage and various deferred compensation and retirement benefits.

The programs are reviewed annually to ensure that the benefits offered are beneficial to our employees, cost-effective and are competitive within our industry.
Tax-Qualified Retirement Plans
The following tax-qualified retirement plans are offered to eligible employees, including our Named Executive Officers:
Sammons Enterprises, Inc. 401(k) Plan
Sammons Enterprises, Inc. sponsors the 401(k) Plan, a tax-qualified plan for its eligible employees, including the Named Executive Officers. Eligible employees may contribute to the 401(k) Plan on a before tax or after tax Roth 401(k) basis (or any combination of the foregoing), up to a percentage of annual eligible compensation as defined in the plan. Before-tax and Roth 401(k) contributions are subject to contribution limits and compensation limits imposed by the Internal Revenue Code of 1986, as amended (the “Code”). There is no company match.
Sammons Enterprises, Inc. Employee Stock Ownership Plan (“ESOP”). The ESOP is a plan designed to allow employees of a Sammons Enterprises, Inc. (“Sammons”) company that has adopted the ESOP, to accumulate a retirement benefit based on the value of Sammons Stock while an individual is actively employed by a Sammons company. The ESOP enables employees to acquire a retirement benefit based on the value of Sammons Stock without cost to the employee. Employees can use this benefit to increase their income in their retirement years.
Security Ownership of Certain Beneficial Owners and Management
SEI indirectly owns 100% of the voting securities of Midland National. SEI’s principal executive offices are located at 5949 Sherry Lane Dallas, Texas 75225. SEI is 100% owned by its Employee Stock Ownership Trust (ESOT).
Summary Compensation Table
The following table is a summary of information regarding the total compensation paid to our Named Executive Officers for the periods indicated.

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock awards ($) (e)	Option awards ($) (f)	Non-equity incentive plan compensation ($) (g)	Change in pension value and nonqualified deferred compensation earnings ($) (h)	All other compensation ($) (i)	Total ($) (j)
Esfandyar E. Dinshaw	2023	$1,175,000	$4,536,286				$3,600,079	$91,558	$9,402,923
Chairman & CEO	2022	1,033,551	2,569,714				2,070,860	92,435	5,766,560
	2021	946,691	1,907,919				1,581,046	77,942	4,513,598

Robert R. TeKolste	2023	653,627	881,574				1,979,176	80,094	3,594,471
President—Sammons	2022	627,522	855,608				990,404	72,176	2,545,710
Institutional Annuity Group	2021	598,559	907,370				686,120	117,032	2,309,081

William L. Lowe	203	647,775	1,272,235				398,771	80,384	2,399,165
President—Sammons	2022	621,904	1,287,727				462,455	76,381	2,448,467
Institutional Group	2021	593,201	1,173,220				916,116	87,475	2,770,012

John D Melvin	2023	745,033	763,000				—	74,318	1,582,351
Senior Vice President	2022	717,500	330,000				—	403,631	1,451,131
Chief Investment Officer	2021	275,961	—				—	33,732	309,693

David C. Attaway	2023	474,300	457,234				—	74,878	1,006,412
Vice President, Chief	2022	457,500	453,330				—	66,703	977,533
Financial Officer & Treasurer	2021	336,632	176,773				—	52,465	565,870

CEO PAY RATIO
In accordance with SEC rules, we determined the annual total compensation of our median compensated employee and presented a comparison of that annual total compensation to the annual total compensation of our CEO, Esfandyar Dinshaw.
•The 2023 annual total compensation of our CEO was $9,402,923.
•The 2023 annual total compensation of our median compensated employee was $122,070.35.
Accordingly, the ratio of our CEO's annual total compensation to the annual total compensation of our median compensated employee for 2023 was 42 to 1.

Determining the Median Compensated Employee
To determine the median compensated employee, we took the following steps:
•We identified the Company’s employee population (excluding our CEO), consisting of full-time, part-time, and temporary employees, as of December 31, 2023. As of December 31, 2023, our employee population consisted of 1,956 individuals.
•Compensation for full-time employees hired after January 1, 2023, was annualized for the full year 2023.
•We identified our median compensated employee, using total compensation as our compensation measure, which included base salary, bonus compensation, and allocations under the Employee Stock Ownership Plan (“ESOP”). This methodology was consistently applied to all our employees included in the calculation and is consistent with the methodology we use for our NEOs as set forth in the 2023 Summary Compensation Table.
•With respect to the annual total compensation of our CEO, we included the amounts reported in the 2023 Summary Compensation Table included in this prospectus.

Our pay ratio and compensation amount have been calculated using methodologies and assumptions consistent with the SEC rules. The ratio and compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee and determine that employee's total compensation may vary significantly among companies.

Transactions with Related Persons Promoter and Certain Control Persons (amounts in $1,000’s)
The Company pays fees to SEI under management contracts that cover certain investment, accounting, employee benefit and management services. The Company was charged $61,772, $45,222 and $36,321 in 2023, 2022 and 2021, respectively, related to these contracts.

In 2013, the Company issued guaranteed investment contracts (“GICs”) to SEI for $102,000. In 2016, the Company issued additional GICs of $100,000. During 2020, the contracts were surrendered. In 2021, the Company reissued GICs to SEI for $200,000 that had been surrendered in 2020. These contracts totaling $200,000 in 2023 and 2022, respectively, are included in liabilities for deposit type funds in the statements of admitted assets, liabilities and capital and surplus. In 2022, $101,000 of the contracts were surrendered. The remaining contracts have an account value of $86,115 and $100,687 at December 31, 2023 and 2022, respectively, and are included in liabilities for deposit type funds in the statements of admitted assets, liabilities and capital and surplus. Interest incurred on these contracts was $3,612, $1,689 and $1,386 in 2023, 2022 and 2021, respectively.

The Company pays investment management fees to an affiliate, Guggenheim Partners Investment Management Inc. (“GPIM”). SEI holds an indirect interest in Guggenheim. During 2023, 2022 and 2021, the Company incurred fees of $38,669, $39,252 and $53,321, respectively, for these investment management services.

The Company pays investment fees to SFGAM, an affiliate registered investment advisor. During 2023 and 2022 , the Company incurred $20,597 and $5,141, respectively, for these investment management services. The fee is calculated based on the average fair value of invested assets under management multiplied by a contractual rate.

Guggenheim Commercial Real Estate Finance, LLC, (an indirect subsidiary of Guggenheim) provides commercial mortgage loan origination and servicing services for the Company. The Company incurred expense of $7,219, $8,528 and $7,651 in 2023, 2022 and 2021, respectively, for these commercial mortgage services. The fee is calculated monthly based on the outstanding principal balance of the commercial mortgage loans and real estate owned multiplied by a contractual rate.

In December 2020, the Company originated a commercial mortgage loan for Pathfinder Ranches, LLC, which is an indirect subsidiary of SEI in the amount of $25,000. The loan had an interest rate of 4.35% and was to mature in 2027. During 2022, Pathfinder Ranches, LLC prepaid the entire remaining principal of the loan. A prepayment fee of $4,718 was collected at the time of the payoff. Interest earned on this loan was $0 , $1,147 and $1,088 in 2023 , 2022 respectively.

At December 31, 2023, the Company holds an investment security issued by GPIM. The security is reported in bonds in the statements of admitted assets, liabilities, and capital and surplus at December 31, 2023 (9% interest, $50,948 par, $50,948 reported value, due 2029). At December 31, 2022, the security was reported in invested assets in the statements of admitted assets, liabilities, and capital and surplus (6.82% interest, $51,406 par, $51,383 reported value, due 2023).

The Company holds $277,657 and $313,388 of investments in debt securities issued by affiliates which are reported in bonds in the statements of admitted assets, liabilities, and capital and surplus at December 31, 2023 and December 31, 2022, respectively. The

Company also holds $1,804,865 and $1,316,224 of limited partnership interests in affiliates which are reported in other invested assets in the statements of admitted assets, liabilities, and capital and surplus at December 31, 2023 and 2022, respectively.

The Company provided certain investment, accounting, policy administration and management services to North American. The Company received reimbursements of $181,206, $156,558 and $147,536 in 2023, 2022 and 2021, respectively, for the costs incurred to render such services.

The Company provides certain insurance and noninsurance services to MNL Re. The Company received reimbursements of $100 in each of 2023, 2022 and 2021 for the costs incurred to render such services.

The Company provides certain insurance and noninsurance services to Solberg Re. The Company received reimbursements of $100 in each of 2023, 2022 and 2021 for the costs incurred to render such services.

The Company provides certain insurance and noninsurance services to Canal Re. The Company received reimbursements of $100 in each of 2023, 2022, and 2021 for the costs incurred to render such services.

The Company provided certain investment, accounting, payroll administration and management services to SIG for which it was reimbursed $8,399, $6,019 and $6,305 in 2023, 2022 and 2021, respectively, for costs incurred to render such services.

The Company provides certain investment, accounting, payroll administration and management services to SFN for which it was reimbursed $22,075, $22,781 and $24,945 in 2023, 2022 and 2021, respectively, for costs incurred to render such services.

The Company provides certain accounting, payroll administration and management services to Beacon. The Company received reimbursements of $1,353, $747, and $270 in 2023, 2022 and 2021, respectively, for the costs incurred to render such services.

The Company provides certain accounting, payroll administration and management services to SFGAM. The Company received reimbursements of $979, $454, and $0 in 2023, 2022 and 2021, respectively, for the costs incurred to render such services.

The Company provides certain insurance and noninsurance services to SFG Bermuda. The Company received reimbursements of $2,343, $1,500, and $500 in 2023, 2022 and 2021, respectively, for the costs incurred to render such services.

The Company issued surplus notes payable to SFG. The borrowings were $1,237,000 as of December 31, 2023 and 2022. The Company paid interest to SFG in the amount of $79,550, $72,330, and $65,213 in 2023, 2022 and 2021, respectively.

The Company is party to a coinsurance agreement with North American. In this indemnity agreement, the Company assumes 80% of all policies issued by North American on or after January 1, 2014 of specific annuity plans. The Company recognized $762, $779 and $775 at December 31, 2023, 2022 and 2021, respectively, of premium under this agreement in the statement of operations. The Company retrocedes 100% of this business to a third party reinsurer through a modified coinsurance agreement.

The Company has a coinsurance agreement with MNL Re, an affiliated limited purpose subsidiary life insurance company. The agreement has subsequently been amended to extend the term and increase the life insurance policies covered under the agreement. The Company ceded a defined block of permanent life insurance products to MNL Re. The Company recognized reserve credits of $1,140,561 and $1,299,032 under this agreement on December 31, 2023 and 2022, respectively, which are reflected as a component of liabilities for future policy benefits. The Company recognized $840,810 and $779,076 at December 31, 2023 and 2022, respectively, of funds held under coinsurance under this agreement in the statements of admitted assets, liabilities and capital and surplus. The reserve credit was supported by a contingent note guarantee (“LLC Note”) with a balance of $277,556 and $513,753 for 2023 and 2022, respectively. The LLC Note held by MNL Re, which functions in a manner similar to a standby letter of credit and which Midland National is a beneficiary, is an admitted asset under Iowa prescribed practice and the surplus generated by this prescribed practice has been retained in the carrying value of MNL Re.

The Company has a coinsurance agreement with Solberg Re, an affiliated limited purpose subsidiary life insurance company. The agreement has subsequently been amended to extend the term and increase the life insurance policies covered under the agreement. The Company ceded a defined block of term life insurance to Solberg Re. The Company received experience refunds related to this agreement of $5,925, $789 and $10,241 during the years ended December 31, 2023, 2022 and 2020, respectively. The Company recognized reserve credits of $502,917, and $524,486 under this agreement on December 31, 2023 and 2022, respectively, which are reflected as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus. The Company recognized $200,043 and $201,852 at December 31, 2023 and 2022, respectively, of funds held under coinsurance under this agreement which is reported as funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus. The reserve credit was supported by an LLC Note with a balance of $302,874 and $322,634 for 2023 and 2022, respectively. The LLC Note held by Solberg Re, which functions in a manner similar to a standby letter of credit and which Midland National is a beneficiary, is an admitted asset under Iowa prescribed practice and the surplus generated by this prescribed practice has been retained in the carrying value of Solberg Re.

The Company entered into a coinsurance agreement with Canal Re, an affiliated limited purpose subsidiary life insurance company. The Company ceded a defined block of term life insurance products to Canal Re. The Company received experience refunds related to this agreement of $20,594, $27,653, and $25,549 during the years ended December 31, 2023, 2022, and 2021 respectively. The Company recognized reserve credits of $435,321 and $395,144 under this agreement on December 31, 2023 and 2022, respectively, which are reflected as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus. The Company recognized $191,674 and $166,262 at December 31, 2023 and 2022 of funds held under coinsurance under this agreement which is reported as funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus. The reserve credit was supported by an LLC Note with a balance of $243,647 and $228,882 for 2023 and 2022, respectively. The LLC Note held by Canal Re, which functions in a manner similar to a standby letter of credit and which Midland National is a beneficiary, is an admitted asset under Iowa prescribed practice and the surplus generated by this prescribed practice has been retained in the carrying value of Canal Re.

On October 31, 2021, the Company entered into a funds withheld coinsurance agreement with SFG Bermuda, an affiliated company domiciled in Bermuda, under which the Company ceded 100% of certain fixed index annuity policies issued prior to October 1, 2021. The Company also cedes 80% of all fixed index annuity policies issued on or after October 1, 2021. On July 1, 2022 the Company began ceding 80% of all fixed annuity policies issued. The Company ceded premiums of $3,410,246 during 2021, which includes the initial ceding premium on the inforce business ceded. The Company recognized $8,258,985 and $6,963,526 at December 31, 2023 and 2022, respectively, of funds withheld under coinsurance under this agreement as a component of funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus. Reserve credits of $8,265,651 and $6,952,687 associated with this agreement are reported as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2023 and 2022, respectively. The treaty also involved the coinsurance of interest maintenance reserves generated by the assets in the funds withheld portfolio. Interest maintenance reserve credits associated with this treaty of $332,649 and $393,146 are reported as a component of interest maintenance reserves in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2023 and 2022.

On April 26, 2023 and June 28, 2023, the Company established investment subsidiaries New Roots M Trust and Stone Roots M Trust, respectively, for the purpose of purchasing and managing residential mortgage loans. The Company held investments of $418,403 and $240,039, for New Roots M Trust and Stone Roots M Trust, respectively, which is being reported as a component of common stock subsidiaries in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2023.

EXPERTS
The financial statements of Midland National Life Insurance Company as of December 31, 2023 and December 31, 2022 for each of the three years in the period ended December 31, 2023 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Management’s Discussion and Analysis of Financial Conditions and Results of Operation

FINANCIAL INFORMATION

As an insurance company, we are required by state insurance regulation to hold a specified amount of reserves in order to meet the contractual obligations to our contract holders. Our reserves may be held in our general account, or with respect to certain products in our separate accounts. We monitor our reserves so that we hold sufficient amounts to cover actual or expected contract and claims payments. It is important to note, however, that there is no guarantee that we will always be able to meet our claims-paying obligations, and that there are risks to purchasing any insurance product or contract.

State insurance regulators also require insurance companies to maintain a minimum amount of capital, which acts as a cushion in the event that the insurer suffers a financial impairment, based on the inherent risks in the insurer’s operations. These risks include those associated with losses that we may incur as the result of defaults on the payment of interest or principal on our general account and separate accounts’ assets, as well as the loss in market value of those investments. We may also experience liquidity risk if our general account assets cannot be readily converted into cash to meet obligations to our contract holders or to provide collateral necessary to finance our business operations.

We strive to maintain a solid risk-adjusted capitalization for our current business strategy and related investment risks. Our capital position is supported by our operations and our fixed-income investment portfolio. In addition, we are subject to state insurance regulations based on the risk-based capital (“RBC”) requirements of the National Association of Insurance Commissioners (“NAIC”) and report our RBC based on a formula calculated by applying factors to various asset, premium and statutory reserve items, as well as taking into account our risk characteristics. We currently target a RBC ratio (company action level) of 400%.

Selected Financial Data

	Year Ended December 31,
(dollars in thousands)	2023	2022	2021	2020	2019
Statement of Operations Data:
Premium considerations:
Life	$807,826	$1,998,424	$2,903,919	$862,658	$834,451
Annuity	3,696,976	1,995,393	1,173,790	5,587,095	2,421,597
Total premium considerations	4,504,802	3,993,817	4,077,709	6,449,753	3,256,048
Net investment income and other revenues	2,207,200	2,241,413	1,525,509	1,982,908	2,262,883
Total revenues	6,712,002	6,235,230	5,603,218	8,432,661	5,518,931
Total benefits and expenses	6,078,873	5,559,484	4,495,024	7,961,534	5,042,205
Net gain from operations before federal income taxes and before realized capital gains or (losses)	633,129	675,746	1,108,194	471,127	476,726
Net income	$321,233	$512,344	$956,597	$152,626	$371,200

	As of December 31,
(dollars in thousands)	2023	2022	2021	2020	2019
Balance Sheet Data:
Cash and invested assets	$68,225,875	$68,506,437	$65,411,142	$59,094,762	$53,060,013
Total admitted assets	78,231,381	77,808,910	74,338,746	67,262,504	60,416,251
Aggregate reserves for life and annuity contracts	43,750,545	45,321,010	43,928,249	43,223,475	38,935,399
Other liabilities	29,582,243	27,424,383	25,162,055	19,833,970	17,628,421
Total liabilities	73,332,788	72,745,393	69,090,304	63,057,445	56,563,820
Total capital and surplus	4,898,593	5,063,517	5,248,442	4,205,059	3,852,431

Management’s Discussion and Analysis of Financial Conditions and Results of Operation

The following discussion provides an assessment of the statutory basis financial position and results of operations of Midland National. Statutory accounting practices (“SAP”) financial information is prepared and presented in accordance with accounting practices prescribed or permitted by the NAIC and the Iowa Insurance Division. Certain differences exist between SAP and GAAP. See Note 1 of Midland National’s statutory basis audited financial statements, which are included elsewhere in this document, for a detail discussion of these differences.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains forward-looking statements which can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to risks and uncertainty. Future events and outcomes may differ materially from those made or suggested by the forward-looking statements contained in this prospectus. We do not assume any responsibility for actual future results that differ from expectations reflected in forward-looking statements. For more information about the risks and uncertainties that may cause actual results to differ materially from forward-looking statements, please see “Risk Factors” in Section 7—Midland National Life Insurance Company.

Overview

Midland National is a life insurance company domiciled in the state of Iowa. The Company offers a variety of financial and retirement products through multiple distribution channels. Its insurance products include life insurance, including bank and credit union-owned life insurance, and fixed and variable annuities.

Our primary sources of earnings are (i) the spread that we earn on our investments (i.e., net investment income less cost of money, which includes interest credited to contract holder accounts and costs of hedging) and (ii) mortality gains (i.e., premiums and other revenues offset by life death benefits and increases in reserves), offset by general and administrative expenses.

Analysis of Results of Operations—Years Ended December 31, 2023 and 2022

The following table presents the statutory results of operations for the periods indicated:

	Year Ended December 31,		% Change
(dollars in thousands)	2023	2022
Revenues:
Life premium	$807,826	$1,998,424	-60%
Annuity considerations	3,696,976	1,995,393	85%
Net investment income	2,340,965	2,188,896	7%
Investment income ceded - funds withheld reinsurance	(418,926)	(254,135)	65%
Other income	285,161	306,652	-7%
Total revenues	6,712,002	6,235,230	8%
Benefits and Expenses:
Policyholder benefits	6,715,688	3,151,700	113%
Change in policyholder reserves	(1,570,465)	1,392,761	-213%
Operating costs and other items	899,140	876,196	3%
Transfers to interest maintenance reserve ceded	22,238	39,327	-43%
Transfers to interest maintenance reserve - market value adjustments	12,221	—	NM
Net transfers to (from) separate accounts	12,272	99,500	-88%
Total Benefits and Expenses	6,078,873	5,559,484	9%
Operating results before Federal income taxes and realized capital gains (losses)	633,129	675,746	-6%
Federal income taxes	29,816	130,924	-77%
Operating results before realized gains (losses)	603,313	544,822	11%
Realized gains (losses) net of federal income taxes	(282,080)	(32,478)	769%
Net income	$321,233	$512,344	-37%

Operating results before Federal income taxes and realized capital gains (losses) decreased 6% for the twelve months ended December 31, 2023 compared to the twelve-month period ended December 31, 2022. This decrease is primarily attributable to lower investment income from alternative investments. In 2022, the Company ceded to an affiliate, SFG Bermuda, 80% of fixed index annuity (FIA) policies issued on or after October 1, 2021 as well as 80% of multi-year-guarantee (MYG) fixed annuity policies issued between July 1, 2022 and December 31, 2023. Throughout 2023, the Company continued to ceded 80% of FIA policies issued where living benefit riders were available, but discontinued ceding FIA policies issued on or after April 1, 2023 where living benefit riders were not available. The Company recognized reserve credits of $8,265,651 million under this agreement as of December 31, 2023. The premium ceded in 2023 was $1,573,412 million.

Net income decreased 37% in 2023 compared to 2022. This decrease was driven by an increase in realized losses incurred, primarily on preferred stocks in 2023 compared to 2022 as described in the previous paragraph.

Revenues

Total revenues increased 8% in the twelve months ended December 31, 2023 compared to the twelve months ended December 31, 2022. Following is a discussion of the primary contributors to this increase.

Life insurance premiums decreased 60%. This decrease was primarily due to a $1.1 billion decrease in sales of bank owned life insurance. Annuity considerations in 2023 were 85% higher than 2022. Direct premiums increased in 2023 due to higher sales of fixed indexed annuities a reduction in ceded annuity premium due to the discontinuation of reinsurance on new sales of fixed indexed annuities without living benefit riders, discontinuation of reinsurance of sales of multi-year guarantee fixed annuities and an increase in Pension Risk Transfer (“PRT”) sales.

Net investment income increased 7% in the 2023 period compared to 2022. The following table provides a summary of the components of net investment income:

	Year Ended December 31,		% Change
(dollars in thousands)	2023	2022
Revenues:
Bonds	$2,534,053	$2,351,761	8%
Preferred stocks	78,691	88,961	-12%
Common stocks	14,703	15,105	-3%
Mortgage loans	176,173	183,527	-4%
Real estate	6,525	6,525	—%
Policy loans	29,270	23,969	22%
Cash and short-term investments	79,043	6,106	1195%
Derivative instruments	(255,426)	(403,530)	-37%
Other invested assets	166,654	197,483	-16%
Other investment income	5,344	3,283	63%
Total gross investment income	2,835,030	2,473,190	15%
Less: investment expenses	494,065	284,294	74%
Net investment income	$2,340,965	$2,188,896	7%

The increase in 2023 is primarily attributable to an increase in income from short-term investments and derivative instruments, partially offset by increases in investment expenses, primarily related to securities lending and interest paid on federal home loan bank (FHLB) advances. Derivative instruments primarily consist of derivatives purchased to economically hedge our exposure to fixed indexed annuity and universal life insurance policyholder obligations. Midland National recognizes index options and futures payouts as investment income. This income is also impacted by a corresponding decrease in policyholder reserves. Index option and futures payouts increased in 2023 compared to 2022 due to the relative increase in annual returns on equity market indices during 2023 compared to 2022. Excluding derivative instruments, net investment income was relatively flat, an increase of 0.15% in 2023 compared to 2022. The increase in net investment income, excluding derivative instruments, is attributable to higher earnings on short term investments, higher investment income on floating rate assets due to the increase in interest rates, partially offset by decreased earnings from other invested assets and higher investment expenses associated with securities lending and interest on FHLB advances as a result of the increase in interest rates.
The decrease in other income is attributable to a reduction in commission allowances on reinsurance ceded in 2023 compared to 2022 due to a reduction in annuity premiums ceded to the Company’s affiliate, SFG Bermuda. This was partially offset by a reduction in reserve adjustments on reinsurance ceded in 2023 ($279 million) compared to 2022 (negative $304 million). The reserve adjustments on reinsurance ceded relate to surrender activity on a closed block of annuities reinsured through a modified coinsurance agreement with an unaffiliated party and the decrease in other income related to this item is offset by a corresponding increase in net policy outflows ceded on the block reinsured. Other income was also impacted by an increase in earnings from MNL’s company owned life insurance (income of $126 million in 2023 compared to $33 million in 2022).

Benefits and Expenses

Policyholder benefits increased 113% in 2023 compared to 2022. This was primarily attributable to an increase in net surrenders on annuities. $2.1 billion of the increase was on surrenders of multi-year-guarantee (MYG) fixed annuity policies due to a large block of policies sold during 2020 with a three year guarantee period. $1.2 billion of the increase was on surrenders bank and credit owned life insurance products which experienced higher surrenders in early 2023. The remainder of the increase in policy benefits was due to general increases in surrender activity due to higher interest rates, partially offset by a decline in life insurance death benefits incurred. Surrender and withdrawal benefits are offset by a corresponding decrease in policyholder reserves. The life death benefits result in an impact to operating earnings by the amount of benefit paid above the amount of policyholder reserve released, net of reinsurance.

Change in policyholder reserves decreased 213% in 2023 compared to an increase in reserves of $1,393 million in 2022. The increase in MYG and bank and credit owned life surrenders in 2023 reference in the previous section resulted in a large decrease in reserves. The decline in sales of bank-owned life insurance in 2023 compared to 2022 also contributed to the lower increase in policyholder reserves. $1,573

Operating costs and other items increased 3% in 2023 compared to 2022. This is primarily due to increases in salaries and other costs associated with growth related initiatives of the Company and higher commissions due to increases in life and annuity sales.

Within the funds withheld coinsurance treaty with an affiliate, SFG Bermuda, the Company recognized realized gains(losses) ceded of $(45) million and $(52) million, respectively in 2023 and 2022 , which was reported as a component of other income in revenue. The Company also recognized transfers to interest maintenance reserve (“IMR”) ceded of $22 million and $39 million in 2023 and 2022, respectively associated with the coinsurance of any IMR generated from net realized losses/gains generated on the assets in the funds withheld portfolio. The remaining unamortized ceded IMR balance of $332,649 million associated with this treaty is reported as a component of interest maintenance reserve in the statement of admitted assets, liabilities and capital and surplus as of December 31, 2023.

Net transfers to (from) separate accounts were $12 million in 2023 compared to $100 million in 2022, due to a decrease in bank-owned life insurance premium allocated to the separate account, a decrease in variable annuity premium and an increase in variable annuity surrenders in 2023. Transfers to (from) separate accounts consist of the net transfer of premiums and benefits related to our variable life, variable annuity and bank owned life insurance. This transfer has no impact on the Company’s operations as the transferred premiums and benefits are reported elsewhere in the statement of operations.

Federal Income Taxes

The effective Federal income tax rate applicable to operations in 2023 was (70)% compared to 4% in 2022. The decrease in the effective tax rate is primarily attributable to the relatively low level of pre-tax income due to realized losses combined with the impact of the tax credit bonds held and tax exempt income.

Realized Gains (Losses) Net of Federal Income Taxes

Realized losses net of federal income taxes in 2023 were $(282) million compared to losses of $32 million in 2022. For statutory reporting purposes, realized gains (losses) reported on the statement of operations are net of gains and losses transferred to the Interest Maintenance Reserve (“IMR”). Amounts transferred to IMR, which is a liability reported in the statement of financial position, are gains and losses resulting from changes in interest rates and are amortized into operations over the estimated remaining lives of the securities sold. Gains and losses reported in the statement of operations are credit and non-interest related. The losses reported in 2023 were primarily due to the disposal of preferred stocks, including one significant loss on a preferred stock of a regional bank, disposal of other equity securities and some interest rate swaps. The losses reported in 2022 were primarily due to other that temporary impairments taken during 2022 that were driven by residual impacts in the aircraft sector, emerging market, high yield and privately placed direct lending credit exposure deterioration as well as an intent to sell a specific subset of securities prior to recovery.

Analysis of Results of Operations—Years Ended December 31, 2022 and 2021

Selected Financial Data

	Year Ended December 31,
(dollars in thousands)	2022	2021	2020	2019	2018
Statement of Operations Data:
Premium considerations:
Life	$1,998,424	$2,903,919	$862,658	$834,451	$1,154,707
Annuity	1,995,393	1,173,790	5,587,095	2,421,597	2,526,365
Total premium considerations	3,993,817	4,077,709	6,449,753	3,256,048	3,681,072
Net investment income and other revenues	2,241,413	1,525,509	1,982,908	2,262,883	2,350,711
Total revenues	6,235,230	5,603,218	8,432,661	5,518,931	6,031,783
Total benefits and expenses	5,559,484	4,495,024	7,961,534	5,042,205	5,522,022
Net gain from operations before federal income taxes and before realized capital gains or (losses)	675,746	1,108,194	471,127	476,726	509,761
Net income	$512,344	$956,597	$152,626	$371,200	$401,605

	As of December 31,
(dollars in thousands)	2022	2021	2020	2019	2018
Balance Sheet Data:
Cash and invested assets	$68,506,437	$65,411,142	$59,094,762	$53,060,013	$51,705,164
Total admitted assets	77,808,910	74,338,746	67,262,504	60,416,251	57,914,703
Aggregate reserves for life and annuity contracts	45,321,010	43,928,249	43,223,475	38,935,399	37,541,225
Other liabilities	27,424,383	25,162,055	19,833,970	17,628,421	16,802,270
Total liabilities	72,745,393	69,090,304	63,057,445	56,563,820	54,343,495
Total capital and surplus	5,063,517	5,248,442	4,205,059	3,852,431	3,571,208

Management’s Discussion and Analysis of Financial Conditions and Results of Operation

The following discussion provides an assessment of the statutory basis financial position and results of operations of Midland National. Statutory accounting practices (“SAP”) financial information is prepared and presented in accordance with accounting practices prescribed or permitted by the NAIC and the Iowa Insurance Division. Certain differences exist between SAP and GAAP. See Note 1 of Midland National’s statutory basis audited financial statements, which are included elsewhere in this document, for a detail discussion of these differences.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains forward-looking statements which can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to risks and uncertainty. Future events and outcomes may differ materially from those made or suggested by the forward-looking statements contained in this prospectus. We do not assume any responsibility for actual future results that differ from expectations reflected in forward-looking statements. For more information about the risks and uncertainties that may cause actual results to differ materially from forward-looking statements, please see “Risk Factors” in Section 7—Midland National Life Insurance Company.

Overview

Midland National is a life insurance company domiciled in the state of Iowa. The Company offers a variety of financial and retirement products through multiple distribution channels. Its insurance products include life insurance, including bank and credit union-owned life insurance, and fixed and variable annuities.

Our primary sources of earnings are (i) the spread that we earn on our investments (i.e., net investment income less cost of money, which includes interest credited to contract holder accounts and costs of hedging) and (ii) mortality gains (i.e., premiums and other revenues offset by life death benefits and increases in reserves), offset by general and administrative expenses.

Analysis of Results of Operations—Years Ended December 31, 2022 and 2021

The following table presents the statutory results of operations for the periods indicated:

	Year Ended December 31,		% Change
(dollars in thousands)	2022	2021
Revenues:
Life premium	$1,998,424	$2,903,919	-31%
Annuity considerations	1,995,393	1,173,790	70%
Net investment income	2,188,896	3,450,756	-37%
Other income	52,517	(1,925,247)	-103%
Total revenues	6,235,230	5,603,218	11%
Benefits and Expenses:
Policyholder benefits	3,151,700	3,260,079	-3%
Change in policyholder reserves	1,392,761	704,775	98%
Operating costs and other items	876,196	786,727	11%
Transfers to interest maintenance reserve ceded	39,327	(513,281)	-108%
Net transfers to (from) separate accounts	99,500	256,724	-61%
Total Benefits and Expenses	5,559,484	4,495,024	24%
Operating results before Federal income taxes and realized capital gains (losses)	675,746	1,108,194	-39%
Federal income taxes	130,924	122,814	7%
Operating results before realized gains (losses)	544,822	985,380	-45%
Realized gains (losses) net of federal income taxes	(32,478)	(28,783)	13%
Net income	$512,344	$956,597	-46%

Operating results before Federal income taxes and realized capital gains (losses) decreased 39% for the twelve months ended December 31, 2022 compared to the twelve-month period ended December 31, 2021. This decrease is primarily attributable to lower investment income from alternative investments and a reduction in earnings from company owned life insurance. In addition, earnings were impacted by lower equity markets which resulted in lower hedge proceeds relative to the increase in reserves on index products in 2022 compared to 2021. On October 1, 2021 the Company entered into a funds withheld coinsurance agreement with SFG Bermuda, an affiliated company domiciled in Bermuda. Under this indemnity agreement, the Company ceded 100% of certain fixed index annuity policies issued prior to October 1, 2021. The Company also cedes 80% of fixed index annuity policies issued on or after October 1, 2021 as well as 80% of MYGA policies issued on or after July 1, 2022. The Company recognized reserve credits of $6,953 million under this agreement as of December 31, 2022. The premium ceded in 2022 was $3,789 million.

Net income decreased 46% in 2022 compared to 2021. This decrease was driven by the same factors that impacted operating results in 2022 compared to 2021 as described in the previous paragraph.

Revenues

Total revenues increased 11% in the twelve months ended December 31, 2022 compared to the twelve months ended December 31, 2021. Following is a discussion of the primary contributors to this increase.

Life insurance premiums decreased 31%. This decrease was primarily due to decrease in sales of bank owned life insurance. Annuity considerations in 2022 were 70% higher than 2021. This increase was primarily due to a $2.9 million ceded premium recorded in 2021 associated with the reinsurance of an inforce block of fixed indexed annuities to SFG Bermuda. Direct premiums increased in 2022 due to higher sales of fixed indexed annuities and multi-year guarantee annuities and an increase in issuance of new Pension Risk Transfer (“PRT”) policies.

Net investment income decreased 37% in the 2022 period compared to 2021. The following table provides a summary of the components of net investment income:

	Year Ended December 31,		% Change
(dollars in thousands)	2022	2021
Revenues:
Bonds	$2,351,761	$2,313,227	2%
Preferred stocks	88,961	79,100	12%
Common stocks	15,105	13,208	14%
Mortgage loans	183,527	188,120	-2%
Real estate	6,525	10,074	-35%
Policy loans	23,969	21,190	13%
Cash and short-term investments	6,106	2,397	155%
Derivative instruments	(403,530)	764,920	-153%
Other invested assets	197,483	289,754	-32%
Other investment income	3,283	2,318	42%
Total gross investment income	2,473,190	3,684,308	-33%
Less: investment expenses	284,294	233,552	22%
Net investment income	$2,188,896	$3,450,756	-37%

The decrease in 2022 is primarily attributable to an decrease in income from derivative instruments. Derivative instruments primarily consist of derivatives purchased to economically hedge our exposure to fixed indexed annuity and universal life insurance policyholder obligations. Midland National recognizes index options and futures payouts as investment income. This income is also impacted by a corresponding increase in policyholder reserves. Index option and futures payouts decreased in 2022 compared to 2021 due to the relative decrease in annual returns on equity market indices during 2022 compared to 2021. Excluding derivative instruments, net investment income decreased 3% in 2022 compared to 2021. The decrease in net investment income, excluding derivative instruments, is attributable to decreased earnings from other invested assets and from indexed linked securities reported as bonds, partially offset by higher levels of invested assets.

The increase in other income is attributable to a smaller reserve adjustment on reinsurance ceded in 2022 (negative -$304 million) compared to 2021 (negative $1,577 million). The reserve adjustments on reinsurance ceded relate to surrender activity on a closed block of annuities reinsured through a modified coinsurance agreement with an unaffiliated party and the decrease in other income related to this item is offset by a corresponding increase in net policy outflows ceded on the block reinsured. These increases were offset by decrease in earnings from MNL’s company owned life insurance (income of $33 million in 2022 compared to $176 million in 2021).

Benefits and Expenses

Policyholder benefits decreased 3% in 2022 compared to 2021. This was primarily attributable to a decline in net surrenders on annuities and a decline in life insurance death benefits incurred. Surrender and withdrawal benefits are offset by a corresponding decrease in policyholder reserves. The life death benefits result in an impact to operating earnings by the amount of benefit paid above the amount of policyholder reserve released, net of reinsurance.

Change in policyholder reserves increased 98% in 2022 compared to 2021. The increase in FIA, MYG and PRT sales in 2022 resulted in a larger increase in reserves. The $3,789 million of reinsurance premium ceded to SFG Bermuda during 2022 generated a reduction of reserve, and lower bank owned life and corporate owned life insurance sales in 2022 resulted in a lower increase in reserves relative to 2021.

Operating costs and other items increased 11% in 2022 compared to 2021. This is primarily due to increases in salaries and other costs associated with growth related initiatives of the Company and higher commissions due to increases in life and annuity sales.

Within the funds withheld coinsurance treaty with an affiliate, SFG Bermuda, the Company recognized realized gains(losses) ceded of ($52) million and $649 million, respectively in 2022 and 2021 , which was reported as a component of other income in revenue. The Company also recognized transfers to interest maintenance reserve (“IMR”) ceded of $39 million and ($513) million in 2022 and 2021, respectively associated with the coinsurance of any IMR generated from net realized losses/gains generated on the assets in the funds withheld portfolio. The remaining unamortized ceded IMR balance of $393 million associated with this treaty is reported as a component of interest maintenance reserve in the statement of admitted assets, liabilities and capital and surplus as of December 31, 2022.

Net transfers to (from) separate accounts were $100 million in 2022 compared to $257 million in 2021, due to a decrease in variable annuity premium in 2022. Transfers to (from) separate accounts consist of the net transfer of premiums and benefits related to our variable life, variable annuity and bank owned life insurance. This transfer has no impact on the Company’s operations as the transferred premiums and benefits are reported elsewhere in the statement of operations.

Federal Income Taxes

The effective Federal income tax rate applicable to operations in 2022 was 4% compared to 14% in 2021. The decrease in the effective tax rate is primarily attributable to the impact of the tax credit bonds held and tax exempt income.

Realized Gains (Losses) Net of Federal Income Taxes

Realized losses net of federal income taxes in 2022 were $32 million compared to losses of $29 million in 2021. For statutory reporting purposes, realized gains (losses) reported on the statement of operations are net of gains and losses transferred to the Interest Maintenance Reserve (“IMR”). Amounts transferred to IMR, which is a liability reported in the statement of financial position, are gains and losses resulting from changes in interest rates and are amortized into operations over the estimated remaining lives of the securities sold. Gains and losses reported in the statement of operations are credit and non-interest related. The losses reported in 2022 and 2021 were primarily due to other than temporary impairments taken during 2022 that were driven by residual impacts in the aircraft sector, emerging market, high yield and privately placed direct lending credit exposure deterioration as well as an intent to sell a specific subset of securities prior to recovery. The losses reported in 2021 are primarily related to emerging market credit exposure deterioration and residual impacts in the aircraft sector from the post-pandemic era.

Liquidity and Capital Resources
Liquidity

Cash inflows consist primarily of premiums and deposits on insurance and annuity products, investment income and proceeds from sales or maturities of investments. Cash outflows consist primarily of benefits to policyholders and beneficiaries, payments for policy and contract surrenders, dividends to Sammons Financial Group, payments for investments acquired, operating expenses and taxes.

Midland National structures its investment portfolio to provide liquidity for timely payment of policy benefits, operational expenses and other obligations such as dividends. Midland National’s cash and short-term invested assets were $1,709 million and $722 million at December 31, 2023 and December 31, 2022, respectively.

Net cash (used) provided by operating activities was $(1,235) million and $1,451 million for the years ended December 31, 2023 and December 31, 2022, respectively. Net cash flow from operating activities primarily consists of net investment income and premium receipts from insurance contracts less benefit payments, operating expenses and income taxes. The decrease in cash used by operating activities in 2022 is primarily due an increase in surrenders of a block of three year multi-year guarantee (MYG) fixed annuities sold during 2020 that reached the end of their guarantee period in 2023 and increases in surrenders on bank and credit owned life insurance. Cash provided by sales of indexed annuities and other products exceeded cash outflows on those products. Net cash provided by investment income including derivatives used to hedge indexed life and annuity liabilities increased in 2023 compared to 2022 due to higher interest rates and higher derivative cash flow due to higher equity markets associated with indexed life and annuity policyholder allocations.

Cash flow provided (used) by investments was $957 million in 2023 and $(4,903) million in 2022. The increase is driven by the purchase or sales of investments of cash generated or used by operating and financing activities and to increase the balance in cash and short-term investments in 2023 compared to 2022.

Cash flow provided by financing activities was $1,264 million and $2,145 million for the years ended December 31, 2023 and 2022, respectively. The decrease in cash flow in 2023 was primarily due to a smaller increase in the funds withheld balances, primarily on the SFG Bermuda treaty due to a decrease in premiums ceded under that agreement in 2023 compared to 2022. This is offset by ceded premium reported in operating activities.

Midland National is a member of the FHLB of Des Moines. The FHLB membership provides the Company a borrowing facility with access to low cost funding. As members of the FHLB, Midland National is required to purchase and hold the FHLB common stock. In addition, Midland National is required to purchase activity common stock equal to 5% of outstanding borrowings. As of December 31, 2023, Midland National owned a total of $148 million of membership and activity common stock of the FHLB.

The Company utilizes the FHLB borrowing ability as a source of funding to complement its security lending program. The Company had total outstanding borrowings from the FHLB of $3,073 million at December 31, 2023 and December 31, 2022. These borrowings are fully secured by assets pledged as collateral to the FHLB. The total borrowing capacity available to the Company is dependent on the type and amount of assets eligible to be pledged as collateral. The Company believes it has sufficient assets available to be pledged as collateral to meet any unexpected liquidity need in the foreseeable future.

The Company utilizes a security lending program (primarily repurchase agreements) to enhance investment income. This program could be used as a source of short-term funds if the need arose. As of December 31, 2023 and December 31, 2022, the Company had outstanding repurchase agreements of $4,766 million and $4,806 million, respectively. The repurchase agreements involve the sale of securities and an agreement to repurchase the same securities at a later date at an agreed-upon price. Our policy requires that, at all times during the term of the repurchase agreements, cash or other types of collateral provided is sufficient to allow the counterparty to fund substantially all of the cost of purchasing replacement assets. The cash proceeds received under these repurchase agreements are typically invested in fixed income securities. The Company accounts for these transactions as secured borrowings, where the amount borrowed is tied to the fair value of the underlying collateral securities. The collateral for these agreements is reported in bonds in the balance sheet of the Company.

At December 31, 2023 Midland National had outstanding capital commitments to limited partnerships of $1,146 million.

Insurance Policyholder Liabilities

Liquidity needs vary by product. Factors that affect each product’s need for liquidity include interest rate levels, contract size, competitive products, termination or surrender charges, market value adjustments, federal income taxes, benefit levels and level of underwriting risk. To help assure that obligations will be met when they fall due, the Company uses asset/liability cash flow management techniques that take into consideration current and total investment return requirements, asset and liability durations, risk tolerance, and cash flow requirements. The Company closely monitors the general account to assess asset/liability matching and to modify investment strategies and rebalance investment portfolio durations as necessary. The fair values for liabilities under all insurance contracts are taken into consideration in the overall management of interest rate risk.

The Company’s product features enhance its liquidity position. Virtually all individual deferred annuity products and universal life products contain surrender charges for varying durations, reducing the risk that customers will seek withdrawals during the period surrender charges are in place. Surrender charges allow the Company to better plan the maturities of its invested assets by reducing the risk that future cash outflows will exceed anticipated levels. Also, 85% of the Company’s in-force annuity products (measured by reserves) at December 31, 2023 had a market value adjustment (“MVA”) that protects the Company when surrenders occur as a result of changes in market interest rates.

The following table provides a summary of statutory annuity reserves by withdrawal characteristics:(1)

	December 31, 2023
(dollars in millions)	Annuity Reserve Amount	Percent of Total
Subject to discretionary withdrawal:
With fair value adjustment	$26,579,668	64%
At fair value	2,227,994	5%
At book value less surrender charge of 5% or more	61,634	0%
Total with adjustment or fair value	28,869,296	69%
At book value without adjustment	11,243,510	27%
Not subject to discretionary withdrawal	1,816,733	4%
Total	41,929,539	100%
Reinsurance ceded	10,673,187
Total net of reinsurance	$31,256,352

(1) Annuity contract reserves and deposit fund liabilities are monetary amounts that an insurer must have available to provide for future obligations with respect to annuities and deposit funds. These are liabilities on the balance sheets of financial statements prepared in conformity with statutory accounting practices. These amounts are at least equal to the value to be withdrawn by policyholders.

As indicated in the table above, 4% of policyholder funds at December 31, 2023 were not subject to discretionary withdrawal and another 69% were subject to adjustments and charges that are designed to protect the Company from early withdrawals in the event that they occur. We believe that this structure provides the Company with a relatively stable block of deposit liabilities which helps reduce the risk of unexpected cash withdrawals and the adverse financial effects cash withdrawals could cause.

Certain of our life and annuity products include guaranteed benefits, including guaranteed minimum death benefits, guaranteed minimum withdrawal benefits, guaranteed minimum accumulation benefits, and guaranteed minimum income benefits. These guarantees are designed to protect contract holders against significant downturns in securities markets and interest rates. Any such periods of significant and sustained downturns in securities markets, increased equity volatility, or reduced interest rates could result in an increase in the valuation of our liabilities associated with those products. An increase in these liabilities would result in a decrease in our net income.

Although cash flow testing includes many different scenarios, cash flow requirements are inherently unpredictable, as they are affected by external factors, such as changes in interest rates.

There can be no assurance that future experience regarding benefits and surrenders will be similar to historic experience because withdrawal and surrender levels are influenced by factors such as the interest rate environment and the Company’s claims-paying and financial strength ratings.

Capital Resources

As of December 31, 2023 and 2022, Midland National’s total adjusted capital (“TAC”), as defined by the NAIC, was $5,634 million and $5,655 million, respectively. The TAC is used to calculate the Company’s risk based capital (“RBC”) at the end of each reporting period. As of December 31, 2023 and 2022, Midland National’s company action level RBC was 419% and 404%, respectively. Midland National’s TAC is well in excess of all RBC standards as of both indicated reporting dates. In addition, Midland National monitors its capital levels as determined by each of its rating agencies (AM Best, Standard & Poor’s and Fitch). As of December 31, 2023 and 2022 Midland National’s capital exceeds the amount necessary to maintain its current ratings.

The following table summarizes the components of MNL’s TAC:

	December 31,
(dollars in thousands)	2023	2022
Capital and surplus	$4,898,593	$5,063,517
Asset valuation reserve	734,535	590,241
Subsidiaries' asset valuation reserve	1,019	816
Total Adjusted Capital	$5,634,147	$5,654,574

The Company is wholly owned by SFG and its ability to pay dividends is limited by the laws of the state of Iowa, its state of domicile. Without prior approval of the commissioner of the Iowa Insurance Division, MNL is limited to pay ordinary dividends to SFG of $603 million in 2024. MNL paid dividends to SFG of $320 million in 2023 and $574 million in 2022.

Midland National has three wholly owned limited purpose captive subsidiaries domiciled in the state of Iowa. The purpose of these captive subsidiaries is to provide statutory relief for redundant statutory required reserves on certain life insurance policies. The statutory relief is in the form of admissibility of qualifying regulatory defined other security assets. The following describes the arrangements applicable to each wholly owned limited purpose captive subsidiary.

Solberg Reinsurance Company (“Solberg Re”), a wholly owned limited purpose subsidiary domiciled in the state of Iowa, secured a contingent note guarantee from an unrelated third party insurance company. The contingent note guarantee supports redundant statutory required reserves on certain term life insurance policies assumed from Midland National and North American Company for Life and Health Insurance (“North American”), an affiliate of Midland National. The contingent note guarantee has a term of 18 years and has a maximum issuance amount of $588 million. The contingent note guarantee can be drawn upon when actual policy benefits applicable to the specific life insurance term policies exceed specified thresholds. Solberg Re does not anticipate drawing funds against the contingent note guarantee. The amount of the contingent note guarantee is reported as an admitted asset by Solberg Re.

MNL Reinsurance Company (“MNL Re”), another wholly owned limited purpose subsidiary domiciled in the state of Iowa, secured a contingent note guarantee by an unrelated third party for specific risks on certain permanent life insurance policies assumed by MNL Re from Midland National and North American. The contingent note guarantee has a term of 18 years and an aggregate maximum amount of $1,467 million. The contingent note can be drawn upon when actual policy benefits applicable to the specific permanent life insurance policies exceed certain thresholds. MNL Re does not anticipate drawing funds against the contingent note. The amount of the contingent note guarantee is reported as an admitted asset by MNL Re.

Canal Reinsurance Company (“Canal Re”), a wholly owned limited purpose subsidiary domiciled in the state of Iowa, was launched on September 30, 2019 at which time it secured a contingent note guarantee from an unrelated third party insurance company. The contingent note guarantee supports redundant statutory required reserves on certain term life insurance policies assumed from Midland National and North American. The contingent note guarantee has a term of 18 years and has a maximum issuance amount of $458 million. The contingent note guarantee can be drawn upon when actual policy benefits applicable to the specific life insurance term policies exceed specified thresholds. Canal Re does not anticipate drawing funds against the contingent note guarantee. The amount of the contingent note guarantee is reported as an admitted asset by Canal Re.

On December 31, 2020, the Company entered into a coinsurance agreement with a third party reinsurer. The Company has ceded a defined block of permanent life insurance products to the third party reinsurer. The Company recognized funds held under coinsurance under this agreement as a component of funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus. A reserve credit associated with this agreement is reported as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2023 and 2022.

On October 31, 2021, the Company entered into a funds withheld coinsurance agreement with SFG Bermuda, an affiliated company domiciled in Bermuda, under which the Company ceded 100% of certain fixed index annuity policies issued prior to October 1, 2021. The Company also cedes 80% of certain index annuity policies issued on or after October 1, 2021. During 2022, the Company ceded 80% of certain multi-year guarantee fixed annuity policies with issue dates of July 1, 2022 through December 31, 2022 to SFG Bermuda. The Company recognized funds held under coinsurance under this agreement as a component of funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2023 and 2022.

Midland National’s parent, SFG, has issued senior notes in 2013, 2017, 2021, 2022 and 2024. The proceeds from these notes were used to purchase surplus notes from SFG’s insurance subsidiaries or contributed to SFG’s insurance subsidiaries to support business growth. SFG has the ability to issue additional debt in order to support future business growth of Midland National and other insurance subsidiaries. SEI also has access a bank line of credit and other sources of capital that can be contributed to SFG and its insurance subsidiaries to support business growth.

Investments

Midland National had total cash and invested assets of $68,226 million and $68,506 million at December 31, 2023 and 2022, respectively, as illustrated below:

	December 31, 2023		December 31, 2022
(dollars in thousands)	Admitted Value	% of Total Admitted Value	Admitted Value	% of Total Admitted Value
Cash and invested assets
Bonds	$54,716,780	80%	$56,710,124	83%
Stocks
Preferred stocks	986,390	1%	1,653,807	2%
Common-subsidiaries	890,229	1%	264,909	0%
Common-other	247,960	0%	309,008	0%
Mortgage loans	3,790,420	6%	3,835,425	6%
Real estate	98,402	0%	99,050	0%
Policy loans	528,710	1%	459,745	1%
Cash, cash equivalents and short-term investments	1,709,358	3%	722,450	1%
Receivable for securities	11,171	0%	4,686	0%
Derivative instruments	641,206	1%	621,508	1%
Other invested assets	4,605,249	7%	3,825,725	6%
Total cash and invested assets	$68,225,875	100%	$68,506,437	100%

All investments held by the Company are monitored for conformity with the qualitative and quantitative limits prescribed by the Iowa insurance laws and regulations. In addition, the Company’s Board of Directors periodically reviews the investment portfolio, including its credit quality and performance. The Company’s investment strategy is to maintain a predominantly investment-grade, fixed maturity portfolio to provide adequate liquidity for projected insurance and reinsurance obligations, and to generate income while prudently managing the portfolio’s risk.

The following table summarizes the admitted values and estimated fair values of the Company’s bond portfolio for the years ended December 31, 2023 and 2022:

	December 31, 2023			December 31, 2022
(dollars in thousands)	Estimated Fair Value	Admitted Value	% of Total Admitted Value	Estimated Fair Value	Admitted Value	% of Total Admitted Value
Bonds
U.S. government	$2,768,999	$3,396,220	6%	$2,645,599	$3,372,011	6%
All other government	938,903	1,248,653	2%	961,324	1,303,556	2%
U.S. special revenue & special assessment obligations, non-guaranteed	10,872,065	12,223,325	22%	11,104,478	12,642,252	22%
Industrial and miscellaneous	33,317,841	36,771,743	68%	32,625,334	37,734,661	67%
Bank loans	736,747	748,234	1%	1,249,000	1,292,873	2%
Parent, subsidiaries and affiliates	331,175	328,605	1%	344,812	364,771	1%
Total bonds	$48,965,730	$54,716,780	100%	$48,930,547	$56,710,124	100%
Preferred stock	$951,265	$986,390	100%	$1,601,753	$1,653,807	100%
Common stock
Parent, subsidiaries and affiliates	$890,229	$890,229	78%	$264,909	$264,909	46%
Other	247,960	247,960	22%	309,008	309,008	54%
Total common stock	$1,138,189	$1,138,189	100%	$573,917	$573,917	100%

The Company’s rating designations are based on ratings from nationally recognized rating organizations, primarily those assigned by S&P, Moody’s Investor Service, Inc. (“Moody’s”) and Fitch. The Company’s bond portfolio consisted of 95% and 94% of investment grade securities at December 31, 2023 and 2022, respectively. The NAIC Securities Valuation Office (“SVO”) is responsible for the day-to-day credit quality assessment and valuation of securities owned by state-regulated insurance companies. Comparisons between the NAIC ratings and rating agency designations are published by the NAIC. The NAIC assigns securities quality ratings and uniform valuations, which are used by insurers when preparing their annual statements to their state insurance regulators. The NAIC ratings are similar to the rating agency designations of the Nationally Recognized Statistical Rating Organizations (“NRSRO”) for marketable bonds. NAIC ratings 1 and 2 include bonds generally considered investment grade (rated Baa3 or higher by Moody’s, or BBB- or higher by S&P and Fitch), by such ratings organizations. NAIC ratings 3 through 6 include bonds generally considered below investment grade (rated Ba1 or lower by Moody’s, or rated BB+ or lower by S&P and Fitch). Typically, if a security has been rated by an NRSRO, the SVO utilizes that rating and assigns an NAIC designation based on the following system:

NAIC Rating	NRSRO Equivalent
1	Aaa/Aa/A
2	Baa
3	Ba
4	B
5	Caa and lower
6	In or near default

The following table summarizes Midland National’s bond portfolio by NAIC ratings:

	At December 31, 2023		At December 31, 2022
(dollars in thousands)	Admitted Value	% of Total	Admitted Value	% of Total
NAIC Designation
1	$33,499,842	61%	$33,331,016	59%
2	18,599,577	34%	19,544,817	34%
3	1,562,630	3%	2,074,143	4%
4	866,685	2%	1,377,295	2%
5	179,069	0%	364,796	1%
6	8,977	0%	18,057	0%
Total Bonds	$54,716,780	100%	$56,710,124	100%

The admitted value of investments in bonds, by contractual maturity, are summarized below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties:

	At December 31, 2023		At December 31, 2022
(dollars in thousands)	Admitted Value	% of Total	Admitted Value	% of Total
Contractual maturity
Due in one year or less	$640,913	1%	$647,759	1%
Due after one year through five years	4,662,846	9%	4,942,884	9%
Due after five years through ten years	6,899,048	13%	6,982,739	12%
Due after ten years	28,068,287	51%	29,947,902	53%
Securities not due at a single maturity date (primarily mortgage-backed securities)	14,445,686	26%	14,188,840	25%
Total Bonds	$54,716,780	100%	$56,710,124	100%

Important factors in the selection of investments include diversification, credit quality, liquidity, yield and call protection. The relative importance of these factors is determined by market conditions and underlying product or portfolio characteristics. The largest asset class in which bonds were invested was Industrial and Miscellaneous, which constituted 68% and 67% of bonds at December 31, 2023 and 2022, respectively.

The following tables summarize the Company’s sector allocation, admitted values, estimated fair values and ratings distribution for Industrial and Miscellaneous bonds at December 31, 2023 and 2022:

	At December 31, 2023			At December 31, 2022
(dollars in thousands)	Estimated Fair Value	Admitted Value	% of Total	Estimated Fair Value	Admitted Value	% of Total
Industrial & Miscellaneous
Insurance	$2,818,094	$3,225,632	10%	$3,036,691	$3,569,694	9%
Banking	2,762,857	2,988,952	9%	2,981,799	3,347,904	8%
CLO	2,858,693	2,953,608	8%	2,455,669	2,609,555	7%
Military Housing	2,732,340	2,869,078	8%	2,723,791	3,020,483	8%
Energy	2,326,544	2,619,592	7%	2,128,434	2,549,136	7%
Consumer Non Cyclical	2,016,393	2,308,156	6%	1,817,306	2,235,984	6%
Communications	1,437,954	1,647,342	4%	1,288,655	1,604,980	4%
Transportation	1,489,958	1,605,148	4%	1,870,979	2,180,156	6%
Consumer Cyclical	1,289,116	1,447,532	4%	1,320,738	1,542,173	4%

Technology	1,271,907	1,417,595	4%	1,118,747	1,353,221	4%
Basic	1,085,753	1,269,544	3%	1,047,378	1,273,745	3%
Brokerage/Asset Managers/Exchanges	1,056,310	1,264,557	3%	997,470	1,261,806	3%
Whole Business	1,102,647	1,210,984	3%	1,167,712	1,343,628	4%
Financial	954,397	1,058,558	3%	861,736	1,020,492	3%
CRE-CLO	910,518	941,446	3%	994,360	1,019,013	3%
Finance Company	868,442	909,503	2%	410,798	479,410	1%
Electric	699,677	765,952	2%	557,805	648,746	2%
Other ABS	649,395	674,594	2%	523,309	566,166	2%
Other Industrials	535,265	660,110	2%	591,521	736,819	2%
Capital Goods	570,861	607,536	2%	499,349	570,419	2%
Sovereign	455,351	527,124	1%	493,319	573,817	2%
Prime	462,870	522,004	1%	414,153	484,576	1%
Other Financials	374,947	442,366	1%	381,619	449,564	1%
CTL	385,653	420,707	1%	399,602	441,869	1%
Cell Tower	354,124	395,691	1%	324,145	378,246	1%
REIT	349,035	377,035	1%	319,799	360,927	1%
CDO	311,547	354,615	1%	357,988	424,116	1%
Triple Net Lease	255,082	281,544	1%	314,429	348,500	1%
Traditional-Conduit	186,267	216,242	1%	236,327	268,359	1%
Traditional-Single Borrower	207,096	213,083	1%	222,719	232,287	1%
Agency	170,620	204,995	1%	279,551	326,466	1%
Alt-A	56,227	57,305	0%	97,227	100,637	0%
Diversified Payment Rights	43,618	45,388	0%	52,659	55,110	0%
Housing	43,716	45,281	0%	40,377	42,835	0%
Utilities	39,628	38,423	0%	—	—	0%
Other	30,926	32,300	0%	30,498	33,041	0%
Re-Remic	33,233	27,760	0%	35,739	29,187	0%
Consumer Unsecured	21,543	21,197	0%	377	380	0%
State	16,295	16,661	0%	11,548	12,718	0%
University	12,376	13,535	0%	41,343	44,377	0%
City	10,352	10,928	0%	9,905	10,898	0%
Subprime	9,859	10,341	0%	47,175	46,160	0%
County	8,771	9,170	0%	—	—	0%
Hospital	7,545	8,668	0%	47,893	58,103	0%
Non-Traditional	8,508	8,617	0%	846	907	0%
Fixed Income	7,730	7,206	0%	8,301	8,301	0%
Water & Sewer	5,482	5,891	0%	5,352	5,888	0%
Automotive	5,691	5,534	0%	13,882	13,916	0%
Servicing Advance	3,306	3,575	0%	3,235	3,575	0%
Recreational	1,758	1,650	0%	—	—	0%
School	1,564	1,488	0%	761	715	0%
Power	—	—	0%	40,318	45,656	0%
Total Industrial & Miscellaneous	$33,317,841	$36,771,743	100%	$32,625,334	$37,734,661	100%

	At December 31, 2023			At December 31, 2022
(dollars in thousands)	Estimated Fair Value	Admitted Value	% of Total	Estimated Fair Value	Admitted Value	% of Total
NAIC Designation
1	$15,698,624	$17,124,574	47%	$14,679,507	$16,650,238	44%
2	16,007,663	17,833,782	48%	15,904,380	18,650,407	50%
3	1,172,831	1,333,618	4%	1,539,497	1,837,259	5%
4	393,836	442,858	1%	456,117	545,430	1%
5	39,923	32,189	0%	32,221	37,851	0%
6	4,964	4,722	0%	13,612	13,476	0%
Total Industrial & Miscellaneous	$33,317,841	$36,771,743	100%	$32,625,334	$37,734,661	100%

The following table summarizes the Company’s sector allocation, admitted values, estimated fair values and ratings distribution for Bank Loans at December 31, 2023 and 2022:

	At December 31, 2023			At December 31, 2022
(dollars in thousands)	Estimated Fair Value	Admitted Value	% of Total	Estimated Fair Value	Admitted Value	% of Total
Bank Loans
Consumer Non Cyclical	$254,432	$266,571	37%	$343,241	$367,419	29%
Technology	152,872	150,803	20%	204,476	209,456	16%
Other Industrials	88,189	91,030	12%	101,174	105,279	8%
Capital Goods	61,480	61,155	8%	96,479	99,257	8%
Brokerage/Asset Managers/Exchanges	53,094	52,594	7%	86,197	89,931	7%
Consumer Cyclical	51,916	51,822	7%	160,912	165,004	13%
Transportation	39,510	39,572	5%	130,192	130,858	10%
Other Financials	16,480	20,232	3%	27,923	29,222	2%
Basic	7,169	7,157	1%	33,444	33,527	3%
Communications	3,366	3,350	0%	27,131	29,515	2%
Energy	7,577	3,264	0%	8,544	4,084	0%
REIT	662	684	0%	3,618	3,634	0%
Electric	—	—	0%	25,669	25,687	2%
Finance Company	—	—	0%	—	—	0%
Total Bank Loans	$736,747	$748,234	100%	$1,249,000	$1,292,873	100%

	At December 31, 2023			At December 31, 2022
(dollars in thousands)	Estimated Fair Value	Admitted Value	% of Total	Estimated Fair Value	Admitted Value	% of Total
NAIC Designation
1	$4,816	$4,815	1%	$38,605	$42,155	3%
2	99,340	99,061	13%	183,041	184,226	14%
3	100,797	104,529	14%	92,910	94,674	7%
4	389,487	390,385	52%	768,559	804,795	63%
5	137,523	145,189	19%	160,708	162,443	13%
6	4,784	4,255	1%	5,177	4,580	0%
Total Industrial & Miscellaneous	$736,747	$748,234	100%	$1,249,000	$1,292,873	100%

The following tables summarize the security type, admitted values, estimated fair values and ratings distribution for the Company’s investments in Parents, Subsidiaries and Affiliates at December 31, 2023 and 2022:

	At December 31, 2023			At December 31, 2022
(dollars in thousands)	Estimated Fair Value	Admitted Value	% of Total	Estimated Fair Value	Admitted Value	% of Total
Parent, Subsidiaries and Affiliates
Issuer Obligations/Affiliates	$5,619	$3,066	1%	$5,780	$3,343	1%
Structured Securities/Affiliates	274,405	274,591	83%	288,204	310,045	85%
Bank Loans/Affiliates	51,151	50,948	16%	50,828	51,383	14%
Total Parent, Subsidiaries and Affiliates	$331,175	$328,605	100%	$344,812	$364,771	100%

	At December 31, 2023			At December 31, 2022
(dollars in thousands)	Estimated Fair Value	Admitted Value	% of Total	Estimated Fair Value	Admitted Value	% of Total
NAIC Designation
1	$253,649	$251,339	77%	$121,314	$120,321	33%
2	998	1,060	0%	944	1,060	0%
3	64,979	65,434	20%	66,169	68,116	19%
4	11,549	10,772	3%	10,708	10,772	3%
5	—	—	0%	145,677	164,502	45%
6	—	—	0%	—	—	0%
Total Parent, Subsidiaries and Affiliates	$331,175	$328,605	100%	$344,812	$364,771	100%

Mortgage Loans

The following tables outline the Company’s mortgage loans by property type:

	At December 31, 2023		At December 31, 2022
(dollars in thousands)	Admitted Value	% of Total	Admitted Value	% of Total
Property Type
Office	$1,561,302	41%	$1,683,399	44%
Retail	779,294	21%	770,983	20%
Hotel	745,283	20%	646,030	17%
Industrial	387,114	10%	302,512	8%
Multi-family	192,096	5%	275,721	7%
Other	122,914	3%	123,418	3%
Medical	14,624	0%	36,818	1%
Less: Allowance	(12,207)	0%	(3,456)	0%
Total Mortgage Loans	$3,790,420	100%	$3,835,425	100%

The following tables outline the Company’s mortgage loans by geographic location:

	At December 31, 2023		At December 31, 2022
(dollars in thousands)	Admitted Value	% of Total	Admitted Value	% of Total
Geographic Location
Pacific	$1,160,256	30%	$1,065,106	27%
South Atlantic	924,705	24%	946,011	25%
Middle Atlantic	830,001	22%	914,950	24%
Mountain	494,743	13%	364,931	10%
New England	163,628	4%	167,405	4%
West North Central	74,350	2%	75,909	2%
East North Central	63,122	2%	120,789	3%
East South Central	61,107	2%	136,932	4%
West South Central	30,715	1%	46,848	1%
Less: Allowance	(12,207)	0%	(3,456)	0%
Total Mortgage Loans	$3,790,420	100%	$3,835,425	100%

The following table summarizes the Company’s mortgage loans by year of origination, current carrying value, average loan-to-value (“LTV”) at date of origination and range of interest rates.

(dollars in thousands)			Admitted Value as of
Year of Origination	Interest Rate Range	Range of LTV at Origination	December 31, 2023	% of Total
2019 and prior	3.55% - 8.00%	42% - 76%	$2,095,253	54%
2020	3.39% - 4.85%	44% - 70%	142,486	4%
2021	3.00% - 4.25%	51% - 68%	330,585	9%
2022	3.00% - 9.97%	11% - 67%	934,103	25%
2023	4.58% - 6.70%	30% - 67%	300,200	8%
Less: Allowance			(12,207)	0%
			$3,790,420	100%

Other Invested Assets

Other invested assets are comprised of limited partnerships, limited liability companies, residual equity interests, collateral loans, surplus notes and reverse mortgages. The following table summarizes the admitted value and unfunded commitments for the categories of other invested assets reported in the Company’s balance sheet.

	At December 31, 2023		At December 31, 2022
(dollars in thousands)	Admitted Value	Unfunded commitments	Admitted Value	Unfunded commitments
Investments that have underlying characteristics of:
Mortgage loans	$170,896	$63,606	$250,637	$61,563
Fixed income instruments-Unaffiliated	255,232	130,004	67,020	97,475
Fixed income instruments-Affiliated	319,428	—	283,789	6,286
Common stocks-Unaffiliated	1,210,487	494,087	1,023,181	726,073
Common stocks-Affiliated	747,629	237,964	737,479	87,020
Real estate	468,515	227,592	16,531	460,962
Surplus Notes	924,049	—	990,447	—
Collateral loans-Unaffiliated	100,556	—	116,436	—
Collateral loans-Affiliated	377,154	—	305,222	—
Miscellaneous other	31,303	—	34,983	—
Total other invested assets	$4,605,249	$1,153,253	$3,825,725	$1,439,379

Derivatives

Derivatives consist of options, futures, interest rate swaps and foreign currency forwards. Midland National uses derivative instruments to manage its fixed indexed and policy obligations, interest guarantees and interest rate and credit risks applicable to its investments.

Derivatives are financial instruments whose values are derived from interest rates, financial indices, or other prices of securities. Under Iowa insurance statutes, Midland National may use derivatives to hedge market values or cash flows of assets or liabilities; to replicate cash market instruments; and for limited income generating activities. Midland National is prohibited from using derivatives for speculative purposes.

The following table presents the estimated fair value and admitted value for assets and reported value for liabilities of derivatives:

	At December 31, 2023		At December 31, 2022
(dollars in thousands)	Admitted Value	Estimated Fair Value	Admitted Value	Estimated Fair Value
Derivative instruments:
Assets:
Call options	$631,051	$1,734,035	$599,246	$546,347
Futures	7,295	7,295	4,342	4,342
Interest rate swaps	—	—	16,085	2,658
Foreign exchange forwards	2,860	2,860	1,835	1,835
Total derivative instruments assets	$641,206	$1,744,190	$621,508	$555,182

	Admitted Value	Estimated Fair Value	Admitted Value	Estimated Fair Value
Liabilities:
Interest rate swaps	$8,653	$8,653	$12,648	$12,648
Written options	239,028	841,173	271,812	229,542
Foreign exchange forwards	1,761	1,761	1,678	1,678
Total derivative instruments liabilities	$249,442	$851,587	$286,138	$243,868

Off Balance Sheet Arrangements

None.

Critical Accounting Estimates

The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. The most significant areas that require the use of management’s estimates relate to the determination of the fair values of financial assets and liabilities, derivatives and derivative instruments, impairments of securities, income taxes and liabilities for future policy benefits. Note 1 of the 2023 Midland National Audited Statutory Financial Statements provides a summary of significant accounting policies.

Qualitative and Quantitative Disclosures about Market Risk

Midland National is primarily exposed to market risk through its investment activities and management of its policyholder insurance account balances. The investment portfolio is managed with the objective of generating returns that meet pricing spread targets and fulfill future policyholder obligations.

Interest rate, liquidity and credit risk related to our investment portfolio are our primary market risk exposures. In addition, we are exposed to interest rate risk and risks associated with hedging our indexed life and annuity policyholder obligations. Midland National’s financial position and earnings are subject to various market risks including changes in interest rates, changes in the yield curve, changes in risk-free and risk-adjusted spreads and movements in equity indices levels. These market risks impact the fair values of our bonds and, to a lesser extent, our other invested assets, the levels of interest credited to our policyholder account balances and the participation and cap rates available on our fixed indexed annuity and life insurance products. Many of our annuity and life insurance products feature surrender charges, market value adjustments and other features to encourage policyholder persistency.

There may be a limited market for certain investments we hold in our investment portfolio. These investments, which may be illiquid under certain circumstances, include privately-placed bonds, mortgage loans, policy loans, real estate and other limited partnerships. Under certain market conditions, some of our very high quality bonds can experience reduced liquidity such as during periods of market volatility or disruption. Under these circumstances market prices may be lower than our carrying value and we could be forced to sell these investments at a loss.

The credit risk in our investment portfolio is related to the risk of default by the issuers of fixed income invested assets and mortgages held in our portfolio. Our product pricing incorporates a certain level of defaults within our portfolio. Historically, the actual level of defaults has not exceeded the assumed level built into our product pricing. Our investment manager applies vigorous credit analysis prior to the purchase of a security and during the holding period in order to minimize the negative impact from security defaults.

Midland National manages these markets risks by utilizing a comprehensive asset/liability management process involving the monitoring of asset and liability interest rate sensitivities for our various products. This process includes cash flow testing under various interest rate scenarios, including severe stress tests. The monitoring includes an analysis of rebalancing the assets and liabilities under the various scenarios with respect to interest rate movements, risk profiles and cash flow characteristics. Midland National has established internal guidelines for matching the duration of our assets and liabilities. The duration of our assets and liabilities measures the present value of asset or liability cash flows and is used to measure the sensitivity to changes in interest rates. Maintaining a close relationship between the duration of our assets and liabilities reduces the risk of an adverse impact to our financial condition or operations as a result of changing interest rates.

Midland National sells life and annuity products that provide for a guarantee base return and a higher return tied to several major equity market indices. In order to mitigate this market risk, Midland National purchases over-the-counter index options and futures contracts that compensate us for any appreciation over the strike price and offsets the corresponding increase in the policyholder obligation. Midland National purchases index call options on applicable indices and enters futures contract during the year to fund the annual index credits on our fixed indexed life and annuity policies. The risk associated with these purchases is the fluctuation of costs from period to period. We manage this risk by adjusting caps and participation rates on the applicable indexed products within contractual limitations. By managing the caps and participation rates we can limit the cost of the options and futures to be within product pricing assumptions subject to contractual limitations. For the past three years, index credits to policyholders were $290 million in 2023, $234 million in 2022 and $1,110 million in 2021. Proceeds from option payouts and futures contracts were $295 million in 2023, $242 million in 2022 and $1,150 million in 2021. The difference between proceeds received and index credits is impacted by levels of surrender, withdrawals, lapses and other policyholder behavior.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

F
MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
FINANCIAL STATEMENTS – STATUTORY BASIS AND SUPPLEMENTAL SCHEDULES
FOR THE YEARS ENDED DECEMBER 31, 2023, 2022 and 2021

MIDLAND NATIONAL LIFE INSURANCE COMPANY (a wholly owned subsidiary of Sammons Financial Group, Inc.) TABLE OF CONTENTS DECEMBER 31, 2023, 2022 and 2021

Report of Independent Auditors

To the Board of Directors and Management of Midland National Life Insurance Company

Opinions

We have audited the accompanying statutory basis financial statements of Midland National Life Insurance Company (the “Company”), which comprise the statements of admitted assets, liabilities and capital and surplus - statutory basis as of December 31, 2023, and 2022, and the related statements of operations – statutory basis, changes in capital and surplus – statutory basis, and of cash flows- statutory basis for each of the three years in the period ended December 31, 2023, including the related notes (collectively referred to as the “financial statements”).

Unmodified Opinion on Statutory Basis of Accounting

In our opinion, the accompanying financial statements present fairly, in all material respects, the admitted assets, liabilities and capital and surplus – statutory basis of the Company as of December 31, 2023, and 2022, and the results of its operations and its cash flows – statutory basis for each of the three years in the period ended December 31, 2023, in accordance with the accounting practices prescribed or permitted by the Iowa Insurance Division described in Note 1.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on
U.S. Generally Accepted Accounting Principles section of our report, the accompanying financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2023 and 2022, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2023.

Basis for Opinions

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 1 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the Iowa Insurance Division, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the financial statements of the variances between the statutory basis of accounting described in Note 1 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the Iowa Insurance Division. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Des Moines, Iowa
April 15, 2024

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND CAPITAL AND SURPLUS - STATUTORY BASIS
AS OF DECEMBER 31, 2023 and 2022
(Dollars in Thousands, except par value)

	2023	2022
ADMITTED ASSETS
Bonds	$54,716,780	$56,710,124
Stocks
Preferred	986,390	1,653,807
Common - subsidiaries	890,229	264,909
Common - other	247,960	309,008
Mortgage loans	3,790,420	3,835,425
Real estate	98,402	99,050
Policy loans	528,710	459,745
Cash, cash equivalents and short-term investments	1,709,358	722,450
Receivable for securities	11,171	4,686
Derivative instruments	641,206	621,508
Other invested assets	4,605,249	3,825,725
Total cash and invested assets	68,225,875	68,506,437
Policy premiums due, deferred or uncollected	171,900	169,886
Accrued investment income	534,434	621,057
Current federal income tax receivable	263,886	113,935
Net deferred tax asset	358,793	387,692
Company owned life insurance	1,859,865	1,733,483
Admitted disallowed interest maintenance reserve	74,012	18,231
Other admitted assets	87,163	88,149
Separate account assets	6,655,453	6,170,040
Total admitted assets	$78,231,381	$77,808,910
LIABILITIES AND CAPITAL AND SURPLUS
Liabilities for future policy benefits	$43,750,545	$45,321,010
Liabilities for deposit-type contracts	443,181	479,550
Policy and contract claims	264,962	251,547
Other policyholder funds	2,973	3,001
Total policyholder liabilities	44,461,661	46,055,108
Amounts payable for reinsurance	30,353	26,065
Asset valuation reserve	734,535	590,241
Repurchase agreements, FHLB advances and collateral on derivatives	8,197,190	8,029,978
Payable for securities	140,165	182,503
Funds held under coinsurance	12,477,074	11,378,268
Derivative instruments	249,442	286,138
Accrued expenses and other liabilities	732,437	387,443
Separate account liabilities	6,309,931	5,809,649
Total liabilities	73,332,788	72,745,393
Capital and surplus
Common stock - $1 par value; 2,549,439 shares authorized, issued, and outstanding	2,549	2,549
Surplus notes	1,237,000	1,237,000
Additional paid-in capital	793,927	793,927
Other surplus funds	74,012	—
Unassigned surplus	2,791,105	3,030,041
Total capital and surplus	4,898,593	5,063,517
Total liabilities and capital and surplus	$78,231,381	$77,808,910

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
STATEMENTS OF OPERATIONS – STATUTORY BASIS
FOR THE YEARS ENDED DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

	2023	2022	2021
REVENUES
Life insurance and annuity premiums and other considerations	$4,516,010	$4,001,982	$4,091,787
Net investment income	2,340,965	2,188,896	3,450,756
Commissions and expense allowances on reinsurance ceded	310,311	447,227	243,438
Amortization of interest maintenance reserve (asset)	(9,005)	(5,181)	23,476
Reserve adjustments on reinsurance ceded	(278,686)	(303,636)	(1,576,570)
Investment income ceded - funds withheld reinsurance	(418,926)	(254,135)	(967,336)
Other income	251,333	160,077	337,667
Total revenues	6,712,002	6,235,230	5,603,218

BENEFITS AND EXPENSES
Life and annuity policy benefits	6,715,688	3,151,700	3,277,665
Increase (decrease) in liabilities for future life and annuity policy benefits	(1,570,465)	1,392,761	704,775
Commissions	504,352	499,681	434,736
General expenses	344,437	314,645	275,720
Insurance taxes, licenses and fees	38,130	61,870	76,271
Transfers to interest maintenance reserve ceded	22,238	39,327	(513,281)
Transfers to interest maintenance reserve - market value adjustments	12,221	—	(17,586)
Net transfers to separate accounts	12,272	99,500	256,724
Total benefits and expenses	6,078,873	5,559,484	4,495,024
Net gain from operations before federal income taxes and net realized capital losses	633,129	675,746	1,108,194
Federal income tax expense	29,816	130,924	122,814
Net gain from operations before net realized capital losses	603,313	544,822	985,380

Net realized capital losses	(282,080)	(32,478)	(28,783)

Net income	$321,233	$512,344	$956,597

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS – STATUTORY BASIS
FOR THE YEARS ENDED DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

	Common Stock	Surplus Notes	Additional Paid-In Capital	Other Surplus	Unassigned Surplus	Total Capital and Surplus
Balances at December 31, 2020	$2,549	$1,037,000	$793,927	$—	$2,371,583	$4,205,059
Net income	—	—	—	—	956,597	956,597
Change in net unrealized capital gains (losses)	—	—	—	—	(39,962)	(39,962)
Change in net deferred income tax	—	—	—	—	54,769	54,769
Change in nonadmitted assets	—	—	—	—	26,861	26,861
Change in liability for reinsurance in unauthorized and certified companies	—	—	—	—	(25)	(25)
Change in asset valuation reserve	—	—	—	—	(182,835)	(182,835)
Change in surplus as a result of reinsurance	—	—	—	—	464,272	464,272
Dividends to stockholder	—	—	—	—	(299,652)	(299,652)
OPEB SSAP92 adjustment	—	—	—	—	2,708	2,708
Change in accounting principle	—	—	—	—	60,650	60,650
Balances at December 31, 2021	2,549	1,037,000	793,927	—	3,414,966	5,248,442
Net income	—	—	—	—	512,344	512,344
Change in net unrealized capital gains (losses)	—	—	—	—	(299,475)	(299,475)
Change in net deferred income tax	—	—	—	—	80,458	80,458
Change in nonadmitted assets	—	—	—	—	(144,035)	(144,035)
Change in liability for reinsurance in unauthorized and certified companies	—	—	—	—	246	246
Change in asset valuation reserve	—	—	—	—	99,353	99,353
Surplus (contributed to) withdrawn from Separate Accounts during period	—	—	—	—	(10,000)	(10,000)
Other changes in surplus in Separate Accounts statement	—	—	—	—	10,000	10,000
Change in surplus notes	—	200,000	—	—	—	200,000
Change in surplus as a result of reinsurance	—	—	—	—	(66,063)	(66,063)
Dividends to stockholder	—	—	—	—	(574,000)	(574,000)
OPEB SSAP92 adjustment	—	—	—	—	6,247	6,247
Balances at December 31, 2022	2,549	1,237,000	793,927	—	3,030,041	5,063,517
Net income	—	—	—	—	321,233	321,233
Change in net unrealized capital gains (losses)	—	—	—	—	86,504	86,504
Change in net deferred income tax	—	—	—	—	(11,103)	(11,103)
Change in nonadmitted assets	—	—	—	—	(25,026)	(25,026)
Change in asset valuation reserve	—	—	—	—	(144,294)	(144,294)
Surplus (contributed to) withdrawn from Separate Accounts during period	—	—	—	—	80,321	80,321
Other changes in surplus in Separate Accounts statement	—	—	—	—	(70,517)	(70,517)
Change in surplus as a result of reinsurance	—	—	—	—	(65,644)	(65,644)
Dividends to stockholder	—	—	—	—	(320,000)	(320,000)
Change in admitted disallowed interest maintenance reserve	—	—	—	74,012	(74,012)	—
OPEB SSAP92 adjustment	—	—	—	—	20,100	20,100
Correction of error from prior periods	—	—	—	—	(36,498)	(36,498)
Balances at December 31, 2023	$2,549	$1,237,000	$793,927	$74,012	$2,791,105	$4,898,593

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
STATEMENTS OF CASH FLOW – STATUTORY BASIS
FOR THE YEARS ENDED DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

	2023	2022	2021

OPERATING ACTIVITIES
Life insurance and annuity premiums and other considerations	$4,517,150	$3,996,937	$4,088,513
Net investment income	2,235,897	1,974,329	3,243,915
Other income	357,530	433,394	875,971
Benefits paid	(6,961,809)	(3,421,869)	(4,850,647)
Net transfers to separate account	(11,717)	(95,057)	(257,988)
Insurance expenses paid	(1,313,859)	(1,165,497)	(1,708,220)
Federal income taxes paid	(57,757)	(271,633)	(172,760)
Net cash provided (used) by operating activities	(1,234,565)	1,450,604	1,218,784

INVESTING ACTIVITIES
Proceeds from investments sold, matured or repaid
Bonds	7,456,372	11,537,942	13,845,623
Preferred and common stocks	680,905	386,777	235,378
Mortgage loans	407,525	701,630	1,115,348
Other invested assets	295,808	268,929	705,944
Miscellaneous proceeds	5,476	49,373	99,393
Cost of investments acquired
Bonds	(5,542,615)	(15,668,480)	(18,064,480)
Preferred and common stocks	(711,564)	(225,116)	(862,211)
Mortgage loans	(382,133)	(873,182)	(358,167)
Real estate	(1,974)	(1,510)	(1,717)
Other invested assets	(1,085,829)	(911,304)	(1,303,835)
Miscellaneous applications	(95,602)	(124,756)	(110,536)
Net change in policy loans	(68,906)	(42,879)	(12,695)
Net cash provided (used) in investing activities	957,463	(4,902,576)	(4,711,955)

FINANCING ACTIVITIES
Surplus notes	—	200,000	—
Company owned life insurance	—	(400,000)	—
Capital and paid in surplus	—	—	175,000
Net change in collateral liability	207,158	(199,473)	55,077
Net change in repurchase agreements and FHLB advances	(39,947)	296,992	329,376
Net withdrawals on deposit-type contract	(55,671)	(123,118)	226,724
Dividends paid to stockholder	(320,000)	(574,000)	(299,652)
Net change in funds held under coinsurance	1,096,456	3,471,541	3,363,753
Net change in remittances and items not allocated	351,342	(564,169)	295,258
Other cash provided (used)	24,671	36,912	(70,664)
Net cash provided by financing activity and other sources	1,264,010	2,144,685	4,074,872

RECONCILIATION OF CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS
Net change in cash, cash equivalents and short-term investments	986,908	(1,307,287)	581,701
Cash, cash equivalents and short-term investments:
Beginning of year	722,450	2,029,737	1,448,036
End of year	$1,709,358	$722,450	$2,029,737

SUPPLEMENTAL CASH FLOW
Non-cash transactions:
Capitalized Interest	$63,298	$31,370	$50,111

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

1.NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES
Organization
Midland National Life Insurance Company (“Midland National” or the “Company”) is a stock life insurance company domiciled in the state of Iowa. The Company operates predominantly in the individual life and annuity business of the life insurance industry and is licensed to operate in 49 states, the District of Columbia, and several U.S. territories. The Company is a wholly owned subsidiary of Sammons Financial Group, Inc. (“SFG”), which is a wholly owned subsidiary of Sammons Enterprises, Inc. (“SEI”). MNL Reinsurance Company (“MNL Re”), Solberg Reinsurance Company (“Solberg Re”) and Canal Reinsurance Company (“Canal Re”), subsidiaries of Midland National, are captive reinsurance companies domiciled in Iowa, and New Roots M Trust (“NRMT”) and Stone Roots M Trust (“SRMT”), are investment subsidiaries of Midland National. The Company is affiliated through common ownership with North American Company for Life and Health Insurance (“North American”), including its subsidiaries New Roots N Trust ("NRNT") and Stone Roots N Trust ("SRNT"), Sammons Securities, Inc. (“Sammons Securities”), Sammons Institutional Group, Inc. (“SIG”), Sammons Financial Network, LLC (“SFN”), SFG Tenura, LLC (“Tenura”), Heyday Insurance Agency, LLC (“Heyday”), Beacon Capital Management, Inc. (“Beacon”), SFG Bermuda, LTD (“SFG Bermuda”), Property Disposition, Inc. (“PDI”), SFG Asset Management, LLC ("SFGAM"), SFG Fortuna ("Fortuna"), NorthRock Partners Holdco, LLC ("NorthRock"), and Sammons Financial Group Wealth Management Holdings, LLC (“SFGWM”).
Basis of presentation
The Company is domiciled in Iowa and prepares its statutory basis financial statements in accordance with accounting practices prescribed or permitted by the Iowa Insurance Division. Prescribed statutory accounting practices ("SAP") include state laws, regulations and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners (“NAIC”), including the NAIC Annual Statement Instructions, and the NAIC Accounting Practices and Procedures Manual (“NAIC SAP”). The NAIC SAP was promulgated within a set of approved and published Statements of Statutory Accounting Principles (“SSAP”). Permitted practices encompass all accounting practices not so prescribed. The Company’s capital and surplus was adequate for regulatory purposes prior to the effect of the prescribed practices described below and would not have been subject to a risk-based capital triggering event. The Company’s financial statements reflect the following prescribed practices in 2023, 2022 and 2021:
a.Iowa Bulletin 07-06 – In 2006 the Commissioner of Insurance of the State of Iowa issued Bulletin 07-06 that allows a prescribed practice for Iowa domiciled companies. This prescribed practice instructs insurance companies to use other than market value for assets held in separate accounts where general account guarantees are present on such separate accounts. Based on this prescribed practice the Company adopted Bulletin 07-06 in 2006 and presents the assets on its Bank-Owned Life Insurance (“BOLI”), Pension Risk Transfer (“PRT”) and Registered Index-Linked Annuity (“RILA”) Separate Accounts at amortized cost except for derivatives in the RILA separate account that are presented at market value. The impact of applying this prescribed practice had no impact on 2023 statutory net income; however, capital and surplus as of December 31, 2023 is increased by $253,580 as a result of this prescribed practice. The impact of applying this prescribed practice had no impact on 2022 statutory net income; however, capital and surplus as of December 31, 2022 is increased by $358,693 as a result of this prescribed practice. The impact of applying this prescribed practice had no impact on 2021 statutory net income; however, capital and surplus as of December 31, 2021 is decreased by $232,837 as a result of this prescribed practice.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

b.Iowa Administrative Code 191 – Chapter 97, “Accounting for Certain Derivative Instruments Used to Hedge the Growth in Interest Credited for Indexed Insurance Products and Accounting for the Indexed Insurance Products Reserve” (“IAC 191-97”). This prescribed practice allows insurance companies domiciled in Iowa to account for eligible derivative assets at amortized cost, if the insurance company can demonstrate it meets the criteria for an economic hedge. Eligible derivative assets include call or put options that are purchased to hedge the growth in interest credited to an indexed product as a direct result of changes in the related external index or indices, or call or put options that are written to offset all or a portion of a purchased call or put option. Other derivative instruments such as index futures, swaps and swaptions that may be used to hedge the growth in interest credited to the policy as a direct result of changes in the related indices would still be accounted for at fair value since an amortized cost for those instruments does not exist. IAC 191-97 also prescribes that insurance companies determine indexed annuity reserve calculations based on the Guideline 35 Reserve assuming the fair value of the call option(s) associated with the current index term is zero, regardless of the observable market for such option(s). At the conclusion of the index term, credited interest is reflected in the reserve as realized, based on actual index performance. This prescribed accounting practice must be applied to both the indexed reserves and the call/put options used to hedge indexed insurance products. The impact of applying this prescribed practice decreased the Company’s statutory net income for the year ended December 31, 2023 by $348,606 and the cumulative effect on capital and surplus at December 31, 2023 was a decrease of $276,991. The impact of applying this prescribed practice increased the Company’s statutory net income for the year ended December 31, 2022 by $306,761 and the cumulative effect on capital and surplus at December 31, 2022 was an increase of $71,615. The impact of applying this prescribed practice increased the Company’s statutory net income for the year ended December 31, 2021 by $16,763 and the cumulative effect on capital and surplus at December 31, 2021 was a decrease of $235,146.
Under either the NAIC basis or the IAC 191-97, the Company elects to establish a voluntary reserve to offset the timing mismatch between the derivative instruments and the hedged liabilities, if that mismatch results in an increase in surplus. Under the IAC 191-97, a timing mismatch occurs related to the emergence of earnings. The impact of equity markets is reflected in investment income from futures during the policyholder’s contract years, but is not reflected in the reserve until the policy anniversary, at which time the index credit is applied to the account value. The voluntary reserve established as of December 31, 2023 is $6,374 which offsets the portion of investment income on futures that has been determined to represent earnings that will be used to fund index credits that have not yet been applied to policy account balances. This eliminates the mismatch of the assets and the liabilities calculated in accordance with IAC 191-97. Under the NAIC basis, a voluntary reserve of $283,365 would have been established as of December 31, 2023 to eliminate the timing mismatch of the assets and liabilities. The impact of applying this prescribed practice, net of the effect of the difference between the above mentioned voluntary reserve and the voluntary reserve that would have been established without the prescribed practice resulted in a decrease to the Company’s statutory net income of $71,615 year ended December 31, 2023 and there was no cumulative impact on the Company’s capital and surplus at December 31, 2023. The voluntary reserve established as of December 31, 2022 was $0 as the timing mismatch between the futures and the hedged liabilities resulted in a $1,370 decrease to the Company’s statutory net income and surplus calculated in accordance with IAC 191-97. Under the NAIC basis, a voluntary reserve of $0 would have been established as of December 31, 2022 as the timing mismatch between futures and hedged liabilities would have resulted in a $72,985 decrease to the Company’s statutory net income and surplus. The impact of applying this prescribed practice, net of the effect of the difference between the above mentioned voluntary reserve and the voluntary reserve that would have been established without the prescribed practice resulted in an increase to the Company’s statutory net income of $71,615 for the year ended December 31, 2022 and increased the Company’s capital and surplus by $71,615 at December 31, 2022. The voluntary reserve established as of December 31, 2021 is $117,560 which offsets the portion of investment income on futures that has been determined to represent earnings that will be

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

used to fund index credits that have not yet been applied to policy account balances. This eliminates the timing mismatch of the assets and liabilities calculated in accordance with IAC 191-97. Under the NAIC basis, a voluntary reserve of $352,707 would have been established as of December 31, 2021 to eliminate the timing mismatch of the assets and liabilities. The impact of applying this prescribed practice, net of the effect of the difference between the above mentioned voluntary reserve and the voluntary reserve that would have been established without the prescribed practice resulted in no impact to the Company’s statutory net income for the year ended December 31, 2021 and there was no cumulative impact to the Company’s capital and surplus at December 31, 2021.
c.Iowa Administrative Code 191 – Chapter 43, “Annuity Mortality Tables For Use in Determining Reserve Liabilities For Annuities” (“IAC 191-43”) allows a prescribed practice for Iowa domiciled companies. This prescribed practice allows insurance companies domiciled in Iowa to use the Annuity 2000 Mortality Table for determining the minimum standard of valuation for annuities issued during 2015. SSAP 51 requires the 2012 Individual Annuity Reserving (“IAR”) Mortality Table for determining the minimum standard of valuation for annuities issued on or after January 1, 2015. The impact of applying this prescribed practice increased the Company’s statutory net income for the year ended December 31, 2023 by $150 and the cumulative effect on capital and surplus at December 31, 2023 was an increase of $20,326. The impact of applying this prescribed practice increased the Company’s statutory net income for the year ended December 31, 2022 by $1,247 and the cumulative effect on capital and surplus at December 31, 2022 was an increase of $20,176. The impact of applying this prescribed practice decreased the Company’s statutory net income for the year ended December 31, 2021 by $38,342 and the cumulative effect on capital and surplus at December 31, 2021 was an increase of $18,929.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

The following table compares the Company’s statutory income and capital and surplus according to the NAIC practices to those prescribed by the State of Iowa:

	For the years ended December 31,
	2023	2022	2021
Net Income:
(1) Midland National state basis	$321,233	$512,344	$956,597
(2) State prescribed practice that increase(decrease) NAIC SAP:
(a) Economic hedge of call option derivative assets (IAC 191-97)	(348,606)	306,761	16,763
(b) Deferral of 2012 annuity mortality table (IAC 191-43)	150	1,247	(38,342)
(3) NAIC SAP (1-2=3)	$669,689	$204,336	$978,176

Surplus:
(4) Midland National state basis	$4,898,593	$5,063,517	$5,248,442
(5) State prescribed practices that increase(decrease) NAIC SAP:
(a) Book value of separate account assets (Bulletin 07-06)	253,580	358,693	(232,837)
(b) Economic hedge of call option derivative assets (IAC 191-97)	(276,991)	71,615	(235,146)
(c) Deferral of 2012 annuity mortality table (IAC 191-43)	20,326	20,176	18,929
(6) NAIC SAP (4-5=6)	$4,901,678	$4,613,033	$5,697,496
The Company has coinsurance agreements with MNL Re, Solberg Re and Canal Re, which are affiliated limited purpose subsidiary life insurance companies. The Company recognizes reserve credits under these agreements. The reserve credits at MNL Re, Solberg Re and Canal Re are supported by contingent note guarantees ("LLC Notes"). The LLC Notes held by MNL Re, Solberg Re and Canal Re function in a manner similar to a standby letter of credit and which the Company is a beneficiary, are admitted assets under Iowa prescribed practice and the surplus generated by the prescribed practice has been retained in the carrying value of MNL Re, Solberg Re and Canal Re. Under NAIC Accounting principles, the LLC Notes would be non-admitted assets.
The impact of the Company’s limited purpose subsidiary life insurance companies applying this prescribed practice has no impact the Company’s statutory net income but the cumulative effect on the Company's capital and surplus was an increase of $1,720,567, $2,191,125, and $2,306,047 as of December 31, 2023, 2022, and 2021, respectively.
If the Company’s subsidiaries had not utilized this prescribed practice, the result would not have triggered a regulatory event at the Company.
The Company’s investment in MNL Re, Solberg Re and Canal Re at December 31, 2023 was $99,864, $60,555 and $71,368, respectively. If the Company’s subsidiaries had not used this prescribed practice, the Company’s investment in MNL Re, Solberg Re and Canal Re at December 31, 2023, respectively, would have been negative $636,970, negative $465,266 and negative $386,545.
The Company reports investment income ceded on funds withheld coinsurance as part of revenue in the statements of operations. Under SAP, investment income ceded on funds withheld coinsurance should be reported as an expense. The difference in presentation does not impact the Company’s statutory net income nor the Company’s capital and surplus. The Iowa Insurance Division does not object to the Company’s presentation of investment income ceded on funds withheld coinsurance.
SAP differs in some respects from accounting principles generally accepted in the United States (“GAAP”). The more significant of these differences are as follows:

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

•Acquisition costs of acquiring new business are charged to current operations as incurred rather than deferred and amortized over the life of the policies;
•Policy reserves on traditional life products are based on statutory mortality and interest rates which may differ from reserves based on expected mortality, interest and withdrawals which include a provision for possible unfavorable deviation from such assumptions. In addition, SAP requires additional reserves according to actuarial guidelines that are not required for GAAP;
•Policy reserves on universal life and investment products are based on discounting methodologies utilizing statutory interest rates rather than interest rates used to calculate full account values. In addition, SAP requires additional reserves according to actuarial guidelines that are not required by GAAP;
•Changes in deferred tax assets (“DTAs”) are recorded directly to surplus as opposed to being an item of income tax benefit or expenses for GAAP. Admittance testing may result in a charge to surplus for non-admitted portions of DTAs;
•An Interest Maintenance Reserve (“IMR”) liability, prescribed by the NAIC, reflects the net accumulated unamortized realized capital gains and losses, net of tax, attributable to changes in market interest rates. Such gains and losses are deferred into the reserve when incurred, rather than recognized as gains or losses in the statement of operations, then amortized back into operations over the expected remaining period to maturity of the investment that was sold. When cumulative capital losses exceed capital gains, a negative IMR liability occurs in which case admittance is subject to certain restrictions. surplus. There were non-admitted IMR assets of $19,106 and $0 recorded at 2023 and 2022, respectively;
•An Asset Valuation Reserve (“AVR”) liability has been recorded in accordance with the formula prescribed by the NAIC which represents a provision for future impairments of bonds, equity securities, mortgage loans, real estate and other invested assets including temporary declines in the estimated realizable value of such investments. Changes in the AVR reserve are charged directly to unassigned surplus;
•Under SAP, certain assets designated as “non-admitted assets” are excluded from the statements of admitted assets, liabilities and capital and surplus and are charged directly to statutory unassigned surplus as follows:

	2023	2022	Changes in 2023
Policy loans	$1,442	$1,501	$(59)
Other invested assets	—	329	(329)
Agents' balances	13,860	13,040	820
Amounts recoverable from reinsurers	655	7,600	(6,945)
Net deferred tax asset	216,747	242,738	(25,991)
Electronic data processing equipment	58,238	33,128	25,110
Furniture and equipment	945	1,139	(194)
Other assets	90,280	57,666	32,614
Total nonadmitted assets	$382,167	$357,141	$25,026
Under GAAP, such assets would be recorded at their net realizable or book value;

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

•For universal life and investment products, revenues consist of premiums received rather than policy charges for the cost of insurance, policy administration charges, amortization of policy initiation fees and surrender charges assessed; benefits consist of amounts incurred rather than the excess of the benefits incurred over the policy account value released;
•Available-for-sale and trading bonds rated by the NAIC as five or higher are reported at amortized cost rather than fair value. Available-for-sale and trading bonds rated by the NAIC as six are reported at the lower of amortized cost or fair value with changes in fair value reported as a change in surplus. Credit impairments directly reduce the amortized cost of the impaired securities. Under GAAP reporting, available-for-sale and trading bonds are reported at fair value. For available-for-sale securities, changes in fair value due to drivers other than credit are presented as a component of other comprehensive income. An allowance for expected credit losses is recognized against potentially credit impaired securities with the change in the allowance recognized as a component of net income. All changes in the fair value of trading securities are recognized as a component of net income;
•Redeemable preferred stocks rated three or higher are reported at amortized cost. Redeemable preferred stocks rated by the NAIC as four or lower are reported at the lower of amortized cost or fair value with changes in fair value reported as a change in surplus. Under GAAP, redeemable preferred stocks are reported at fair value with changes in fair value presented as a component of other comprehensive income. Perpetual preferred stocks are carried at fair value not to exceed the current effective call price, regardless of NAIC designations. Unrealized gains and losses are recognized in surplus. Under GAAP, perpetual preferred stocks are reported at fair value with change in fair value presented as a component of earnings;
•Common stocks, other than common stocks of affiliates, are reported at fair value with changes in fair value reported as a change in surplus. Under GAAP, common stocks, other than common stocks of affiliates, are reported at fair value with changes in fair value presented as a component of net income;
•Common stock of subsidiaries is recorded based on the underlying audited statutory equity of the respective entity’s financial statements. GAAP requires consolidation of subsidiaries;
•The assets and liabilities for reinsurance transactions are generally recorded on a net basis versus a gross basis for GAAP;
•In accordance with IAC 191-97, option derivative instruments that hedge the growth in interest credited to the hedged policy as a direct result of changes in the related indices are carried on the statutory statements of admitted assets, liabilities and capital and surplus at amortized cost and any amortization or proceeds from terminated or expired options is reported in income. Other derivative instruments, such as index futures that are used to hedge the growth in interest credited to the hedged policy as a direct result of changes in the related indices, are carried at fair value since an amortized cost for these instruments does not exist and the change in fair values is reported as income. Other derivative instruments not qualifying for hedge accounting are carried at fair value with changes in the fair value being recorded directly to unassigned surplus. Derivative instruments not qualifying for hedge accounting are carried on the GAAP balance sheet at fair value, with changes in fair value recognized through income. Under GAAP, indexed life and annuity liabilities and funds withheld coinsurance treaties include embedded derivatives and the change in fair value of the embedded derivative is recognized through income;
•Under SAP, the statements of cash flow reconcile to changes in cash, cash equivalents and short-term investments with original maturities of one year or less. Under GAAP, the statements of cash flow reconcile to changes in cash;

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

•Recognition of the changes in equity from limited partnership investments is recorded directly to surplus under SAP reporting purposes; whereas for GAAP reporting, the equity method reports the change in the equity value through earnings as a component of net investment income;
•The Company, in accordance with GAAP, performs an analysis related to variable interest entities (“VIE”) on all entities with which it has a financial interest to determine if financial results require consolidation as a primary beneficiary of the VIE. SAP reporting requirements do not require such an analysis;
•Surplus notes issued by the Company are included in capital and surplus under SAP whereas GAAP reporting includes surplus notes in debt.
•Under SAP, when total consideration received on securities called before their maturity is greater than the par value of that security, the excess of consideration received over par value is reported as net investment income, while the excess of par value over book value is report as realized capital gains. Under GAAP reporting there is no such requirement to bifurcate total consideration between net investment income and realized capital gains/(losses). As such, the Company recognizes the excess of total consideration received over book value as part of realized capital gains/(losses) for GAAP reporting purposes.
•Under SAP, all leases are considered to be operating leases and rental expense is recognized over the lease term without recognition of a right-to-use asset or lease liability. GAAP requires recognition of a right-of-use asset and lease liability on the balance sheet for all operating and capital leases.
Other significant accounting policies are as follows:
Use of estimates
The preparation of the financial statements in conformity with SAP requires management to make estimates and assumptions that affect the reported amounts of admitted assets and liabilities and disclosure of contingent assets and liabilities at the dates of the statements of admitted assets, liabilities and capital and surplus, and reported amounts of revenues and benefits and expenses during the reporting periods. Actual results could differ significantly from those estimates.
The most significant areas that require the use of management’s estimates relate to the determination of the fair values of financial assets and liabilities, derivatives and derivative instruments, impairments of securities, income taxes, and liabilities for future policy benefits.
Fair value of financial assets, financial liabilities and financial instruments
Fair value estimates are significantly affected by the assumptions used, including discount rates and estimates of future cash flows. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could cause these estimates to vary materially. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in some cases, could not be realized in the immediate settlement of the instruments. Certain financial liabilities (including non-investment type insurance contracts) and all nonfinancial instruments are excluded from the disclosure requirements. Accordingly, the aggregate fair value amounts presented in Note 2 may not represent the underlying value to the Company.
The Company uses the following methods and assumptions in estimating the fair value of its financial instruments:
Investment securities

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Fair value for bonds and preferred stocks is obtained primarily from independent pricing sources, broker quotes and fair value/cash flow models. Fair value is based on quoted market prices, where available. For bonds and preferred stocks not actively traded, fair value is estimated using values obtained from independent pricing services or broker quotes. When values are not available from pricing services or broker quotes, such as private placements including corporate securities, asset-backed securities, commercial mortgage-backed securities and residential mortgage-backed securities, fair value may be estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality, and maturity of the investments. The fair value of unaffiliated common stocks is based on quoted market prices, where available, and for those common stocks not actively traded, fair values are obtained from independent pricing services or internal fair value/cash flow models.
Mortgage loans
Fair value for mortgage loans is estimated using a duration-adjusted pricing methodology that reflects changes in market interest rates and the specific interest-rate sensitivity of each mortgage. Price changes derived from the monthly duration-adjustments are applied to the mortgage portfolio. Each modeled mortgage is assigned a spread corresponding to its risk profile. These spreads are adjusted for current market conditions. The discount rates used include internally generated illiquidity and default factors.
Cash, cash equivalents and short-term investments
Cash consists of deposits held by various commercial and custodial banks. Cash equivalents consists of short-term highly liquid investments, which are readily convertible to cash. Short-term investments primarily consist of fixed income securities acquired with less than one year to maturity. The Company has deposits with certain financial institutions which exceed federally insured limits. Fair value approximates amortized cost due to the nature and short-term duration of cash, cash equivalents and short-term investments.
Derivative instruments
Fair value for options is based on internal financial models or counterparty quoted prices. Variation margin accounts, consisting of cash balances applicable to open futures contracts, held by counterparties are reported at the cash balances, which is equal to fair value. Fair value for interest rate swaps, interest rate floors and foreign currency forwards is based on exchange prices, broker quoted prices or fair values provided by the counterparties.
Other invested assets
Other invested assets consist of limited partnerships, limited liability companies, residual equity interests, collateral loans, surplus notes and reverse mortgages. The carrying amounts for other invested assets other than collateral loans, surplus notes, residual equity interests and reverse mortgages, which are carried at amortized cost, represent the Company’s share of each entity’s underlying equity reported to the Company. There is a limited market for these other invested assets and the fair value is determined based on inputs received from the entities. Fair value of residual equity interests, surplus notes and collateral loans are obtained using the same techniques as investment securities. Fair value for reverse mortgages are obtained using the same techniques as mortgage loans.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Company owned life insurance
The Company is the owner and beneficiary of life insurance policies reported at their cash surrender values pursuant to SSAP No. 21R in the statements of admitted assets, liabilities and capital and surplus. The underlying investment characteristics of the investment vehicle are categorized as follows at December 31:

	2023	2022
Bonds	$482,532	$520,190
Mutual funds	35,526	30,409
Cash and short-term investments	115,923	165,178
Other invested assets	1,225,884	1,017,706
Total company owned life insurance	$1,859,865	$1,733,483
Investment-type insurance contracts
Fair value for the Company’s liabilities under investment-type insurance contracts is estimated using two methods. For those contracts without a defined maturity, the fair value is estimated as the amount payable on demand (cash surrender value). For those contracts with known maturities, fair value is estimated using discounted cash flow calculations using interest rates currently being offered for similar contracts with maturities consistent with the contracts being valued. The reported value of the Company’s investment-type insurance contracts includes the fair value of indexed life and annuity embedded derivatives which are calculated using discounted cash flow valuation techniques based on current interest rates adjusted to reflect credit risk and additional risk margins.
Repurchase agreements, FHLB advances and collateral on derivative instruments
The fair value of the Company’s repurchase agreements is tied to the fair value of the underlying collateral securities. The fair value of FHLB advances is estimated using a discounted cash flow calculation with the current interest rate and maturity of the contract. The fair value of collateral on derivative instruments approximates the carrying value due to the short-term nature of the investment. These investments primarily consist of cash and fixed income securities.
Investments and Investment Income
Bonds
Bonds not backed by other loans, loan-backed bonds, collateralized mortgage obligations (“CMOs”) and other structured securities are carried at amortized cost using the interest method, except for those bonds with an NAIC designation of six or those securities which have an other-than-temporary impairment, which are reported at the lower of amortized cost or fair value.
For CMOs and mortgage-backed securities, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments. When actual prepayments differ from anticipated prepayments, the effective yield is recalculated prospectively to reflect actual payments to date and anticipated future payments for loan backed securities under SSAP 43R. When actual prepayments differ from anticipated prepayments for highly rated CMO’s and mortgage-backed securities, the effective yield is recalculated retrospectively to reflect actual payments to date and anticipated future payments under SSAP 26R. This adjustment is included in net investment income. Included in this category are approximately $10,854 and $46,237 of mortgage-backed securities that are all or partially collateralized by sub-prime mortgages at December 31, 2023 and 2022, respectively. A sub-prime mortgage is defined as a mortgage with one or more of the following attributes: weak credit score, high debt-to-income ratio, high loan-to-

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

value ratio or undocumented income. At December 31, 2023 and 2022, 99% and 93%, respectively, of the Company’s securities with sub-prime exposure are rated as investment grade.
Stocks
Perpetual preferred stocks are carried at fair value, not to exceed the current stated call price. Redeemable preferred stocks are stated at cost except for those with an NAIC designation of four or lower which are stated at the lower of cost or fair value. Dividend income is recognized when dividends are declared.
Investments in common stocks are carried at fair value, which is based on NAIC Securities Valuation Office (“SVO”) prices. For common stocks without SVO prices, fair value is estimated using independent pricing services or internally developed pricing models.
Investment in common stocks of the affiliated insurance subsidiaries are valued at audited statutory capital and surplus. The audited statutory capital and surplus of MNL Re, Solberg Re and Canal Re reflects the utilization of prescribed practices allowed by the State of Iowa for reinsurance transactions entered into by MNL Re, Solberg Re and Canal Re with the Company and North American. Refer to Note 9 for further discussion of the reinsurance transactions and prescribed practices for MNL Re, Solberg Re and Canal Re. Undistributed earnings or losses of the subsidiary and unrealized appreciation or depreciation on common stocks are reflected as unrealized capital gains and losses directly in unassigned surplus.
Investments in common stock of affiliated subsidiaries NRNT and SRNT are valued at audited GAAP equity. Undistributed earnings or losses of the subsidiary and unrealized appreciation or depreciation on common stocks are reflected as unrealized capital gains and losses directly in unassigned surplus.
Mortgage loans
Mortgage loans consist principally of commercial mortgage loans and are carried at the adjusted unpaid balances. The Company’s lending policies allow for primarily first-lien mortgages that generally do not exceed 77% of the fair market value of the property allowing for sufficient excess collateral to absorb losses should the Company be required to foreclose and take possession of the collateral. The mortgage portfolio invests primarily in larger metropolitan areas across the U.S. and is diversified by type of property. Property and casualty insurance is required on all properties covered by mortgage loans at least equal to the excess of the loan over the maximum loan which would be permitted by law on the land without the buildings. Interest income on non-performing loans is generally recognized on a cash basis.
Policy loans
Policy loans are carried at the unpaid principal balance to the extent it does not exceed the cash surrender value. Amounts in excess of cash surrender value are non-admitted.
Cash, cash equivalents and short-term investments
Cash and cash equivalents are stated at cost and short-term investments acquired with less than one year to maturity are stated at amortized cost.
Other invested assets
Other invested assets are comprised of limited partnerships, limited liability companies, residual equity interests, collateral loans, surplus notes and reverse mortgages. Limited partnerships and limited liability companies are valued in accordance with SSAP No. 48, Joint Ventures, Partnerships, and Limited Liability Companies and SSAP No. 97, Investments in Subsidiary, Controlled, and Affiliated Entities, a Replacement of SSAP No. 88 that allow the Company to carry these interests based on the underlying tax or GAAP audited equity of the investee. Residual equity interest, surplus notes and collateral loans are

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

carried at amortized cost under SSAP No. 43R, SSAP No. 41R and SSAP No. 21R, respectively. The reverse mortgages are first liens on the related residential properties located primarily in California and Florida. These reverse mortgages are valued in accordance with SSAP No. 39, Reverse Mortgages that allow the Company to carry these securities at remaining principal balances. Income on reverse mortgages is recognized using effective yield based on the contractual interest rate and anticipated repayment of the mortgage.
Other-than-temporary impairment losses
The Company reviews its investments to determine if declines in fair value are other-than-temporary. If the fair value of a fixed income security is less than its amortized cost basis or an equity security is less than its original cost basis at the statements of admitted assets, liabilities, and capital and surplus date, the Company must assess whether the impairment is other-than-temporary.
The Company evaluates factors in its assessment of whether a decline in value is other-than-temporary. Some of the factors evaluated include the issuer’s ability to pay the amounts due according to the contractual terms of the investment, the length of time and magnitude by which the fair value is less than amortized cost, adverse conditions specifically related to the security, changes to the rating of the security by a rating agency, changes in the quality of underlying credit enhancements and changes in the fair value of the security subsequent to the statements of admitted assets, liabilities, and capital and surplus date.
When an other-than-temporary impairment (“OTTI”) has occurred, the amount of the impairment charged against earnings depends on whether the Company intends to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis. If the Company intends to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis, the entire impairment is recognized as a charge against earnings. If the Company does not intend to sell the security and it is not more likely than not it will be required to sell the security before recovery of its amortized cost basis, the impairment is bifurcated into an interest related loss and a non-interest related loss for loan-backed and structured securities. The non-interest related loss is measured as the difference between the present value of cash flows expected to be collected from the loan-backed security and the loan-backed security’s amortized cost. The amount of the non-interest related loss is recognized as a charge against earnings. The difference between the fair value of the impaired loan-backed security and the present value of cash flows expected to be collected is the interest related impairment. For stocks, non loan-backed and other than structured securities the impairment is not bifurcated and is charged against earnings.
The Company uses a single best estimate of cash flows approach and uses the effective yield prior to the date of impairment to calculate the present value of cash flows. The Company’s assumptions for residential mortgage-backed securities, commercial mortgage-backed securities, other asset-backed securities and collateralized debt obligations include collateral pledged, scheduled interest payments, default levels, delinquency rates and the level of nonperforming assets for the remainder of the investments’ expected term. The Company’s assumptions for corporate and other fixed maturity securities include scheduled interest payments and an estimated recovery value, generally based on a percentage return of the current market value.
After an other-than-temporary write-down, the new cost basis is the prior amortized cost less the non-interest related loss. The adjusted cost basis is generally not adjusted for subsequent recoveries in fair value. However, if the Company can reasonably estimate future cash flows after a write-down and the expected cash flows indicate some or all of the non-interest related loss will be recovered, the discount or reduced premium recorded is amortized over the remaining life of the security. Amortization in this instance is computed using the prospective method and is determined based on the current estimate of the amount and timing of future cash flows.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

For common and preferred stocks, OTTI has occurred when the Company determines that it does not have the ability or intent to hold the security until a recovery of the original cost or the Company determines that the security will not recover to original cost within a reasonable amount of time. The Company determines what constitutes a reasonable amount of time on a security by security basis by considering all available evidence including the length of time and magnitude by which the fair value of the security is less than original cost.
Investment income
Investment income is recorded when earned and includes interest and dividends received and accrued, amortization of purchased premium and accretion of discounts on securities, certain proceeds from derivatives and equity earnings from limited partnerships. Investment expenses are reported as a reduction in investment income.
Net realized investment gains (losses)
Realized capital gains and losses are determined on the basis of specific identification of the investments and are reported net of related federal income taxes and IMR.
Net unrealized investment gains (losses)
Unrealized capital gains and losses on bonds, preferred stocks, common stocks, derivatives that do not qualify for hedge accounting and other invested assets are reported as a component of surplus net of related income taxes.
See Note 3 for further discussion of the Company’s investments and investment income.
Derivatives and derivative instruments
Derivative instruments consist of options, futures, interest rate floors, interest rate swaps, and foreign currency forwards. Futures are reported at the cash balances held in counterparty variation margin accounts, which equals fair value. Options, interest rate floors, interest rate swaps and foreign currency forwards are reported at fair value, with the exception of call and put options which are carried in accordance with IAC 191-97 as discussed in the prescribed practice footnote. The Company does not sell or settle its options prior to maturity.
The Company primarily uses derivative instruments to manage its fixed indexed and policy obligation interest guarantees and interest rate risks applicable to its investments. To mitigate these risks, the Company enters into interest rate swaps, interest rate floors, futures contracts and equity indexed call and put options. To qualify for hedge accounting, the Company is required to formally document the hedging relationship at the inception of each derivative transaction. This documentation includes the specific derivative instrument, risk management objective, hedging strategy, identification of the hedged item, specific risk being hedged and how effectiveness will be assessed. To be considered an effective hedge, the derivative must be highly effective in offsetting the variability of the cash flows or the changes in fair value of the hedged item. Effectiveness is evaluated on a retrospective and prospective basis. The Company has no derivatives that are accounted for under hedge accounting. The Company also uses foreign currency forwards to protect itself against currency fluctuations on financial instruments denominated in foreign currencies.
The agreements between the Company and its derivatives counterparties require the posting of collateral when the fair value of the derivative instruments exceeds the cost of the instruments. Collateral posted by counterparties is reported in the statements of admitted assets, liabilities, and capital and surplus as a component of cash, cash equivalents, and short-term investments with a corresponding liability reported as a component of repurchase agreements, FHLB advances and collateral on derivative instruments.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Collateral posted by the Company is reported in the statements of admitted assets, liabilities, and capital and surplus as a component of other invested assets.
See Note 4 for further discussion of the Company’s derivatives and derivative instruments.
Accrued investment income
Accrued investment income consists of amounts due on invested assets. It excludes amounts the Company does not expect to receive or is 90 days past due. The aggregate deferred interest at December 31, 2023 was $0. The cumulative amounts of paid-in-kind (“PIK”) interest included in the current principal balance at December 31, 2023 was $132,223. At December 31, 2023, the gross, nonadmitted, and admitted interest income due and accrued was as follows:

2023
Gross	$534,434
Nonadmitted	—
Admitted	534,434
Interest maintenance reserve
During 2023, SAPWG adopted INT23-01, allowing admittance of net negative IMR subject to certain exclusions and restrictions. The Company elected to apply this guidance beginning September 30, 2023. The general account had net negative (disallowed) IMR of $93,118. Insulated separate accounts did not have negative IMR as of December 31, 2023. $74,012 of negative IMR was admitted in the general account. Adjusted capital and surplus was $4,461,768. The admitted IMR is 1.7% of adjusted capital and surplus. Admitted IMR is reported in Other surplus funds on the Statements of Admitted Assets.

The Company has $11,481 in unamortized losses in IMR from derivatives that were reported at fair value prior to the termination of the derivative.

Fixed income investments generating IMR losses comply with the reporting entity’s documented investment or liability management policies, without deviation. IMR losses for fixed income related derivatives, although in accordance with prudent and documented risk management procedures in accordance with the Company’s derivative and use plans, are not admitted. Asset sales that generated admitted negative IMR were not compelled by liquidity pressure.
Future policy benefits and policy and contract claims
Life, annuity, and accident and health benefit reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that are intended to provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash values or the amounts required by the Iowa Insurance Division.
The liability for future policy benefits provides amounts adequate to discharge estimated future obligations on policies in force. Reserves for life policies issued through 2019 are computed principally by the Net Level Reserve Method and the Commissioners’ Reserve Valuation Method using interest rates ranging from 2.50% to 6.00% and mortality assumptions (primarily Commissioners' Standard Ordinary mortality tables 1941, 1958, 1980, 2001, 2017) as prescribed by regulatory authorities. Starting in 2020, reserves for life policy issues are calculated as the greatest of the stochastic, deterministic and net premium reserve as defined in VM-20. The stochastic and deterministic reserves are principles based reserves using prudent estimate assumptions for interest, mortality and other assumptions. The net premium reserve is calculated using rates of interest from 3.00% to 4.50% and 2017 Commissioners Standard Ordinary mortality.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

The NAIC adopted revisions to Actuarial Guideline XXXVIII (“AG38”), effective December 31, 2012. AG38 8D applies to policies issued July 1, 2005 to December 31, 2012 containing secondary guarantees with multiple sets of charges. AG38 8D requires that for this business a company needs to calculate the reserve as it had as of December 31, 2011 (“2011 method”), as well as calculate the deterministic reserve as prescribed under the Valuation Manual (“VM method”) adopted by the NAIC on August 17, 2012, with prescribed changes to have projected asset yields and discount rates, and hold the greater of the two. The Company has calculated its gross and net of reinsurance reserves under both methods described above and holds the greater of the two reserves calculated on both a gross and net basis. The impact of performing the VM method calculations resulted in a gross reserve of $153,980 and a net reserve of $133,198 over what would have been calculated if only using the 2011 method as of December 31, 2023. The impact of performing the VM method calculations resulted in a gross reserve of $594,798 and a net reserve of $319,612 over what would have been calculated if only using the 2011 method as of December 31, 2022.
Reserves for deferred annuities are computed on the basis of interest rates ranging from 2.50% to 8.75% and the reserves for immediate annuities range from 1.00% to 11.25%.
The liability for policy and contract claims includes provisions for reported claims and estimates for claims incurred but not reported, based on the terms of the related policies and contracts and on prior experience. Claim liabilities are based on estimates and are subject to future changes in claim severity and frequency. Estimates are periodically reviewed and adjustments to such liabilities are reflected in current operations.
Reinsurance
For annuity coinsurance and life insurance mortality reinsurance arrangements, reinsurance premiums, claims and claim adjustment expenses are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. The Company remains contingently liable for the liabilities ceded in the event the reinsurers are unable to meet their obligations under the reinsurance agreements. To limit the possibility of such losses, the Company evaluates the financial condition of its reinsurers and monitors its concentration of credit risk. The Company generally reinsures with companies rated “A” or better by A.M. Best. The Company monitors these ratings on an on-going basis as a reinsurer may be downgraded after an agreement has been entered.
Premiums and related costs
Premiums are recognized as revenue over the premium-paying period. Annuity considerations are recognized as revenue when received. Commissions and other costs applicable to the acquisition of policies are charged to operations as incurred.
Repurchase agreements
As part of its investment strategy, the Company enters into repurchase agreements to increase the Company’s investment return. The Company accounts for these transactions as secured borrowings, where the amount borrowed is tied to the fair value of the underlying collateral securities. Repurchase agreements involve a sale of securities and an agreement to repurchase the same securities at a later date at an agreed-upon price. These agreements are a bilateral trade agreement.
A majority of the Company’s repurchase agreement arrangements are for contractual terms of greater than one year. As a result, the par value and fair value of the securities sold under agreement to repurchase can change during the term of the repurchase agreement due to amortization, pay downs and changes in fair values. In situations where the underlying collateral subject to repurchase has a fair value greater or less than the contractual requirements under the repurchase agreement, the Company or counterparties are required to post additional collateral. Generally, the amount advanced by the counterparty cannot be less than 95% of the fair value of the underlying collateral sold under the agreement to repurchase.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Income taxes

Under SSAP No. 101, income taxes incurred are charged or credited to net income based upon amounts estimated to be payable or recoverable for the current year. The Company recognizes deferred income tax assets and liabilities for the expected future tax effects attributable to temporary differences between financial statement and tax return bases of assets and liabilities, based on enacted rates and other provisions of the tax laws. All changes in deferred tax assets and liabilities are reported directly in surplus, including the effect of a change in tax laws or rates in the period in which such change is enacted. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that all or some portion of the deferred tax assets will not be realized. Adjusted deferred income tax assets, after valuation allowance, are further subjected to an admissibility test. Admitted adjusted deferred tax assets are limited to (1) the amount of federal income taxes paid in prior year that can be recovered through loss carrybacks for existing temporary differences that reverse during a timeframe corresponding with IRS tax loss carryback provisions, which currently allow only capital loss carrybacks, plus (2) the lesser of the remaining gross deferred income taxes expected to be realized within three years of the balance sheet date or 15% of adjusted capital and surplus, plus (3) the amount of remaining gross deferred income tax assets that can be offset against existing deferred income tax liabilities. The remaining deferred income tax assets in excess of the above are non-admitted. The Company files a consolidated federal income tax return with its subsidiaries, MNL Re, Solberg Re and Canal Re.
If applicable, the Company’s liability for income taxes would include a liability for uncertain tax positions, interest and penalties which relate to tax years still subject to review by the IRS or other taxing jurisdictions.
The Company made an accounting policy election to disregard CAMT status when evaluating deferred tax assets under the regular corporate tax system associated with the Inflation Reduction Act of 2022 (the Act).
See Note 13 for the Company’s SSAP No. 101 calculation.
Variable life and annuity products
A portion of the separate accounts held by the Company are funds on which investment income and gains or losses accrue directly to certain policyholders. The assets of these accounts are legally separated and are not subject to the claims that may arise out of any other business of the Company. The Company reports these separate account assets at fair value; the underlying investment risks are assumed by the policyholders. The fair value of the variable separate accounts assets are based on market quoted net asset values of the underlying mutual funds. The Company records the related liabilities at amounts equal to the fair value of the underlying assets. The Company reflects these assets and liabilities in the separate account assets and liabilities lines in the statements of admitted assets, liabilities and capital and surplus. The Company records the fees earned for administrative and contract holder services performed for the separate accounts in other income of the statements of operations.
Separate accounts guaranteed by the general account
Another portion of the separate accounts held by the Company relates to individual bank owned life insurance policies that are non-indexed with fixed guarantees, pension risk transfer policies and registered index-linked annuities. The assets in these separate accounts are carried at book value in accordance with the prescribed practice promulgated by the State of Iowa except for derivatives in the RILA separate account that are held at market value. The Company assumes the underlying risk for the performance of the assets in these separate accounts. The Company reflects these assets and liabilities in the separate account assets and liabilities lines in the statements of admitted assets, liabilities and capital and surplus.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Correction of errors
During 2023, the Company recorded an error correction related to an over accrual of net investment income in prior periods on certain investments. As a result of this correction, surplus has been decreased by $36,498 as a correction of an error in the 2023 statements of changes in capital and surplus. The Company does not view this error as a material misrepresentation of its 2022 statutory financial statements.
2.FAIR VALUE OF FINANCIAL INSTRUMENTS
The carrying value and estimated fair value of the Company’s financial instruments are as follows:

	December 31, 2023
Type of Financial Instrument	Estimated Fair Value	Carrying Value	(Level 1)	(Level 2)	(Level 3)	Not Practicable (Carrying Value)

Financial assets:
Bonds	$48,965,730	$54,716,780	$—	$43,823,680	$5,142,050	$—
Preferred stocks	951,265	986,390	—	942,881	8,384	—
Common stocks - other	247,960	247,960	95,864	148,276	3,820	—
Mortgage loans	3,646,156	3,790,420	—	3,646,156	—	—
Policy loans	528,710	528,710	—	528,710	—	—
Cash, cash equivalents and short-term investments	1,709,173	1,709,358	339,129	1,370,044	—	—
Derivative instruments	1,744,190	641,206	7,295	1,736,895	—	—
Other invested assets	1,537,311	1,542,032	—	810,107	727,204	11,660
Separate accounts	6,334,467	6,655,453	3,010,291	3,189,136	135,040	—

Financial liabilities:
Liabilities for deposit-type contracts	$451,762	$443,181	$—	$—	$451,762	$—
Repurchase agreements, FHLB advances and collateral on derivative instruments	8,089,458	8,197,190	358,445	7,731,013	—	—
Derivative instruments	851,587	249,442	—	851,587	—	—

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

	December 31, 2022
Type of Financial Instrument	Estimated Fair Value	Carrying Value	(Level 1)	(Level 2)	(Level 3)	Not Practicable (Carrying Value)

Financial assets:
Bonds	$48,930,547	$56,710,124	$—	$44,114,787	$4,815,760	$—
Preferred stocks	1,601,753	1,653,807	—	1,594,819	6,934	—
Common stocks - other	309,008	309,008	172,306	132,912	3,790	—
Mortgage loans	3,666,321	3,835,425	—	3,666,321	—	—
Policy loans	459,745	459,745	—	459,745	—	—
Cash, cash equivalents and short-term investments	720,895	722,450	477,259	243,636	—	—
Derivative instruments	555,182	621,508	4,342	550,840	—	—
Other invested assets	1,478,247	1,585,747	—	774,261	703,986	17,133
Separate accounts	5,715,998	6,170,040	2,755,051	2,822,444	138,503	—

Financial liabilities:
Liabilities for deposit-type contracts	$486,123	$479,550	$—	$—	$486,123	$—
Repurchase agreements, FHLB advances and collateral on derivative instruments	7,838,841	8,029,978	151,286	7,687,555	—	—
Derivative instruments	243,868	286,138	—	243,868	—	—
Included in various investment related line items in the statements of admitted assets, liabilities and capital and surplus are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or for certain bonds and preferred stocks when carried at the lower of cost or fair value.
The Company has certain financial instruments for which it is not practicable to estimate fair value. These instruments are Build America Bond tax credits that have been stripped from the principal portion of the bond. The tax credits are nontransferable. Therefore, there is no active market for the tax credits and the fair value is not readily estimable.
Fair value measurements
Fair value is based on an exit price, which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value guidance also establishes a hierarchical disclosure framework which prioritizes and ranks the level of market price observability used in measuring financial instruments at fair value. Market price observability is affected by a number of factors, including the type of instrument and the characteristics specific to the instrument. Financial instruments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.
The Company determines the fair value of its investments, in the absence of observable market prices, using the valuation methodologies described below applied on a consistent basis. For some investments, market activity may be minimal or nonexistent and management’s determination of fair value is then based on the best information available in the circumstances and may incorporate management’s own assumptions, which involves a significant degree of judgment.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Investments for which market prices are not observable are generally private investments, securities valued using non-binding broker quotes, or securities with very little trading activity. Fair values of private investments are determined by reference to public market or private transactions or valuations for comparable companies or assets in the relevant asset class when such amounts are available. If these are not available, a discounted cash flow analysis using interest spreads adjusted for the maturity/average life differences may be used. Spread adjustments are intended to reflect an illiquidity premium and take into account a variety of factors including but not limited to senior unsecured versus secured, par amount outstanding, number of holders, maturity, average life, composition of lending group, debt rating, credit default spreads, default rates and credit spreads applicable to the security sector. These valuation methodologies involve a significant degree of judgment.
Financial instruments measured and reported at fair value are classified and disclosed in one of the following categories:
Level 1 – Quoted prices are available in active markets that the Company has the ability to access for identical financial instruments as of the reporting date. The types of financial instruments included in Level 1 are listed equities, mutual funds, money market funds, non-interest bearing cash, exchange traded futures and separate account assets. As required by the fair value measurements guidance, the Company does not adjust the quoted price for these financial instruments, even in situations where it holds a large position and a sale could reasonably impact the quoted price.
Level 2 – Fair values are based on quoted prices for similar assets or liabilities in active and inactive markets. Inactive markets involve few transactions for similar assets or liabilities and the prices are not current or price quotations vary substantially over time or among market makers, which would include some broker quotes. Level 2 inputs also include corroborated market data such as interest rate spreads, yield curves, volatilities, prepayment speeds, credit risks and default rates. Financial instruments that are generally included in this category include corporate bonds, asset-backed securities, CMOs, short-term investments, less liquid and restricted equity securities and over-the-counter derivatives.
Level 3 – Pricing inputs are unobservable for the financial instrument and include situations where there is little, if any, market activity for the financial instrument. These inputs may reflect the Company’s estimates of the assumptions that market participants would use in valuing the financial instruments. Financial instruments that are included in this category generally include private corporate securities and collateralized debt obligations.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, a financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the financial instrument. From time to time there may be movements between levels as inputs become more or less observable, which may depend on several factors including the activity of the market for the specific security, the activity of the market for similar securities, the level of risk spreads and the source of the information from which the Company obtains the information.
The Company relies on third party pricing services and independent broker quotes to value bonds and equity securities. The third party pricing services use discounted cash flow models or the market approach to value the securities when the securities are not traded on an exchange. The following characteristics are considered in the valuation process: benchmark yields, reported trades, issuer spreads, bids, offers, benchmark and comparable securities, estimated cash flows and prepayment speeds.
The Company performs both quantitative and qualitative analysis of the prices. The review includes initial and ongoing review of the third party pricing methodologies, back testing of recent trades, and review of pricing trends and statistics.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

The following tables summarize the valuation of the Company’s financial instruments carried at fair value as presented in the statements of admitted assets, liabilities and capital and surplus, by the fair value hierarchy levels defined in the fair value measurements guidance. Methods and assumptions used to determine the fair values are described in Note 1.

	December 31, 2023
	Level 1		Level 2		Level 3	Net Asset Value	Total
Financial assets (carried at fair value):
Bonds	$—		$4,700		$2,567	$—	$7,267
Preferred stocks	—		696,120		8,000	—	704,120
Common stocks - other	95,864		148,276		3,820	—	247,960
Derivative instruments - interest rate swaps	—		2,860		—	—	2,860
Derivative instruments - futures	7,295		—		—	—	7,295
Separate account assets (a)	2,940,919		—		—	—	2,940,919

Financial liabilities (carried at fair value):
Derivative instruments - interest rate floors and swaps	$—	12,530	$8,653	—	$—	$—	$8,653
Derivative instruments - foreign exchange forwards	—		1,761		—	—	1,761

	December 31, 2022
	Level 1	Level 2	Level 3	Net Asset Value	Total
Financial assets (carried at fair value):
Bonds - industrial & miscellaneous	$—	$4,516	$11,304	$—	$15,820
Preferred stocks	—	1,364,999	—	—	1,364,999
Common stocks - other	172,306	132,912	3,790	—	309,008
Derivative instruments - interest rate floors and swaps	—	14,950	—	—	14,950
Derivative instruments - foreign exchange forwards	—	1,835	—	—	1,835
Derivative instruments - futures	4,342	—	—	—	4,342
Separate account assets (a)	2,684,558	—	—	—	2,684,558

Financial liabilities (carried at fair value):
Derivative instruments - interest rate floors and swaps	$—	$12,530	$—	$—	$12,530
Derivative instruments - foreign exchange forwards	—	1,678	—	—	1,678
(a)Fair values and changes in fair values of separate account assets generally accrue directly to policyholders and are not included in the Company’s revenues, benefits, expenses or surplus. The amounts shown in the previous tables include only the assets for the variable life insurance and variable annuity separate accounts; the amounts exclude the assets for the separate accounts guaranteed by the general account.
Included in bonds are those that have been impaired at the reporting date or NAIC 6 and are carried at fair value. SVO valuations are used for some bonds when available. SVO valuations are based upon publicly available prices for identical or similar assets or on valuation models or matrices using observable inputs.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Bonds not valued using SVO valuations are those that have been impaired but not designated as in default by the SVO. Fair values for such securities may be determined utilizing unobservable inputs.
The changes in financial instruments measured at fair value, excluding accrued interest income, for which Level 3 inputs were used to determine fair value are as follows:

	December 31, 2023
	Beginning Balance	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in Net Income	Total gains and (losses) in Surplus	Purchases	Sales	Ending Balance
Financial assets (carried at fair value):
Bonds - industrial & miscellaneous	$11,304	$—	$—	$—	$(554)	$—	$(8,183)	$2,567
Preferred stocks	—	8,000	—	—	—	—	—	8,000
Common stocks - other	3,790	—	—	—	30	—	—	3,820
Total assets	$15,094	$8,000	$—	$—	$(524)	$—	$(8,183)	$14,387

	December 31, 2022
	Beginning Balance	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in Net Income	Total gains and (losses) in Surplus	Purchases	Sales	Ending Balance
Financial assets (carried at fair value):
Bonds - industrial & miscellaneous	$—	$11,304	$—	$—	$—	$—	$—	$11,304
Common stocks - other	6,114	—	—	—	(948)	73	(1,449)	3,790
Total assets	$6,114	$11,304	$—	$—	$(948)	$73	$(1,449)	$15,094

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

3.INVESTMENTS AND INVESTMENT INCOME
Bond and stock investments
The admitted value, gross unrealized gains, gross unrealized losses and estimated fair value of investments in bonds and preferred stocks are as follows:

	December 31, 2023
	Admitted Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Bonds
U.S. governments	$3,396,220	$6,709	$633,930	$2,768,999
All other governments	1,248,653	140	309,890	938,903
U.S. special revenue & special assessment obligations, non-guaranteed	12,223,325	134,437	1,485,697	10,872,065
Industrial and miscellaneous	36,771,743	287,338	3,741,240	33,317,841
Bank loans	748,234	9,411	20,898	736,747
Parent, subsidiaries and affiliates	328,605	3,561	991	331,175
Total bonds	$54,716,780	$441,596	$6,192,646	$48,965,730

Preferred stocks	$986,390	$1,423	$36,548	$951,265

	December 31, 2022
	Admitted Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Bonds
U.S. governments	$3,372,011	$4,027	$730,439	$2,645,599
All other governments	1,303,556	1,720	343,952	961,324
U.S. special revenue & special assessment obligations, non-guaranteed	12,642,252	120,823	1,658,597	11,104,478
Industrial and miscellaneous	37,734,661	104,779	5,214,106	32,625,334
Bank loans	1,292,873	8,857	52,730	1,249,000
Parent, subsidiaries and affiliates	364,771	2,469	22,428	344,812
Total bonds	$56,710,124	$242,675	$8,022,252	$48,930,547

Preferred stocks	$1,653,807	$912	$52,966	$1,601,753

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

The cost, gross unrealized gains, gross unrealized losses, and admitted value of common stocks - subsidiaries and common stocks - other are as follows:

	December 31, 2023
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Admitted Value
Subsidiaries	$782,822	$107,407	$—	$890,229
Other	256,428	47	8,515	247,960
Total	$1,039,250	$107,454	$8,515	$1,138,189

	December 31, 2022
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Admitted Value
Subsidiaries	$101,422	$163,487	$—	$264,909
Other	340,438	18	31,448	309,008
Total	$441,860	$163,505	$31,448	$573,917
The admitted value and estimated fair value of investments in bonds, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties:

	2023
	Admitted Value	Estimated Fair Value

Due in one year or less	$640,913	$642,857
Due after one year through five years	4,662,846	4,601,919
Due after five years through ten years	6,899,048	6,436,041
Due after ten years	28,068,287	23,948,933
Securities not due at a single maturity date (primarily mortgage-backed securities)	14,445,686	13,335,980
Total bonds	$54,716,780	$48,965,730

As of December 31, 2023, the Company had 8 bonds rated 5GI with a book adjusted carrying value of $43,508 and fair value of $45,126. As of December 31, 2022, the Company had 17 bonds rated 5GI with a book adjusted carrying value of $116,435 and fair value of $96,426. There were no preferred stocks rated 5GI as of December 31, 2023 or December 31, 2022.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Gross unrealized losses
The Company’s gross unrealized losses and estimated fair value on its bonds and preferred stocks, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are as follows:

	December 31, 2023
	Less than 12 Months		12 Months or More		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Bonds
U.S. governments	$133,567	$962	$2,440,915	$632,968	$2,574,482	$633,930
All other governments	6,577	2,205	929,184	307,685	935,761	309,890
U.S. special revenue & special assessment obligations, non-guaranteed	355,913	5,329	7,828,557	1,480,368	8,184,470	1,485,697
Industrial and miscellaneous	1,977,341	87,288	23,450,646	3,653,952	25,427,987	3,741,240
Bank loans	72,611	3,863	243,805	17,035	316,416	20,898
Parent, subsidiaries and affiliates	—	—	58,187	991	58,187	991
Total bonds	2,546,009	99,647	34,951,294	6,092,999	37,497,303	6,192,646

Preferred stocks - redeemable	—	—	147,002	36,548	147,002	36,548
Total bonds and preferred stocks	$2,546,009	$99,647	$35,098,296	$6,129,547	$37,644,305	$6,229,194

	December 31, 2022
	Less than 12 Months		12 Months or More		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Bonds
U.S. government	$1,632,556	$337,322	$800,744	$393,117	$2,433,300	$730,439
All other governments	591,550	179,751	346,675	164,201	938,225	343,952
U.S. special revenue & special assessment obligations, non-guaranteed	7,986,743	1,242,951	877,623	415,646	8,864,366	1,658,597
Industrial and miscellaneous	23,298,708	3,559,964	6,319,592	1,654,142	29,618,300	5,214,106
Bank loans	784,235	40,296	158,788	12,434	943,023	52,730
Parent, subsidiaries and affiliates	85,870	20,867	48,004	1,561	133,874	22,428
Total bonds	34,379,662	5,381,151	8,551,426	2,641,101	42,931,088	8,022,252

Preferred stocks - redeemable	184,634	52,966	—	—	184,634	52,966
Total bonds and preferred stocks	$34,564,296	$5,434,117	$8,551,426	$2,641,101	$43,115,722	$8,075,218

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

At December 31, 2023, the Company held 15,817 positions in bonds and preferred stocks. The table above includes 11,572 positions of 1,438 issuers as of December 31, 2023. As of December 31, 2023, 90% of the unrealized losses on bonds were securities rated investment grade. Investment grade securities are defined as those securities rated 1 or 2 by the SVO. Preferred stocks in the above table consist primarily of non-redeemable preferred stocks. At December 31, 2023, bonds and preferred stocks in an unrealized loss position had fair value equal to 86% of amortized cost.
The following summarizes the unrealized losses by investment category as of December 31, 2023.
U.S. government
The unrealized losses on U.S. government securities represent 10% of total unrealized losses at December 31, 2023. The total unrealized losses in this category have decreased at December 31, 2023 compared to December 31, 2022. The unrealized losses are due to securities with book yields lower than the market yield available on similar securities at December 31, 2023. Interest rates declined during 2023 due to tightening credit spreads causing increases in the fair values of U.S. government securities held compared to 2022. The previous table indicates less than 1% of the unrealized losses have been in an unrealized loss position for twelve months or less. The Company did not take any OTTI on U.S. government securities in 2023. The Company took impairment losses of $6,653 in 2022 on U.S. government securities due to the intent to sell those securities. The Company does not intend to sell and has the ability to retain all other U.S. government securities until recovery of each security’s amortized cost; therefore, the securities in these categories are not considered to be other-than-temporarily impaired at December 31, 2023.
All other governments
The unrealized losses on all other governments represent 5% of total unrealized losses at December 31, 2023. The total unrealized losses in this category have decreased at December 31, 2023 compared to December 31, 2022. The unrealized losses are applicable to securities with yields lower than the market yield available on similar securities at December 31, 2023. Interest rates declined during 2023 due to tightening credit spreads causing increases in the fair values of all other government securities held compared to 2022. The previous table indicates 1% of the unrealized losses have been in an unrealized loss position for twelve months or less. The Company does not intend to sell and has the ability to retain the investment until recovery of each security’s amortized cost; therefore, the securities in these categories are not considered to be other-than-temporarily impaired at December 31, 2023.
U.S. special revenue and special assessment obligations, non-guaranteed
The unrealized losses on U.S. special revenue and special assessment obligations, non-guaranteed, represent 24% of total unrealized losses at December 31, 2023. The total unrealized losses in this category have decreased at December 31, 2023 compared to December 31, 2022. The unrealized losses are applicable to securities with book yields higher than the market yield available on similar securities at December 31, 2023. Interest rates decreased during 2023 due to tightening of credit spreads causing increases in the fair values of U.S. special revenue and special assessment obligations, non-guaranteed securities held compared to 2022. The table indicates less than 1% of the unrealized losses have been in an unrealized loss position for twelve months or less. The Company recognized $21,554 of OTTI in 2023 on securities that the Company did not have the intent to hold until recover of value. The Company recognized OTTI of $6,098 on these securities in 2022. For loan-backed and structured securities, the analysis includes comparing the present value of future cash flows to the security’s amortized cost. In all other cases, if the Company does not intend to sell the securities prior to recovery and has the ability to retain the investment until recovery of the security’s amortized cost, the security is not considered to be other-than-temporarily impaired.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Industrial and miscellaneous
The unrealized losses on industrial and miscellaneous, represent 60% of unrealized losses at December 31, 2023 and are primarily in corporate bonds, private asset backed securities and collateralized debt obligations backed by various assets. The unrealized losses in this category have decreased at December 31, 2023 compared to December 31, 2022. Interest rates declined during 2023 due to tightening credit spreads causing increases in the fair values of industrial and miscellaneous securities held compared to 2022. The table indicates 2% of the unrealized losses have been in an unrealized loss position for twelve months or less. The Company reviews its security positions with unrealized losses on an on-going basis and recognizes OTTI if evidence indicates a loss will be incurred. The Company recognized OTTI of $78,272 in 2023 on industrial & miscellaneous securities due to the inability or lack of intent to hold the securities until recovery. In 2022, the Company recognized OTTI of $72,502 on industrial and miscellaneous securities. In all other cases, if the Company does not intend to sell the securities prior to recovery and has the intent and ability to retain the investment until recovery of the security’s amortized cost; the security is not considered to be other-than-temporarily impaired.
Bank loans
The unrealized losses on bank loans, represent less than 1% of unrealized losses at December 31, 2023. The unrealized losses in this category have decreased slightly at December 31, 2023 compared to December 31, 2022. The table indicates 18% of the unrealized losses have been in an unrealized loss position for less than twelve months. Interest rates declined during 2023 due to tightening credit spreads causing increases in the fair values of bank loans held compared to 2022. The Company recognized $5,851 of OTTI on bank loans in 2023. The Company recognized OTTI of $5,478 on bank loans in 2022. In all other cases, if the Company does not intend to sell the securities prior to recovery and has the ability to retain the investment until recovery of the security’s amortized cost; the security is not considered to be other-than-temporarily impaired
Parent, subsidiaries and affiliates
The unrealized losses on parent, subsidiaries and affiliates, represent less than 1% of unrealized losses at December 31, 2023. The unrealized losses in this category have decreased at December 31, 2023 compared to December 31, 2022. The table indicates that none of the unrealized losses have been in an unrealized loss position for less than twelve months. The Company does not intend to sell and has the ability to retain the investment until recovery of each security’s amortized cost; therefore, the securities in these categories are not considered to be other-than-temporarily impaired at December 31, 2023.
Preferred stocks
This category, which represents 1% of unrealized losses at December 31, 2023, consists of redeemable preferred stocks in the industrial and miscellaneous sector, primarily financial institutions. The unrealized losses in this category have decreased at December 31, 2023 compared to December 31, 2022. The table indicates that none of the unrealized losses have been in an unrealized loss position for less than twelve months. The Company reviews its security positions with unrealized losses on an on-going basis and recognizes OTTI if evidence indicates a loss will be incurred. The Company recognized OTTI of $147,250 in 2023 related to securities from a financial institution that was taken over by regulators. Other than previously mentioned, the Company does not intend to sell and has the ability to retain the investment until recovery of each security’s amortized cost; therefore, the securities in these categories are not considered to be other-than-temporarily impaired at December 31, 2023.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Other-than-temporary impairments
As a result of the Company’s review of OTTI of investment securities, OTTI recognized on loan-backed and structured securities is summarized in the following table:

CUSIP	Book/Adjusted Carrying Value Amortized Cost Before Current Period OTTI	Recognized OTTI	Amortized Cost After OTTI	Fair Value at time of OTTI	Date of Financial Statement Where Reported
78520EAA4	$47,721	$208	$47,513	$45,696	3/31/2023
693342AH0	19,351	9	19,342	19,326	3/31/2023
682337AA8	32,500	128	32,372	31,313	3/31/2023
46619XAA1	8,144	179	7,965	7,331	3/31/2023
46619RAA4	14,191	465	13,726	12,841	3/31/2023
46617TAA2	10,827	76	10,751	9,929	3/31/2023
46590UAA0	39,433	386	39,047	35,725	3/31/2023
456606AF9	255	81	174	177	3/31/2023
02149HBR0	680	220	460	440	6/30/2023
05532CAK5	747	234	513	468	6/30/2023
05532EAR6	7,262	2,229	5,033	4,952	6/30/2023
12668A2P9	2,461	479	1,982	1,869	6/30/2023
45660LA25	1,633	48	1,585	1,210	6/30/2023
46616PAA1	17,562	509	17,053	16,168	6/30/2023
46616QAA9	6,954	230	6,724	6,328	6/30/2023
46616VAA8	11,309	869	10,440	9,891	6/30/2023
61748JAE7	2,398	457	1,941	1,112	6/30/2023
74958WAB2	1,626	84	1,542	1,214	6/30/2023
76113NAC7	1,791	126	1,665	1,470	6/30/2023
80306AAA8	19,116	683	18,433	15,630	6/30/2023
12479RAF4	8,331	95	8,236	7,910	6/30/2023
693342AJ6	18,343	65	18,278	11,969	6/30/2023
88240TAB7	22,907	55	22,852	19,367	6/30/2023
00103CAJ8	6,243	518	5,725	5,725	9/30/2023
61748JAE7	1,926	779	1,147	1,057	9/30/2023
038779AB0	48,181	5,527	42,654	42,655	9/30/2023
40166L703	884	328	556	565	9/30/2023
05532VBB2	188	24	164	158	12/31/2023
07388DAC2	928	23	905	804	12/31/2023
12639MFA8	1,565	187	1,378	1,303	12/31/2023
17309KAK3	806	32	774	755	12/31/2023
		$15,333
Impairments of $9,318 and $6,015 were recognized during the year due to intent to sell and the amortized cost basis of the security exceeding the present value of expected future cash flows from the security, respectively. Additionally, no impairments were recognized during the year due to the inability or lack of intent to retain the investment for a period of time sufficient to recover the amortized cost basis.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Net investment income and net realized capital gains (losses)
The major categories of net investment income reflected in the statements of operations are summarized as follows:

	2023	2022	2021
Bonds	$2,534,053	$2,351,761	$2,313,227
Preferred stocks	78,691	88,961	79,100
Common stocks	14,703	15,105	13,208
Mortgage loans	176,173	183,527	188,120
Real estate	6,525	6,525	10,074
Policy loans	29,270	23,969	21,190
Cash, cash equivalents and short-term investments	79,043	6,106	2,397
Derivative instruments	(255,426)	(403,530)	764,920
Other invested assets	166,654	197,483	289,754
Other investment income	5,344	3,283	2,318
Total gross investment income	2,835,030	2,473,190	3,684,308
Less: Investment expenses	494,065	284,294	233,552
Net investment income	$2,340,965	$2,188,896	$3,450,756
Investment expenses consist primarily of investment advisory fees, interest expense on repurchase agreements, interest expense on FHLB advances, interest on surplus notes, interest related to derivative collateral liabilities and other expenses related to the administration of investments.
The Company recognized $61, $22,546, and $76,125 of net investment income for the years ended December 31, 2023, 2022, and 2021, respectively related to prepayment penalties or acceleration fees on bonds in the general account that were called. The total number of called bonds in the general account were 1, 30, and 83 for the years ended December 31, 2023, 2022, and 2021, respectively.
The Company recognized $0, $678, and $3,225 of net investment income for the years ended December 31, 2023, 2022, and 2021, respectively related to prepayment penalties or acceleration fees on bonds in the separate account that were called. The total number of called bonds in the separate account were 0, 7, and 16 for the years ended December 31, 2023, 2022, and 2021, respectively.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

The major categories of net realized capital gains (losses) reflected in the statements of operations are summarized as follows:

	2023	2022	2021
Bonds	$(222,049)	$(232,283)	$666,002
Preferred stocks	(240,506)	(511)	3,713
Common stocks - other	(25,172)	(1,450)	17,119
Mortgage loans	(12,541)	(70)	13,022
Short-term investments	—	(23)	599
Derivative instruments	(18,165)	13,952	3,604
Other invested assets	4,572	362	27,039
Realized capital gains (losses)	(513,861)	(220,023)	731,098
Income tax effects	122,649	30,414	(180,995)
Amounts transferred to IMR (net of federal income taxes of $(29,010), $(41,769) and $153,881)	109,132	157,131	(578,886)
Net realized capital losses	$(282,080)	$(32,478)	$(28,783)
Proceeds from the sale of investments in bonds and the gross gains and losses realized on these sales (excluding OTTI losses, maturities, calls, exchanges and prepayments) were as follows:

	2023	2022	2021
Proceeds from sales	$5,304,764	$7,633,843	$7,345,316
Gross realized gains	63,968	101,055	742,989
Gross realized losses	(293,228)	(231,403)	(38,326)
The gross realized gains (losses) on the bonds represent the difference between the proceeds from the sale of the bonds and the basis of the bonds, which is primarily amortized cost.
Mortgage loans
The following table summarizes the Company’s mortgage loans by property type:

	2023		2022
	Carrying Value	% of Total	Carrying Value	% of Total
Office	$1,549,095	41%	$1,679,943	44%
Retail	779,294	21%	770,983	20%
Hotel	745,283	20%	646,030	17%
Industrial	387,114	10%	302,512	8%
Multi-family	192,096	5%	275,721	7%
Other	122,914	3%	123,418	3%
Medical	14,624	0%	36,818	1%
Total	$3,790,420	100%	$3,835,425	100%

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Mortgage loans by United States geographic locations are as follows:

	2023		2022
	Carrying Value	% of Total	Carrying Value	% of Total
Pacific	$1,148,049	30%	$1,061,650	27%
South Atlantic	924,705	24%	946,011	25%
Middle Atlantic	830,001	22%	914,950	24%
Mountain	494,743	13%	364,931	10%
New England	163,628	4%	167,405	4%
West North Central	74,350	2%	75,909	2%
East North Central	63,122	2%	120,789	3%
East South Central	61,107	2%	136,932	4%
West South Central	30,715	1%	46,848	1%
	$3,790,420	100%	$3,835,425	100%

The Company’s mortgage loans by origination year are as follows:

	Carrying Value	% of Total
2023	$300,200	8%
2022	934,103	25%
2021	330,585	9%
2020	142,486	4%
2019 and prior	2,083,046	54%
	$3,790,420	100%
The Company has no outstanding commitments on mortgage loans at December 31, 2023.
Any loan delinquent on contractual payments over 90 days past due is considered non-performing. At December 31, 2023, there were two non-performing commercial mortgage loans, with carrying values of $6,769 that were over 90 days past due on contractual payments. At December 31, 2022, there were no non-performing commercial loans that were over 90 days past due on contractual payments.
Mortgage loan equivalent ratings are based on the expected loss of the security rather than the probability of defaults. Ratings are assessed by looking at the financial condition of the borrower to make required payments, including the value of the underlying collateral, the market in which the collateral is operating and the level of associated debt.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Information regarding the Company’s credit quality indicators for its recorded investment in mortgage loans, gross of valuation allowances is as follows:

	December 31, 2023		December 31, 2022
	Carrying Value	% of Total	Carrying Value	% of Total
Internal credit risk grade:
CM1	$1,748,099	46%	1,487,058	39%
CM2	1,725,213	46%	2,099,831	54%
CM3	267,915	7%	191,230	5%
CM4	15,829	0%	37,742	1%
In or near default	33,364	1%	19,564	1%
Total mortgage loans	$3,790,420	100%	$3,835,425	100%
The Company acquired 6 new commercial mortgage loans in 2023 with interest rates ranging from 4.58% to 6.70%.
Information regarding the Company’s loan to value ratio for its recorded investment in mortgage loans, gross of valuation allowances is as follows:

	December 31, 2023		December 31, 2022
	Carrying Value	% of Total	Carrying Value	% of Total
Less than 50%	$2,108,878	56%	$2,343,810	60%
50% to 60%	939,488	25%	1,137,486	30%
61% to 70%	735,060	19%	334,565	9%
71% to 80%	6,994	0%	—	0%
81% to 90%	—	0%	—	0%
91% to 100%	—	0%	—	0%
Over 100%	$—	0%	$19,564	1%
Total mortgage loans	$3,790,420	100%	$3,835,425	100%
The loan-to-value ratio is determined using the most recent appraised value. Appraisals are ordered at origination, and updated when and if there is an indication of a possible significant collateral decline or there are loan modifications or refinance requests. A loan-to-value ratio in excess of 100% indicates the unpaid loan amount exceeds the underlying collateral.
The Company reviews its mortgage loans for impairment on an on-going basis. It considers such factors as delinquency of payments, decreases in the value of underlying properties, the financial condition of the mortgagor and the impact of general economic conditions in the geographic areas of the properties collateralizing the mortgages. Once the determination is made that a mortgage loan is impaired, the primary consideration used to determine the amount of the impairment is the fair market value of the underlying property. The Company assumes it would receive the proceeds from the sale of the underlying property less sale expenses. The Company maintains a general allowance for mortgage loan losses. The allowance is determined through an analysis of specific loans that are believed to have a higher risk of credit impairment. The Company held an allowance of $12,207 and $3,456 at December 31, 2023 and 2022, respectively.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Three mortgage loans were impaired during the year ended December 31, 2023, via direct write down of the carrying amount of the loans in the amount of $11,442. The impairments were recognized in net realized capital losses in the statements of operations. There were no mortgage loans impaired during the year ended December 31, 2022. One mortgage loan was impaired during the year ended December 31, 2021, via direct write down of the carrying amount of the loan in the amount of $5,936. The impairment was recognized in net realized capital losses in the statements of operations.

The recorded investment and unpaid principal balance of the impaired mortgage loans are $45,570 and $57,012, respectively, as of December 31, 2023. The average recorded investment in impaired loans was $34,176 and $23,391 for the years ended December 31, 2023 and 2022, respectively.
The Company did not take ownership of real estate in satisfaction of any mortgage loans during 2023 and 2022. Real estate acquired through foreclosure is a component of real estate in the statement of admitted assets, liabilities, and capital and surplus.
Credit risk concentration
The Company generally strives to maintain a diversified invested assets portfolio. Credit risk concentrations to any single issuer or groups of issuers with similar credit profiles are closely monitored. Other than investments in U.S. government or U.S. government agencies, the Company has no significant concentration of credit risk.
Restricted assets
The following assets are subject to applicable restrictions under each of the following areas:

	December 31, 2023
Restricted Asset Category	Total Admitted Restricted	Gross Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Subject to repurchase agreements	$6,204,335	8%	8%
FHLB capital stock	148,276	0%	0%
On deposit with states	3,274	0%	0%
Pledged as collateral to FHLB	3,072,795	4%	4%
Pledged as collateral not captured in other categories	45,632	0%	0%
Total restricted assets	$9,474,312	12%	12%

	December 31, 2022
Restricted Asset Category	Total Admitted Restricted	Gross Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Subject to repurchase agreements	$5,580,088	7%	7%
FHLB capital stock	132,912	0%	0%
On deposit with states	3,295	0%	0%
Pledged as collateral to FHLB	3,072,795	4%	4%
Pledged as collateral not captured in other categories	48,119	0%	0%
Total restricted assets	$8,837,209	11%	11%

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Other
FHLB
The Company is a member of FHLB of Des Moines. In order to maintain its membership and borrow funds, the Company is required to purchase FHLB equity securities. As of December 31, 2023 and 2022, the Company owns common stock totaling $148,276 and $132,912, respectively, which is carried at cost. Resale of these securities is restricted only to FHLB. As a member of FHLB, the Company can borrow money provided that FHLB’s collateral and stock ownership requirements are met. The maximum amount a member can borrow is equal to thirty percent of the Company’s asset balance as of the prior quarter end subject to availability of acceptable collateral. The interest rate and repayment terms differ depending on the type of advance and the term selected. At December 31, 2023 and 2022, the Company had outstanding advances of $3,072,795 from FHLB (see Note 7).
Deposits with regulatory authorities
At December 31, 2023 and 2022, securities (primarily bonds) with admitted carrying values of $3,274 and $3,295 respectively, were on deposit with regulatory authorities as required by law.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

4.DERIVATIVES AND DERIVATIVE INSTRUMENTS
The following table presents the notional amounts, estimated fair value and carrying value of derivatives:

	December 31, 2023
	Notional Amount	Estimated Fair Value	Carrying Value
Assets:
Derivative instruments:
Call options	$24,598,064	$1,734,035	$631,051
Futures	44,103	7,295	7,295
Interest rate swaps	82,000	2,860	2,860
		$1,744,190	$641,206
Liabilities:
Derivative instruments:
Interest rate swaps	$400,000	$8,653	$8,653
Foreign exchange forwards	73,311	1,761	1,761
Written options	9,187,699	841,173	239,028
		$851,587	$249,442

	December 31, 2022
	Notional Amount	Estimated Fair Value	Carrying Value
Assets:
Derivative instruments:
Call options	$23,095,880	$546,347	$599,246
Futures	1,537	4,342	4,342
Interest rate floors	113,000	—	—
Foreign exchange forwards	56,136	1,835	1,835
Interest rate swaps	887,000	2,658	16,085
		$555,182	$621,508
Liabilities:
Derivative instruments:
Interest rate swaps	$950,000	$12,648	$12,648
Foreign exchange forwards	52,781	1,678	1,678
Written options	7,618,908	229,542	271,812
		$243,868	$286,138

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

The following table presents the impact of derivatives on net investment income and change in unrealized capital gains (losses):

	2023	2022	2021
Gain (loss) recognized in net investment income
Options	$(253,237)	$(335,498)	$553,436
Futures	(860)	(72,914)	208,649
Interest rate swaps	(1,143)	3,550	(144)
Interest rate floors	(186)	1,332	2,979
	$(255,426)	$(403,530)	$764,920

Gain (loss) recognized in net unrealized gains (losses):
Interest rate swaps	$(3,273)	$(3,813)	$1,293
Interest rate floors	186	(3,430)	(3,711)
Foreign exchange derivatives	(1,918)	1,877	31
	$(5,005)	$(5,366)	$(2,387)
The Company accounts for its financial options, futures, interest rate swaps, and other derivatives in accordance with SSAP 86, Accounting for Derivative Instruments and Hedging, Income Generation, and Replication (Synthetic Asset) Transactions, except for those options accounted for in accordance with IAC 191-97, as discussed in Note 1. Following is a discussion of the various derivatives used by the Company.
Options and futures
The Company has indexed annuity and indexed universal life products that provide for a guaranteed base return and a higher potential return tied to several major equity market indices. In order to fund these benefits the Company purchases index options that compensate the Company for any appreciation over the strike price and offsets the corresponding increase in the policyholder obligation. The Company also enters futures contracts to compensate it for increases in the same indices. The Company classifies these options and futures as derivative instruments.
In accordance with IAC 191-97, the Company carries financial options at amortized cost and amortizes the cost of the index options against investment income over the term of the option. When the options mature, any value received by the Company is reflected as investment income.
The futures contracts have no initial cost and are marked to market daily. That daily mark-to-market is settled through the Company’s variation margin accounts maintained with the counterparty. The Company reports the change in the futures variation margin accounts as investment income.
The hedged annuity liabilities are reported in the statutory statements of admitted assets, liabilities and capital and surplus as a component of liabilities for future policy benefits in accordance with IAC 191-97 and credited indexed returns are reflected in the reserve as realized based on actual index performance. The hedged life liabilities are reported in the statutory statements of admitted assets, liabilities and capital and surplus as a component of liabilities for future policy benefits equal to the implied fair value appreciation of the index options until the policy anniversary date. At the anniversary date, the annuity and life policyholder account values are revalued with amounts credited to the policyholders recognized as a component of increase in aggregate reserves.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Other derivative instruments
The Company has entered into interest rate floor and interest rate swap agreements to help manage its overall exposure to interest rate changes. These other derivative instruments do not hedge specific assets or liabilities and as such are not accounted for under hedge accounting. In accordance with SSAP 86, these swaps and floors are reported at fair value in the statements of admitted assets, liabilities and capital and surplus and changes in the fair value are reported as a change in unassigned surplus. The Company recognizes income (expense) on interest rate floor and swaps through investment income. This income is received or paid on reset/settlement date and is accrued until the next reset date.
The Company has entered into foreign currency forwards to protect itself against currency fluctuations on foreign currency denominated financial instruments. These forwards are reported at fair value in the statutory statements of admitted assets, liabilities, and capital and surplus and changes in fair value are reported as a component of change in unassigned surplus.
The following relates to interest rate swaps and interest rate floors. The interest rates are measured against SOFR:

	2023	2022
Interest rate swaps:
Fixed rates	0.72% to 3.23%	0.43% to 4.34%
Variable rates	5.61%	4.30% to 4.77%
Interest rate floors, strike rates	0.00%	3.00%

Long-dated corporate bonds with fixed coupons are paired with long dated fixed to float interest rate swaps in replication transactions. This replication asset, together with a shorter term float to fixed interest rate swap, helps match the duration and cash flows of the assets and liabilities. The interest rate swaps that are part of a replicated asset are carried at amortized cost consistent with the cash component of the replicated asset. At December 31, 2023, the Company did not hold any interest rate swaps that were part of replication assets. At December 31, 2022, the Company held interest rate swaps that were part of replication assets with a fair value of $(12,173) and a carrying value of $1,135.
Collateral on derivatives
As a result of market value changes, certain financial institutions involved in the interest rate swap agreements and financial options deposit cash with the Company to collateralize these obligations. The cash collateral and the amount that the Company was permitted to repledge were $358,445 and $151,286 at December 31, 2023 and 2022, respectively. The obligation to repay the collateral is reflected in repurchase agreements, FHLB advances and collateral on derivatives in the statements of admitted assets, liabilities and capital and surplus.
The Company generally limits its selection of counterparties that are obligated under its non-exchange traded derivative contracts to those with investment grade ratings. As of December 31, 2023, no counterparty had more than 2% exposure to the fair value of the Company’s derivative contracts. Entering into such agreements from financial institutions with long-standing performance records minimizes the credit risk. The amounts of such exposure are essentially the net replacement cost or fair value for such agreements with each counterparty, as well as any interest due the Company from the last interest payment period less any collateral posted by the financial institution.
5.OFFSETTING OF ASSETS AND LIABILITIES
Certain of the Company’s derivative instruments are subject to enforceable master netting arrangements that provide for the net settlement of all derivative contracts between the Company and counterparty in the event of default or upon the occurrence of certain termination events. Collateral support agreements are

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

also in place requiring the Company or the counterparty to pledge collateral in the event minimum thresholds have been reached, typically related to the fair value of the outstanding derivatives. Additionally, certain of the Company’s repurchase agreements provide for net settlement on termination of the agreement.
The Company reports derivative instruments and repurchase agreements on a gross basis within the statements of admitted assets, liabilities, and capital and surplus.
The tables below present the Company’s gross and net derivative instruments and gross and net repurchase agreements by asset and liabilities:

	December 31, 2023
	Gross Amounts Presented in the Balance Sheet	Collateral- Financial Instruments and/or Cash	Net Amount
Offsetting of financial assets:
Derivatives	$641,206	$358,445	$282,761
Total financial assets	$641,206	$358,445	$282,761

Offsetting of financial liabilities:
Derivatives	$249,442	$—	$249,442
Repurchase agreements	4,765,951	4,765,951	—
Total financial liabilities	$5,015,392	$4,765,951	$249,442

	December 31, 2022
	Gross Amounts Presented in the Balance Sheet	Collateral- Financial Instruments and/or Cash	Net Amount
Offsetting of financial assets:
Derivatives	$621,508	$151,286	$470,222
Total financial assets	$621,508	$151,286	$470,222

Offsetting of financial liabilities:
Derivatives	$286,138	$—	$286,138
Repurchase agreements	4,805,897	4,805,897	—
Total financial liabilities	$5,092,035	$4,805,897	$286,138
6.REAL ESTATE AND EQUIPMENT
The Company purchases and capitalizes various classes of assets in the regular course of its insurance operations. These assets are amortized using the straight-line and accelerated declining balance methodologies over a specified period of years that varies with the class of asset that ranges from 3 years to 39 years. The depreciation expense recorded in 2023, 2022 and 2021 was $25,927, $19,886 and $22,935, respectively. Following is a summary of the capitalized assets (including the Company’s office buildings and real estate acquired in satisfaction of mortgage loans) and the related accumulated depreciation for the major classes of assets:

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

	Range of Useful Lives	2023	2022

Land	N/A	$10,936	$10,936
Land improvements	15 years	1,099	1,099
Buildings and improvements	39 years	100,853	98,879
Leasehold improvements	10 years	2,115	2,162
Furniture and fixtures	7 years	6,203	6,335
Computer equipment and software	3 years	292,356	262,931
Other	5 years	38	38
		413,600	382,380
Accumulated depreciation		(250,389)	(242,523)
Nonadmitted		(60,802)	(36,059)
Net admitted value		$102,409	$103,798

The net admitted value of these assets is reflected in the following lines in the Company’s statements of admitted assets, liabilities and capital and surplus:

	2023	2022
Real Estate	$98,402	$99,050
Other admitted assets	4,007	4,748
At December 31, 2023 and 2022, real estate consists of $98,402 and $99,050, respectively, for the Company’s offices.
7.FHLB ADVANCES
The Company is a member of FHLB of Des Moines. In accordance with the FHLB membership agreement, the Company can be required to purchase FHLB common stock in order to borrow funds. These borrowings are reported as FHLB advances in the statements of admitted assets, liabilities and capital and surplus. The Company purchased $15,364 and $0 of additional common stock in 2023 and 2022, respectively. The Company did not sell any common stock in 2023 or 2022. In addition, the Company has posted mortgage loans and agency MBS/CMO fixed income securities with fair values in excess of the amount of the borrowings as collateral.
The amount of FHLB stock held is as follows:

	2023	2022
Membership stock - class A	$10,000	$10,000
Activity stock	138,276	122,912
Total	$148,276	$132,912
The Class A Membership Stock is not eligible for redemption.

At December 31, 2023 and 2022, the Company had outstanding advances of $3,072,795. It is not part of the Company’s strategy to utilize these funds for operations, and any funds obtained from the FHLB of Des Moines for use in general operations would be accounted for consistent with SSAP No. 15 as borrowed money. The purpose of the advances is to complement the Company’s repurchase agreement program.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

The advances are reported as a component of repurchase agreements, FHLB advances and collateral on derivatives in the statements of admitted assets, liabilities and capital and surplus. The borrowings outstanding at December 31, 2023 is as follows:

Maturity Date	Advance	Rate
1/11/2024	$75,000	1.93%
4/1/2024	57,000	0.57%
10/4/2024	70,000	5.51%
10/30/2024	150,000	5.50%
12/18/2024	65,000	5.43%
2/3/2025	2,000	4.63%
2/10/2025	85,000	4.65%
2/11/2025	88,960	0.86%
2/14/2025	50,000	4.64%
3/14/2025	400,000	1.03%
3/17/2025	400,000	4.65%
3/18/2025	200,000	0.90%
5/2/2025	90,000	0.95%
5/19/2025	70,000	4.30%
6/27/2025	155,455	2.55%
2/3/2026	48,000	4.34%
2/10/2026	60,000	4.32%
2/14/2026	80,000	4.31%
6/26/2026	155,455	4.49%
9/9/2026	203,125	1.28%
11/20/2026	150,000	0.88%
11/23/2026	157,800	0.88%
12/18/2026	260,000	0.89%
	$3,072,795
Interest expense incurred during 2023, 2022 and 2021 was $61,853, $42,178 and $57,009, respectively, and is reported as a component of net investment income in the statements of operations. The Company has determined the actual maximum borrowing capacity as $3,889,653. The Company calculated this amount in accordance with limitations in the FHLB capital plan (e.g., current FHLB capital stock, limitations in the FHLB capital plan, current and potential acquisitions of FHLB capital stock, etc.).

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

The amount of collateral pledged to the FHLB is as follows:

Amount pledged as of reporting date	Fair Value	Carrying Value	Aggregate total borrowing
2023	4,727,913	5,389,439	3,072,795
2022	4,797,917	5,339,067	3,072,795

Maximum amount pledged during reporting period	Fair Value	Carrying Value	Amount borrowed at time of maximum collateral
2023	5,010,209	5,576,742	3,072,795
2022	4,881,464	5,383,561	3,072,795

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

8.REPURCHASE AGREEMENTS
The following tables summarizes the repurchase agreements accounted for as a secured borrowing for the Company:
Type of Repo Trades Used

2023
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Bilateral (YES/NO)	YES	YES	YES	YES
Tri-party (YES/NO)	YES	YES	YES	YES

Original (flow) & residual maturity

	2023
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Maximum amount
Open - no maturity	$141,398	$121,398	$121,398	$1,398
Overnight	160,000	15,000	105,000	494,969
2 days to 1 week	220,000	248,577	178,000	494,969
>1 week to 1 month	220,000	1,054,412	203,400	494,969
>1 month to 3 months	59,000	579,398	344,969	494,969
>3 months to 1 year	1,789,367	1,789,367	1,082,969	1,107,000
>1 year	3,091,133	3,564,153	3,739,553	3,681,553

Ending balance
Open - no maturity	$121,398	$121,398	$1,398	$1,398
Overnight	—	—	—	—
2 days to 1 week	—	—	—	—
>1 week to 1 month	—	105,000	—	—
>1 month to 3 months	—	248,400	344,969	415,000
>3 months to 1 year	1,789,367	904,969	588,000	837,000
>1 year	2,855,133	3,386,153	3,681,553	3,512,553

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Securities sold under repo- secured borrowing

	2023
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Maximum amount
Book adjusted carrying value ("BACV")	XXX	XXX	XXX	$5,580,088
Nonadmitted - subset of BACV	XXX	XXX	XXX	XXX
Fair value	$4,915,296	$5,310,025	$5,310,025	$5,310,025

Ending Balance
BACV	XXX	XXX	XXX	$6,204,335
Nonadmitted - subset of BACV	XXX	XXX	XXX	XXX
Fair value	$4,915,296	$5,310,025	$5,075,045	$5,244,522

Securities sold under repo- secured borrowing by NAIC designation

	As of December 31, 2023
	NONE	NAIC 1	NAIC 2	NAIC 3
Bonds – BACV	$—	$1,209,153	$1,806,089	$—
Bonds – FV	—	983,586	1,597,301	—
LB & SS – BACV	—	3,189,093	—	—
LB & SS – FV	—	2,909,734	—	—
Total assets – BACV	$—	$4,398,246	$1,806,089	$—
Total assets – FV	$—	$3,893,320	$1,597,301	$—

As of December 31, 2023
	NAIC 4	NAIC 5	NAIC 6	Non-Admitted
Bonds – BACV	$—	$—	$—	$—
Bonds – FV	—	—	—	—
LB & SS – BACV	—	—	—	—
LB & SS – FV	—	—	—	—
Total assets – BACV	$—	$—	$—	$—
Total assets – FV	$—	$—	$—	$—

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Collateral received- secured borrowing

	2023
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Maximum Amount
Cash	$5,680,897	$7,372,303	$5,775,289	$6,769,827
Securities (FV)	—	—	—	—

Ending Balance
Cash	$4,765,897	$4,765,920	$4,615,920	$4,765,951
Securities (FV)	—	—	—	—
Cash and non-cash collateral received- secured borrowing by NAIC designation

	As of December 31, 2023
	NONE	NAIC 1	NAIC 2	NAIC 3
Ending balance
Cash	$4,765,951	$—	$—	$—
Total collateral assets – FV	$4,765,951	$—	$—	$—

	As of December 31, 2023
	NAIC 4	NAIC 5	NAIC 6	Does Not Qualify As Admitted
Ending balance
Cash	$—	$—	$—	$—
Total collateral assets – FV	$—	$—	$—	$—
Allocation of aggregate collateral by remaining contractual maturity

As of December 31, 2023
Fair Value
Overnight and continuous	$1,398
31 to 90 days	415,000
> 90 days	4,349,553

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Allocation of aggregate collateral reinvested by remaining contractual maturity

	As of December 31, 2023
	Amortized Cost	Fair Value
31 to 60 days	$769	$769
181 to 365 days	4,522	4,567
1 to 2 years	15,247	15,032
2 to 3 years	70,689	64,308
> 3 years	5,027,910	4,681,991
Liability to return collateral- secured borrowing

	2023
	FIRST QUARTER	SECOND QUARTER	THIRD QUARTER	FOURTH QUARTER
Maximum amount
Cash (collateral - all)	$5,680,897	$7,372,303	$5,775,289	$6,769,827
Securities collateral (FV)	—	—	—	—

Ending balance
Cash (collateral - all)	$4,765,897	$4,765,920	$4,615,920	$4,765,951
Securities collateral (FV)	—	—	—	—
In addition to the securities summarized in the maturity distribution above, the Company holds short-term investments representing the balance of the repurchase agreement liabilities. The Master Repurchase Agreements with the various counterparties do not require the Company to invest the proceeds in securities with maturities matching the maturities of the repurchase agreement liabilities. As previously stated, a majority of the Company’s repurchase agreements are for terms of greater than one year. The Company has sufficient cash flows from operations and investment maturities, pay downs and calls to meet the repurchase obligations under the outstanding agreements. In addition, the Company has the ability to sell securities to meet future repayment obligations under the agreements.
9.REINSURANCE
The Company is primarily involved in the cession and, to a lesser degree, assumption of life and annuity reinsurance with other companies. Reinsurance premiums and claims ceded and assumed for the years ended December 31 are as follows:

	2023		2022		2021
	Ceded	Assumed	Ceded	Assumed	Ceded	Assumed

Premiums written	$2,034,325	$857	$4,267,463	$874	$3,904,711	$1,666
Claims incurred	470,866	8,767	461,340	12,820	528,126	21,882
Reserve changes	800,289	(85,762)	3,366,335	(74,936)	3,480,002	(354,673)
Premiums and benefits incurred are stated net of the amounts of premiums and claims assumed and ceded. Policy benefit reserves and policy claims and benefits payable are reported net of the related reinsurance

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

receivables. These receivables are recognized in a manner consistent with the liabilities related to the underlying reinsured contracts.
The Company is a party to a reinsurance agreement with North American. In this indemnity agreement, the Company assumes 80% of all policies issued by North American on or after January 1, 2014 of specific annuity plans. The Company recognized $762, $779 and $775 at December 31, 2023, 2022 and 2021, respectively, of premium under this agreement in the statements of operations. The Company retrocedes 100% of this business to a third party reinsurer through a modified coinsurance agreement.
The Company is a party to a modified coinsurance agreement with a third-party reinsurer. This indemnity agreement covers 80% of all policies issued by the Company on or after January 1, 2014 of specific annuity plans along with 100% of the business the Company assumes from North American in the coinsurance agreement discussed in the previous paragraph. In this agreement, the Company retains, on behalf of the reinsurer, assets equal to the statutory liabilities associated with the reinsured policies. The Company recognized $623,214 and $877,162 at December 31, 2023 and 2022, respectively, of modified coinsurance reserves under this agreement in the statements of admitted assets, liabilities, and capital and surplus.
The Company is party to a reinsurance agreement providing for the coinsurance of 30% for certain policies that were acquired from an acquisition in 2002. The reinsurer assumes 30% of the net premiums and benefits related to this block of business and reimburses the Company for various expenses related to this business through the expense allowances provided for in the agreement. Reserve credits of $244,157 and $255,315 associated with this agreement are reported as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities, and capital and surplus as of December 31, 2023 and 2022, respectively.
The Company is a party to two funds withheld coinsurance agreements with a third-party reinsurer. These are indemnity agreements that cover 50% of substantially all policies of specific annuity plans issued from January 1, 2002 through March 31, 2005, 60% of substantially all policies of specific annuity plans issued from April 1, 2005 through February 29, 2008 and 50% of substantially all policies of specific annuity plans issued from March 1, 2008 through November 30, 2013 of specific annuity plans. In these agreements, the Company agrees to withhold, on behalf of the assuming company, assets equal to the statutory reserve associated with these policies. A funds withheld liability of $2,156,571 and $2,542,336 is reflected as a component of funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2023 and 2022, respectively.
The Company is a party to a coinsurance agreements with a third-party reinsurer. This indemnity agreement covers 100% of all policies issued from January 1, 2008 through September 30, 2009 of specific annuity plans. Reserve credits of $77,241 and $107,993, associated with this agreement are reported as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities, and capital and surplus as of December 31, 2023 and 2022, respectively. In addition, reserve credits of $1,105 and $1,690 associated with this agreement are reported as a component of policy and contract claims in the statements of admitted assets, liabilities, and capital and surplus as of December 31, 2023 and 2022, respectively.
The Company is party to a coinsurance and yearly renewable term agreement with a third-party reinsurer that was effective on January 1, 2016. The Company ceded policies issued during 2016 for specific annuity plans. Premiums ceded under this agreement of $28,214, $25,719 and $20,352 are reported as a component of life insurance and annuity premiums and other considerations in the statements of operations for the year ended December 31, 2023, 2022 and 2021, respectively. Reserve credits of $159,599 and $152,896 associated with this agreement are reported as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2023 and 2022, respectively. A funds withheld liability of $122,541 and $96,129 is reflected as a component of funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2023 and 2022, respectively.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

The Company has a coinsurance agreement with MNL Re, an affiliated limited purpose subsidiary life insurance company. The agreement has subsequently been amended to extend the term and increase the life insurance policies covered under the agreement. The Company ceded a defined block of permanent life insurance products to MNL Re. The Company recognized reserve credits of $1,140,561 and $1,299,032 under this agreement on December 31, 2023 and 2022, respectively, which are reflected as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus. The Company recognized $840,810 and $779,076 at December 31, 2023 and 2022, respectively, of funds held under coinsurance under this agreement in the statements of admitted assets, liabilities and capital and surplus. The reserve credit was supported by a contingent note guarantee (“LLC Note”) with a balance of $277,556 and $513,753 for 2023 and 2022, respectively. The LLC Note held by MNL Re, which functions in a manner similar to a standby letter of credit and which Midland National is a beneficiary, is an admitted asset under Iowa prescribed practice and the surplus generated by this prescribed practice has been retained in the carrying value of MNL Re.
On December 31, 2011, the Company entered into a coinsurance agreement with Solberg Re, an affiliated limited purpose subsidiary life insurance company. The agreement has subsequently been amended to extend the term and increase the life insurance policies covered under the agreement. The Company ceded a defined block of term life insurance to Solberg Re. The Company received experience refunds related to this agreement of $5,925, $789 and $10,241 during the years ended December 31, 2023, 2022 and 2021, respectively. The Company recognized reserve credits of $502,917 and $524,486 under this agreement on December 31, 2023 and 2022, respectively, which are reflected as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus. The Company recognized $200,043 and $201,852 at December 31, 2023 and 2022, respectively, of funds held under coinsurance under this agreement which is reported as funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus. The reserve credit was supported by an LLC Note with a balance of $302,874 and $322,634 for 2023 and 2022, respectively. The LLC Note held by Solberg Re, which functions in a manner similar to a standby letter of credit and which Midland National is a beneficiary, is an admitted asset under Iowa prescribed practice and the surplus generated by this prescribed practice has been retained in the carrying value of Solberg Re.
On September 30, 2019, the Company entered into a coinsurance agreement with Canal Re, an affiliated limited purpose subsidiary life insurance company. The Company ceded a defined block of term life insurance products to Canal Re. The Company received experience refunds related to this agreement of $20,594 and $27,653 during the years ended December 31, 2023 and 2022, respectively. The Company recognized reserve credit of $435,321 and $395,144 under this agreement on December 31, 2023 and 2022, respectively, which is reflected as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus. The Company recognized $191,674 and $166,262 at December 31, 2023 and 2022, respectively, of funds held under coinsurance under this agreement which is reported as funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus. The reserve credit was supported by an LLC Note with a balance of $243,647 and $228,882 for 2023 and 2022, respectively. The LLC Note held by Canal Re, which functions in a manner similar to a standby letter of credit and which Midland National is a beneficiary, is an admitted asset under Iowa prescribed practice and the surplus generated by this prescribed practice has been retained in the carrying value of Canal Re.
On December 31, 2020, the Company entered into a coinsurance agreement with a third party reinsurer. The Company has ceded a defined block of permanent life insurance products to the third party reinsurer. The Company recognized $706,449 and $629,087 at December 31, 2023 and 2022, respectively, of funds held under coinsurance under this agreement as a component of funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus. A reserve credit of $966,389 and $853,955 associated with this agreement is reported as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2023 and 2022, respectively.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

On October 31, 2021, the Company entered into a funds withheld coinsurance agreement with SFG Bermuda, an affiliated company domiciled in Bermuda, under which the Company ceded 100% of certain fixed index annuity policies issued prior to October 1, 2021. The Company also cedes 80% of certain new fixed index annuity policies including attached riders issued on or after October 1, 2021. During 2022 the Company ceded 80% of certain multi-year guarantee fixed annuity policies with issued dates of July 1, 2022 through December 31, 2022 to SFG Bermuda. Effective October 1, 2023, for new policies issued on or after October 1, 2023, the 80% quota share is structured as a combination of funds withheld and coinsurance. The Company recognized $8,258,985 and $6,963,526 at December 31, 2023 and 2022, respectively, of funds held under coinsurance under this agreement as a component of funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus. A reserve credit of $8,265,651 and $6,952,687 associated with this agreement is reported as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2023 and 2022, respectively. The treaty also involved the coinsurance of interest maintenance reserve generated by the assets in the funds withheld portfolio. An interest maintenance reserve credit associated with this treaty of $332,649 and $393,146 is reported as a component of interest maintenance reserves in the statements of admitted assets, liabilities, and capital and surplus as of December 31, 2023 and 2022, respectively.
On March 6, 2019, the Insurance Commissioner of the Delaware Department of Insurance entered into a Rehabilitation and Injunction Order with Scottish Re (U.S.) Inc. (“SRUS”). On May 3, 2023, the Receiver notified the court that it has concluded that SRUS should be liquidated. The Motion for the Entry of a Liquidation and Injunction Order was filed with the court on July 14, 2023. The Order resulted in the cancellation of all reinsurance treaties as of September 30, 2023.

During 2023, due to the cancellation of the reinsurance treaty, the Company wrote off $4,145 in reserve credits, net of previous impairments for reinsurance agreements it had with SRUS. The Company has no remaining reserve credits for future claims related to reinsurance agreements with SRUS. The Company has receivables of $10,333 from SRUS for claims prior to treaty cancellation, net of impairments. Total impairments of $2,275 have been recognized on the receivables, of which $1,315 was recognized in 2023. No amounts are disputed by SRUS or its Receiver. The entire net receivable is admitted. The timing of collection is uncertain given liquidation is in progress.
The estimated amount of the aggregate reduction in surplus (for agreements other than those under which the reinsurer may unilaterally cancel for reasons other than the nonpayment of premiums or other similar credits) for nonperformance or termination of all reinsurance agreements, by either party, is $839,918 as of December 31, 2023.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

10.FUTURE POLICY BENEFITS AND POLICY PREMIUMS DUE, DEFERRED OR UNCOLLECTED
Reserves for life contracts and deposit-type contracts
The Company waives deduction of deferred fractional premiums upon death of the insured. For policies without flexible premiums the Company returns any portion of the final premium beyond the policy month of death. Reserves include the excess of the surrender value over the reserve as otherwise computed. Additional premiums plus the regular gross premium for the true age are charged for substandard lives. Mean reserves are determined by computing the regular mean reserve for the plan at the true age and holding, in addition, one-half (50%) of the extra premium charge for the year for fixed premium plans and one-half of the extra risk charge for the month for flexible premium plans.
At December 31, 2023 and 2022, the Company had $11,708,703 and $12,839,472, respectively, of insurance in force for which the gross premiums are less than the net premiums according to the standard of valuation set by the State of Iowa. At December 31, 2023 and 2022, reserves to cover the above insurance totaled $284,825 and $283,017, respectively, before reinsurance ceded.
The Company fully adopted valuation manual standard 20 (“VM-20”) as of January 1, 2020. The VM-20 reserving methodology is a principles based approach required for life insurance policies which uses prudent estimate assumptions. At December 31, 2023 and 2022, the Company held VM-20 reserves for the applicable life insurance policies in the amount of $4,770,874 and $4,884,171, respectively. These reserves were reflected in the liabilities for future policy benefits and as a decrease to unassigned surplus in the statements of admitted assets, liabilities and capital and surplus.
The Company adopted valuation manual standard 21 (“VM-21”) as of January 1, 2020. The VM-21 reserving methodology is a principles based approach required for variable annuity policies which uses prudent estimate assumptions for interest and other assumptions. The adoption of VM-21 resulted in a reduction of the applicable reserves on variable annuity policies in the amount of $12,573 and was reflected in the liabilities for future policy benefits and as an increase to unassigned surplus in the statements of admitted assets, liabilities and capital and surplus. The Company elected to record the full impact in 2020 rather than electing to grade in the change in valuation basis. At December 31, 2023 and 2022, the Company held VM-21 reserves for the applicable life insurance policies in the amount of $2,508,375 and $2,362,433, respectively. These reserves were reflected in the liabilities for future policy benefits and as a decrease to unassigned surplus in the statements of admitted assets, liabilities and capital and surplus.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Analysis of annuity actuarial reserves and deposit liabilities by withdrawal characteristics
A portion of the Company’s liabilities for future policy benefits relate to liabilities established on a variety of products that are not subject to significant mortality and morbidity risk; however, there may be certain restrictions placed upon the amount of funds that can be withdrawn without penalty. The amount of reserves on these products, by withdrawal characteristics and the related percentage of the total, are summarized as follows at December 31:
Individual Annuities

	2023
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	Percent
Subject to discretionary withdrawal
With market value adjustment	$25,183,274	$—	$—	$25,183,274	70%
At book value less current surrender charge of 5% or more	58,776	—	—	58,776	0%
At fair value - separate account non- guaranteed	—	—	2,227,994	2,227,994	6%
Total with market value adjustment	25,242,050	—	2,227,994	27,470,044	76%

At book value without adjustment (minimal or no charge or adjustment)	8,344,795	—	—	8,344,795	23%

Not subject to discretionary withdrawal	264,454	93,956	—	358,410	1%
Total	33,851,299	93,956	2,227,994	36,173,249	100%
Reinsurance ceded	9,344,979	—	—	9,344,979
Total (gross - ceded)	$24,506,320	$93,956	$2,227,994	$26,828,270

Amount included in book value less surrender charges above that will move to book value without adjustment for the first time within the year after the statement date:	$18,814

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

	2022
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	Percent
Subject to discretionary withdrawal
With market value adjustment	$25,469,004	$—	$—	$25,469,004	71%
At book value less current surrender charge of 5% or more	86,203	—	—	86,203	0%
At fair value - separate account non- guaranteed	—	—	2,060,022	2,060,022	6%
Total with market value adjustment	25,555,207	—	2,060,022	27,615,229	77%

At book value without adjustment (minimal or no charge or adjustment)	8,161,713	—	—	8,161,713	22%

Not subject to discretionary withdrawal	274,838	10,764	—	285,602	1%
Total	33,991,758	10,764	2,060,022	36,062,544	100%
Reinsurance ceded	8,247,561	—	—	8,247,561
Total (gross - ceded)	$25,744,197	$10,764	$2,060,022	$27,814,983

Amount included in book value less surrender charges above that will move to book value without adjustment for the first time within the year after the statement date:	$31,280
Group Annuities

	2023
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	Percent
Subject to discretionary withdrawal
With market value adjustment	$1,394,471	$—	$—	$1,394,471	26%
At book value less current surrender charge of 5% or more	2,858	—	—	2,858	0%
At fair value - separate account non- guaranteed	—	—	—	—	—%
Total with market value adjustment	1,397,329	—	—	1,397,329	26%

At book value without adjustment (minimal or no charge or adjustment)	2,688,618	—	—	2,688,618	51%

Not subject to discretionary withdrawal	1,095,114	131,423	—	1,226,537	23%
Total (gross: direct + assumed)	5,181,061	131,423	—	5,312,484	100%
Reinsurance ceded	1,327,592	—	—	1,327,592
Total (gross - ceded)	$3,853,469	$131,423	$—	$3,984,892

Amount included in book value less surrender charges above that will move to book value without adjustment for the first time within the year after the statement date:	$—

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

	2022
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	Percent
Subject to discretionary withdrawal
With market value adjustment	$1,688,307	$—	$—	$1,688,307	31%
At book value less current surrender charge of 5% or more	4,681	—	—	4,681	0%
At fair value - separate account non- guaranteed	—	—	—	—	—%
Total with market value adjustment	1,692,988	—	—	1,692,988	31%

At book value without adjustment (minimal or no charge or adjustment)	3,053,456	—	—	3,053,456	56%

Not subject to discretionary withdrawal	656,666	88,355	—	745,021	13%
Total (gross: direct + assumed)	5,403,110	88,355	—	5,491,465	100%
Reinsurance ceded	1,535,335	—	—	1,535,335
Total (gross - ceded)	$3,867,775	$88,355	$—	$3,956,130

Amount included in book value less surrender charges above that will move to book value without adjustment for the first time within the year after the statement date:	$—
Deposit-type Contracts

	2023
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	Percent
Subject to discretionary withdrawal
With market value adjustment	$1,923	$—	$—	$1,923	0%
At book value less current surrender charge of 5% or more	—	—	—	—	—%
At fair value - separate account non- guaranteed	—	—	—	—	—%
Total with market value adjustment	1,923	—	—	1,923	—%

At book value without adjustment (minimal or no charge or adjustment)	210,097	—	—	210,097	47%

Not subject to discretionary withdrawal	231,778	8	—	231,786	53%
Total (gross: direct + assumed	443,798	8	—	443,806	100%
Reinsurance ceded	616	—	—	616
Total (gross - ceded)	$443,182	$8	$—	$443,190

Amount included in book value less surrender charges above that will move to book value without adjustment for the first time within the year after the statement date:	$—

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

	2022
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	Percent
Subject to discretionary withdrawal
With market value adjustment	$2,835	$—	$—	$2,835	1%
At book value less current surrender charge of 5% or more	—	—	—	—	—%
At fair value - separate account non- guaranteed	—	—	—	—	—%
Total with market value adjustment	2,835	—	—	2,835	1%

At book value without adjustment (minimal or no charge or adjustment)	230,143	—	—	230,143	48%

Not subject to discretionary withdrawal	247,214	9	—	247,223	51%
Total (gross: direct + assumed	480,192	9	—	480,201	100%
Reinsurance ceded	642	—	—	642
Total (gross - ceded)	$479,550	$9	$—	$479,559

Amount included in book value less surrender charges above that will move to book value without adjustment for the first time within the year after the statement date:	$—

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Analysis of life actuarial reserves by withdrawal characteristics

	2023
	General Account
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal life	$9,393,963	$9,364,331	$9,315,275
Universal life with secondary guarantees	435,643	347,932	2,172,614
Indexed universal life	4,667,561	4,189,721	4,207,153
Indexed universal life with secondary guarantees	655,277	486,515	1,021,642
Other permanent cash value life insurance	195,531	195,531	319,661
Variable universal life	91,044	90,282	94,285

Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	—	—	1,412,031
Accidental death benefits	—	—	638
Disability - active lives	—	—	6,998
Disability - disabled lives	—	—	41,105
Miscellaneous reserves	—	—	290,550
Total	15,439,019	14,674,312	18,881,952
Reinsurance ceded	659,441	524,627	3,491,214
Total net of reinsurance ceded	$14,779,578	$14,149,685	$15,390,738

	2023
	Separate Account with Guarantees
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal life	$3,124,939	$3,124,939	$3,124,190
Universal life with secondary guarantees	—	—	—
Indexed universal life	—	—	—
Indexed universal life with secondary guarantees	—	—	—
Other permanent cash value life insurance	—	—	—
Variable universal life	—	—	—

Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	—	—	—
Accidental death benefits	—	—	—
Disability - active lives	—	—	—
Disability - disabled lives	—	—	—
Miscellaneous reserves	—	—	—
Total	3,124,939	3,124,939	3,124,190
Reinsurance ceded	—	—	—
Total net of reinsurance ceded	$3,124,939	$3,124,939	$3,124,190

	2023
	Separate Account Non-guaranteed
	Account Value	Cash Value	Reserve

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Subject to discretionary withdrawal, surrender values, or policy loans:
Universal life	$—	$—	$—
Universal life with secondary guarantees	—	—	—
Indexed universal life	—	—	—
Indexed universal life with secondary guarantees	—	—	—
Other permanent cash value life insurance	—	—	—
Variable universal life	687,111	678,769	681,133

Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	—	—	—
Accidental death benefits	—	—	—
Disability - active lives	—	—	—
Disability - disabled lives	—	—	—
Miscellaneous reserves	—	—	—
Total	687,111	678,769	681,133
Reinsurance ceded	—	—	—
Total net of reinsurance ceded	$687,111	$678,769	$681,133

	2022
	General Account
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal life	$9,875,415	$9,840,206	$9,736,529
Universal life with secondary guarantees	506,231	389,178	2,339,631
Indexed universal life	4,559,359	4,088,431	4,108,425
Indexed universal life with secondary guarantees	598,568	438,893	961,555
Other permanent cash value life insurance	190,130	190,130	305,570
Variable universal life	89,761	88,881	93,167

Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	—	—	1,401,267
Accidental death benefits	—	—	675
Disability - active lives	—	—	7,369
Disability - disabled lives	—	—	39,504
Miscellaneous reserves	—	—	282,329
Total	15,819,464	15,035,719	19,276,021
Reinsurance ceded	652,819	509,803	3,567,007
Total net of reinsurance ceded	$15,166,645	$14,525,916	$15,709,014

	2022
	Separate Account with Guarantees
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal life	$2,990,787	$2,990,787	$2,990,132

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Universal life with secondary guarantees	—	—	—
Indexed universal life	—	—	—
Indexed universal life with secondary guarantees	—	—	—
Other permanent cash value life insurance	—	—	—
Variable universal life	—	—	—

Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	—	—	—
Accidental death benefits	—	—	—
Disability - active lives	—	—	—
Disability - disabled lives	—	—	—
Miscellaneous reserves	—	—	—
Total	2,990,787	2,990,787	2,990,132
Reinsurance ceded	—	—	—
Total net of reinsurance ceded	$2,990,787	$2,990,787	$2,990,132

2022
Separate Account Non-guaranteed
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal life	$—	$—	$—
Universal life with secondary guarantees	—	—	—
Indexed universal life	—	—	—
Indexed universal life with secondary guarantees	—	—	—
Other permanent cash value life insurance	—	—	—
Variable universal life	598,793	588,639	591,828

Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	—	—	—
Accidental death benefits	—	—	—
Disability - active lives	—	—	—
Disability - disabled lives	—	—	—
Miscellaneous reserves	—	—	—
Total	598,793	588,639	591,828
Reinsurance ceded	—	—	—
Total net of reinsurance ceded	$598,793	$588,639	$591,828

Policy premium due, deferred and uncollected
Gross premiums are amounts charged to the policyholder and recognized as income when due from policyholders under the terms of the insurance contract. Net premiums are the amount calculated on the basis of the interest and mortality table used to calculate the policy reserves. The difference between gross premium and net premium is referred to as loading and generally includes allowances for acquisition costs and other expenses, but also includes the differences in mortality and interest assumptions utilized for statutory reserving purposes.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Due, deferred and uncollected life insurance premiums (net of reinsurance ceded) are summarized as follows at December 31:

	2023		2022
	Gross	Net of Loading	Gross	Net of Loading
Ordinary - new business	$8,416	$540	$8,324	$519
Ordinary - renewal	83,555	171,360	85,613	169,367
	$91,971	$171,900	$93,937	$169,886
11.SEPARATE ACCOUNTS
The Company has separate accounts for its variable life and annuity business, a portion of its pension risk transfer business, registered index-linked annuity business, and a portion of its bank owned life insurance business. Information regarding the separate accounts of the Company is as follows:

	2023	2022
Reserves at December 31 for accounts with assets at:
Market value	$2,909,126	$2,651,850
Amortized cost	3,349,569	3,089,250
Total reserves	$6,258,695	$5,741,100
By withdrawal characteristics:
At book value without MV adjustment and with current
surrender charges less than 5%	$6,033,316	$5,641,981
Not subject to discretionary withdrawal	225,379	99,119
Total reserves	$6,258,695	$5,741,100
Following is a summary reconciliation of amounts reported as transfers to and from separate accounts in the summary of operations of the Company’s NAIC separate account annual statements with the amounts reported as net transfers to separate accounts in the accompanying statements of operations for the years ended December 31:

	2023	2022	2021
Reconciliations of net transfers to (from) separate accounts
Transfers of premiums to separate accounts	$456,725	$453,431	$651,572
Transfers from separate accounts	(444,453)	(353,931)	(394,848)
Net transfers to (from) the separate accounts as reported in the statements of operations	$12,272	$99,500	$256,724

The Company has variable annuities with guaranteed benefits including guaranteed death benefits and guaranteed living benefits. The total maximum guarantee provided to the separate account associated with guaranteed death benefits of $31,842, $125,286, $47,870, $48,759 and $48,744 as of December 31, 2023, 2022, 2021, 2020 and 2019, respectively. The risk charges remitted to the general account associated with these guarantees was $756, $800, $868, $747 and $512 for 2023, 2022, 2021, 2020 and 2019, respectively.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

12.CAPITAL AND SURPLUS AND DIVIDEND RESTRICTIONS
The Company has 2,549 common stock shares authorized, issued and outstanding. The Company has no preferred stock outstanding. Without prior approval of its domiciliary commissioner, dividends to shareholders is limited by the laws of the Company’s state of incorporation, Iowa, to $603,313 in 2024 an amount that is based on restrictions relating to the 2023 net gain from operations and statutory surplus. Within these limitations, there are no restrictions placed on the portion of Company profits that may be paid as ordinary dividends to its stockholder. The unassigned surplus of $2,791,105 is unrestricted and held for the benefit of the Company’s stockholder.
During 2023, the Company paid ordinary cash dividends in the amounts of $100,000 on April 5, $36,000 on September 30, and $184,000 on December 31 to its stockholder, SFG.
On October 25, 2013, the Company issued a surplus note to its parent, SFG, for $142,000. This note is reported as a component of capital and surplus in the statement of admitted assets, liabilities and capital and surplus. The surplus note bears annual interest at 7.5% payable in semi-annual installments. The maturity date of the note is October 31, 2043. Payment of principal and interest on this note is subject to approval by the Iowa Insurance Division. The Company incurred interest expense of $10,650 in 2023, 2022 and 2021. The Company has recognized life-to-date interest of $110,150.
On December 30, 2014, the Company issued a surplus note to its parent, SFG, for $200,000. This note is reported as a component of capital and surplus in the statement of admitted assets, liabilities and capital and surplus. The surplus note bears annual interest at 7.0% payable in semi-annual installments. The maturity date of the note is December 30, 2044. Payment of principal and interest on this note is subject to approval by the Iowa Insurance Division. The Company incurred interest expense of $14,000 in 2023, 2022 and 2021. The Company has recognized life-to-date interest of $126,000.
On June 30, 2017, the Company issued a surplus note to its parent, SFG, for $295,000. This note is reported as a component of capital and surplus in the statement of admitted assets, liabilities and capital and surplus. The surplus note bears annual interest at 6.0% payable in semi-annual installments. The maturity date of the note is June 30, 2047. Payment of principal and interest on this note is subject to approval by the Iowa Insurance Division. The Company incurred interest expense of $17,700 in 2023, 2022, and 2021. The Company has recognized life-to-date interest of $112,747.
On December 30, 2017, the Company issued a surplus note to its parent, SFG, for $200,000. This note is reported as a component of capital and surplus in the statement of admitted assets, liabilities and capital and surplus. The surplus note bears an annual interest rate at 6.0% payable in semi-annual installments. The maturity date of the note is December 30, 2047. Payment of principal and interest on this note is subject to approval by the Iowa Insurance Division. The Company incurred interest expense of $12,000 in 2023, 2022, and 2021. The Company has recognized life-to-date interest of $72,000.
On December 30, 2020, the Company issued a surplus note to its parent, SFG, for $200,000. This note is reported as a component of capital and surplus in the statement of admitted assets, liabilities and capital and surplus. The surplus note bears an annual interest rate at 6.5% payable in semi-annual installments. The maturity date of the note is December 30, 2050. Payment of principal and interest on this note is subject to approval by the Iowa Insurance Division. The Company incurred interest expense of $13,000 in 2023 and 2022, respectively, and 10,863 in 2021. The Company has recognized life-to-date interest of $36,863.
On May 4, 2022, the Company issued a surplus note to its parent, SFG, for $200,000. This note is reported as a component of capital and surplus in the statement of admitted assets, liabilities and capital and surplus. The surplus note bears an annual interest rate at 6.1% payable in semi-annual installments. The maturity date of the note is March 31, 2052. Payment of principal and interest on this note is subject to approval by the Iowa Insurance Division. The Company incurred interest expense of $12,200 and $4,980 in 2023 and 2022, respectively. The Company has recognized life-to-date interest of $17,180.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

13.INCOME TAXES
The components of the net deferred tax asset recognized by the Company at December 31 are as follows:

	2023			2022			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
Gross deferred tax asset	$633,770	$51,622	$685,392	$609,794	$154,122	$763,916	$23,976	$(102,500)	$(78,524)
Statutory valuation allowance	—	—	—	—	—	—	—	—	—
Adjusted gross deferred tax assets	633,770	51,622	685,392	609,794	154,122	763,916	23,976	(102,500)	(78,524)
Deferred tax assets nonadmitted	216,747	—	216,747	242,738	—	242,738	(25,991)	—	(25,991)
Subtotal net admitted deferred tax asset	417,023	51,622	468,645	367,056	154,122	521,178	49,967	(102,500)	(52,533)
Deferred tax liabilities	109,852	—	109,852	112,140	21,346	133,486	(2,288)	(21,346)	(23,634)
Net admitted deferred tax assets	$307,171	$51,622	$358,793	$254,916	$132,776	$387,692	$52,255	$(81,154)	$(28,899)

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

	2023			2022			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
Admission Calculation
Components SSAP No. 101:
(a) Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$51,622	$51,622	$—	$154,122	$154,122	$—	$(102,500)	$(102,500)
(b) Adjusted gross deferred tax assets expected to be realized after application of the threshold limitation	307,171	—	$307,171	254,916	—	$254,916	52,255	—	$52,255
Adjusted gross deferred be realized following the balance sheet date	307,171	—	$307,171	254,916	—	254,916	52,255	—	52,255
Adjusted gross deferred tax assets allowed per limitation threshold	XXX	XXX	680,367	XXX	XXX	700,918	XXX	XXX	(20,551)
(c) Adjusted gross deferred tax assets offset by gross deferred tax liabilities	109,852	—	$109,852	112,140	—	112,140	(2,288)	—	$(2,288)
Deferred tax assets admitted as the result of application of SSAP No. 101 (a)+(b)+(c)	$417,023	$51,622	$468,645	$367,056	$154,122	$521,178	$49,967	$(102,500)	$(52,533)

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

	2023	2022
Ratio percentage used to determine recovery period and threshold limitation amount	785%	753%
Amount of adjusted capital and surplus used to determine recovery period and threshold limitation	$4,535,779	$4,671,065
The impact of tax planning strategies at December 31 is as follows:

	2023		2022		Change
	(1)	(2)	(3)	(4)	(5)	(6)
	Ordinary	Capital	Ordinary	Capital	(Col 1-3) Ordinary	(Col 2-4) Capital
Impact of tax-planning strategies
(a)Determination of adjusted gross deferred tax assets and net admitted deferred tax assets, by tax character as a percentage
1. Adjusted gross DTAs amount from note 9A1(c)	$633,770	$51,622	$609,794	$154,122	$23,976	$(102,500)
2. Percentage of adjusted gross DTAs by tax character attributable to the impact of tax planning strategies	2.0%	7.5%	1.1%	17.4%	0.9%	(9.9)%
3. Net admitted adjusted gross DTAs amount from note 9A1(e)	$417,023	$51,622	$367,056	$154,122	$49,967	$(102,500)
4. Percentage of net admitted adjusted gross DTAs by tax character admitted because of the impact of tax planning strategies	3.9%	14.4%	2.2%	34.2%	1.7%	(19.8)%
The Company’s tax-planning strategies do not include the use of reinsurance.
There are no deferred tax liabilities that have not been recognized.
Current income taxes incurred consist of the following major components at December 31:

	2023	2022	2021
Current income tax:
Federal income tax on operations	$184,622	$158,428	$137,652
Federal income tax on net capital gains	(122,649)	(30,414)	180,995
Other	(154,806)	(27,504)	(14,838)
Federal and foreign income taxes incurred	$(92,833)	$100,510	$303,809

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

The components of deferred tax assets and deferred tax liabilities are as follows:

	2023	2022	Change
Deferred tax assets:
Ordinary
Policyholder reserves	$279,718	$279,341	$377
Investments	12,785	1,145	11,640
Deferred acquisition costs	270,517	267,781	2,736
Fixed assets	12,428	7,196	5,232
Compensation and benefits accrual	2,911	2,738	173
Pension accrual	31,565	31,114	451
Receivables - nonadmitted	138	1,596	(1,458)
Other (including items <5% of total ordinary tax assets)	23,708	18,883	4,825
Subtotal	633,770	609,794	23,976

Nonadmitted	216,747	242,738	(25,991)

Admitted ordinary deferred tax assets	417,023	367,056	49,967

Capital
Investments	51,622	154,122	(102,500)
Admitted capital deferred tax assets	51,622	154,122	(102,500)
Admitted deferred tax assets	$468,645	$521,178	$(52,533)

Deferred Tax Liabilities:
Ordinary
Investments	$37,395	$29,240	$8,155
Fixed assets	4,604	7,721	(3,117)
Deferred and uncollected premium	36,099	35,676	423
Policyholder reserves	25,206	38,298	(13,092)
Other (including items <5% of total ordinary tax liabilities)	6,548	1,205	5,343
Subtotal	109,852	112,140	(2,288)
Capital
Investments	—	21,346	(21,346)
Deferred tax liabilities	109,852	133,486	(23,634)
Net deferred tax assets	$358,793	$387,692	$(28,899)

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

The provision for income taxes incurred is different from that which would be obtained by applying the statutory Federal income tax rate to income before income taxes. The significant items causing this difference for the year ended December 31, 2023, are as follows:

	Tax Effect	Effective Tax Rate
Provision computed at statutory rate	$25,046	21.0%
IMR amortization	439	0.4%
Tax exempt income	(40,278)	(34.4)%
Tax credits	(38,842)	(33.2)%
Change in nonadmitted assets	(8,637)	(7.4)%
Other	(19,458)	(16.6)%
Total statutory income taxes	$(81,730)	(70.2)%

Federal income taxes incurred	$(92,833)	(79.7)%
Change in net deferred income taxes	11,103	9.5%
Total statutory income taxes	$(81,730)	(70.2)%
At December 31, 2023, the Company had no operating loss or tax credit carryforwards available and has not made any deposits under Section 6603 of the Internal Revenue Code. The income taxes incurred in the current and prior years that will be available for recoupment in the event of a future capital loss are $0 in 2023, $0 in 2022 and $75,754 in 2021.
On August 16, 2022, the U.S. enacted the Inflation Reduction Act of 2022 (the Act). The Act contained various tax-related provisions, including the establishment of a new 15 percent corporate alternative minimum tax (CAMT) on adjusted financial statement income for certain large corporations effective for tax years beginning on or after January 1, 2023. Uncertainty remains regarding the continued implementation of and potential adjustments to the Act. The Company expects to be an applicable corporation subject to the new CAMT to 2023. However, the Company does not expect the CAMT will have a material impact on either its effective tax rate or cash tax liabilities.
The Company is under IRS examination for the years 2014-2022. Years prior to 2014 are closed. At this time, there have been no proposed adjustments and the Company does not anticipate any adjustments that will have a material effect on the financial statements.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

14.EMPLOYEE BENEFIT PLANS
The Company provides certain postretirement health care and life insurance benefits for eligible active employees through health and welfare benefit plans. Substantially all employees working for the Company are eligible for those benefits at retirement. The type and amount of benefit varies based on the plan in effect for a particular employee group.
As of December 31, 2023, the Company anticipates contributing the following amounts to its health care plan:

2024	$944
2025	—
2026	—
2027	—
2028	—
Thereafter	—
The following table summarizes the assets, benefit obligations and other information related to these plans as of December 31, 2023 and 2022:

	Underfunded
Change in Postretirement Benefits	2023	2022	2021
Benefit obligation at beginning of year	$25,915	$32,841	$35,149
Service cost	1,048	1,674	1,600
Interest cost	1,174	948	814
Contribution by plan participants	376	447	509
Actuarial gain (loss)	(651)	(8,795)	(4,199)
Benefits paid	(1,478)	(1,200)	(1,032)
Plan amendments	(25,361)	—	—
Benefit obligation at end of year	$1,023	$25,915	$32,841

	Postretirement Benefits
Change in plan assets	2023	2022
Fair value of plan assets at beginning of year	$—	$—
Actual return on plan assets	—	—
Foreign currency exchange rate changes	—	—
Reporting entity contribution	1,102	753
Aplan participants' contributions	376	447
Benefits paid	(1,478)	(1,200)
Business combinations, divestitures and settlements	—	—
Fair value of plan assets at end of year	$—	$—

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

	Postretirement Benefits
Components of net periodic benefit costs	2023	2022	2021
Service cost	$1,048	$1,674	$1,600
Interest cost	1,174	948	814
Gains and losses	(493)	207	367
Prior service cost or credits	(96)	(96)	(96)
Total net periodic benefit cost	$1,633	$2,733	$2,685

Amounts in unassigned funds (surplus) recognized	Postretirement Benefits
as components of net periodic benefit cost	2023	2022	2021
Net prior service cost or credit arising during the period	$(25,361)	$—	$—
Net prior service cost or credit recognized	96	96	96
Net gain and loss arising during the period	(651)	(8,795)	(4,199)
Net gain and loss recognized	493	(207)	(367)
Items not yet recognized as a component of net periodic cost - current year	$(25,423)	$(8,906)	$(4,470)

Amounts in unassigned funds (surplus) that have not
yet been recognized as components of net periodic	Postretirement Benefits
benefit cost	2023	2022
Net prior service cost or credit	$(96)	$—
Net recognized gains and losses	(5,522)	(298)

Weighted-average assumptions used to determine	Postretirement Benefits
net periodic benefit cost as of December 31	2023	2022
Weighted-average discount rate	5.00%	2.75%
Expected long-term rate of return on plan assets	n/a	n/a
Rate of compensation increase	n/a	n/a

Weighted-average assumptions used to determine	Postretirement Benefits
projected benefit obligation as of December 31	2023	2022
Weighted average discount rate	5.56%	5.00%
Rate of compensation increase	n/a	n/a
The Company participates in an Employee Stock Ownership Plan (“ESOP”) sponsored by SEI covering eligible employees of SFG. SFG pays and recognizes as an expense the current year allocation to its employees pursuant to the terms of a service agreement with SEI. SEI is responsible for funding employee distributions from the SEI ESOP to participants as they occur.
Compensation expense is recognized as shares to participants are committed to be released.
The expense for 2023, 2022 and 2021 was $43,268, $27,486 and $33,375, respectively.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

15.OTHER RELATED PARTY TRANSACTIONS
The Company pays fees to SEI under management contracts that cover certain investment, accounting, employee benefit and management services. The Company was charged $61,772, $45,222 and $36,321 in 2023, 2022 and 2021 , respectively, related to these contracts.
In 2013, the Company issued guaranteed investment contracts (“GICs”) to SEI for $102,000. In 2016, the Company issued additional GICs of $100,000. During 2020, the contracts were surrendered. In 2021, Midland National reissued GICs to SEI for $200,000 that had been surrendered in 2020. In 2022, $101,000 of the contracts were surrendered. The remaining contracts have an account value of $86,115 and $100,687 at December 31, 2023 and 2022, respectively, and are included in liabilities for deposit type funds in the statements of admitted assets, liabilities and capital and surplus. Interest incurred on these contracts was $3,612, $1,689 and $1,386 in 2023, 2022 and 2021, respectively.
The Company pays investment management fees to an affiliate, Guggenheim Partners Investment Management Inc. (“GPIM”). SEI holds an indirect interest in Guggenheim. During 2023, 2022 and 2021, the Company incurred fees of $38,669, $39,252 and $53,321, respectively, for these investment management services.
The Company pays investment fees to SFGAM, an affiliate registered investment advisor. During 2023 and 2022, the Company incurred $20,597 and $5,141, respectively, for these investment management services. The fee is calculated based on the average fair value of invested assets under management multiplied by a contractual rate.
Guggenheim Commercial Real Estate Finance, LLC, (an indirect subsidiary of Guggenheim) provides commercial mortgage loan origination and servicing services for the Company. The Company incurred expense of $7,219, $8,528 and $7,651 in 2023, 2022 and 2021, respectively, for these commercial mortgage services. The fee is calculated monthly based on the outstanding principal balance of the commercial mortgage loans and real estate owned multiplied by a contractual rate.
In December 2020, the Company originated a commercial mortgage loan for Pathfinder Ranches, LLC, which is an indirect subsidiary of SEI in the amount of $25,000. The loan had a rate of 4.35% and was set to mature in 2027. In 2022, Pathfinder Ranches, LLC prepaid the entire remaining principal of the loan. A prepayment fee of $4,718 was collected at the time of the payoff. Interest earned on this loan was $0, $1,147, and $1,088 in 2023, 2022, and 2021, respectively.
On April 26, 2023 and June 28, 2023, the Company established New Roots M Trust and Stone Roots M Trust (collectively, the “Trusts”), respectively, for the purpose of purchasing and managing residential mortgage loans. These entities are considered subsidiary controlled affiliation investments (“SCA”) per

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

SSAP No. 97 8b(iii). The following table summarizes the balance sheet value and the NAIC filing response information as of December 31, 2023:

	As of December 31, 2023
	% of SCA Ownership	Gross Amt	Admitted Amt
Balance Sheet Value
SSAP No. 97 8b(iii) Entities
New Roots M Trust	100.0%	$418,403	$418,403
Stone Roots M Trust	100.0%	240,039	240,039
Total		$658,442	$658,442

	Type of Filing[1]	Date of Filing	NAIC Response Received	Resubmission Required	Code[2]
NAIC Filing Response
SSAP No. 97 8b(iii) Entities
New Roots M Trust	S1	6/21/2023	YES	NO	I
Stone Roots M Trust	S1	8/10/2023	YES	NO	I

1 S1 - Sub-1
2 I - Immaterial
No portion of the carrying values of the Trusts was nonadmitted. As the Trusts were established in the current year, there has been no Sub 2 filing with the NAIC containing their valuations.
At December 31, 2023, the Company holds an investment security issued by GPIM. The security is reported in bonds in the statements of admitted assets, liabilities, and capital and surplus at December 31, 2023 (8.60% interest, $50,948 par, $50,948 reported value, due 2029). At December 31, 2022, the security was reported in bonds in the statements of admitted assets, liabilities, and capital and surplus (6.82% interest, $51,406 par, $51,383 reported value, due 2023).
The Company holds $277,657 and $313,388 of investments in debt securities issued by affiliates which are reported in bonds in the statements of admitted assets, liabilities, and capital and surplus at December 31, 2023 and December 31, 2022, respectively. The Company also holds $1,804,865 and $1,316,224 of limited partnership interests in affiliates which are reported in other invested assets in the statement of admitted assets, liabilities, and capital and surplus at December 31, 2023 and 2022, respectively.
The Company provided certain investment, accounting, policy administration and management services to North American. The Company received reimbursements of $181,206, $156,558 and $147,536 in 2023, 2022 and 2021, respectively, for the costs incurred to render such services.
The Company provides certain insurance and noninsurance services to MNL Re. The Company received reimbursements of $100 in each of 2023, 2022 and 2021 for the costs incurred to render such services.
The Company provides certain insurance and noninsurance services to Solberg Re. The Company received reimbursements of $100 in each of 2023, 2022 and 2021 for the costs incurred to render such services.
The Company provides certain insurance and noninsurance services to Canal Re. The Company received reimbursements of $100 in each of 2023, 2022, and 2021, respectively, for the costs incurred to render such services.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

The Company provided certain investment, accounting, payroll administration and management services to SIG for which it was reimbursed $8,399, $6,019 and $6,305 in 2023, 2022 and 2021, respectively, for costs incurred to render such services.
The Company provided certain investment, accounting, payroll administration and management services to SFN for which it was reimbursed $22,075, $22,781 and $24,945 in 2023, 2022 and 2021, respectively, for costs incurred to render such services.
The Company provides certain accounting, payroll administration and management services to Beacon. The Company received reimbursements of $1,353, $747, and $270 in 2023, 2022 and 2021, respectively, for the costs incurred to render such services.
The Company provides certain accounting, payroll administration and management services to SFGAM. The Company received reimbursements of $979, $454, and $0 in 2023, 2022 and 2021, respectively, for the costs incurred to render such services.
The Company provides certain insurance and noninsurance services to SFG Bermuda. The Company received reimbursements of $2,343, $1,500, and $500 in 2023, 2022 and 2021, respectively, for the costs incurred to render such services.
The Company issued surplus notes payable to SFG. The borrowings were $1,237,000 as of December 31, 2023 and 2022. The Company paid interest to SFG in the amount of $79,550, $72,330, and $65,213 in 2023, 2022 and 2021, respectively. See Note 12 for further discussion of these surplus notes.
The Company is party to coinsurance agreements with North American, MNL Re, Solberg Re, Canal Re, and SFG Bermuda. See Note 9 for further discussion of these transactions.
16.COMMITMENTS AND CONTINGENCIES
Limited partnership and reverse mortgage commitments
At December 31, 2023 and 2022, the Company had outstanding capital commitments to limited partnerships of $1,146,262 and $1,509,768, respectively. At December 31, 2023 and 2022, the Company had outstanding capital commitments on reverse mortgages of $6,991 and $5,463, respectively.
Lease commitments
The Company leases certain equipment and office space. Rental expense on operating leases of $1,224, $1,773 and $1,871 were incurred in 2023, 2022 and 2021, respectively. The approximate future minimum lease payments under these non-cancelable leases at December 31, 2023 are as follows:

2024	$512
2025	446
2026	313
2027	331
2028	331
Thereafter	1,687
Other contingencies
Under insurance guaranty fund laws, in most states insurance companies doing business therein can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. The Company

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

does not believe such assessments will be materially different from amounts already provided for in the financial statements. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer’s own financial strength.
The Company has, in the normal course of business, claims and lawsuits filed against it. In some cases the damages sought are substantially in excess of contractual policy benefits. The Company believes these claims and lawsuits, either individually or in the aggregate, will not materially affect the Company’s financial position or results of operations.
17.SUBSEQUENT EVENTS
The Company evaluated subsequent events through April 15, 2024, the date the financial statements were available to be issued.
On March 28, 2024 SFG made a capital contribution of $100 million to the Company. In addition, SFG issued a loan to the Company for $125 million.
There were no other subsequent event transactions that required disclosure in the financial statements.

SECTION 8—ADDITIONAL INFORMATION
Inquiries and Correspondence
If you have any questions about your Certificate or need to make changes, then contact the registered representative who sold you the Certificate, or contact us at our Customer Service Center:
222 South First Street, Suite 600
Louisville, KY 40202
Phone: (877) 575-2742 (toll-free)
Fax: (502) 882-6040
You currently may send correspondence and transaction requests to us at the above Customer Service Center address or by facsimile or telephone at the numbers listed above. Our service representatives are available between the hours of 7:30 a.m. and 5:00 p.m. Monday through Friday (Central Standard Time), excluding holidays and any day the New York Stock Exchange is not open. Any requests for partial withdrawals, transfers, and surrenders sent to another number or address may not be considered received at our Customer Service Center. The procedures we follow for facsimile requests include a written confirmation sent directly to you following any transaction request. We will employ reasonable procedures to confirm that instructions communicated by telephone or facsimile are genuine. We may revoke facsimile, internet and telephone transaction privileges at any time for some or all owners. The overnight mailing address is 222 South First Street, Suite 600, Louisville, KY 40202.
The procedures we follow for transactions initiated by telephone may include requirements that callers identify themselves and the owner by name, social security number, date of birth of the an owner, or other identifying information. We disclaim any liability for losses resulting from unauthorized or allegedly unauthorized facsimile, internet or telephone requests that we believe to be genuine. We may record all telephone requests. There are risks associated with requests made by facsimile (possible falsification of faxed documents by others), internet or telephone (possible falsification of owner identity) when the original signed request is not sent to our Customer Service Center. You bear those risks.
Facsimile, internet, and telephone correspondence and transaction requests may not always be available. Facsimile, internet, and telephone systems can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may prevent or delay our receipt of your request. If you are experiencing problems, you should mail your correspondence and transaction request to our Customer Service Center.
Electronic Account Information
You may elect to receive prospectuses, transaction confirmations, reports and other communications in electronic format, instead of receiving paper copies of these documents. The electronic delivery service is subject to various terms and conditions, including a requirement that you promptly notify us of any change in your e-mail address, in order to avoid any disruption of deliveries to you. You may elect to discontinue e-delivery at any time and may also request paper copies of any documents by contacting our Customer Service Center. You may obtain more information and assistance at https://retireone.com/constance/ or by writing us at our mailing address 222 South First Street, Suite 600, Louisville, KY 40202 or by telephone toll-free at (877) 747-3421.
State Variations
Certain provisions of the Certificates may be different than the general description in this prospectus, and certain options may not be available, because of legal restrictions in your state. See your Certificate for specific variations since any such variations will be included in your Certificate or endorsements attached to your Certificate. See your registered representative or contact our Customer Service Center for additional information that may be applicable to your state. For more information see “APPENDIX A—STATE VARIATIONS” on page A-1. All material state variations are disclosed in Appendix A to this prospectus.
Misstatement of Age
If any Covered Person’s Age is misstated, benefits will be adjusted to what the correct age of the Covered Person would provide. Any underpayment made by us will be paid with the next payment. Any overpayment made by us will be deducted from future payments. However, if the Certificate would not have been issued had such age(s) not been misstated, the Certificate will be treated as void from inception and no benefits will be paid. In this case, we will refund any unearned Subscription Fee. Subscription Fees will be refunded on a pro-rated basis for the period beginning on the first day we discover the misstatement of age and ending on the last day of the calendar quarter. We may require proof of age at any time.
Evidence of Survival
Prior to paying the Coverage Amount upon the Covered Asset Pool Value declining to zero, we may require satisfactory evidence in writing that each Certificate Owner and Covered Person is alive. If the Certificate is held by a non-natural owner, the Certificate Owner must promptly notify us in writing of the dissolution or the cessation of the legal existence of any Certificate Owner. We may periodically review publicly available sources to confirm the living status of any Certificate Owner or Covered Person. We may also take any and all actions that we deem necessary to address the death or dissolution of a Certificate Owner or Covered Person, whether or not the Certificate Owner informs us about the same, including, but not limited to, terminating the Certificate. No payment will be made until we receive such evidence.

Amendments
The Certificate is intended to qualify as an annuity contract for federal income tax purposes. The provisions of the Certificate are to be interpreted to maintain such qualification. To maintain such qualification, we may unilaterally amend the Certificate (and the base group contract) to reflect clarifications which may be needed or are appropriate to maintain such tax qualification or to conform the Certificate (and base group contract) to any applicable changes in tax qualification requirements. Please note that any impediment to our ability to exercise this right may result in adverse tax consequences.
We may also amend or delete any term or provision of the Certificate (and base group contract) based upon any change of law. A change of law may include, but is not limited to, any change in surplus or reserve requirements relating in any manner to this Certificate as well as the application of any new or additional laws, regulations, bulletins, directives or official interpretations with respect to the Certificate or contingent deferred annuities, generally. We may terminate the Certificate in any state if this type of Certificate is considered to be financial guaranty insurance. If the Certificate is terminated, the Coverage Amount will no longer be guaranteed and no payments will be made, including if the Covered Asset Pool Value were to drop to zero.
We may also amend the Certificate (or the base group contract) to add provisions required by any state insurance department, changes in legislation, judicial decree, or regulatory order.
We may, from time to time, offer existing Certificate Owners the right to relinquish any or all of their rights under their Certificate in consideration for any form of remuneration or other benefits, including exchanges of the Certificate for other investments that we may then be offering.
Regulation
We are regulated and supervised by the Iowa Insurance Department. We are subject to the insurance laws and regulations in every jurisdiction where we sell insurance and annuity contracts. The provisions of this Certificate may vary somewhat from jurisdiction to jurisdiction.
We submit annual reports on our operations and finances to insurance officials in all the jurisdictions where we sell insurance and annuity contracts. The officials are responsible for reviewing our reports to be sure that we are financially sound and are complying with the applicable laws and regulations. We are also subject to various federal securities laws and regulations.
LEGAL PROCEEDINGS
Midland National Life Insurance Company and its subsidiaries, like other life insurance companies, may be involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any litigation cannot be predicted with certainty, Midland National believes that, as of the date of this prospectus, there are no pending or threatened lawsuits that will have a materially adverse impact on the ability of Sammons Financial Network, LLC (“Sammons Financial Network”) to perform under its distribution agreement, or on the ability of the Company to meet its obligations under the Certificates.

APPENDIX A—STATE VARIATIONS
The prospectus provides a general description of the Certificate but your state of issue may provide different features from those described in the body of the prospectus. As of the date of this prospectus, there are no material state variations.
As of the date of this prospectus, several states are still pending approval. The Certificate is not offered in the following states: MN, MT, OR, SC, WA
1

DEALER PROSPECTUS DELIVERY OBLIGATION
All dealers that effect transactions in these Certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Where You Can Find More Information
This prospectus, which constitutes part of a registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC.
The registration statement, including exhibits, contains additional relevant information about us.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.    Other Expenses of Issuance and Distribution
The following is a list of the estimated expenses to be incurred in connection with the securities being offered.

Registration Fees	$3,395.74
Estimated Printing Fees	$10,000.00
Estimated Legal Fees	$150,000.00
Estimated Accounting Fees	$100,000.00
Item 14. Indemnification of Directors and Officers
The by-laws of Midland National provide, in Article VII, as follows:
a)    “The corporation shall, to the fullest extent permitted by the Iowa Business Corporation Act, as the same may be amended, indemnify every person who is, or was a director, officer or employee of the corporation, or any other corporation which he serves as such at the request of the corporation, from and against any and all liability and reasonable expenses that may be incurred in connection with or resulting from any claim, action, suit or other proceeding in which he may be involved as a party or otherwise, by reason of his being a director, officer or employee, whether or not he continues to be such as the time such liability or expense shall have been incurred.
b)    The right of indemnification in this Section shall be in addition to any other right to which such director, officer or employee may otherwise be entitled by contract, vote of either stockholders or disinterested directors or as a matter of law; and in the event of such person’s death, such rights shall extend to his heirs and legal representatives. The provisions of this Section as severable, and if any provision be held invalid, all other provisions are fully in effect and the invalid provision shall only be curtailed to the extent necessary to make it enforceable to the fullest extent allowed by law.
c)    Expenses including attorney’s fees may be advanced to such director, officer or employee as may be determined by the Board of Directors.
d)    The Board of Directors, by majority vote, may elect to indemnify other agents of the corporation on a case-by-case basis.”
Item 15. Recent Sales of Unregistered Securities
Not applicable

Item 16. Exhibits and Financial Statement Schedules
(a) Exhibits No.

(1)(a)	Distribution Agreement by and among Sammons Financial Network, LLC and Midland National Life Insurance Company [4]

(2)	Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession—Not Applicable

(3)(a)	Articles of Incorporation of Midland National Life Insurance Company[1]

(b)	By-Laws of Midland National Life Insurance Company[1]

(4)(a)	Form of Contingent Deferred Annuity Contract[2]
(b)	Form of Application for Contingent Deferred Annuity Contract[2]

(5)	Opinion re Legality[5]

(8)	Opinion re Tax Matters—Not applicable

(9)	Voting Trust Agreement—Not applicable

(15)	Letter re Unaudited Interim Financial Information—Not applicable

(16)	Letter re Change in Certifying Accountant—Not applicable

(21)	Subsidiaries of the Registrant[3]

(23)(a)	Consent of Independent Registered Public Accounting Firm[5]

(24)(a)	Power of Attorney[5]

107	Calculation of Filing Fee Table[5]

1.    Incorporated herein by reference to Post-Effective Amendment No. 5 for Form N-4 on February 23, 1998 (File No. 33-64016).
2.    Incorporated herein by reference to Pre-Effective Amendment No. 1 for Form S-1 on August 12, 2021 (File No. 333-254710).
3.    Incorporated herein by reference to Post-Effective Amendment No. 18 for Form N-4 on April 26, 2021 (File No. 333-176870).
4.    Incorporated herein by reference to Post-Effective Amendment No. 1 for Form S-1 on April 29, 2022 (File No. 333-254710).
5.    Filed herewith.
(b) Financial Statement Schedules are included in Part I of this Registration Statement.
Item 17. Undertakings
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter); (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant, Midland National Life Insurance Company, has duly caused this Registration Statement on Form S-1 Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Des Moines, Iowa on this nineteenth day of April, 2024.

By: MIDLAND NATIONAL LIFE INSURANCE COMPANY (REGISTRANT)

By:	/s/ *
ESFANDYAR E. DINSHAW
Chairman of the Board
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title

/s/ * ESFANDYAR E. DINSHAW	President, Chairman of the Board of Directors, Chief Executive Officer (Principal Executive Officer)

/s/ * DAVID C. ATTAWAY	Senior Vice President, Chief Financial Officer & Treasurer (Principal Financial & Accounting Officer)

/s/ * DARRON K. ASH	Director

/s/ * WILLARD BUNN, III	Director

/s/ * JAMES RODERICK CLARK	Director

/s/ * THOMAS J. CORCORAN	Director

/s/ * SUSAN T. DEAKINS	Director

/s/ * GEORGE A. FISK	Director

/s/ * WILLIAM D. HEINZ	Director

/s/ * WILLIAM L. LOWE	Director
/s/ * MICHAEL M. MASTERSON	Director

/s/ * ROBERT R. TEKOLSTE	Director

*By:	/s/ Brett L. Agnew	Date: April 19, 2024
Brett L. Agnew
Attorney-in-Fact
Pursuant to Power of Attorney

EXHIBIT INDEX

Item	Exhibit

16(5)	Opinion and Consent of Counsel

16(23)(a)	Consent of Independent Registered Public Accounting Firm

16(24)(a)	Powers of Attorney

107	Calculation of Filing Fee Table